As filed with the Securities and Exchange Commission on November 21, 2023.

Registration No. 333-261705

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 13

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Fortune Valley Treasures, Inc.

(Exact name of registrant as specified in its charter)

Nevada	2080	32-0439333
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

B1601 Oriental Impression Building 2

No. 139 Liansheng Road, Humen Town

Dongguan City, Guangdong Province

People’s Republic of China 523900

+86 (769) 8572-9133

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Nevada Agency and Transfer Company

50 West Liberty Street, Suite 880

Reno, NV 89501

(775) 322-0626

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications to:

Anthony W. Basch, Esq.	Fang Liu, Esq.
Yan (Natalie) Wang, Esq.	VCL Law LLP
Kaufman & Canoles, P.C.	1945 Old Gallows Road, Suite 630
1021 E. Cary Street, Suite 1400	Vienna, VA 22182
Richmond, VA 23219	Telephone: (703) 919-7285
Telephone: (804) 771-5700

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated Filer ☐	Non-Accelerated Filer ☒	Smaller Reporting Company ☒
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall hereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Registration Statement contains two prospectuses, as set forth below.

●	Public Offering Prospectus. A prospectus to be used for the public offering of 1,500,000 shares of common stock of the registrant (not including shares of common stock issuable upon exercise of the underwriter’s over-allotment option) (the “Public Offering Prospectus”) through the underwriter named on the cover page of the Public Offering Prospectus.

●	Resale Prospectus. A prospectus to be used for the resale by the selling stockholders set forth therein of 2,250,000 shares of common stock of the registrant (the “Resale Prospectus”).

The Resale Prospectus is substantially identical to the Public Offering Prospectus, except for the following principal points:

●	they contain different front cover pages and back cover pages;

●	they contain different The Offering sections in the Prospectus Summary;

●	they contain different Use of Proceeds sections;

●	the Capitalization section is deleted from the Resale Prospectus;

●	the Dilution section is deleted from the Resale Prospectus;

●	the Underwriting section from the Public Offering Prospectus is deleted from the Resale Prospectus and a Plan of Distribution section is inserted in its place;

●	a Selling Stockholders section is included in the Resale Prospectus; and

●	the Legal Matters section in the Resale Prospectus deletes the reference to counsel for the underwriter.

The registrant has included in this registration statement a set of alternate pages after the outside back cover page of the Public Offering Prospectus, which we refer to as the Alternate Pages, to reflect the foregoing differences in the Resale Prospectus as compared to the Public Offering Prospectus. The Public Offering Prospectus will exclude the Alternate Pages and will be used for the public offering by the registrant. The Resale Prospectus will be substantially identical to the Public Offering Prospectus except for the addition or substitution of the Alternate Pages and will be used for the resale offering by the selling stockholders.

The sales of the shares of our common stock registered in the Public Offering Prospectus and the shares of our common stock registered in the Resale Prospectus may result in two offerings taking place concurrently, which could affect the price and liquidity of, and demand for, our securities. This risk and other risks are included in “Risk Factors” beginning on page 13 of the Public Offering Prospectus. The resale offering in the Resale Prospectus is contingent upon Nasdaq approval and consummation of the offering in the Public Offering Prospectus.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the SEC is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated November 21, 2023

PRELIMINARY PROSPECTUS

Fortune Valley Treasures, Inc.

1,500,000 Shares of Common Stock

This prospectus relates to the offer and sale of 1,500,000 shares of common stock, par value $0.001 per share, of Fortune Valley Treasures, Inc. Our common stock is quoted on the OTC Pink Open Market under the symbol “FVTI.” We have applied to have our common stock listed on the NASDAQ Capital Market under the symbol “FVTI.” We believe that upon the completion of the offering contemplated by this prospectus, we will meet the standards for listing on the NASDAQ Capital Market. We cannot guarantee that we will be successful in listing our common stock on the NASDAQ Capital Market; however, we will not complete this offering unless we are so listed.

As of November 20, 2023, the last sale price of our common stock as reported on OTC Pink Open Market was $3.95 per share. The offering price of our common stock in this offering is assumed to be $4.00 per share. The actual public offering price per share will be determined between us and the underwriters at the time of pricing. Therefore, the assumed public offering price used throughout this prospectus may not be indicative of the final offering price.

Fortune Valley Treasures, Inc. (“FVTI” or “FVTI Nevada”) is not an operating company but a holding company incorporated in the State of Nevada. Substantially all of the business operations is conducted in the People’s Republic of China (“PRC” or “China”) by our PRC subsidiaries. Shares of common stock offered in this offering are shares of a U.S. holding company, which does not conduct operations. As used in this prospectus, “we,” “us,” “our” or “the Company” refers to FVTI Nevada, the U.S. holding company. While none of our PRC subsidiaries operates with a variable interest entity (“VIE”) structure, the Chinese regulatory authorities could disallow our current operating structure, which would likely result in a material change in our operations and/or a material change in the value of the securities we are registering for sale, including that it could cause the value of such securities to significantly decline or become worthless. See “Risk Factors — If the Chinese government determines that our corporate structure does not comply with Chinese regulations, or if Chinese regulations change or are interpreted differently in the future, Chinese regulatory authorities could disallow our current operating structure, which would likely result in a material change in our operations and/or a material change in the value of the securities we are registering for sale, including that it could cause the value of such securities to significantly decline or become worthless”; and “Risk Factors — The Chinese government may intervene or influence our operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers, which could result in a material change in our operations and/or the value of the securities we are registering for sale.”

We face various legal and operational risks and uncertainties relating to our subsidiaries’ operations in China. Because substantially all of our operations are conducted in China through our PRC subsidiaries, the Chinese government may intervene or influence the operation of our PRC subsidiaries and exercise significant oversight and discretion over the conduct of their business and may intervene in or influence their operations at any time, or may exert more control over securities offerings conducted overseas and/or foreign investment in China-based issuers, which could result in a material change in operations of our PRC subsidiaries and/or the value of our common stock. Further, any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. We do not believe that we are directly subject to these regulatory actions or statements, as our PRC subsidiaries do not have a VIE structure and their operations are not subject to cybersecurity review requirements, or involve any type of restricted industry. Because these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative rule making bodies in China will respond to them, or what existing or new laws or regulations will be modified or promulgated, if any, or the potential impact such modified or new laws and regulations will have on our subsidiaries’ daily business operations or ability to accept foreign investments and list on an U.S. exchange. In July 2021, the Cyberspace Administration of China (“CAC”) opened cybersecurity probes into several U.S.-listed technology companies focusing on anti-monopoly regulation, and how companies collect, store, process and transfer data, among other things. On June 24, 2022, the Standing Committee of the National People’s Congress adopted the amended Anti-Monopoly Law, effective August 1, 2022, which increases the fines for illegal concentration of business operators to “no more than ten percent of its last year’s sales revenue if the concentration of business operator has or may have an effect of excluding or limiting competition; or a fine of up to RMB 5 million if the concentration of business operator does not have an effect of excluding or limiting competition.” On December 24, 2021, nine government agencies jointly issued the Opinions on Promoting the Healthy and Sustainable Development of Platform Economy, which provides that, among others, monopolistic agreements, abuse of dominant market position and illegal concentration of business operators in the field of platform economy will be strictly investigated and punished in accordance with the relevant laws. We do not hold a dominant market position in our product markets and we have not entered into any monopolistic agreement. We have not received any inquiry from the relevant governmental authorities. On July 10, 2021, the CAC published a revised draft revision to the Cybersecurity Review Measures for public comment, or the Draft Cybersecurity Measures, and together with 12 other Chinese regulatory authorities, released the final version of the Revised Measures for Cybersecurity Review, or the Revised Cybersecurity Measures, in December 2021, which took effect on February 15, 2022. Pursuant to the Revised Cybersecurity Measures, critical information infrastructure operators procuring network products and services and online platform operators carrying out data processing activities, which affect or may affect national security, shall conduct a cybersecurity review pursuant to the provisions therein. In addition, online platform operators possessing personal information of more than one million users seeking to be listed on foreign stock markets must apply for a cybersecurity review. We don’t believe that we are an “operator” within the meaning of the Revised Cybersecurity Measures, nor do we control more than one million users’ personal information, and therefore, we should not be required to undertake a cybersecurity review under the Revised Cybersecurity Measures. Further, an expert interpretation of the Revised Cybersecurity Measures published at the CAC’s website on February 17, 2022 indicated no application review is required for operators that have been listed abroad before the implementation of the Revised Cybersecurity Measures. The Revised Cybersecurity Measures apply to companies going abroad for secondary listing, dual primary listing and other new foreign listings and subject to the reporting requirements. On February 17, 2023, China Securities Regulatory Commission (the “CSRC”) issued the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Enterprises, or the Trial Measures, and five application guidelines (collectively, the “Overseas Listing Rules”), which took effect on March 31, 2023. According to the Overseas Listing Rules, all China-based companies applying for overseas securities issuance, listing and post-listing capital operations shall be subject to statutory procedures, such as filing and information reporting requirements. After making the initial application with an overseas securities regulatory authority or stock exchange for an offering or listing, a China-based company shall file with the CSRC within three business days. Subsequent securities offerings of an issuer in the same overseas market where it has previously offered and listed securities shall be filed with the CSRC within three business days after the offering is completed. Subsequent securities offerings and listings of an issuer in other overseas markets than where it has offered and listed shall be filed with the CSRC within three business days after the application is made. In addition, overseas offerings and listings will be prohibited for China-based companies under certain circumstances as prescribed. The Overseas Listing Rules further provide that a fine between RMB 1 million and RMB 10 million may be imposed if a company fails to fulfil the filing requirements with the CSRC or conducts an overseas offering or listing in violation of the Overseas Listing Rules. Overseas offerings and listings subject to the Overseas Listing Rules include direct and indirect offerings and listings. We believe that this offering and the listing of our shares on Nasdaq Capital Market will be deemed as an indirect overseas offering and listing under the Overseas Listing Rules and one of our PRC operating subsidiaries shall complete the filing procedures and submit the relevant information to CSRC in connection with this offering. While we are required to complete the filing procedures, our PRC subsidiary only needs to submit the filing materials and no CSRC approval would be required under the rules. Because we are relying on an opinion of our counsel, Grandall Law Firm, there is uncertainty inherent in relying on an opinion of counsel in connection with whether we are required to obtain approvals or permissions from a PRC governmental authority for the conduct of our operations, securities offerings and/or listings. In the event that an government approval is required, we cannot assure you that we will be able to receive clearance in a timely manner, or at all. Any failure of us to fully comply with new regulatory requirements may significantly limit or completely hinder our ability to offer or continue to offer our common stock, cause significant disruption to our business operations, severely damage our reputation, materially and adversely affect our financial condition and results of operations and cause our shares to significantly decline in value or become worthless. See “Risk Factors — The Chinese government may intervene or influence the operations of our PRC subsidiaries and exercise significant oversight and discretion over the conduct of their business and may intervene in or influence their operations at any time, which could result in a material change in operations of our PRC subsidiaries and/or the value of our common stock”; “Risk Factors — Recent regulatory developments in China, including greater oversight and control by the CAC over data security, may subject us to additional regulatory review, and any actions by the Chinese government to exert more oversight and control over foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless”; and “Risk Factors — Any failure or perceived failure by our PRC subsidiaries to comply with the Anti-Monopoly Guidelines for Internet Platforms Economy Sector and other PRC anti-monopoly laws and regulations may result in governmental investigations or enforcement actions, litigation or claims against us and could have an adverse effect on our business, financial condition and results of operations.”

Cash may be transferred within our organization in the following manners: (i) FVTI Nevada may transfer funds to our subsidiaries, including our PRC subsidiaries, by way of capital contributions or loans, through intermediate holding subsidiaries or otherwise; (ii) we and our intermediate holding subsidiaries may provide loans to our operating subsidiaries and vice versa; and (iii) our subsidiaries, including our PRC subsidiaries, may make dividends or other distributions to us through intermediate holding companies or otherwise. As of the date of this prospectus, we have not made any cash transfers, capital contributions or loans to any of our subsidiaries. Any loans from us or our holding subsidiaries outside of China (including Hong Kong subsidiaries) to our PRC subsidiaries, which are treated as foreign-invested enterprises (“FIEs”) under PRC law, are subject to PRC regulations and foreign exchange loan registrations. Such loans to our FIE subsidiaries to finance their activities must be registered with the State Administration of Foreign Exchange (“SAFE”) or its local counterparts. Funds are transferred among our PRC subsidiaries for working capital purposes, primarily between Qianhai DaXingHuaShang Investment (Shenzhen) Co., Ltd. (“QHDX”), our wholly foreign owned enterprise (WFOE) subsidiary, and its operating subsidiaries. As advised by our PRC counsel, PRC laws, regulations and judicial interpretations thereof do not prohibit using cash generated from one subsidiary to fund another subsidiary’s operations by way of short term interest free loans. We have not been notified of any other restriction which could limit our PRC subsidiaries’ ability to transfer cash to other PRC subsidiaries. In addition, QHDX has maintained cash management policies which dictate the corporate approvals and procedure with respect to cash transfers with other PRC subsidiaries. QHDX conducts review and management of its subsidiaries’ cash transfers and reports to its board of directors. Other than QHDX, neither us nor other subsidiaries have cash management policies dictating how funds are transfer, albeit each company must comply with applicable laws or regulations with respect to transfer of funds, dividends and distributions. In the future, cash proceeds raised from overseas financing activities, including this offering, may be transferred by us to our Hong Kong subsidiaries and PRC subsidiaries via capital contributions or shareholder loans. As of the date of this prospectus, FVTI Nevada has not made dividend or other distributions to our shareholders. FVTI Nevada may pay dividends to our shareholders subject to our ability to service our debts as they become due and provided that our assets will exceed our liabilities after the payment of such dividends. As a holding company, FVTI Nevada may rely on dividends and other distributions on equity paid by our subsidiaries for our cash and liquidity requirements, including payment of any debt we may incur outside of China and our expenses. If any of our subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to us. To the extent cash or assets in the business is in the PRC or Hong Kong or a PRC or Hong Kong subsidiary, the cash or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations on our or our subsidiaries’ ability by the PRC government to transfer cash or assets. PRC laws and regulations applicable to our PRC subsidiaries permit payments of dividends only out of their retained earnings, if any, determined in accordance with applicable accounting standards and regulations. Our PRC subsidiaries may pay dividends only out of their respective accumulated after-tax profits as determined in accordance with PRC accounting standards and regulations. In addition, our subsidiaries are required to set aside at least 10% of its accumulated after-tax profits each year, if any, to fund certain statutory reserve funds, until the aggregate amount of such funds reaches 50% of its registered capital. At its discretion, a wholly foreign-owned enterprise may allocate a portion of its after-tax profits to discretionary funds. These reserve funds and discretionary funds are not distributable as cash dividends. Furthermore, dividends paid by our WFOE subsidiaries to their parent companies will be subject to a 10% withholding tax, which can be reduced to 5% if certain requirements are met. The PRC government also imposes restrictions on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. As such, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. As of the date of this prospectus, none of our subsidiaries has made any dividends or other distributions to us. Our WFOE subsidiary, QHDX, has paid on our behalf for professional service fees and U.S. federal income tax due. Our PRC subsidiaries presently intend to retain all earnings to fund their operations and business expansions. We do not anticipate paying dividends or other distributions to our shareholders in the foreseeable future. See the relevant discussions in “Prospectus Summary — Cash Flows, Dividends and Other Asset Transfers between the U.S. Holding Company and Our Subsidiaries” beginning on page 5; “Prospectus Summary — Dividend Policy” on page 7; “Summary Risk Factors — Risks Related to Doing Business in China” on page 7; “Risk Factors — PRC regulation of loans and direct investment by offshore holding companies in PRC entities may delay or prevent us from using the proceeds of our securities offerings to make loans or additional capital contributions to our PRC operating subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business” on page 34; “Risk Factors — We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business” on page 35; “Risk Factors — Governmental control of currency conversion may affect the value of your investment” on page 35; and “Risk Factors — Payment of dividends is subject to restrictions under Nevada and the PRC laws” on page 39.

Our common stock may be prohibited from trading on a national exchange or “over-the-counter” markets under the Holding Foreign Companies Accountable Act (the “HFCAA”) if the Public Company Accounting Oversight Board (“PCAOB”) determines it is unable to inspect or investigate completely our auditors for two consecutive years. Pursuant to the HFCAA enacted in December 2020 and related legislation, if the SEC determines that a company has filed an audit report issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for two consecutive years, the SEC is required to prohibit such company’s securities from being traded on a national securities exchange or in the over the counter trading market in the U.S. On August 26, 2022, the PCAOB signed a Statement of Protocol Agreement with the CSRC and the Ministry of Finance (the “MOF”) of the PRC, which establishes a method and framework for the PCAOB to conduct inspections and investigations of audit firms based in mainland China or Hong Kong. On December 15, 2022, the PCAOB announced that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and vacated its previous 2021 determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB will consider the need to issue a new determination. Our auditor, MaloneBailey, LLP, is headquartered in Houston, Texas, with offices in Beijing and Shenzhen and, as a PCAOB-registered public accounting firm, is required to undergo regular inspections by the PCAOB to assess its compliance with the laws of the U.S. and professional standards. MaloneBailey, LLP has been subject to PCAOB inspections and is not among the PCAOB-registered public accounting firms headquartered in the PRC or Hong Kong that are subject to PCAOB’s determination. Notwithstanding the foregoing, if it is later determined that the PCAOB is unable to inspect or investigate our auditor completely, if there is any regulatory change or step taken by PRC regulators that does not permit MaloneBailey, LLP to provide audit documentations located in China or Hong Kong to the PCAOB for inspection or investigation, or the PCAOB expands the scope of the Determination so that we are subject to the HFCAA, as the same may be amended, we would fail to meet the PCAOB’s requirements. Any audit reports not issued by auditors that are completely inspected or investigated by the PCAOB, or a lack of PCAOB inspections of audit work undertaken in China that prevents the PCAOB from regularly evaluating our auditors’ audits and their quality control procedures, could result in a lack of assurance that our financial statements and disclosures are adequate and accurate, which could result in limitation or restriction to our access to the U.S. capital markets, and trading of our securities, including trading on the national exchange and trading on “over-the-counter” markets, may be prohibited under the HFCAA. See “Risk Factors — Trading in our securities may be prohibited under the Holding Foreign Companies Accountable Act if the PCAOB determines that it cannot inspect or investigate completely our auditors for two consecutive years”; and “Risk Factors — Newly enacted Holding Foreign Companies Accountable Act, recent regulatory actions taken by the SEC and the Public Company Accounting Oversight Board, and proposed rule changes submitted by Nasdaq calling for additional and more stringent criteria to be applied to China-based public companies could add uncertainties to our capital raising activities and compliance costs.”

We anticipate that following the completion of this offering, our Chief Executive Officer, Yumin Lin, and our former director and a major shareholder, Minghua Cheng, will beneficially own an aggregate 65.30% our outstanding shares of common stock. We may be deemed to be a “controlled company” under the NASDAQ Marketplace Rules 5615(c). However, we do not intend to avail ourselves of the corporate governance exemptions afforded to a “controlled company” under the NASDAQ Marketplace Rules.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 13.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions	$	$
Non-accountable expense allowance (1.5%)(1)	$	$
Proceeds to us, before expenses	$	$

(1)	Does not include accountable expense allowance payable to the underwriters. Please see the section of this prospectus entitled “Underwriting” for additional information regarding underwriter compensation.

This offering is being conducted on a firm commitment basis. The underwriters are obligated to take and pay for all of the shares offered by this prospectus if any such shares are taken. The underwriters are not required to take or pay for the shares covered by the underwriters’ over-allotment option to purchase additional shares of common stock.

We have granted a 45-day option to the underwriters to purchase up to an additional 225,000 shares of common stock at the public offering price to cover over-allotments, if any.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the Shares to purchasers on or about           , 2023.

Joseph Stone Capital, LLC

The date of this prospectus is       , 2023

i

Through and including           , 2023 (25 days after the commencement of this offering), all dealers effecting transaction in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

You should rely only on the information contained in this prospectus and any free writing prospectus we may authorize to be delivered to you. We have not, and the underwriters have not, authorized anyone to provide you with information different from, or in addition to, that contained in this prospectus and any related free writing prospectus. We and the underwriters take no responsibility for, and can provide no assurances as to the reliability of, any information that others may give you. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is only accurate as of the date of this prospectus, regardless of the time of delivery of this prospectus and any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

ii

PROSPECTUS SUMMARY

This summary contains basic information about us and the offering contained elsewhere in this prospectus. Because it is a summary, it does not contain all the information that you should consider before investing in our securities. You should read and carefully consider the entire prospectus before making an investment decision, especially the information presented under the headings “Risk Factors,” “Cautionary Note Regarding Forward-Looking Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and all other information included in this prospectus in its entirety before you decide whether to purchase any shares offered by this prospectus.

Unless the context requires otherwise, the words “we,” “us,” “our,” “our company,” “the Company,” “FVTI” and “FVTI Nevada” refer to Fortune Valley Treasures, Inc., a holding company incorporated in the State of Nevada.

Our Company

FVTI is a holding company incorporated in the State of Nevada. We conduct our business through our PRC subsidiaries, which are a food and beverage supply chain company group based in Guangdong province, China. With the mission to improve people’s lives by offering safe and quality foods, we are committed to building a first class food supply chain business in China and in the global markets. Through quality control and sales of selected branded products, we provide a one-stop quality food purchase experience for both businesses and individual customers.

Our vision is “Safe Foods for the People.” Our products are well recognized among consumer groups in the Pearl River Delta region of China. We strive to improve the consumers’ food experience in respect of brand, quality, service and speed. Through online and offline channels, we deliver quality food products to consumers through sales targeting national and regional wholesalers, major food and beverage chains, supermarkets and other retailers.

We purchase, supply, distribute and sell alcohol and non-alcohol beverages, packaged staple foods, and household drinking water related purification devices. Since our founding in 2011, we have primarily engaged in the wholesale distribution and retail sale of wine and liquor products in Southern China. In the recent years, we have expanded into the non-alcohol beverage and food markets through strategic acquisitions.

We manage the entire process of product procurement, warehousing, distribution, logistics, and delivery through our supply chain system. We cultivate long-term cooperation relationships with many high-quality upstream suppliers to secure the supply demand and stable product procurement. Through continuous optimization and management of supply planning, logistics management and quality assurance, we have improved product procurement efficiency and product flow management capabilities.

We sell products using a hybrid marketing model through our supply chain platform, social media, primarily WeChat, distributor network, key customer channels, product displays at our stores, and community promotions. We promote direct sales to business and individual consumers on our e-commerce supply chain platform – “FVTI Online” (or “Fugu Online”). Further, we make online or offline bulk sales through our agents and independent distributors. We have over a dozen brick and mortar stores in Dongguan City and elsewhere in Guangdong Province. We have established long-term and stable cooperative relations with certain core enterprises and achieved a substantial portion of our sales through key customer channels. We utilize promotions and cross-selling opportunities to expand our customer base and build brand awareness. In addition, we are actively seeking quality target companies in the food and beverage industries for mergers and acquisition for further development of our company.

We are on path to build a closed-loop industry supply chain system for our products. Through connecting upstream suppliers and downstream purchasers and consumers, we have formed a supply chain network, broadened market penetration through the technology driven e-commerce platform and services, and aligned supplier production, supply and marketing with distribution and sale to achieve cost reduction and efficiency.

1

Our Strengths

●	Our brand image and reputation give us a competitive advantage among the food and beverage supply chain businesses in China, especially in the Pearl River Delta region

●	Diversified quality product portfolio enables us to enhance our sales volume and market influence

●	Efficient product supply chain system is supported by procurement efficiency, logistics management and quality assurance

●	Multi-channel marketing and sales models expand our customer base, enhance brand awareness and drive revenue growth

●	Best in class customer experience and mature service management promote customer satisfaction and loyalty

Our Strategies

●	Diversify our existing product portfolio strategically and provide our customers with a wider range of choices and broaden our existing customer base.

●	Continue to solidify our relationships with our existing suppliers as well as identifying new suppliers.

●	Further enhance brand awareness by increasing marketing and promotion efforts.

●	Attract, motivate and retain high-quality talent.

●	Seek opportunities to acquire quality companies in the food and beverage industry for further development of our company.

●	Continue to explore additional services and products to enrich our one-stop services to our customers.

Corporate Structure

FVTI is a holding company incorporated in the State of Nevada that does not conduct any substantial business operations. FVTI, owns, through our wholly owned offshore non-PRC subsidiaries and WFOEs, all of the equity of FVT Supply Chain and FG Supply Chain, and 90% of the equity of Xixingdao, each of which, in turn, owns all of the equity of their subsidiaries. FVT Supply Chain, FG Supply Chain, Xixingdao and their respective subsidiaries are operating companies conducting business primarily in the PRC.

The following chart illustrates our current corporate organizational structure as of the date of this prospectus:

2

Permission Required from the PRC Authorities with respect to Operations and Securities Listing and Issuance

As of the date of this prospectus, as advised by our PRC legal counsel, Grandall Law Firm, we and our PRC subsidiaries have received all requisite permits, approvals and certificates from the PRC government authorities to conduct our business operations in China. To our knowledge, no permission or approval has been denied or revoked. As an enterprise group engaged in food and beverage product sale and distribution business, our PRC subsidiaries are not operating in an industry that prohibits or limits foreign investment. We and our PRC subsidiaries are not required to obtain permissions from the CSRC, the CAC or any other PRC authorities to operate, other than the permits and approvals our PRC subsidiaries have already received. However, if we or our subsidiaries do not receive or maintain required permissions or approvals, inadvertently conclude that such permissions or approvals are not required, or applicable laws, regulations, or interpretations change such that we are required to obtain such permissions or approvals in the future, we may be subject to governmental investigations or enforcement actions, fines, penalties, suspension of operations, or be prohibited from engaging in relevant business or conducting securities offering, and these risks could result in a material adverse change in our operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless.

Our PRC subsidiaries are required to obtain certain permits and licenses from the PRC government agencies to operate our business in China, including: (a) business licenses, (b) food business licenses, and (c) Electronic Data Interchange License (“EDI”). In addition, one of our PRC subsidiaries is subject to certain certification and registration requirements in connection with limited product import and export operations.

We conduct our business in China through our PRC subsidiaries. All of our PRC subsidiaries are required to obtain, and have obtained, the required business licenses from the State Administration for Market Regulation (“SAMR”). The PRC Food Safety Law mandates a licensing system for food production and trade and requires vendors engaging in food production or sale or catering services to obtain a food business license in accordance with the applicable laws. Among our PRC subsidiaries, the following fourteen companies are required to obtain food business licenses and have received such licenses pursuant to the PRC Food Safety Law: FVT Supply Chain, Xixingdao, Dongguan City Fu La Tu Trade Co., Ltd. (“FLTT”), Dongguan City Fu Xin Gu Trade Co., Ltd. (“FXGT”), Dongguan City Fu Lai Food Co., Ltd. (“FLFL”), Dongguan City Fu Xin Technology Co., Ltd. (“FXTL”), Dongguan City Fu Xiang Technology Co., Ltd (“FGTL”), Dongguan City Fu Ji Food & Beverage Co., Ltd. (“FJFL”), Dongguan City Fu Yi Beverage Co., Ltd. (“FYBL”), Dongguan City Fu Jing Technology Co., Ltd. (“FJTL”), Dongguan City Fu Sheng Drinking Water Co. Ltd. (“FSWL”), Dongguan City Fu Jia Drinking Water Co., Ltd. (“FJWL”), Dongguan City Fu Xi Trading Co., Ltd. (“FXWL”) and Shenzhen Fu Jin Trading Technology Co., Ltd. (“FJSTL”). Therefore, these fourteen subsidiaries have the required government permits to engage in food purchase and sale activities. However, a food business license is not required for the sale of edible agricultural products and prepacked food. Companies engaged in the sale of prepacked food must report to the food safety regulatory agencies of the local government for recordation. Seven of our subsidiaries, Dongguan City Fu Zhi Gu Trade Co., Ltd. (“FZGT”), Dongguan City Chang Fu Trade Co., Ltd. (“CFT”), Dongguan City La Tong Trade Co., Ltd. (“LTT”), Dongguan City Kai Fu Trade Co., Ltd. (“KFT”), Dongguan City Fu Guan Healthy Industry Technology Co., Ltd. (“FGHL”), Dongguan City Fu Li Trading Co., Ltd. (“FLTL”) and Dongguan City Fu Gu Supply Chain Group Co., Ltd. (“FGGC” or “FG Supply Chain”), are subject to such reporting requirement and have completed the recordation procedure. However, Guangdong provincial government has not issued detailed implementation rules, and as such, changes in rules and regulations may impose additional requirements for our subsidiaries in China.

The relevant PRC Telecommunications Regulations require a telecommunication service provider in China to obtain an operating license from the Ministry of Industry and Information Technology, or MIIT, or its provincial counterparts, prior to commencement of operations. Our subsidiary, FVT Supply Chain, engages in food, beverage and related product purchases and sales via its online platform. As a provider of online data processing and transaction processing services, FVT Supply Chain is required to obtain an Electronic Data Interchange (EDI) license and has obtained the EDI license. The relevant PRC regulations, including the Classification Catalogue of Telecommunications Services, are still evolving, and there have been limited guidance and interpretation with respect to the scope of various types of telecommunication services. We may be subject to additional license requirements if we further expand our online operations and services.

FVT Supply Chain is subject to certain certification and registration requirements in connection with its limited product import and export operations. FVT Supply Chain has applied and obtained the relevant certificates and government approvals, including the Record Registration Form for Foreign Trade Business Operators, Customs Declaration Entity Registration Certificate, and Filing Form for Enterprises Applying for Entry-Exit Inspection for the importing and exporting of certain categories of wines. If FVT Supply Chain is unable to obtain the requisite certificates and approvals, the PRC Customs would not perform the Customs declaration, acceptance and release procedures, and the limited product import and export operations conducted by FVT Supply Chain would be delayed, halted or otherwise materially adversely affected.

In addition, on November 14, 2021, the CAC published the Regulations of Network Data Security Management (Draft for Comments) (the “Draft Regulations on Network Data Security Management”), which further regulate the internet data processing activities and emphasize the supervision and management of network data security, and further stipulate the obligations of internet platform operators, such as us, to establish a system for disclosure of platform rules, privacy policies and algorithmic strategies related to data. The draft regulations require data processors to (i) adopt immediate remediation measures when finding that network products and services they use or provide have security defects and vulnerabilities, or threaten national security or endanger public interest, and (ii) follow a series of detailed requirements with respect to processing of personal information, management of important data and proposed overseas transfer of data. As of the date of this prospectus, the draft regulations have not been adopted and the final provisions are subject to changes. If the above proposed regulations are adopted as proposed, based on our initial evaluation, while we have implemented some of the data security measures, we would not be in full compliance with the new draft regulations. We are also still evaluating any additional necessary actions we should take pursuant to the proposed regulations to satisfy the personal information protection and internet data security regulatory requirements. Failure to comply with the effective cybersecurity, data privacy and internet data security regulatory requirements in a timely manner may subject us to government enforcement actions and investigations, fines, penalties, suspension or disruption of our operations, among other things.

On December 28, 2021, the CAC, NDRC, and other government agencies jointly issued the final version of the Revised Measures for Cybersecurity Review, or the Revised Cybersecurity Measures, which took effect on February 15, 2022 and replaced the previously issued Revised Measures for Cybersecurity Review. Under the Revised Cybersecurity Measures, an “online platform operator” in possession of personal data of more than one million users must apply for a cybersecurity review if it intends to list its securities on a foreign stock exchange. The operators of critical information infrastructure purchasing network products and services, and the online platform operators (together with the operators of critical information infrastructure, the “Operators”) carrying out data processing activities that affect or may affect national security, shall conduct a cybersecurity review, and any online platform operator who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country. Pursuant to the Revised Cybersecurity Measures, we don’t believe we will be subject to the cybersecurity review by the CAC, given that (i) we possess personal information of a relatively small number of users in our business operations as of the date of this prospectus, significantly less than the one million user threshold set for a data processing operator applying for listing on a foreign exchange that is required to pass such cybersecurity review; and (ii) data processed in our business does not have a bearing on national security and thus shall not be classified as core or important data by the authorities. We don’t believe that we are an Operator within the meaning of the Revised Cybersecurity Measures, nor do we control more than one million users’ personal information, and as such, we should not be required to apply for a cybersecurity review under the Revised Cybersecurity Measures. However, in view of the fact that the Revised Cybersecurity Measures was released recently and there is a general lack of guidance and substantial uncertainties exist with respect to their interpretation and implementation. For example, there is still no clear definition of “online platform operator.” Whether the data processing activities carried out by traditional enterprises (such as food, medicine, manufacturing, and merchandise sales enterprises) are subject to such review and the scope of the review remain to be further clarified by the regulatory authorities in the subsequent implementation process.

With regard to the current effective data security management regulations, we don’t believe that we are required to conduct data security review for listing overseas. However, according to the Draft Regulations on Network Data Security Management, as an overseas listed company, we will be required to conduct an annual data security review and to comply with the relevant reporting obligations. We have been closely monitoring the development in the regulatory landscape in China, particularly regarding the requirement of approvals, including on a retrospective basis, from the CSRC, the CAC or other PRC authorities with respect to securities issuances or overseas listing, as well as regarding any annual data security review or other procedures that may be imposed on us. If any approval, review or other procedure is in fact required, we cannot assure you that we will be able to obtain such approval or complete such review or other procedure timely or at all. For any approval that we may be able to obtain, it could nevertheless be revoked and the terms of its issuance may impose restrictions on our operations and offerings relating to our securities. The regulatory requirements with respect to cybersecurity and data privacy are constantly evolving and can be subject to varying interpretations, and significant changes, resulting in uncertainties about the scope of our responsibilities in that regard. Failure to comply with the cybersecurity and data privacy requirements in a timely manner, or at all, may subject us to government enforcement actions and investigations, fines, penalties, suspension or disruption of our operations, among other things. See “Risk Factors — Risks Related to Our Business and Industry — We may be unable to obtain or renew required permits, licenses or approvals necessary for our business operations, and could be imposed with fines and penalties for any violations of the license requirements”; “Risk Factors — Risks Related to Doing Business in China — The Chinese government may intervene or influence the operations of our PRC subsidiaries and exercise significant oversight and discretion over the conduct of their business and may intervene in or influence their operations at any time, which could result in a material change in operations of our PRC subsidiaries and/or the value of our common stock”; and “Risk Factors — Recent regulatory developments in China, including greater oversight and control by the CAC over data security, may subject us to additional regulatory review, and any actions by the Chinese government to exert more oversight and control over foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.”

We are subject to PRC rules and regulations relating to overseas listing and securities offerings, and a substantial extension of the PRC government’s oversight over our business operations or overseas listings may hinder our ability to offer or continue to offer our securities. As advised by our PRC legal counsel, neither we nor our PRC subsidiaries are required to obtain any permission from the CSRC, the CAC, or any other PRC authorities for us to issue securities to investors or to list our securities on overseas stock exchanges, such as the Nasdaq. We have not submitted any application to the CSRC, the CAC or other PRC authorities for the approval of securities issuance, including this offering, or the Nasdaq listing. As of the date of this prospectus, we and our PRC subsidiaries have not received any inquiry, notice, warning or objection in relation to our stock issuances or trading or Nasdaq listing from the CSRC, the CAC or any other PRC authorities. We have been closely monitoring regulatory developments in China regarding any necessary approvals from the CSRC, the CAC or other PRC governmental authorities required for securities offerings and overseas listings.

3

On August 8, 2006, six PRC regulatory agencies, including the Ministry of Commerce, the State-owned Assets Supervision and Administration Commission, the State Administration for Taxation, the State Administration for Industry and Commerce, CSRC and the State Administration for Foreign Exchange (“SAFE”), jointly issued the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “M&A Rule”), effective on September 8, 2006 and amended on June 22, 2009. The M&A Rule requires that an offshore special purpose vehicle (“SPV”) formed for listing purposes and controlled directly or indirectly by Chinese companies or individuals shall obtain the approval of the CSRC prior to the listing and trading of such SPV’s securities on an overseas stock exchange. On September 21, 2006, the CSRC published procedures specifying documents and materials required to be submitted to it by an SPV seeking CSRC approval of overseas listings. However, the provisions of the M&A Rule remain ambiguous as to the scope and applicability of the CSRC approval requirement. The CSRC has not issued any definitive rule or interpretations. Based on the current PRC law, rules and regulations, our Chinese legal counsel, Grandall Law Firm, is of the opinion that the M&A Rule and related regulations do not require the Company or PRC subsidiaries to obtain prior approval from CSRC for the listing and trading of our shares on an overseas securities market, given that our wholly foreign-owned enterprise subsidiaries were established by direct investment, rather than by a merger with or an acquisition of any PRC domestic companies as defined under the M&A Rule. However, there remains uncertainty as to how the M&A Rules will be interpreted or implemented, and the opinions of our PRC counsel are subject to any new laws, rules and regulations or detailed implementations and interpretations in any form relating to the M&A Rules. We cannot assure you that the relevant Chinese government agencies, including the CSRC, will reach the same conclusion.

On July 6, 2021, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Severely Cracking Down on Illegal Securities Activities According to Law, or the Opinions. The Opinions emphasize the need to strengthen the administration over illegal securities activities and the supervision over overseas listings by Chinese companies. Effective measures, such as promoting the construction of relevant regulatory systems, will be taken to address risks and incidents of China-based companies that are listed overseas, cybersecurity issues, data privacy protection requirements and other similar matters. As of the date of this prospectus, no official guidance or related implementation rules have been issued, and our PRC counsel is of the opinion that this offering does not constitute illegal securities activities under the Opinions. In addition, the Company has obtained all requisite licenses and operational permits and none of our permits has been denied. Notwithstanding the forgoing, there are still uncertainties as to how the Opinions will be interpreted and implemented by the relevant PRC governmental authorities.

In addition, on December 28, 2021, the CAC, the National Development and Reform Commission (“NDRC”), and several other governmental agencies jointly issued the Revised Cybersecurity Measures, which took effect on February 15, 2022. Under the Revised Cybersecurity Measures, an “online platform operator” in possession of personal data of more than one million users must apply for a cybersecurity review if it intends to list its securities on a foreign stock exchange. The operators of critical information infrastructure purchasing network products and services, and the online platform operators (together with the operators of critical information infrastructure, the “Operators”) carrying out data processing activities that affect or may affect national security, shall conduct a cybersecurity review, and any online platform operator who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country.

Further, the CAC released the Draft Regulations on Network Data Security Management in November 2021 for public comments, which among other things, stipulates that a data processor listed overseas must conduct an annual data security review by itself or by engaging a data security service provider and submit the annual data security review report for a given year to the municipal cybersecurity department before January 31 of the following year. If the Draft Regulations on Network Data Security Management are enacted in the current form, we, as an overseas listed company, would be required to carry out an annual data security review and comply with the relevant reporting obligations.

Under the data security regulations currently in effect, we don’t believe that we are required to conduct data security review for listing overseas. However, according to the Draft Regulations on Network Data Security Management, as an overseas listed company, we would be required to conduct an annual data security review and to comply with the relevant reporting obligations. We have been closely monitoring the development in the regulatory landscape in China, particularly regarding the requirement of approvals, including on a retrospective basis, from the CSRC, the CAC or other PRC authorities in relation to this offering, as well as regarding any annual data security review or other procedures that may be imposed on us. If any approval, review or other procedure is in fact required, we cannot assure you that we will be able to obtain such approval or complete such review or other procedure timely or at all. For any approval that we may be able to obtain, it could nevertheless be revoked and the terms of its issuance may impose restrictions on our operations and/or securities offerings. The PRC regulatory requirements with respect to cybersecurity and data security are constantly evolving and can be subject to varying interpretations and significant changes, resulting in uncertainties about the scope of our responsibilities in that regard. Failure to comply with these cybersecurity and data privacy requirements in a timely manner, or at all, may subject us to government enforcement actions and investigations, fines, penalties, suspension or disruption of our operations, among other things.

On February 17, 2023, the CSRC issued the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Enterprises, or the Trial Measures, and five application guidelines (collectively, the “Overseas Listing Rules”), which took effect on March 31, 2023. According to the Overseas Listing Rules, among other things, after making initial applications with overseas stock markets for offerings or listings, all China-based companies shall file with the CSRC within three business days. Subsequent securities offerings of an issuer in the same overseas market where it has previously offered and listed securities shall be filed with the CSRC within three business days after the offering is completed. Subsequent securities offerings and listings of an issuer in other overseas markets than where it has offered and listed shall be filed with the CSRC within three business days after the applications are made. In addition, overseas offerings and listings are prohibited for such China-based companies when any of the following applies: (a) where such securities offering and listing is explicitly prohibited by provisions in PRC laws, administrative regulations and relevant state rules; (b) where the intended securities offering and listing may endanger national security as reviewed and determined by competent authorities under the State Council in accordance with law; (c) where the domestic company intending to make the securities offering and listing, or its controlling shareholders and the actual controller, have committed crimes such as corruption, bribery, embezzlement, misappropriation of property or undermining the order of the socialist market economy during the latest three years; (d) where the domestic company intending to make the securities offering and listing is suspected of committing crimes or major violations of laws and regulations, and is under investigation according to law, and no conclusion has yet been made thereof; (e) where there are material ownership disputes over equity held by the domestic company’s controlling shareholder or by other shareholders that are controlled by the controlling shareholder and/or actual controller. The Overseas Listing Rules further stipulate that a fine between RMB 1 million and RMB 10 million may be imposed if a company fails to fulfill the filing requirements with the CSRC or conducts an overseas offering or listing in violation of the Overseas Listing Rules.

Overseas offerings and listings subject to the Overseas Listing Rules include direct and indirect offerings and listings. Where an enterprise whose principal business activities are conducted in PRC seeks to issue and list its shares in the name of an overseas enterprise based on equity ownership, assets, income or other similar rights and interests of an PRC domestic enterprise, such activities are defined as an indirect overseas offering and listing under the Overseas Listing Rules.

According to the Notice on the Filing Management Arrangements for Overseas Offerings and Listings by Domestic Companies published by the CSRC on February 17, 2023, existing listed companies are not required to make any filings until they conduct a new offering or financing transaction in the future. A company is regarded as an existing listed company if it (a) has already completed overseas listing or offering, or (b) has already obtained the approval for the offering or listing from overseas securities regulatory authorities or stock exchanges but has not completed such offering or listing before the effective date of the Overseas Listing Rules and also completes the offering or listing before September 30, 2023. On the effective date of the Overseas Listing Rules, PRC companies that have already submitted offering and listing applications but have not yet obtained the approvals from overseas securities regulators or exchanges shall make filings with the CSRC at a reasonable time before the completion of the offerings or listings. For those that have already obtained CSRC’s approvals for overseas listings or offerings may continue their process without additional filings but shall make the filing pursuant to the Overseas Listing Rules if they cannot complete the offering or listing before the expiration of the original approval from CSRC.

As of the date of this prospectus, the Overseas Listing Rules have not impacted our ability to conduct our business or trade our securities at an overseas securities market. Our PRC counsel has advised us that this offering and the listing of our shares on the Nasdaq should be deemed as an indirect overseas offering and listing under the Overseas Listing Rules and will be required to complete the filing procedures and submit the relevant information to CSRC. While we are required to complete the filing procedures, our PRC subsidiary shall only submit the filing materials as provided by the rules and no CSRC approval is required under the rules. Because we are relying on an opinion of counsel, there is uncertainty inherent in relying on an opinion of counsel in connection with whether we are required to obtain permissions from a governmental agency that is required to approve of our operations and/or listings.

If the CSRC, CAC or any other governmental agency requires that we obtain their respective approval(s) for our securities issuances or overseas listing, the offering would be delayed until we have obtained such approval. There is also the possibility that we may not be able to obtain or maintain such approval or that we inadvertently concluded that such approval was not required. If we do not receive or maintain required permissions or approvals, inadvertently conclude that such permissions or approvals are not required, or applicable laws, regulations, or interpretations change and we are required to obtain such permissions or approvals in the future, we may face regulatory actions, investigations, disruption of our subsidiaries’ operations, or other sanctions from the CSRC, CAC or other Chinese regulatory authorities. These authorities may impose fines and penalties upon our subsidiaries’ operations in China, limit our operating privileges in China, delay or restrict the repatriation of the proceeds from this offering into China, or take other actions that could have a material adverse effect upon our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our common stock. The CSRC, CAC or other Chinese regulatory agencies may also take actions requiring us, or making it advisable for us, to terminate this offering prior to closing. Any failure of us to fully comply with new or changed regulatory requirements may significantly limit or completely hinder our ability to offer or continue to offer the common stock, causing significant disruption to our business operations, severely damage our reputation, materially and adversely affect our financial condition and results of operations and cause the common stock to significantly decline in value or become worthless. See “Risk Factor — “The Chinese government may intervene or influence our operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers, which could result in a material change in our operations and/or the value of the securities we are registering for sale”; “Risk Factor — The Chinese government may intervene or influence the operations of our PRC subsidiaries and exercise significant oversight and discretion over the conduct of their business and may intervene in or influence their operations at any time, which could result in a material change in operations of our PRC subsidiaries and/or the value of our common stock”; and “Risk Factor — Recent regulatory developments in China, including greater oversight and control by the CAC over data security, may subject us to additional regulatory review, and any actions by the Chinese government to exert more oversight and control over foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.”

4

Cash Flows, Dividends and Other Asset Transfers between the U.S. Holding Company and Our Subsidiaries

Cash may be transferred within our organization in the following manners: (i) we may transfer funds to our PRC subsidiaries by way of capital contributions or loans, through intermediate holding companies, such as our Hong Kong subsidiaries; (ii) we or our intermediate holding companies may provide loans to our PRC operating subsidiaries directly and vice versa; and (iii) our PRC subsidiaries may make dividends or other distributions to us through our intermediate holding subsidiaries.

We are a holding company with no material operations of our own and do not generate any revenue. We currently conduct substantially all of our operations through our PRC operating subsidiaries, QHDX and Xixingdao, and their subsidiaries. We are permitted under PRC laws and regulations to provide funding to PRC subsidiaries through loans or capital contributions, only if we satisfy the applicable PRC government registration and approval requirements. Any loans from us or our holding subsidiaries outside of China to our PRC subsidiaries, which are treated as FIEs under PRC law, are subject to PRC regulations and foreign exchange loan registration requirements. See “Risk Factors —PRC regulation of loans and direct investment by offshore holding companies to PRC entities may delay or prevent us from using the proceeds of our securities offerings to make loans or additional capital contributions to our PRC operating subsidiary, which could materially and adversely affect our liquidity and our ability to fund and expand our business” on page 34 of this prospectus.

Under Nevada law, we may pay dividends to our shareholders subject to our ability to service our debts as they become due and provided that our assets will exceed our liabilities after the payment of such dividends. As a holding company, we may rely on dividends and other distributions on equity paid by our subsidiaries for our cash and liquidity requirements, including funds necessary to pay dividends and other cash distributions to our shareholders or investors, or service any debt we may incur outside of China and pay our expenses. If any of our subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to us. To the extent cash or assets in the business is in the PRC or Hong Kong or a PRC or Hong King subsidiary, the cash or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations on our or our subsidiaries’ ability by the PRC government to transfer cash or assets. Under the PRC laws and regulations, our PRC subsidiaries may pay dividends only out of their respective accumulated after-tax profits as determined in accordance with PRC accounting standards and regulations. In addition, each of our PRC subsidiaries is required to set aside at least 10% of its accumulated after-tax profits each year, after making up for previous year’s accumulated losses, to fund certain statutory reserve funds, until the aggregate amount of such funds reaches 50% of its registered capital. At its discretion, a subsidiary may allocate a portion of its after-tax profits based on PRC accounting standards to discretional funds. These reserve funds and discretional funds are prohibited from being distributed to their shareholders as dividends. As of the date of this prospectus, there are no restrictions or limitations imposed by the Hong Kong government on the transfer of capital within, into and out of Hong Kong (including funds from Hong Kong to the PRC), except for transfer of funds involving money laundering and criminal activities. See “Risk Factors — We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business” and “Risk Factor — To the extent cash or assets in the business is in the PRC or Hong Kong or a PRC or Hong Kong entity, such cash or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets” on page 35 and “Risk Factors — Payment of dividends is subject to restrictions under Nevada and the PRC laws” on page 39 of this prospectus.

Remittance of funds by our subsidiaries out of China is subject to examination by the banks designated by SAFE and declaration and payment of withholding tax. Cash dividends, if any, on our common stock will be paid in U.S. dollars. The PRC government also imposes restrictions on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Foreign exchange transactions under the capital account remain subject to limitations and require approvals from, or registration with, SAFE and other relevant PRC governmental authorities. As such, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. In addition, there can be no assurance that the PRC government will not intervene or impose additional restrictions on our ability to transfer cash or assets within our organization or to foreign investors, which could result in an inability or prohibition on making transfers or distributions outside of PRC, which may adversely affect our business, financial condition and results of operations. See “Risk Factors — Payment of dividends is subject to restrictions under Nevada and the PRC laws” on page 39; and “Risk Factors — Governmental control of currency conversion may affect the value of your investment” on page 35 of this prospectus.

If we are deemed by the PRC tax authorities as a PRC tax resident enterprise for tax purposes, any dividends we pay to our non-PRC resident shareholders and gains received by our non-PRC stockholders from sale of our shares may be regarded as China-sourced income and as a result, may be subject to PRC withholding tax at a rate of up to 10.0%. Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, or the Double Tax Avoidance Arrangement, the 10% withholding tax rate may be reduced to 5% if a Hong Kong resident enterprise owns no less than 25% of a PRC entity. However, the 5% withholding tax rate does not automatically apply and certain requirements must be satisfied, including, without limitation, that (a) the Hong Kong entity must be the beneficial owner of the relevant dividends; and (b) the Hong Kong entity must directly hold no less than 25% share ownership in the PRC entity during the 12 consecutive months preceding its receipt of the dividends. In practice, a Hong Kong entity must obtain a tax resident certificate from the Hong Kong tax authority to apply for the 5% lower PRC withholding tax rate. As the Hong Kong tax authority will issue such a tax resident certificate on a case-by-case basis, we cannot be certain that we will be able to obtain the tax resident certificate from the relevant Hong Kong tax authority and enjoy the preferential withholding tax rate of 5% under the Double Taxation Arrangement with respect to any dividends to be paid by our WFOE, QHDX, to our Hong Kong subsidiary. Our WFOE currently does not have any plan to declare and pay dividends, and we have not applied for the tax resident certificate from the relevant Hong Kong tax authority. Our Hong Kong subsidiary will apply for the tax resident certificate when our WFOE plans to declare and pay dividends.

5

The following discussions illustrate taxes we would hypothetically be required to pay in China, assuming that: (i) our PRC subsidiaries have taxable earnings, and (ii) they determine to pay dividends in the future:

Taxation Scenario Statutory Tax and Standard Rates
Hypothetical pre-tax earnings	100%
Tax on earnings at statutory rate of 25%(2)	(25)%
Net earnings available for distribution	75%
Withholding tax at standard rate of 10%(3)	(7.5)%
Net distribution to Parent/Shareholders	67.5%

Notes:

(1)	For purposes of this example, the tax calculation has been simplified. The hypothetical book pre-tax earnings amount, not considering timing differences, is assumed to equal taxable income in China. For income tax purposes, our PRC subsidiaries file income tax returns on a separate company basis.
(2)	All of our PRC subsidiaries qualify for the preferential income tax rate of 5% for small-scale and low-profit enterprises in China. However, such rates are subject to qualification, are temporary in nature, and may not be available in the future when distributions are paid. For purposes of this hypothetical example, the table above reflects a maximum tax scenario under which the full statutory rate would be effective.
(3)	The PRC Enterprise Income Tax Law imposes a withholding income tax of 10% on dividends distributed by a foreign invested enterprise, or FIE, to its immediate holding company outside of China. Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, or the Double Tax Avoidance Arrangement, a lower withholding income tax rate of 5% is applied, subject to a qualification review at the time of the distribution. For purposes of this hypothetical example, the table above assumes a maximum tax scenario under which the full withholding tax would be applied.

As of the date of this prospectus, we have not made any cash transfers, capital contributions or loans to any of our subsidiaries. Any loans from us or our holding subsidiaries outside of China to our PRC subsidiaries, which are treated as FIEs under PRC law, are subject to PRC regulations and foreign exchange loan registrations. Such loans to our FIE subsidiaries to finance their activities must be registered with the SAFE, or its local counterparts, or filed with SAFE in its information system. Funds are transferred among our PRC subsidiaries for working capital purposes, primarily between our WFOE subsidiary, QHDX, and our operating subsidiaries. As advised by our PRC counsel, PRC laws and regulations, as well as judicial interpretations thereof, do not prohibit using cash generated from one subsidiary to fund another subsidiary’s operations by way of short term interest free loans. The transfer of funds among our subsidiaries are subject to the Provisions of the Supreme People’s Court on Several Issues Concerning the Application of Law in the Trial of Private Lending Cases (2020 Revision, the “Provisions on Private Lending Cases”) issued on August 20, 2020, which are applicable to financing activities among individuals, legal entities and unincorporated organizations. We have not been notified of any other restriction which could limit our PRC subsidiaries’ ability to transfer cash to other PRC subsidiaries. In addition, QHDX has maintained cash management policies which dictate the corporate approvals and procedure with respect to cash transfers with other PRC subsidiaries. QHDX conducts review and management of its subsidiaries’ cash transfers and reports to its board of directors. The funds are transferred among our PRC subsidiaries mainly for two purposes, including capital injections for working capital and intercompany advances. For capital injections, funds are transferred based on shareholders’ resolutions and related corporate approval documents. Intercompany advances are mainly for short term borrowings between our subsidiaries. Once the borrowing subsidiary has a surplus, it will repay the funds to its WFOE shareholder or other PRC subsidiaries. All cash transfer requests must be (a) first reported to and reviewed by the head of the Finance/Accounting Department at QHDX and the relevant PRC subsidiary’s chief executive officer, and (b) then be approved by the Chief Financial Officer and Chairman of QHDX. If the transfer amount is material, the transfer must be approved by all directors of QHDX. Other than QHDX, neither us nor other subsidiaries have cash management policies dictating how funds are transfer, provided each entity must comply with applicable law or regulations with respect to transfer of funds, dividends and distributions. In the future, cash proceeds raised from overseas financing activities, including this offering, may be transferred by us to our Hong Kong subsidiaries and PRC subsidiaries via capital contributions or shareholder loans.

The following table describes transfers among us and our subsidiaries made during the periods presented:

	For the years ended December 31		For the nine months ended September 30
	2022	2021	2023	2022
	RMB	RMB	RMB	RMB
Capital contributions from us to our offshore subsidiaries(1)	-	-	-	-
Loans from us to our offshore subsidiaries	-	-	-	-
Capital contributions from our offshore subsidiaries or WFOEs to PRC operating subsidiaries	248,500	234,000	249,000	183,500
Loans from our WFOEs to PRC operating subsidiaries	2,249,400	5,685,668	1,671,200	1,601,400
Loans from PRC operating subsidiaries to our WFOEs	7,007,710	10,526,751	6,533,994	6,990,042
Other amounts paid by WFOEs to our offshore subsidiaries(2)	-	1,300	-	-
Other amounts paid by PRC operating subsidiaries to WFOEs(3)	86,324	62,400	-	33,600
Other amounts paid by WFOEs to our PRC operating subsidiaries(4)	1,055,345	81,621	420,974	1,004,405
Other amounts paid by our WFOE on our behalf(5)	5,747,738	4,792,073	3,823,450	4,474,676

(1)	“Offshore subsidiaries” refer to all of our subsidiaries except our PRC subsidiaries.
(2)	Cash paid by one of our WFOEs to our Hong Kong subsidiaries for expenses.
(3)	Cash paid by one of PRC operating subsidiaries to one of our WFOEs for sales of goods.
(4)	Cash paid by one of our WFOEs to one of our PRC operating subsidiaries for purchases.
(5)

Our PRC subsidiary, QHDX, paid fees and expense on our behalf via a related party as a result of PRC law restrictions on foreign exchange and restrictions on cash transfers outside of China. During the 2021 and 2022 fiscal years and the nine months ended September 30, 2022 and 2023, the related party paid for our professional fees and expenses in USD, and QHDX transferred cash in Renminbi to the related party. The cash flows of these activities were reflected in operating or financing activities in our consolidated statements of cash flows based on the nature and timing of cash flows.

As of the date of this prospectus, none of our subsidiaries have made any dividends or other distributions to us or their respective shareholders, nor have we ever made a dividend or distribution to our shareholders. Our PRC subsidiaries presently intend to retain all earnings to fund their operations and business expansions.

For more information, see our consolidated financial statements and the related notes included elsewhere in the registration statement to which this prospectus forms a part.

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Dividend Policy

We anticipate that we will retain any earnings to support operations and to finance the growth and development of our business. Therefore, we do not expect to pay cash dividends in the foreseeable future. Any future determination relating to our dividend policy will be made at the discretion of our board of directors and will depend on a number of factors, including future earnings, capital requirements, financial conditions and future prospects and other factors the board of directors may deem relevant. As of the date of this prospectus, we have not paid any dividends or distributions to our shareholders.

As a holding company, we may rely on dividends from our subsidiaries in China for our cash requirements, including any payment of dividends to our shareholders. PRC regulations restrict the ability of our PRC subsidiaries to pay dividends to us. Our subsidiaries in China are required to set aside at least 10% of after-tax profits each year, if any, to fund statutory reserve funds until the accumulative amount of such statutory reserve funds reaches 50% of its registered capital. At its discretion, our PRC subsidiaries may allocate a portion of its after-tax profits based on PRC accounting standards to discretionary funds. These reserve funds and discretionary funds are not distributable as cash dividends. The PRC government also imposes restrictions on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. As such, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any.

Holding Foreign Companies Accountable Act (the “HFCAA”)

Our common stock may be prohibited from trading on a national exchange or “over-the-counter” markets under the HFCAA if the PCAOB is unable to inspect our auditors for two consecutive years. Pursuant to the HFCAA enacted in December 2020 and related legislation, if the SEC determines that a company has filed an audit report issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for two consecutive years, the SEC is required to prohibit such company’s securities from being traded on a national securities exchange or in the over the counter trading market in the U.S.

Pursuant to the HFCAA, the PCAOB issued a Determination Report on December 16, 2021, which found that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China and (2) Hong Kong. In addition, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations. On August 26, 2022, the PCAOB signed a Statement of Protocol (SOP) Agreement with the CSRC and the MOF of the PRC regarding cooperation in the oversight of PCAOB-registered public accounting firms in the PRC and Hong Kong to establish a method for the PCAOB to conduct inspections of PCAOB-registered public accounting firms in the PRC and Hong Kong, as contemplated by the Sarbanes-Oxley Act. Under the agreement, (a) the PCAOB has sole discretion to select the firms, audit engagements and potential violations it inspects and investigates without consultation with, or input from, PRC authorities; (b) procedures are in place for PCAOB inspectors and investigators to view complete audit work papers with all information included and for the PCAOB to retain information as needed; (c) the PCAOB has direct access to interview and take testimony from all personnel associated with the audits the PCAOB inspects or investigates; and (d) the PCAOB shall have the unfettered ability to transfer information to the SEC in accordance with the Sarbanes-Oxley Act, and the SEC can use the information for all regulatory purposes, including administrative or civil enforcement actions. On December 15, 2022, the PCAOB determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and vacated its previous 2021 adverse determinations. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB will consider the need to issue a new determination.

Our auditor, MaloneBailey, LLP, is headquartered in Houston, Texas, with offices in Beijing and Shenzhen and, as a PCAOB-registered public accounting firm, is required by the laws of the U.S. to undergo regular inspections by the PCAOB to assess its compliance with the laws of the U.S. and professional standards. MaloneBailey, LLP has been subject to PCAOB inspections on a regular basis with the last inspection conducted in 2021, and is not among the PCAOB-registered public accounting firms headquartered in the PRC or Hong Kong that are subject to PCAOB’s determination.

Notwithstanding the foregoing, if it is later determined that the PCAOB is unable to inspect or investigate our auditor completely, or if there is any regulatory change or step taken by PRC regulators that does not permit our auditor to provide audit documentations located in China or Hong Kong to the PCAOB for inspection or investigation, or the PCAOB expands the scope of the Determination so that we are subject to the HFCAA, as the same may be amended, we would fail to meet the PCAOB’s requirements. Any audit reports not issued by auditors that are completely inspected or investigated by the PCAOB, or a lack of PCAOB inspections of audit work undertaken in China that prevents the PCAOB from regularly evaluating our auditors’ audits and their quality control procedures, could result in a lack of assurance that our financial statements and disclosures are adequate and accurate. which could result in limitation or restriction to our access to the U.S. capital markets, and trading of our securities, including trading on a national exchange or on “over-the-counter” markets, may be prohibited under the HFCAA. See “Risk Factors — Trading in our securities may be prohibited under the Holding Foreign Companies Accountable Act if the PCAOB determines that it cannot inspect or investigate completely our auditors for two consecutive years” and “Risk Factors — Newly enacted Holding Foreign Companies Accountable Act, recent regulatory actions taken by the SEC and the Public Company Accounting Oversight Board, and proposed rule changes submitted by Nasdaq calling for additional and more stringent criteria to be applied to China-based public companies could add uncertainties to our capital raising activities and compliance costs” for more information.

Summary Risk Factors

Our business and prospects may be limited by a number of risks and uncertainties that we currently face, including without limitation, the following:

Risks Related to Our Business and Industry -- See “Risk Factors — Risks Related to Our Business and Industry” from page 13 to page 25 of this prospectus.

●	The COVID-19 pandemic has had, and may continue to have, an adverse effect on our business and our financial results

●	We have a limited operating history in the food supply chain industry in China and cannot ensure the long-term successful operation of all of our businesses

●	Failure to successfully execute our online and offline-channel strategy and the cost of our investments in our online platform and technology may materially adversely affect our gross profit, net sales and financial performance

●	We operate in the highly competitive food and beverage industry, and our failure to compete effectively could adversely affect our market share, revenues and growth prospects

●	Supply chain issues that increase our costs or cause a delay in our ability to fulfill orders could have an adverse impact on our business and operating results

●	Our failure to appropriately respond to changing consumer preferences and demand for new products could significantly harm our customer relationships and product sales

●	We have a history of operating losses, and continued future operating losses would have a material adverse effect on our ability to continue as a going concern

●	We may be unable to obtain or renew required permits, licenses or approvals necessary for our business operations, and could be imposed with fines and penalties for violations of the license requirements

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Risks Related to Doing Business in China — See “Risk Factors — Risks Related to Doing Business in China” from page 25 to page 40 of this prospectus.

●	China’s political climate and economic conditions, as well as changes in government policies, laws and regulations which may be quick with little advance notice, could have a material adverse effect on our business, financial condition and results of operations. See “Risk Factor — China’s political climate and economic conditions, as well as changes in government policies, laws and regulations which may be quick with little advance notice, could have a material adverse effect on our business, financial condition and results of operations.” on page 25 of this prospectus.

●	Uncertainties in the PRC legal system and the interpretation and enforcement of PRC laws and regulations could limit the legal protections available to us and our investors; and rules and regulations in China can change quickly with little advance notice. Such uncertainties could cause our shares to significantly decline in value or become worthless. See “Risk Factor — Uncertainties in the PRC legal system and the interpretation and enforcement of PRC laws and regulations could limit the legal protections available to us and our investors; and rules and regulations in China can change quickly with little advance notice. Such uncertainties could cause our shares to significantly decline in value or become worthless.” on page 26 of this prospectus.

●	The Chinese government may intervene or influence the operations of our PRC subsidiaries and exercise significant oversight and discretion over the conduct of their business and may intervene in or influence their operations at any time, which could result in a material change in operations of our PRC subsidiaries and/or the value of our common stock. See “Risk Factor — The Chinese government may intervene or influence the operations of our PRC subsidiaries and exercise significant oversight and discretion over the conduct of their business and may intervene in or influence their operations at any time, which could result in a material change in operations of our PRC subsidiaries and/or the value of our common stock.” on page 27 of this prospectus.

●	If the Chinese government determines that our corporate structure does not comply with Chinese regulations, or if Chinese regulations change or are interpreted differently in the future, Chinese regulatory authorities could disallow our current operating structure, which would likely result in a material change in our operations and/or a material change in the value of the securities we are registering for sale, including that it could cause the value of such securities to significantly decline or become worthless. See “Risk Factor — If the Chinese government determines that our corporate structure does not comply with Chinese regulations, or if Chinese regulations change or are interpreted differently in the future, Chinese regulatory authorities could disallow our current operating structure, which would likely result in a material change in our operations and/or a material change in the value of the securities we are registering for sale, including that it could cause the value of such securities to significantly decline or become worthless” on page 30 of this prospectus.

●	The Chinese government may intervene or influence our operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers, which could result in a material change in our operations and/or the value of the securities we are registering for sale. See “Risk Factor — The Chinese government may intervene or influence our operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers, which could result in a material change in our operations and/or the value of the securities we are registering for sale” on page 30 of this prospectus.

●	Recent regulatory developments in China, including greater oversight and control by the CAC over data security, may subject us to additional regulatory review, and any actions by the Chinese government to exert more oversight and control over foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. See “Risk Factor — Recent regulatory developments in China, including greater oversight and control by the CAC over data security, may subject us to additional regulatory review, and any actions by the Chinese government to exert more oversight and control over foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless” on page 28 of this prospectus.

●	Any failure or perceived failure by our PRC subsidiaries to comply with the Anti-Monopoly Guidelines for Internet Platforms Economy Sector and other PRC anti-monopoly laws and regulations may result in governmental investigations or enforcement actions, litigation or claims against us and could have an adverse effect on our business, financial condition and results of operations. See “Risk Factor — Any failure or perceived failure by our PRC subsidiaries to comply with the Anti-Monopoly Guidelines for Internet Platforms Economy Sector and other PRC anti-monopoly laws and regulations may result in governmental investigations or enforcement actions, litigation or claims against us and could have an adverse effect on our business, financial condition and results of operations” on page 31 of this prospectus.

●	Trading in our securities may be prohibited under the Holding Foreign Companies Accountable Act if the PCAOB determines that it cannot inspect or investigate completely our auditors for two consecutive years. See “Risk Factor — Trading in our securities may be prohibited under the Holding Foreign Companies Accountable Act if the PCAOB determines that it cannot inspect or investigate completely our auditors for two consecutive years” on page 31 of this prospectus.

●	Newly enacted Holding Foreign Companies Accountable Act, recent regulatory actions taken by the SEC and the Public Company Accounting Oversight Board, and proposed rule changes by Nasdaq calling for additional and more stringent criteria to be applied to China-based public companies could add uncertainties to our capital raising activities and compliance costs. See “Risk Factor — Newly enacted Holding Foreign Companies Accountable Act, recent regulatory actions taken by the SEC and the Public Company Accounting Oversight Board, and proposed rule changes submitted by Nasdaq calling for additional and more stringent criteria to be applied to China-based public companies could add uncertainties to our capital raising activities and compliance costs” on page 38 of this prospectus.

●	There are uncertainties under the PRC laws relating to the procedures for U.S. regulators to investigate and collect evidence from companies located in the PRC. See “Risk Factor — There are uncertainties under the PRC laws relating to the procedures for U.S. regulators to investigate and collect evidence from companies located in the PRC” on page 37 of this prospectus.

●	Chinese economic growth slowdown may have a negative effect on our business. See “Risk Factor — Chinese economic growth slowdown may have a negative effect on our business” on page 32 of this prospectus.

●	You may have difficulty enforcing judgments against us. See “Risk Factor —You may have difficulty enforcing judgments against us” on page 32 of this prospectus.

●	Failure to comply with laws and regulations applicable to our business in China could subject us to fines and penalties and could also cause us to lose customers or otherwise harm our business. See “Risk Factor — Failure to comply with laws and regulations applicable to our business in China could subject us to fines and penalties and could also cause us to lose customers or otherwise harm our business” on page 37 of this prospectus.

●	Under the Enterprise Income Tax Law, we may be classified as a “Resident Enterprise” of China. Such classification will likely result in unfavorable tax consequences to us and our non-PRC stockholders. See “Risk Factor — Under the Enterprise Income Tax Law, we may be classified as a “Resident Enterprise” of China. Such classification will likely result in unfavorable tax consequences to us and our non-PRC stockholders” on page 33 of this prospectus.

●	PRC regulation of loans and direct investment by offshore holding companies in PRC entities may delay or prevent us from using the proceeds of our securities offerings to make loans or additional capital contributions to our PRC operating subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business. See “Risk Factor — PRC regulation of loans and direct investment by offshore holding companies in PRC entities may delay or prevent us from using the proceeds of our securities offerings to make loans or additional capital contributions to our PRC operating subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business” on page 34 of this prospectus.

●	We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business. See “Risk Factor — We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business” on page 35 of this prospectus.

●	Failure to comply with the Individual Foreign Exchange Rules relating to the overseas direct investment or the engagement in the issuance or trading of securities overseas by our PRC resident stockholders may subject such stockholders to fines or other liabilities. See “Risk Factor — Failure to comply with the Individual Foreign Exchange Rules relating to the overseas direct investment or the engagement in the issuance or trading of securities overseas by our PRC resident stockholders may subject such stockholders to fines or other liabilities” on page 36 of this prospectus.

●	We may be exposed to liabilities under the Foreign Corrupt Practices Act, and any determination that we violated the foreign corrupt practices act could have a material adverse effect on our business. See “Risk Factor — We may be exposed to liabilities under the Foreign Corrupt Practices Act, and any determination that we violated the foreign corrupt practices act could have a material adverse effect on our business” on page 32 of this prospectus.

●	Governmental control of currency conversion may affect the value of your investment. See “Risk Factor — Governmental control of currency conversion may affect the value of your investment” on page 35 of this prospectus.

●

To the extent cash or assets in the business is in the PRC or Hong Kong or a PRC or Hong Kong entity, such cash or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets. See “Risk Factor — To the extent cash or assets in the business is in the PRC or Hong Kong or a PRC or Hong Kong entity, such cash or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets” on page 35 of this prospectus.

●	Payment of dividends is subject to restrictions under Nevada and the PRC laws. See “Risk Factor — Payment of dividends is subject to restrictions under Nevada and the PRC laws” on page 39 of this prospectus.

8

Risks Related to Our Securities and this Offering — See “Risk Factors — Risks Related to our Common Stock” and “Risk Factors — Risks Related to this Offering” from page 40 to page 43 of this prospectus.

●	Our common stock may not develop an active trading market and the price and trading volume of our shares may fluctuate significantly

●	Certain recent initial public offerings of companies with relatively smaller public floats have experienced extreme volatility that was seemingly unrelated to the respective company’s underlying performance, and we may experience similar volatility, which may make it difficult for prospective investors to assess the value of our common stock

●	If our shares trade under $5.00 per share, they will be considered penny stock; and trading in penny stocks has many restrictions, which could severely affect the price and liquidity of our shares.

●	We do not anticipate paying cash dividends on our Common Stock in the foreseeable future

●	Our Chief Executive Officer, Mr. Yumin Lin, and our former Director and a major shareholder, Mr. Minghua Cheng, collectively own a majority of our outstanding shares of common stock and could significantly influence the outcome of our corporate matters

●	The price of our common stock may be volatile or may decline regardless of our operating performance, and stockholders may not be able to resell their shares

●	Future sales of substantial amounts of the shares of our Common Stock by existing shareholders could adversely affect the price of our Common Stock

●	We have broad discretion in the use of the net proceeds from this offering and may not use them effectively

●	If you purchase common stock in this offering, you will experience immediate dilution in the common stock you purchase, and you will experience further dilution if we issue additional equity securities in future financing transactions

●	Upon the completion of this offering, we will be a “controlled company” within the meaning of Nasdaq Stock Market LLC listing rules and, as a result, can rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies

In addition, we face other risks and uncertainties that may materially affect our business prospects, financial condition and results of operations. You should consider the risks discussed in “Risk Factors” and elsewhere in this prospectus before investing in our common stock.

Corporate Information

The Company was incorporated in the State of Nevada on March 21, 2014 as CRYPTO-SERVICES, INC. Effective as of September 21, 2016, the Company changed its name from “Crypto-Services, Inc.” to “Fortune Valley Treasures, Inc.” In connection with our name change, our trading symbol on the OTC Pink Open Market was changed from “CRYT” to “FVTI.”

Our principal executive offices are located at B1601 Oriental Impression Building 2, No. 139 Liansheng Road, Humen Town, Dongguan, Guangdong, China 523900. Our telephone number is (86) (769) 8572-9133. We maintain a corporate website at http://www.fvti.show/. Information on our website, and any downloadable files found there, are not part of this prospectus and should not be relied upon with respect to this offering.

9

Prospectus Conventions

Except where the context otherwise requires and for purposes of this prospectus only, references to:

● the “Company,” “FVTI,” “FVTI Nevada,” “the U.S. holding company,” “we,” “us,” and “our” are to Fortune Valley Treasures, Inc., a Nevada corporation, which is the parent holding company issuing securities hereby.

● “China” and the “PRC” are to the People’s Republic of China, excluding, for the purposes of this prospectus only, Taiwan, the Hong Kong Special Administrative Region (Hong Kong) and the Macao Special Administrative Region (Macao).

● our “offshore subsidiaries” are to all of our subsidiaries except our PRC subsidiaries, including:

● DaXingHuaShang Investment Group Limited, a holding company incorporated under the laws of the Republic of Seychelles (“DIGLS”), which is a wholly owned subsidiary of FVTI;

● Jiujiu Group Stock Co., Ltd., a holding company incorporated under the laws of the Republic of Seychelles (“JJGS”), which is a wholly owned subsidiary of FVTI;

● DaXingHuaShang Investment (Hong Kong) Limited, a holding company organized under the laws of Hong Kong (“DILHK”) and a wholly owned subsidiary of DIGLS, which is currently not engaged in any active business operations;

● Jiujiu (HK) Industry Limited, a holding company organized under the laws of Hong Kong (“JJHK”) and a wholly owned subsidiary of JJGS, which is currently not engaged in any active business operations;

● our “PRC subsidiaries” are to our subsidiaries incorporated in mainland China, including:

● Qianhai DaXingHuaShang Investment (Shenzhen) Co., Ltd., a company incorporated in China (“QHDX” or a “WFOE”) and a wholly-owned subsidiary of DILHK;

● Jiujiu (Shenzhen) Industry Co., Ltd., a company incorporated in China (“JJSZ” or a “WFOE”) and a wholly-owned subsidiary of JJHK;

● Dongguan Xixingdao Technology Co., Ltd. (“Xixingdao”), a company incorporated in the PRC and a 90%-owned subsidiary of QHDX;

● Dongguan City FVT Supply Chain Technology Co., Ltd. (“FVTL or FVT Supply Chain”), a company incorporated in the PRC and a wholly-owned subsidiary of QHDX;

● Dongguan City Fu Gu Supply Chain Group Co., Ltd. (“FGGC” or “FG Supply Chain”), a company incorporated in the PRC and a wholly-owned subsidiary of QHDX;

● Dongguan City Fu La Tu Trade Co., Ltd. (“FLTT”), a company incorporated in the PRC and a wholly-owned subsidiary of FVTL;

● Dongguan City Fu Xin Gu Trade Co., Ltd. (“FXGT”), a company incorporated in the PRC and a wholly-owned subsidiary of FVTL;

● Dongguan City Fu Zhi Gu Trade Co., Ltd. (“FZGT”), a company incorporated in the PRC and a wholly-owned subsidiary of FVTL;

● Dongguan City Chang Fu Trade Co., Ltd. (“CFT”), a company incorporated in the PRC and a wholly-owned subsidiary of FVTL;

● Dongguan City La Tong Trade Co., Ltd. (“LTT”), a company incorporated in the PRC and a wholly-owned subsidiary of FVTL;

● Dongguan City Kai Fu Trade Co., Ltd. (“KFT”), a company incorporated in the PRC and a wholly-owned subsidiary of FVTL;

● Dongguan City Fu Lai Food Co., Ltd. (“FLFL”), a company incorporated in the PRC and a wholly-owned subsidiary of Xixingdao;

● Dongguan City Fu Xin Technology Co., Ltd. (“FXTL”), a company incorporated in the PRC and a wholly-owned subsidiary of Xixingdao;

● Dongguan City Fu Xiang Technology Co., Ltd (“FGTL”), a company incorporated in the PRC and a wholly-owned subsidiary of Xixingdao;

● Dongguan City Fu Ji Food & Beverage Co., Ltd. (“FJFL”), a company incorporated in the PRC and a wholly-owned subsidiary of Xixingdao;

● Dongguan City Fu Yi Beverage Co., Ltd. (“FYBL”), a company incorporated in the PRC and a wholly-owned subsidiary of Xixingdao;

● Dongguan City Fu Guan Healthy Industry Technology Co., Ltd. (“FGHL”), a company incorporated in the PRC and a wholly-owned subsidiary of Xixingdao;

● Dongguan City Fu Jing Technology Co., Ltd. (“FJTL”), a company incorporated in the PRC and a wholly-owned subsidiary of Xixingdao;

● Dongguan City Fu Sheng Drinking Water Co. Ltd. (“FSWL”), a company incorporated in the PRC and a wholly-owned subsidiary of Xixingdao;

● Dongguan City Fu Jia Drinking Water Co., Ltd. (“FJWL”), a company incorporated in the PRC and a wholly-owned subsidiary of Xixingdao;

● Dongguan City Fu Xi Trading Co., Ltd. (“FXWL”) (formerly, Dongguan City Fu Xi Drinking Water Co., Ltd), a company incorporated in the PRC and a wholly-owned subsidiary of Xixingdao;

● Dongguan City Fu Li Trading Co., Ltd. (“FLTL”), a company incorporated in the PRC and a wholly-owned subsidiary of Xixingdao; and

● Shenzhen Fu Jin Trading Technology Co., Ltd. (“FJSTL”), a company incorporated in the PRC and a wholly-owned subsidiary of Xixingdao.

10

THE OFFERING

Shares of common stock to be offered:	1,500,000 shares of common stock

Offering price per share:	The purchase price for the common stock being sold in this offering is expected to be $4.00 per share of common stock.

Shares of common stock outstanding prior to this offering (1)	15,655,038 shares

Shares of common stock outstanding after this offering (1)(2)	17,155,038 shares

Lock-up agreement	Each of our directors and executive officers has agreed, subject to certain exceptions, not to sell, transfer or dispose of, directly or indirectly, any of our common stock, or any securities convertible into or exchangeable or exercisable for our common stock, for a period of 12 months after the completion of the offering. Each of certain other existing shareholders holding in the aggregate 5% of our outstanding common stock has agreed, subject to some exceptions, not to sell, transfer or dispose of, directly or indirectly, any of our common stock, or any securities convertible into or exchangeable or exercisable for our common stock, for a period of 180 days after the completion of the offering.

Market and trading symbol	Our common stock is currently quoted on the OTC Pink Open Market under the symbol “FVTI”.

Proposed NASDAQ Capital Market symbol	We have applied to list our common stock on the NASDAQ Capital Market under the same symbol “FVTI”.

Underwriter’s over-allotment option	We have granted the underwriters an option for 45 days from the date of this prospectus to purchase up to an additional 225,000 shares of our common stock at the public offering price, less the underwriting discounts and commissions, to cover over-allotments, if any.

Indemnification escrow

Net proceeds of this offering in the amount of $300,000 shall be used to fund an escrow account for a period of 18 months following the closing date of this offering, which account shall be used in the event we would be required to indemnify the underwriters pursuant to the terms of an underwriting agreement with the underwriters.

Underwriter warrants	Upon the closing of this offering, we will issue to the representative of the underwriters warrants entitling the representative of the underwriters to purchase 3.5% of the aggregate number of shares of common stock sold in this offering. The underwriter warrants are exercisable commencing six months following the date of commencement of sales of this offering, and will be exercisable until such warrants expire five years after the date of commencement of sales of the offering. For additional information, please refer to the “Underwriting” section beginning on page 103.

Use of proceeds	We estimate that we will receive net proceeds, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, of approximately $4,724,666 from this offering assuming no exercise of the underwriter’s warrants and completion of the offering. We intend to use the net proceeds of this offering as follows after we complete the remittance process:

●	30% for marketing expenses;
●	25% for information system upgrades;
●	20% for hiring staffs for IT and International operation department;
●	15% for costs associated with potential acquisitions; and
●	10% for general working capital.

See “Use of Proceeds.”

Risk factors	See “Risk Factors” below and the other information included in this prospectus for a discussion of factors that you should consider carefully before deciding to invest in our securities.

(1) The number of shares of common stock to be outstanding immediately after this offering is based upon 15,655,038 shares outstanding as of the date of this prospectus.

(2) Except as otherwise indicated, the number of shares of common stock presented in this prospectus excludes shares of our common stock issuable if the underwriters exercise their over-allotment option and shares of our common stock underlying warrants to be issued to the representative of the underwriters in connection with this offering.

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SUMMARY CONSOLIDATED FINANCIAL DATA

The following selected historical statements of operations for the fiscal years ended December 31, 2022 and 2021, and balance sheet data as of December 31, 2022 and 2021 have been derived from our audited consolidated financial statements for those periods included elsewhere in this prospectus. The statements of operations data for the nine months ended September 30, 2023 and 2022 and the balance sheet data as of September 30, 2023 have been derived from our unaudited condensed consolidated financial statements included elsewhere in this prospectus. Our historical results are not necessarily indicative of the results that may be expected in the future. You should read this data together with our consolidated financial statements and related notes appearing elsewhere in this prospectus as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” appearing elsewhere in the prospectus.

Selected Consolidated Statements of Operations and Comprehensive Income (Loss)

	Years Ended December 31,		Nine Months Ended September 30,
	2022	2021	2023	2022
			(unaudited)	(unaudited)
Statements of Income Data
Net revenues	$9,234,079	$8,021,823	$3,817,605	$6,513,572
Cost of revenues	4,593,405	3,659,805	1,923,459	3,018,507
Total operating expenses	6,590,240	2,184,904	3,543,490	1,396,667
Income (loss) from operations	(1,949,566)	2,177,114	(1,649,344)	2,098,398
Total other income (expenses), net	(20,633)	35,192	(12,809)	(10,447)
Income (loss) before income taxes	(1,970,199)	2,212,306	(1,662,153)	2,087,951
Income tax expense	186,480	248,837	94,596	212,274
Net income (loss)	$(2,156,679)	$1,963,469	$(1,756,749)	$1,875,677
Less: Net income (loss) attributable to noncontrolling interests	(213,956)	183,733	(172,446)	123,464
Net income (loss) attributable to Fortune Valley Treasures, Inc.	(1,942,723)	1,779,736	(1,584,303)	1,752,213

Other comprehensive income (loss):
Foreign currency translation gain (loss)	(807,766)	269,234	(408,529)	(1,311,550)

Total comprehensive income (loss)	(2,964,445)	2,232,703	(2,165,278)	564,127
Less: comprehensive income (loss) attributable to noncontrolling interests	(296,591)	208,927	(216,742)	35,475
Comprehensive income (loss) attributable to Fortune Valley Treasures, Inc.	$(2,667,854)	$2,023,776	$(1,948,536)	$528,652

Earnings (loss) per common share
Basic and diluted	$(0.12)	$0.11	$(0.10)	$0.11
Weighted average common shares outstanding
Basic and diluted	15,655,038	15,655,038	15,655,038	15,655,038

Selected Consolidated Balance Sheet Data

	As of December 31, 2022	As of December 31, 2021	As of September 30, 2023
			(unaudited)
Balance Sheet Data
Cash and cash equivalents	$165,685	$123,163	$13,276
Current assets	6,871,091	5,069,481	5,743,429
Total assets	9,287,942	11,688,636	7,373,846
Current liabilities	2,484,582	1,717,519	2,671,621
Total liabilities	2,788,033	2,224,282	3,039,215
Stockholders’ equity	6,499,909	9,464,354	4,334,631
Total liabilities and stockholders’ equity	$9,287,942	$11,688,636	$7,373,846

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before making any investment decision, you should consider carefully the following risks and other information in this prospectus, including our consolidated financial statements and related notes. The risks and uncertainties we describe are not the only ones facing us. Additional risks and uncertainties that we are unaware of or that we believe are not material at the time could also materially adversely affect our business, financial condition or results of operations. In any case, the value of our common stock could decline, and you could lose all or part of your investment. Please also see the section entitled “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to Our Business and Industry

We have a limited operating history that you can use to evaluate us, and the likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small developing company.

We were incorporated in Nevada in March 2014. For the nine months ended September 30, 2023 and 2022, we generated $3,817,605 and $6,513,572, respectively, in net revenues, and had net loss of $1,756,749 and net income of $1,875,677, respectively. For the years ended December 31, 2022 and 2021, we generated $9,234,079 and $8,021,823, respectively, in net revenues, and had net loss of $2,156,679 and net income of $1,963,469, respectively. The likelihood of our success must be considered in the light of the problems, expenses, difficulties, complications and delays frequently encountered by a small company starting a new business enterprise and the highly competitive environment in which we are operating. We have a limited operating history upon which an evaluation of our future success or failure can be made. Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

●	Our ability to market our products;
●	Our ability to generate revenue;
●	Our ability to obtain higher gross profit products;
●	Our ability to obtain healthier and economical products; and
●	Our ability to raise the capital necessary to continue marketing and developing our product and online platform.

Failure to successfully execute our online and offline-channel strategy and the cost of our investments in our online platform and technology may materially adversely affect our gross profit, net sales and financial performance

Our food and beverage supply chain business continues to rapidly evolve and consumers increasingly embrace digital shopping. As a result, the portion of total consumer expenditures with retailers and wholesale stores occurring through digital platforms is increasing and the pace of this increase could continue to accelerate. Our strategy, which includes investments in our online platform, technology, acquisitions and store remodels, may not adequately or effectively allow us to continue to grow our online platform transaction volume, increase comparable store sales, maintain or grow our overall market position or otherwise offset the impact on the growth of our business of a moderated pace of new store openings.

Failure to successfully execute this strategy may adversely affect our market position, gross profit, net sales and financial performance which could also result in impairment charges to intangible assets or other long-lived assets. In addition, a greater concentration of online platform sales, including increasing online food sales, could result in a reduction in the amount of traffic in our stores, which would, in turn, reduce the opportunities for cross-store sales of food merchandise that such traffic creates and could reduce our sales within our stores and materially adversely affect our financial performance.

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COVID-19 pandemic has had, and may continue to have, an adverse effect on our business and our financial results.

In December 2019, a novel strain of coronavirus first emerged in China, which has and is continuing to spread throughout the world. On January 30, 2020, the World Health Organization declared the outbreak of the COVID-19 disease a “Public Health Emergency of International Concern.” On March 11, 2020, the World Health Organization characterized the outbreak as a “pandemic.” The COVID-19 outbreak has resulted in, and a significant outbreak of other infectious diseases could result in, a widespread health crisis that could materially and adversely affect the economies and financial markets worldwide, and the operations and financial position of any potential target business with which we consummate a business combination could be materially and adversely affected. Furthermore, we may be unable to complete a business combination if continued concerns relating to COVID-19 restrict travel, limit the ability to have meetings with potential investors, if the target company’s personnel, vendors and service providers are unavailable to negotiate and consummate a transaction in a timely manner, or if COVID-19 causes a prolonged economic downturn. The extent to which COVID-19 impacts our search for business combinations will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of COVID-19 and the actions to contain COVID-19 or treat its impact, among others. If the disruptions posed by COVID-19 or other matters of global concern continue for an extensive period of time, our ability to consummate a business combination, or the operations of a target business with which we ultimately consummate a business combination, may be materially adversely affected.

In addition, our ability to consummate a business combination may be dependent on the ability to raise equity and debt financing which may be impacted by COVID-19 and other events, including as a result of increased market volatility, decreased market liquidity and third-party financing being unavailable on terms acceptable to us or at all.

COVID-19 could negatively affect our internal controls over financial reporting as a portion of our workforce is required to work from home and therefore new processes, procedures, and controls could be required to respond to changes in our business environment. Further, should any key employees become ill from COVID-19 and unable to work, the attention of the management team and resources could be diverted.

The potential effects of COVID-19 could also heighten the risks we face related to each of the risk factors disclosed below. As COVID-19 and its impacts are unprecedented and continuously evolving, there remain uncertainties surrounding the COVID-19 pandemic, including the existing and new variants of COVID-19. As a result, COVID-19 may also materially adversely affect our operating and financial results in a manner that is not currently known to us or that we do not currently consider may present significant risks to our operations.

We have a history of operating losses, and continued future operating losses would have a material adverse effect on our ability to continue as a going concern.

We have a history of operating losses and had net losses of approximately $2.2 million, $3.6 million and $0.4 million for the years ended December 31, 2022, 2020 and 2019, respectively. While we generated net income of approximately $2.0 million for the year ended December 31, 2021, there can be no assurance that we will have net income in future periods. Our history of operating losses and our projections of the level of capital that will be required for our future expanded operations may impair our ability to grow our business at the level we desire. If in the future we incur operating losses or are unable to obtain the requisite amount of capital needed to fund our planned operations, it could have a material adverse effect on our business and ability to continue as a going concern.

We operate in a highly competitive industry, and our failure to compete effectively could adversely affect our market share, revenues and growth prospects.

The food and beverage industry in China is highly fragmented and intensely competitive. Industry participants include large scale and well-funded manufacturers and distributors, as well as smaller counterparts. We believe that the market is also highly sensitive to the introduction of new products, including the ever-growing list of new alcohol and non-alcohol beverages, water and packaged staple foods, which may rapidly capture a significant share of the market. Presently most of our business operations and product distribution are concentrated in Guangdong province, China, and we expect to expand our product sales into broader markets and more geographic areas in China. We compete for sales with heavily advertised national and international brands sponsored by large food companies or distribution networks. Our competitors include China home-grown manufacturers and distributors, foreign companies with China operations, as well as product importers and distributors that carry the same categories of products as ours. We may not be able to compete effectively and our attempt to do so may require us to reduce our prices and result in lower margins. Failure to effectively compete could adversely affect our market share, revenues, and growth prospects.

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Our failure to appropriately respond to changing consumer preferences and demand for new products could significantly harm our customer relationships and product sales.

Our business is particularly subject to changing consumer trends and preferences. Our continued success depends in part on our ability to anticipate and respond to these changes, and we may not be able to respond in a timely or commercially appropriate manner to these changes. If we are unable to do so, our customer relationships and product sales could be harmed significantly.

Furthermore, the food and beverage industry in particular is characterized by rapid and frequent changes in demand for products and new product introductions. Our failure to accurately predict these trends could negatively impact consumer opinion with respect to the products we distribute. This could harm our customer relationships and cause losses to our market share. The success of our new product offerings depends upon a number of factors, including our ability to accurately anticipate customer needs, identify the right suppliers, successfully commercialize new products in a timely manner, price our products competitively, deliver our products in sufficient volumes and in a timely manner, and differentiate our product offerings from those of our competitors.

If we do not introduce new products or make sufficient adjustments to meet the changing needs of our customers in a timely manner, some of our products could become obsolete in the view of consumers, which could have a material adverse effect on our revenues and operating results.

Competitors may enter our business sector with superior products which could affect our business adversely.

We believe that barriers to entry are low because of economies of scale, cost advantage and brand identity. Potential competitors may enter this sector with superior products. This would have an adverse effect upon our business and our results of operations. In addition, a high level of support is critical for the successful marketing and recurring sales of our products. Despite having accumulated customers from the past seven years, we may still need to continue to improve our marketing strategic, products and platform in order to assist potential customers in using our platform, and we also need to provide effective support to future clients. If we are unable to increase customer support and improve our platform in the face of increasing competition, with the increase in competition, our ability to sell our products to potential customers could adversely affect our brand, which would harm our reputation.

Supply chain issues that increase our costs or cause a delay in our ability to fulfill orders, could have an adverse impact on our business and operating results, and our failure to estimate customer demand properly may result in excess or obsolete product supply, which could adversely affect our gross margins.

With the exception of some of the bottled water products, we do not own or operate production facilities but instead rely on third party vendors to manufacture our products, and we expect that we will continue to rely on existing and new suppliers and manufacturers for the foreseeable future. The following reliance issues could have an adverse impact on the supply of our products and on our business and operating results:

●	Any financial or other supply problems of our contract suppliers or manufacturers could limit supply or increase costs; and

●	Reservation of production capacity at our suppliers or contract manufacturers by other companies could limit supply or increase costs.

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In addition, the following supply chain-related issues could adversely affect our customer relationships, operating results and financial condition:

●	a reduction or interruption in supply of one or more products;
●	a significant increase in the price of one or more products;
●	a failure to adequately procure inventory by our suppliers or manufacturers; and
●	a failure to appropriately cancel, reschedule or adjust our requirements based on our business needs.

We do not have long term contractual commitments with our retail customers and some distributors, and our business may be negatively affected if we are unable to maintain those important relationships and distribute our products.

Our marketing and sales strategy depends in large part on orders, availability and performance of our retailers and distributor customers, supplemented by the sales at our own store and online sales. We will continue our efforts to reinforce and expand our distribution network by partnering with new retailers and distributors. While we have entered written agreements with most of our customers, we currently do not have, nor do we anticipate in the future that we will be able to establish, long-term contractual commitments from most major customers. In addition, we may not be able to maintain our current distribution relationships or establish and maintain successful relationships with distributors in new geographic distribution areas. Moreover, there is a possibility that we may have to incur additional costs to attract and maintain new customers. Our inability to maintain our sales network or attract additional customers would adversely affect our revenues and financial results.

If any customer accounts for a significant portion of our revenue in our operations, the loss of any such customers or a material decline in the transaction would have an adverse effect on our operating results

Our customers can be categorized into retailer customers and wholesale distributors. Management’s strategy to avoid customer concentration is expanding the customers base by launching a wider range of products while developing new customers with existing products. While a customer had accounted for a significant portion of our revenue in the 2019 fiscal year, for the years ended December 31, 2021 and 2022, there was no customer who accounted for more than 10% of the Company’s total revenue. However, no guarantee could be made that such wide range of client base can always be maintained. If the concentration on customers occurs in our future operations, any decline in such customers’ transaction volume would lower our revenues, which would adversely affect our operating results.

Because we rely on our retailer customers and wholesale distributors for the majority of our sales that distribute our competitors’ products along with our products, we have little control in ensuring those retailers and distributors will not prefer our competitors’ products over ours, which could cause our sales to suffer.

Our ability to establish a market for our products in new geographic areas, as well as maintain and expand our existing markets, is dependent on our ability to establish and maintain successful relationships with reliable distributors and retailers positioned to serve those areas. Most of our distributors and retailers sell and distribute competing products, including non-alcohol and alcohol beverages, and our products may represent a small portion of their business. To the extent that our distributors and retailers prefer to sell our competitors’ products over our products or do not employ sufficient efforts in managing and selling our products, including re-stocking retail shelves with our products, our sales and results of operations could be adversely affected. Our ability to maintain our distribution network and attract additional distributors and retailers will depend on several factors, some of which are outside our control. Some of these factors include: the level of demand for our brands and products in a distribution area; our ability to price our products at levels competitive with those of competing products; and our ability to deliver products in the quantity and at the time ordered by distributors or retailers. If any of the above factors work negatively against us, our sales will likely decline and our results of operations will be adversely affected.

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Because our retail customers and distributors are not required to place minimum orders with us, we need to manage our inventory levels, and it is difficult to predict the timing and amount of our sales.

Our customers are not required to place minimum monthly or annual orders for our products. There is no assurance as to the timing or quantity of purchases by any of our customers or that any of our distributors will continue to purchase products from us in the same frequencies and volumes as they may have in the past. To be able to sell our products on a timely basis, we need to maintain adequate inventory levels of the desired products, but we cannot predict the frequency or size of orders by a substantial portion of our customers. If we fail to meet our shipping schedules, we could damage our relationships with distributors or retailers, increase our shipping costs or cause sales opportunities to be delayed or lost, which would unfavorably impact our future sales and adversely affect our operating results. In addition, if the inventory of our products held by our distributors or retailers is too high, they will not place orders for additional products, which would also unfavorably impact our future sales and adversely affect our operating results.

Our business plan and future growth is dependent in part on our distribution arrangements with retailers and wholesale distributors. If we are unable to effectively implement our business plan and distribution strategy, our results of operations and financial condition could be adversely affected.

We currently have sales arrangements with most of wholesale distributors and retail accounts to distribute our products directly through their venues. However, there are several risks associated with this distribution strategy. We do not have long-term agreements in place with any of these customers and thus, the arrangements are terminable at any time by these retailers or us. Accordingly, we may not be able to maintain continuing relationships with any of these accounts. A decision by any of these retailers to decrease the amount purchased from us or to cease carrying our products could have a material adverse effect on our reputation, financial condition or results of operations. In addition, our dependence on existing major retail accounts may result in pressure on us to reduce our pricing to them or allow significant product discounts. Any increase in our costs for these retailers to carry our product, reduction in price, or demand for product discounts could have a material adverse effect on our profit margin.

We rely on independent suppliers and manufacturers of our products, and such dependence could make management of our marketing and distribution efforts inefficient or unprofitable.

We do not own the plants or the equipment required to make and package the products we sell, and do not directly manufacture our products but instead purchase our products from our independent suppliers who source the products from independent manufacturers. We do not anticipate bringing the manufacturing process in-house in the future. Currently, our products are sourced from approximately 34 independent suppliers. Our ability to attract and maintain effective relationships with our suppliers, and other third parties for the production and delivery of our food and beverage products in a geographic distribution area is important to the success of our operations within each distribution area. Our suppliers may terminate their arrangements with us at any time, in which case we could experience disruptions in our ability to deliver products to our customers. We may not be able to maintain our relationships with current suppliers or establish satisfactory relationships with new or replacement suppliers, whether in existing or new geographic distribution areas. The failure to establish and maintain effective relationships with suppliers or product manufacturers for a distribution area could increase our product supply costs and thereby materially reduce profits realized from the sale of our products in that area. In addition, poor relations with any of our suppliers or product manufacturers could adversely affect the amount and timing of product delivered to our distributors and consumers, which would in turn adversely affect our revenues and financial condition.

As is customary in the food and beverage supply chain industry, we are expected to arrange for our product procurement needs sufficiently in advance of anticipated requirements. We continually evaluate which of our suppliers to utilize based on the cost structure and forecasted demand for the geographic area where our suppliers or product manufacturers are located. To the extent demand for our products exceeds available inventory, or orders are not submitted on a timely basis, we will be unable to fulfill distributor orders on demand. Conversely, we may order more products than warranted by actual demand, resulting in higher storage costs and the potential risk of inventory spoilage. Our failure to accurately predict and manage our supply requirements may impair relationships with our distributors and key accounts, which, in turn, would likely have a material adverse effect on our ability to maintain effective relationships with those distributors and key accounts.

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Management’s ability to implement our business strategy may be slower than expected and we may be unable to generate or sustain profits.

Our business plans, including developing and optimizing our online platform, may not generate profit in the near term or may not become profitable at all, which will result in losses. We may be unable to enter into our intended markets successfully. The factors that could affect our growth strategy include our success in (a) developing our business plan, (b) obtaining new clients, (c) obtaining adequate financing on acceptable terms, and (d) adapting our internal controls and operating procedures to accommodate our future growth.

Our systems, procedures and controls may not be adequate to support the expansion of our business operations. Significant growth will place managerial demands on all aspects of our operations. Our future operating results will depend substantially upon our ability to manage changing business conditions and to implement and improve our technical, administrative and financial controls and reporting systems.

If we are unable to manage our inventory effectively, our operating results could be adversely affected.

Our business requires us to manage inventory effectively. For many products, we depend on our forecasts of demand for and popularity of various products to make purchase decisions and to manage our inventory. Demand for products, however, can change between the time inventory is ordered and the date of sale. Demand may be affected by, among other things, the COVID-19 pandemic, changes in product pricing, promotions, changes in consumer spending patterns, changes in consumer tastes with respect to our products and other factors, and our consumers may not purchase products in the quantities that we expect.

It may be difficult to accurately forecast demand and determine appropriate levels of product supply. We generally do not have the right to return unsold products to our suppliers. If we fail to manage our inventory effectively, we may be subject to a heightened risk of inventory obsolescence, a decline in inventory values, and inventory write-downs or write-offs. In addition, if we may be required to lower sale prices in order to reduce inventory levels, our profit margins might be negatively affected. In addition, our ability to meet customer demand may be negatively impacted by a shortage in inventory due to reduced inventory purchases or disruptions in the supply chain due to a number of factors, including the COVID-19 pandemic. Any failure to manage or accurately forecast demand for our products could adversely affect inventory levels, growth and operating results.

If we fail to effectively manage our product storage or turnovers, the quality and freshness of our products could suffer and our operating results could be adversely affected.

We are subject to risks affecting the food industry generally, including food spoilage, contamination or expiration. In managing our product storage and inventory turnovers, we seek to improve supply chain efficiency, while closely monitor the quality and freshness of food products and effectively reduce inventory losses. While we believe food spoilage or contamination currently does not have a significant impact on our operations, there is no guarantee that our inventory management will always be able to effectively control or reduce contamination or inventory losses of certain products which may be unsuitable for human consumption after a certain period of time, such as seasonings products. Our temperature-controlled storage and transportation systems could fail to function properly and product contamination could occur. Failures to maintain freshness and safety of our products could negatively impact sales and accordingly have an adverse impact on our business and results of operations.

If the products we sell are not safe or otherwise fail to meet our customers’ expectations, we could lose customers, incur liability for any injuries suffered by customers using or consuming our products or otherwise experience a material impact to our brand, reputation and financial performance. We are also subject to reputational and other risks related to third-party sales on our online platforms.

Our customers count on us to provide them with safe food products. Concerns regarding the safety of food that we source from our suppliers or that we sell could cause customers to avoid purchasing certain food products from us, or to seek alternative sources of supply for all of their food needs, even if the basis for the concern is outside of our control. Any lost confidence on the part of our customers would be difficult and costly to reestablish and such products also expose us to product liability or food safety claims. As such, any issue regarding the safety of any food items we sell, regardless of the cause, could adversely affect our brand, reputation and financial performance. Whether laws related to such sales apply to us is currently unsettled and any unfavorable changes could expose us to loss of sales, reduction in transactions and deterioration of our competitive position. In addition, we may face reputational, financial and other risks, including liability, for third-party sales of goods that are controversial, counterfeit or otherwise fail to comply with applicable law. Although we impose contractual terms on sellers that are intended to prohibit sales of certain type of products, we may not be able to detect, enforce, or collect sufficient damages for breaches of such terms. Any of these events could have a material adverse impact on our business and results of operations and impede the execution of our E-Commerce growth strategy.

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We are exposed to risks associated with the distribution of products manufactured by third parties.

We purchase almost all of our products from third-party suppliers, such as wineries, wine and drinking water distributors to supply our products. We do not have full control over the product making activities of the wine and other product producers. Significant delays and defects in our products resulting from the activities of our product makers may have a material adverse effect on our Company’s results of operations and financial condition.

Under the PRC law, for the third party products that we distribute, the third party manufacturers are responsible for the quality of the products. We, however, may still be liable under certain circumstances. For example, product sellers bear tort liabilities for product defects as a result of the seller’s negligence which has caused the consumers’ damages or if the sellers are unable to specify the manufacturer of a defective product. In the event consumers suffer from damages caused by product defects, consumers may seek compensation either from the product manufacturer or from the seller of the products. If a product defect occurs during the manufacturing period and the compensation is paid by a seller, then the seller is entitled to recover losses from the manufacturer. However, if a defect occurs during the selling period and the compensation is paid by the manufacturer, then the manufacturer is entitled to recover losses from the seller. In the event that product defects are caused by the manufacturers, while we have the right to seek recourse against the manufacturers after we pay damages to the consumers, there can be no assurance that we could recover any of our compensation payments we will have made.

We may be subject to product liability claims.

We are a food and beverage product distributor, and the products we sell are not made by us which may contain defects or have quality issues. As a result, sales of such products could expose us to product liability claims relating to personal injury or property damage and may require product recalls or other actions. Third parties subject to such injury or damage may bring claims or legal proceedings against us as the distributor or retailer of the product. Although we would have legal recourse against the manufacturer of such products under applicable law, attempting to enforce our rights against the manufacturer may be expensive, time-consuming and ultimately futile. In addition, we do not currently maintain any third-party liability insurance or product liability insurance in relation to products we sell. As a result, any material product liability claim or litigation could have a material and adverse effect on our business, financial condition and results of operations. Even unsuccessful claims could result in the expenditure of funds and managerial efforts in defending them and could have a negative impact on our reputation.

Our business and financial results depend on the continuous supply and availability of raw materials, and rising raw material, fuel and freight costs as well as freight capacity issues may have an adverse impact on our sales and earnings.

The principal raw materials for the wine products we sell include glass bottles, labels, closures, flavorings, stevia, pure cane sugar and other natural ingredients. The costs of the product ingredients are subject to fluctuation. If any supply of these raw materials is impaired or if prices increase significantly, our business would be adversely affected. Prices of any raw materials or ingredients may continue to rise in the future and we would incur higher supply costs which we may not be able to pass any cost increases on to our customers.

Moreover, industry-wide shortages of certain concentrates, supplements and sweeteners have been experienced could, from time to time in the future, be experienced, which could interfere with and/or delay production and supply of certain of our products we source and could have a material adverse effect on our business and financial results.

In addition, any supply shortage or volatility in the global oil markets would result in unstable fuel and freight prices. Due to the price sensitivity of our products, we may not be able to pass any increased costs on to our customers. At the same time, the economy appears to be returning to pre-pandemic levels resulting in the rise of freight volumes which is exacerbated by carrier failures to meet demands and fleet reductions due to higher transportation demand in China and global logistics service industry. We may be unable to secure available transportation carrier capacity at reasonable rates, which could have a material adverse effect on our operations.

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We rely upon our ongoing relationships with our key suppliers. If we are unable to source our products on acceptable terms from our key suppliers, we could suffer disruptions in our business.

Currently we purchase our alcohol products from eleven major suppliers and food and non-alcohol beverage products from twenty-three major suppliers, and we anticipate that we will purchase our products from others with the intention of developing other sources of supply for our products. The prices of our products are determined by our suppliers and manufacturers and may be subject to change. Consequently, we do not have control over any price increases of the products we sell and may be unable to obtain those products from alternative suppliers on short notice.

In addition, we may not correctly estimate demand for our products. Our ability to estimate demand for our products is imprecise, particularly with new products, and may be less precise during periods of rapid growth, particularly in new markets. If we materially underestimate demand for our products or are unable to secure sufficient product supplies, we might not be able to satisfy demand on a short-term basis. If we must replace a product supplier, we could experience disruptions in our ability to deliver products to our customers or experience a change in the quality or customer appeal of our products, all of which could have a material adverse effect on our results of operations.

We may be unable to obtain or renew required permits, licenses or approvals necessary for our business operations, and could be imposed with fines and penalties for any violations of the license requirements.

We are required to maintain certain permits, licenses and approvals issued by relevant government agencies to operate business in the PRC. Our inability to secure any permits, licenses and approvals in the PRC in a timely manner or at all could result in operational delays, suspensions and/or administrative fines and penalties, which could have a material adverse effect on our operations, results of operations and financial condition.

The Telecommunications Regulations of the PRC issued by the State Council of the PRC, as amended, provide the general framework for the provision of telecommunication services by PRC companies and require a telecommunication service provider in China to obtain an operating license from the Ministry of Industry and Information Technology, or MIIT, or its provincial counterparts, prior to commencement of operations. Our subsidiary, FVT Supply Chain, engages in food, beverage and related product purchases and sales via its online platform. As a provider of online data processing and transaction processing services, FVT Supply Chain is required to obtain a license issued by the relevant telecommunications administrative authorities and has applied for an Electronic Data Interchange (EDI) certificate. The online platform run by FVT Supply Chain was registered and established on August 14, 2019 and put into operations in April 2021. FVT Supply Chain obtained the EDI License on September 30, 2021. Prior to receiving the License, the company was not qualified to operate value-added telecommunication services for several months. Under the Telecommunication Regulation of the People’s Republic of China (2016 Revision), we could be subject to fines and penalties and the income generated before receiving the EDI License could be confiscated. Since our online platform was in the test phase before we obtained the EDI License and income from the platform operations was very small, and we have not received any notice of warning or penalty from the administration agency, we believe that such fines and penalties, if imposed, would not have a material adverse effect on our operations and financial condition. In addition, FVT Supply Chain is also subject to certain certification and registration requirements in connection with its limited product import and export operations. FVT Supply Chain has applied and obtained the relevant certificates and government approvals, including the Record Registration Form for Foreign Trade Business Operators, Customs Declaration Entity Registration Certificate, and Filing Form for Enterprises Applying for Entry-Exit Inspection for the importing and exporting of certain categories of wines. If FVT Supply Chain is unable to obtain the requisite certificates and approvals, the PRC Customs would not perform the Customs declaration, acceptance and release procedures, and the limited product import and export operations conducted by FVT Supply Chain would be delayed, halted or otherwise materially adversely affected.

Pursuant to the Measures for the Administration of Food Business Licenses, businesses engaged in food operations activities without a food business license are subject to penalties imposed under the Food Safety Law of the People’s Republic of China. The Food Safety Law provides, among other things, that any person engages in food production and business activities without a food production and business license shall be subject to confiscation of illegal income and tools, equipment, and other items used in illegal production and operation, and be subject to fines and penalties as set forth in the applicable provisions. Therefore, companies that carry out food related operations before obtaining food business licenses are at risk of being subject to administrative penalties. Our subsidiary, Xixingdao and some of its subsidiaries, had engaged in certain food purchase and sale activities before obtaining their food business licenses. We cannot assure you that the relevant administrative agencies will not impose fines and penalties for our prior sale should they decide to enforce the above PRC license requirements for prior violations. Should our subsidiaries be required to pay fines or penalties, our results of operations and financial condition would be materially adversely affected.

In addition, there is no assurance that we will be able to renew any existing permits, licenses and approvals when they expire or that we will be able to obtain or renew future permits, licenses and approvals in a timely manner, or at all. Further, there can be no assurance that such permits, licenses or approvals will not be revoked for whatever reason by the relevant authorities in the future. Failure to obtain or renew such permits, licenses and approvals as planned could materially and adversely affect our business, results of operations and financial condition.

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We may be subject to penalties under relevant PRC laws and regulations due to failure to make full social security and housing fund contributions for our employees.

Our PRC subsidiaries have not made full contribution to the social security and housing funds for some or all of their employees as required by the relevant social security and housing fund regulations. Pursuant to the Regulation on the Administration of Housing Accumulation Funds, as amended in 2019, the relevant housing fund authority may order an enterprise to pay outstanding contributions within a prescribed time limit. Pursuant to the PRC Social Insurance Law promulgated in 2010 and amended in 2018, the social security authority may order an enterprise to pay the outstanding contributions within a prescribed time limit and may impose penalties if there is a failure to do so. To the extent the relevant authorities determine we have not paid or underpaid, our PRC subsidiaries may be required to pay outstanding contributions and penalties to the extent they did not make full contributions to the social security and housing funds.

In addition, in July 2018, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Reform Plan of the Taxation and Collection Systems of National Taxes and Local Taxes, which states that, effective January 1, 2019, basic pension insurance premiums, basic medical insurance premiums, unemployment insurance premiums, injury insurance premiums and maternity insurance premiums shall be levied by the tax authorities. Under the new system, tax collection is likely to be stringently administrated and enforced.

As of the date hereof, the aggregate amount of unpaid social security and housing fund contributions is approximately RMB1,091,787 (approximately $162,758) and the amount of potential penalties, if levied, is estimated to be RMB172,008 (approximately $25,631). Due to the fact that the payment of social security and housing accumulation funds will reduce the net amounts of the employees’ wages, after consulting with and receiving voluntary waivers from those employees, our PRC subsidiaries decided not to pay social security and housing accumulation funds for those employees in full. As of the date of this prospectus, we have not had any complaints, investigations, lawsuits and arbitration proceedings brought against us by our employees or PRC authorities. In addition, according to the Enterprise Credit Report issued by the government, our subsidiaries are in good standing and have not been warned or administratively penalized for failing to pay social security and housing accumulation funds. Our PRC subsidiaries intend to pay the full social security and housing accumulation funds for employees according to the laws and regulations. With respect to the previously unpaid social security and housing funds of our PRC subsidiaries, our CEO and a major shareholder, Yumin Lin, has provided a personal guarantee that, if the subsidiaries incur any losses due to our subsidiaries’ failure to pay full contributions, he would be jointly liable for the payment to compensate any losses the Company may incur. For the reasons stated above, we don’t believe that our subsidiaries’ business and operations would be materially adversely affected by previous nonpayment of full social security and housing accumulation fund contributions. Nevertheless, there can be no assurance that our subsidiaries will not be required to pay all of the previously delinquent social insurance and housing fund contribution amounts and associated administrative penalties or that any financial losses our subsidiaries may suffer will actually be borne by Mr. Lin through his personal guarantee.

Failure to manage our growth could strain our operational and other resources, which could materially and adversely affect our business and prospects.

Since 2018, our business has experienced significant growths through acquisitions and product diversification. Our growth strategy includes increasing market penetration of our existing products and services, identifying and developing new products, and increasing distribution channels and customers we serve. Pursuing these strategies has resulted in, and will continue to result in substantial demands on our capital and operating resources. In particular, the management of our growth will require, among other things:

●	successful integration of our existing operations and acquired businesses;

●	stringent cost controls and adequate liquidity;

●	strengthening of financial and risk controls;

●	increased marketing, sales and support activities; and

●	retaining, training and hiring qualified employees and professionals.

If we are not able to manage our growth successfully, our business, financial condition and operating results would be materially and adversely affected.

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If we are unable to maintain brand image and product quality, or if we encounter other product issues such as product recalls, our business may suffer.

Our success depends on our ability to maintain brand reputation for our existing products and effectively build up brand image for new products and brand extensions. There can be no assurance, however, that additional expenditures on advertising and marketing will have the desired impact on our products’ brand image and on consumer preferences. Product quality issues or allegations of product contamination, even when false or unfounded, could tarnish the image of the affected brands and may cause consumers to choose other products. In addition, because of changing government regulations or their implementation, we may be required from time to time to recall products entirely or from specific markets. Product recalls could affect our profitability and could negatively affect brand image.

The inability to attract and retain key personnel would directly affect our efficiency and results of operations.

Our success depends on our ability to attract and retain highly qualified employees in such areas as distribution, sales, marketing and finance. We compete to hire new employees, and, in some cases, must train them and develop their skills and competencies. Our operating results could be adversely affected by increased costs due to increased competition for employees, higher employee turnover or increased employee benefit costs. Any unplanned turnover, particularly involving our key personnel, could negatively impact our operations, financial condition and employee morale.

Our inability to protect our trademarks and trade secrets may prevent us from successfully marketing our products and competing effectively.

Failure to protect our intellectual property could harm our brand and our reputation, and adversely affect our ability to compete effectively. Further, enforcing or defending our intellectual property rights, including our trademarks, copyrights, licenses and trade secrets, could result in the expenditure of significant financial and managerial resources. We regard our intellectual property, particularly our trademarks and trade secrets to be of considerable value and importance to our business and our success. We rely on a combination of trademark, copyright, patent and trade secrecy laws, confidentiality procedures and contractual provisions to protect our intellectual property rights. In addition, there can be no assurance that other parties will not assert infringement claims against us, and we may have to pursue litigation against other parties to assert our rights. Any such claim or litigation could be costly. In addition, any event that would jeopardize our proprietary rights or any claims of infringement by third parties could have a material adverse effect on our ability to market or sell our brands or profitably exploit our products.

If we are unable to maintain effective disclosure controls and procedures and internal control over financial reporting, our stock price and investor confidence in us could be materially and adversely affected.

We are required to maintain both disclosure controls and procedures and internal control over financial reporting that are effective. Because of its inherent limitations, internal control over financial reporting, however well designed and operated, can only provide reasonable, and not absolute, assurance that the controls will prevent or detect misstatements. Because of these and other inherent limitations of control systems, there is only the reasonable assurance that our controls will succeed in achieving their goals under all potential conditions. The failure of controls by design deficiencies or absence of adequate controls could result in a material adverse effect on our business and financial results.

While we are not aware of any data breach in the past, cyber-attacks, computer viruses or any future failure to adequately maintain security and prevent unauthorized access to electronic and other confidential information could result in a data breach which could materially adversely affect our reputation, financial condition and operating results.

The protection of our customers’, business partners’, our Company’s and employees’ data is critically important to us. Our customers, business partners, and employees expect we will adequately safeguard and protect their sensitive personal and business information. We have become increasingly dependent upon automated information technology processes. Improper activities by third parties, exploitation of encryption technology, data-hacking tools and discoveries and other events or developments may result in a future compromise or breach of our networks, payment terminals or other settlement systems. In particular, the techniques used by criminals to obtain unauthorized access to sensitive data change frequently and often are not recognized until launched against a target; accordingly, we may be unable to anticipate these techniques or implement adequate preventative measures. There can be no assurance that we will not suffer a criminal cyber-attack in the future, that unauthorized parties will not gain access to personal or business information or sensitive data, or that any such incident will be discovered in a timely manner.

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We also face indirect technology, cybersecurity and operational risks relating to the third parties whom we work with to facilitate our business activities, including, among others, third-party online service providers who manage accounts for our customers and external cloud service provider. As a result of increasing consolidation and interdependence of technology systems, a technology failure, cyber-attack or other information or security breach that significantly compromises the systems of one entity could have a material impact on its counterparties. Any cyber-attack, computer viruses, physical or electronic break-ins or similar disruptions of such third-party service providers could adversely affect our operations and could result in misappropriation of funds of our customers.

Security breaches or unauthorized access to confidential information could also expose us to liability related to the loss of the information, time-consuming and expensive litigation and negative publicity. If security measures are breached because of third-party action, employee error, malfeasance or otherwise, or if design flaws in our technology infrastructure are exposed and exploited, our relationships with customers and cooperation partners could be severely damaged, we could incur significant liability and our business and operations could be adversely affected.

We are substantially dependent upon our senior management and key information technology and development personnel.

We are highly dependent on our senior management to manage our business and operations and our marketing and distribution personnel for the sale of products. In particular, we rely substantially on members of our senior management, including Chief Executive Officer, Yumin Lin, and Chief Financial Officer, Kaihong Lin, and executives at our key subsidiaries to manage our operations.

While we provide the legally required personal insurance for the benefit of our employees, we do not maintain key man life insurance on any of our senior management or key personnel. The loss of any one of them would have a material adverse effect on our business and operations. Competition for senior management and our other key personnel is intense and the pool of suitable candidates is limited. We may be unable to locate a suitable replacement for any senior management or key personnel that we lose. In addition, if any member of our senior management or key personnel joins a competitor or forms a competing company, they may compete with us for customers, business partners and other key professionals and staff members of our Company. Although each of our senior management and key personnel has signed a confidentiality agreement in connection with their employment with us, we cannot assure you that we will be able to successfully enforce these provisions in the event of a dispute between us and any member of our senior management or key personnel.

We compete for qualified personnel with other food supply chain companies. Intense competition for these personnel could cause our compensation costs to increase, which could have a material adverse effect on our results of operations. Our future success and ability to grow our business will depend in part on the continued service of these individuals and our ability to identify, hire and retain additional qualified personnel. If we are unable to attract and retain qualified employees, we may be unable to meet our business and financial goals.

We are dependent upon the services of experienced personnel who possess skills that are valuable in our industry, and we may have to actively compete for their services.

We are heavily dependent upon our ability to attract, retain and motivate skilled personnel to serve our customers. Many of our personnel possess skills that would be valuable to all companies engaged in our industry. Consequently, we expect that we will have to actively compete for these employees. Some of our competitors may be able to pay our employees more than we are able to pay to retain them. Our ability to profitably operate is substantially dependent upon our ability to locate, hire, train and retain our personnel. There can be no assurance that we will be able to retain our current personnel, or that we will be able to attract and assimilate other personnel in the future. If we are unable to effectively obtain and maintain skilled personnel, the development and quality of our services could be materially impaired.

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If we fail to protect our intellectual property rights, it could harm our business and competitive position.

We rely on a combination of trademark, copyright, patent and trade secret laws, non-disclosure agreements and other methods to protect our intellectual property rights. We own a number of trademarks, copyrights and Internet domain names in China, most of which have been properly registered with regulatory agencies such as the State Intellectual Property Office and Trademark Office. Some of the trademarks that are being used by our subsidiaries, Xixingdao and its subsidiaries, are owned by Mr. Yuwen Li, one of our shareholders, who has authorized us to use these trademarks. We have entered into an agreement with Mr. Li with the intent of transferring the ownership of those trademarks to us from Mr. Li. However, we have not been able to complete the transfer registration and our subsidiaries continue to use those trademarks at no cost with Mr. Li’s permission. Our intellectual property has allowed our products to earn market share in the food supply chain industry.

We also rely on trade secret rights to protect our business through non-disclosure agreements with certain employees. If any of our employees breach their non-disclosure obligations, we may not have adequate remedies in China, and our trade secrets may become known to our competitors. In accordance with Chinese intellectual property laws and regulations, we will have to renew our trademarks once the terms expire.

Implementation of PRC intellectual property-related laws has historically been lacking, primarily because of ambiguities in the PRC laws and enforcement difficulties. Accordingly, intellectual property rights and confidentiality protections in China may not be as effective as in the United States or other western countries. Furthermore, policing unauthorized use of proprietary technology is difficult and expensive, and we may need to resort to litigation to enforce or defend our intellectual property rights, or to determine the enforceability, scope and validity of our proprietary rights or those of others. Such litigation and an adverse determination in any such litigation, if any, could result in substantial costs and diversion of resources and management attention, which could harm our business and competitive position.

We may be exposed to intellectual property infringement and other claims by third parties which, if successful, could disrupt our business and have a material adverse effect on our financial condition and results of operations.

Our success depends, in large part, on our ability to use and develop our intellectual property without infringing third party intellectual property rights. If we sell our branded products internationally, and as litigation becomes more common in China, we face a higher risk of being the subject of claims for intellectual property infringement, invalidity or indemnification relating to other parties’ proprietary rights. Our current or potential competitors, many of which have substantial resources and have made substantial investments in competing technologies, may have or may obtain patents that will prevent, limit or interfere with our ability to make, use or sell our branded products in either China or other countries, including the United States and other countries in Asia. In addition, the defense of intellectual property suits, including patent infringement suits, and related legal and administrative proceedings can be both costly and time consuming and may significantly divert the efforts and resources of our technical and management personnel. Furthermore, an adverse determination in any such litigation or proceedings to which we may become a party could cause us to:

●	pay damage awards;

●	seek licenses from third parties;

●	pay ongoing royalties; or

●	be restricted by injunctions.

Each of which could effectively prevent us from pursuing some or all of our business and result in our customers or potential customers deferring or limiting their purchase or use of our branded products, which could have a material adverse effect on our financial condition and results of operations.

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We may not maintain sufficient insurance coverage for the risks associated with our business operations. As a result, we may incur uninsured losses.

We do not have any insurance of such as business liability or disruption insurance coverage for our operations in the PRC. As a result, we may incur uninsured liabilities and losses as a result of the conduct of our business. There can be no guarantee that we will be able to obtain additional insurance coverage in the future, and even if we are able to obtain additional coverage, we may not carry sufficient insurance coverage to satisfy potential claims. Should uninsured losses occur, it could adversely affect our business, results of operations and financial condition.

Provisions in the Nevada Revised Statutes and our Bylaws could make it very difficult for an investor to bring any legal actions against our directors or officers for violations of their fiduciary duties or could require us to pay any amounts incurred by our directors or officers in any such actions.

Members of our board of directors and our officers will have no liability for breaches of their fiduciary duty of care as a director or officer, except in limited circumstances, pursuant to provisions in the Nevada Revised Statutes and our Bylaws as authorized by the Nevada Revised Statutes. Specifically, Section 78.138 of the Nevada Revised Statutes provides that a director or officer is not individually liable to the company or its shareholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless it is proven that (1) the director’s or officer’s act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and (2) his or her breach of those duties involved intentional misconduct, fraud or a knowing violation of law. This provision is intended to afford directors and officers protection against and to limit their potential liability for monetary damages resulting from suits alleging a breach of the duty of care by a director or officer. Accordingly, you may be unable to prevail in a legal action against our directors or officers even if they have breached their fiduciary duty of care. In addition, we are allowed to indemnify our directors and officers from and against any and all costs, charges and expenses resulting from their acting in such capacities with us. If you were able to enforce an action against our directors or officers, in all likelihood, we would be required to pay any expenses they incurred in defending the lawsuit and any judgment or settlement they otherwise would be required to pay. Accordingly, our indemnification obligations could divert needed financial resources and may adversely affect our business, financial condition, results of operations and cash flows, and adversely affect prevailing market prices for our common stock.

Risks Related to Doing Business in China

China’s political climate and economic conditions, as well as changes in government policies, laws and regulations which may be quick with little advance notice, could have a material adverse effect on our business, financial condition and results of operations.

Our business, financial condition, results of operations and prospects are subject, to a significant extent, to economic, political and legal developments in China. For example, as a result of recent proposed changes in the cybersecurity regulations in China that would require certain Chinese technology firms to undergo a cybersecurity review before being allowed to list on foreign exchanges, this may have the effect of further narrowing the list of potential businesses in China’s consumer, technology and mobility sectors that we intend to focus on for our business combination or the ability of the combined entity to list in the United States.

China’s economy differs from the economies of most developed countries in many respects, including the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. While the PRC economy has experienced significant growth in the past two to three decades, growth has been uneven, both geographically and among various sectors of the economy. Demand for target services and products depends, in large part, on economic conditions in China. Any slowdown in China’s economic growth may cause our potential customers to delay or cancel their plans to purchase our services and products, which in turn could reduce our net revenues.

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Although China’s economy has been transitioning from a planned economy to a more market-oriented economy since the late 1970s, the PRC government continues to play a significant role in regulating industry development by imposing industrial policies. The PRC government also exercises significant control over China’s economic growth through allocating resources, controlling the incurrence and payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. Changes in any of these policies, laws and regulations may be quick with little advance notice and could adversely affect the economy in China and could have a material adverse effect on our business and the value of our common stock.

The PRC government has implemented various measures to encourage foreign investment and sustainable economic growth and to guide the allocation of financial and other resources. However, we cannot assure you that the PRC government will not repeal or alter these measures or introduce new measures that will have a negative effect on us, or more specifically, we cannot assure you that the PRC government will not initiate possible governmental actions or scrutiny to us, which could substantially affect our operation and the value of our common stock may depreciate quickly. China’s social and political conditions may change and become unstable. Any sudden changes to China’s political system or the occurrence of widespread social unrest could have a material adverse effect on our business and results of operations.

Uncertainties in the PRC legal system and the interpretation and enforcement of PRC laws and regulations could limit the legal protections available to us and our investors, and rules and regulations in China can change quickly with little advance notice. Such uncertainties could cause our shares to significantly decline in value or become worthless.

We conduct substantially all of our business through our subsidiaries in China. Our operations in China are governed by PRC laws and regulations. Our PRC subsidiaries are generally subject to laws and regulations applicable to foreign investments in China and, in particular, laws and regulations applicable to wholly foreign-owned enterprises. The PRC legal system is based on statutes. Prior court decisions may be cited for reference but have limited precedential value.

Since 1979, PRC legislation and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China. However, China has not developed a fully integrated legal system and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. In particular, because of the limited volume of published decisions and their nonbinding nature, the interpretation and enforcement of these laws and regulations involve uncertainties. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory provisions and contractual terms, it may be difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy. These uncertainties may affect our judgment on the relevance of legal requirements and our ability to enforce our contractual rights or tort claims. In addition, these regulatory uncertainties may be exploited through unmerited or frivolous legal actions or threats in attempts to extract payments or benefits from us.

In addition, the PRC legal system is based in part on government policies and internal rules (some of which are not published on a timely basis or at all) that may change quickly with little advance notice or have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until sometime after the violation. On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to enhance its enforcement against illegal activities in the securities markets and promote the high-quality development of capital markets, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law enforcement and judicial cooperation, to enhance supervision over Chinese companies listed overseas, and to establish and improve the system of extraterritorial application of the Chinese securities laws. Since this document is relatively new, uncertainties exist as to how soon legislative or administrative regulation-making bodies will respond and what existing or new laws, regulations or detailed implementations and interpretations will be modified or promulgated or mo and the potential impact such modified or new laws and regulations will have on companies like us. It is especially difficult for us to accurately predict the potential impact on us of new legal requirements in mainland China because the Chinese legal system is a civil law system based on written statutes. Unlike the common law system, prior court decisions under the civil law system may be cited for reference but have limited precedential value.

Such uncertainties, including any inability to enforce our contracts, together with any development or interpretation of PRC law that is adverse to us, could materially and adversely affect our business and operations. Furthermore, intellectual property rights and confidentiality protections in China may not be as effective as in the United States or other more developed countries. We cannot predict the effect of future developments in the PRC legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the preemption of local regulations by national laws. These uncertainties could limit the legal protections available to us and our investors, including you. Such uncertainties could cause the value of such securities to significantly decline or be worthless.

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The Chinese government may intervene or influence the operation of our PRC subsidiaries and exercise significant oversight and discretion over the conduct of their business and may intervene in or influence their operations at any time, or may exert more control over securities offerings conducted overseas and/or foreign investment in China-based issuers, which could result in a material change in operations of our PRC subsidiaries and/or the value of our common stock.

The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to securities regulation, data protection, cybersecurity and mergers and acquisitions and other matters. The central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations.

Government actions in the future could significantly affect economic conditions in China or particular regions thereof, and could require us to materially change our operating activities or divest ourselves of any interests we hold in Chinese assets. Our business may be subject to various government and regulatory interference in the areas in which we operate. We may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. Our operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to our business or industry.

Given recent statements by the Chinese government indicating an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, any such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or become worthless.

Recently, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Severely Cracking Down on Illegal Securities Activities According to Law, or the Opinions, which was made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies. Effective measures, such as promoting the construction of relevant regulatory systems, will be taken to deal with the risks and incidents of China-based overseas listed companies. As of the date of this prospectus, we have not received any inquiry, notice, warning, or sanctions from PRC government authorities in connection with the Opinions.

On June 10, 2021, the Standing Committee of the National People’s Congress of China, or the SCNPC, promulgated the Data Security Law, which took effect in September 2021. The PRC Data Security Law imposes data security and privacy obligations on entities and individuals carrying out data activities, and introduces a data classification and hierarchical protection system based on the importance of data in economic and social development, and the degree of harm it will cause to national security, public interests, or legitimate rights and interests of individuals or organizations when such data is tampered with, destroyed, leaked, illegally acquired or used. The PRC Data Security Law also provides for a national security review procedure for data activities that may affect national security and imposes export restrictions on certain data an information. The law provides for privacy obligations of entities and individuals carrying out data activities, prohibits entities and individuals in China from providing any foreign judicial or law enforcement authority with any data stored in China without approval from the competent PRC authority, and sets forth the legal liabilities of entities and individuals found to be in violation of their data protection obligations, including rectification order, warning, fines of up to RMB10 million, suspension of relevant business, and revocation of business permits or licenses.

In early July 2021, regulatory authorities in China launched cybersecurity investigations with regard to several China-based companies that are listed in the United States. The Chinese cybersecurity regulator announced on July 2 that it had begun an investigation of Didi Global Inc. (NYSE: DIDI) and two days later ordered that the company’s app be removed from smartphone app stores. On July 5, 2021, the Chinese cybersecurity regulator launched the same investigation on two other Internet platforms, China’s Full Truck Alliance of Full Truck Alliance Co. Ltd. (NYSE: YMM) and Boss of KANZHUN LIMITED (Nasdaq: BZ). On July 24, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly released the Guidelines for Further Easing the Burden of Excessive Homework and Off-campus Tutoring for Students at the Stage of Compulsory Education, pursuant to which foreign investment in such firms via mergers and acquisitions, franchise development, and variable interest entities are banned from that sector.

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On July 10, 2021, the CAC released the Cybersecurity Review Measures (Revised Draft for Solicitation of Comments), or the Revised Cybersecurity Measures, pursuant to which operator holding more than one million users/users’ (which is to be further specified) individual information shall be subject to cybersecurity review before listing abroad. The cybersecurity review will evaluate, among others, the risk of critical information infrastructure, core data, important data, or a large amount of personal information being influenced, controlled or maliciously used by foreign governments after going public overseas. The procurement of network products and services, data processing activities and overseas listing should also be subject to cybersecurity review if they concern or potentially pose risks to national security. According to the effective Cybersecurity Review Measures, online platform/website operators of certain industries may be identified as critical information infrastructure operators by the CAC, once they meet standard as stated in the National Cybersecurity Inspection Operation Guide, and such operators may be subject to cybersecurity review. The scope of business operations and financing activities that are subject to the Revised Cybersecurity Measures and the implementation thereof is not yet clear. As of the date of this prospectus, we have not been informed by any PRC governmental authority of any requirement that we file for approval in connection with an offering of our common stock.

On August 17, 2021, the State Council promulgated the Regulations on the Protection of the Security of Critical Information Infrastructure, or the Regulations, which took effect on September 1, 2021. The Regulations supplement and specify the provisions on the security of critical information infrastructure as stated in the Cybersecurity Review Measures. The Regulations provide, among others, that protection department of certain industry or sector shall notify the operator of the critical information infrastructure in time after the identification of certain critical information infrastructure.

On August 20, 2021, the SCNPC adopted the Personal Information Security Law, which took effect on November 1, 2021. The Personal Information Protection Law includes the basic rules for personal information processing, the rules for cross-border provision of personal information, the rights of individuals in personal information processing activities, the obligations of personal information processors, and the legal responsibilities for illegal collection, processing, and use of personal information. As the first systematic and comprehensive law specifically for the protection of personal information in the PRC, the Personal Information Protection Law provides, among others, that (i) an individual’s consent shall be obtained to use sensitive personal information, such as biometric characteristics and individual location tracking, (ii) personal information operators using sensitive personal information shall notify individuals of the necessity of such use and impact on the individual’s rights, and (iii) where personal information operators reject an individual’s request to exercise his or her rights, the individual may file a lawsuit with a People’s Court.

On December 28, 2021, the CAC, NDRC, and other government agencies jointly issued the Revised Measures for Cybersecurity Review Measures, or the Revised Cybersecurity Measures, which will take effect and replace the previously issued Revised Measures for Cybersecurity Review on February 15, 2022. Under the Revised Cybersecurity Measures, an “online platform operator” in possession of personal data of more than one million users must apply for a cybersecurity review if it intends to list its securities on a foreign stock exchange. The operators of critical information infrastructure purchasing network products and services, and the online platform operators (together with the operators of critical information infrastructure, the “Operators”) carrying out data processing activities that affect or may affect national security, shall conduct a cybersecurity review, and any online platform operator who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country.

With regard to the current effective data security management regulations, we don’t believe that we are required to conduct data security review for listing overseas. However, according to the Regulations on Network Data Security Management (Draft for Comment), as an overseas listed company, we will be required to conduct an annual data security review and to comply with the relevant reporting obligations. We have been closely monitoring the development in the regulatory landscape in China, particularly regarding the requirement of approvals, including on a retrospective basis, from the CSRC, the CAC or other PRC authorities with respect to this offering, as well as regarding any annual data security review or other procedures that may be imposed on us. If any approval, review or other procedure is in fact required, we cannot assure you that we will be able to obtain such approval or complete such review or other procedure timely or at all. For any approval that we may be able to obtain, it could nevertheless be revoked and the terms of its issuance may impose restrictions on our operations and offerings relating to our securities. The regulatory requirements with respect to cybersecurity and data privacy are constantly evolving and can be subject to varying interpretations, and significant changes, resulting in uncertainties about the scope of our responsibilities in that regard. Failure to comply with the cybersecurity and data privacy requirements in a timely manner, or at all, may subject us to government enforcement actions and investigations, fines, penalties, suspension or disruption of our operations, among other things.

Given that the above referenced laws, regulations and policies were recently promulgated or publicly released, their interpretation, application and enforcement are subject to substantial uncertainties.

Recent regulatory developments in China, including greater oversight and control by the CAC over data security, may subject us to additional regulatory review, and any actions by the Chinese government to exert more oversight and control over foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

Recent statements by the Chinese government have indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investments in China based issuers. The PRC government recently initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, among other things, including adopting new measures to extend the scope of cybersecurity reviews, cracking down on illegal activities in the securities market, and expanding the efforts in anti-monopoly enforcement. The PRC government is increasingly focused on data security, recently launching cybersecurity review against a number of mobile apps operated by several U.S.-listed Chinese companies and prohibiting these apps from registering new users during the review period. We are subject to various risks and costs related to the collection, use, sharing, retention, security, and transfer of confidential and private information, such as personal information and other data. Such covered data is wide ranging and relates to our investors, employees, contractors and other third parties. The relevant PRC laws apply not only to third-party transactions, but also to transfers of information between FVTI Nevada, offshore subsidiaries, our PRC subsidiaries, and other parties with which we have commercial relations.

The PRC regulatory and enforcement regime with regard to privacy and data security is evolving. The PRC Cybersecurity Law, which was promulgated on November 7, 2016 and became effective on June 1, 2017, provides that personal information and important data collected and generated by operators of critical information infrastructure in the course of their operations in the PRC should be stored in the PRC, and the law imposes heightened regulation and additional security obligations on operators of critical information infrastructure.

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On July 10, 2021, the CAC issued the Revised Cybersecurity Measures for public comments. According to the Revised Cybersecurity Measures, the scope of cybersecurity reviews is extended to data processing operators engaging in data processing activities that affect or may affect national security. The Revised Cybersecurity Measures further require that any operator applying for listing on a foreign exchange must go through cybersecurity review if it possesses personal information of more than one million users. A cybersecurity review assesses potential national security risk that may be brought about by any procurement, data processing, or overseas listing. The review focuses on several factors, including, among others, (i) the risk of theft, leakage, corruption, illegal use or export of any core or important data, or a large amount of personal information, and (ii) the risk of any critical information infrastructure, core or important data, or a large amount of personal information being affected, controlled or maliciously exploited by a foreign government after a company is listed overseas.

On November 14, 2021, the CAC published the Regulations of Internet Data Security Management (Draft for Comments), which further regulate the internet data processing activities and emphasize the supervision and management of network data security, and further stipulate the obligations of internet platform operators, such as to establish a system for disclosure of platform rules, privacy policies and algorithmic strategies related to data. Specifically, the draft regulations require data processors to, among others, (i) adopt immediate remediation measures when finding that network products and services they use or provide have security defects and vulnerabilities, or threaten national security or endanger public interest, and (ii) follow a series of detailed requirements with respect to processing of personal information, management of important data and proposed overseas transfer of data. In addition, the draft regulations require data processors handling important data or the data processors to be listed overseas to complete an annual data security assessment and file a data security assessment report to applicable regulators. Such annual assessment, as required by the draft regulations, would encompass areas including, but not limited to, the status of important data processing, data security risks identified and the measures adopted, the effectiveness of data protection measures, the implementation of national data security laws and regulations, data security incidents that occurred and their handling, and a security assessment with respect to sharing and provision of important data overseas. As of the date of this prospectus, the draft regulations have been released for public comment only and have not been formally adopted. The final provisions and the timeline for its adoption are subject to changes and uncertainties.

We currently operate an online trading platform, primarily engaged in sales of products to our customers in China, where our customers can register as members first, and then search for, purchase or sell any desired food and beverage products. Our online platform collects and transmits product, supplier and customer information and data. Since our online trading platform has only been in operation for about a year, we are in the process of studying the newly issued rules and regulations governing cybersecurity and data protection and the industry best practice, as well as assessing the extent to which our information and data system is not in full compliance with the various requirements under the newly proposed regulations. Based on the preliminary assessment, our management has determined that we are not in full compliance with those new proposed rules. For example, we have not consistently informed users of the purpose, method and scope of personal information and data collections and uses. We also have not fully implemented the measures designed by us to provide additional security to personal information obtained and stored by us through our online platform. As of the date of this prospectus, the proposed rules have not been adopted and thus we are not subject to those requirements in the proposed rules. However, if the final rules are adopted as proposed, we intend to fully comply with the requirements of the regulations.

We are committed to taking the necessary actions to satisfy the effective personal information protection and internet data security regulatory requirements. We have designed a user information protection mechanism, which includes seven detailed personal information and data security protection measures. We have implemented some of those measures while are in the process of completing the execution of others. We intend to fully comply with the following requirements should the final rules are issued as proposed: (a) enter into user information collection, storage and use rules and privacy agreements with all users, (b) fully inform users of the purpose, method and scope of personal information and data collection, (c) provide channels for inquiring stored personal information and correcting inaccuracies in information and data, and (d) remediate for violations of personal information and data security protection policies and guidelines, among other things.

On December 28, 2021, the CAC, NDRC, and several other agencies jointly issued the final version of the Revised Measures for Cybersecurity Review, or the Revised Cybersecurity Measures, which took effect on February 15, 2022 and replaced the previously issued Revised Measures for Cybersecurity Review. Under the Revised Cybersecurity Measures, an “online platform operator” in possession of personal data of more than one million users must apply for a cybersecurity review if it intends to list its securities on a foreign stock exchange. The operators of critical information infrastructure purchasing network products and services, and the online platform operators (together with the operators of critical information infrastructure, the “Operators”) carrying out data processing activities that affect or may affect national security, shall conduct a cybersecurity review, and any online platform operator who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country. Pursuant to the Revised Cybersecurity Measures, we don’t believe we will be subject to the cybersecurity review by the CAC, given that (i) we possess personal information of a relatively small number of users (less than 12,000 users) in our business operations as of the date of this prospectus, significantly less than the one million user threshold set for a data processing operator applying for listing on a foreign exchange that is required to pass such cybersecurity review; and (ii) data processed in our business does not have a bearing on national security and thus shall not be classified as core or important data by the authorities. We don’t believe that we are an Operator within the meaning of the Revised Cybersecurity Measures, nor do we control more than one million users’ personal information, and as such, we should not be required to apply for a cybersecurity review under the Revised Cybersecurity Measures.

However, there remains uncertainty as to how the Revised Cybersecurity Measures may be interpreted or implemented and whether the PRC regulatory agencies, including the CAC, may adopt new rules and regulations related to the Revised Cybersecurity Measures. For example, there is still no clear definition of “online platform operator”. Whether the data processing activities carried out by traditional enterprises (such as food, medicine, manufacturing and merchandise sales enterprises) are subject to such review and the scope of the review remain to be further clarified by the regulatory authorities in the subsequent implementation process. If any new laws, regulations, implementation measures or interpretation are adopted, we may need to take further actions and invest resources to comply with such new rules and to minimize any potential negative effects on us. In addition, if the number of our online platform users increases to a level close to one million, we would expect to prepare for the required cybersecurity review procedure and approval from the PRC government.

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Furthermore, the CAC released the draft of the Regulations on Network Data Security Management (Draft for Comment) in November 2021 for public consultation, which among other things, stipulates that a data processor listed overseas must conduct an annual data security review by itself or by engaging a data security service provider and submit the annual data security review report for a given year to the municipal cybersecurity department before January 31 of the following year. If the draft Regulations on Network Data Security Management are enacted in the current form, we, as an overseas listed company, will be required to carry out an annual data security review and comply with the relevant reporting obligations.

In summary, with regard to the current effective data security management regulations, we don’t believe that we are required to conduct data security review for listing overseas. However, according to the Regulations on Network Data Security Management (Draft for Comment), as an overseas listed company, we will be required to conduct an annual data security review and to comply with the relevant reporting obligations. We have been closely monitoring the development in the regulatory landscape in China, particularly regarding the requirement of approvals, including on a retrospective basis, from the CSRC, the CAC or other PRC authorities with respect to this offering, as well as regarding any annual data security review or other procedures that may be imposed on us. If any approval, review or other procedure is in fact required, we cannot assure you that we will be able to obtain such approval or complete such review or other procedure timely or at all. For any approval that we may be able to obtain, it could nevertheless be revoked and the terms of its issuance may impose restrictions on our operations and offerings relating to our securities. Any actions by the Chinese government to exert more oversight and control over foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

The regulatory requirements with respect to cybersecurity and data privacy are constantly evolving and can be subject to varying interpretations, and significant changes, resulting in uncertainties about the scope of our responsibilities in that regard. Failure to comply with the cybersecurity and data privacy requirements in a timely manner, or at all, may subject us to government enforcement actions and investigations, fines, penalties, suspension or disruption of our operations, among other things.

Compliance with the PRC Cybersecurity Law, the PRC National Security Law, the Data Security Law, the Personal Information Protection Law, the Cybersecurity Review Measures, as well as additional laws and regulations that PRC regulatory bodies may enact in the future, may result in additional expenses to us and subject us to negative publicity, which could harm our reputation among users and negatively affect the trading price of our shares in the future. There are also uncertainties with respect to how the PRC Cybersecurity Law, the PRC National Security Law and the Data Security Law will be implemented and interpreted in practice. PRC regulators, including the Ministry of Public Security, the MIIT, the SAMR and the CAC, have been increasingly focused on regulation in the areas of data security and data protection, including for mobile apps, and are enhancing the protection of privacy and data security by rule-making and enforcement actions at national and local levels. We expect that these areas will receive greater and continued attention and scrutiny from regulators and the public going forward, which could increase our compliance costs and subject us to heightened risks and challenges associated with data security and protection. If we are unable to manage these risks, we could become subject to penalties, including fines, suspension of business, prohibition against new user registration (even for a short period of time) and revocation of required licenses, and our reputation and results of operations could be materially and adversely affected.

If the Chinese government determines that our corporate structure does not comply with Chinese regulations, or if Chinese regulations change or are interpreted differently in the future, Chinese regulatory authorities could disallow our current operating structure, which would likely result in a material change in our operations and/or a material change in the value of the securities we are registering for sale, including that it could cause the value of such securities to significantly decline or become worthless.

Our business in China, through the operations of our PRC subsidiaries, are governed by PRC law, including PRC foreign investment laws and regulations, among others. On January 1, 2020, the PRC Foreign Investment Law, or the Foreign Investment Law, and the Regulations for Implementation of the Foreign Investment Law of the People’s Republic of China, or the Implementation Regulations, came into effect and replaced the trio of prior laws regulating foreign investment in China, namely, the Sino-foreign Equity Joint Venture Enterprise Law, the Sino-foreign Cooperative Joint Venture Enterprise Law and the Wholly Foreign-invested Enterprise Law, together with their implementation rules and ancillary regulations. The relevant PRC Telecommunications Regulations require a telecommunication service provider in China to obtain an operating license from the Ministry of Industry and Information Technology, or MIIT, or its provincial counterparts, prior to commencement of operations. Foreign direct investment in telecommunications companies in China is governed by the Administrative Rules on Foreign-invested Telecommunications Enterprises, or the FITE Regulations, which was issued by the State Council on December 11, 2001 and amended on February 6, 2016. On March 29, 2022, the State Council issued the Decision on Revising or Abolishing Some Administrative Regulations which will take effective May 1, 2022, made certain significant changes to the 2016 FITE Regulations. Under the 2016 FITE Regulations, a foreign investor who invests in a value-added telecommunications business in the PRC must possess prior experience in and a proven track record of operating value-added telecommunications businesses overseas (the “Qualification Requirements”), while the 2022 Decision repeals the Qualification Requirements. Therefore, the restrictions of Qualification Requirements no longer apply to foreign investors. Investments in the PRC by foreign investors and foreign-invested enterprises are also regulated by the Catalogue of Industries in which Foreign Investment is Encouraged (2020 Edition), or the 2020 Catalogue, and the Special Administrative Measures for Foreign Investment Access (Negative List 2021), or the 2021 Negative List. Under the Circular on Loosening the Restriction on Foreign Shareholdings in Online Data Processing and Transaction Processing Business (for E-commerce), or Circular 196, issued by MIIT on June 19, 2015, foreign investors may hold up to 100% of all equity interest in an online data processing and transaction processing business operating e-commerce in China. Apart from e-commerce, the 2021 Negative List also provides that foreign investors may hold 100% equity interest in domestic multi-party communications, data collection and transmission services and call centers. Pursuant to these laws and regulations, we are permitted, through our subsidiaries, to engage in food and related product purchases and sales via online platforms as a provider of online data processing and transaction processing services. However, the relevant PRC foreign investment regulations are still evolving, and there have been limited guidance and interpretation with respect to these new rules and regulations.

In July 2021, the Chinese government provided new guidance on Chinese companies raising capital outside of mainland China, including through arrangements called variable interest entities, or VIEs. Currently, our corporate structure contains no variable interest entities and we are not in an industry that is subject to foreign ownership limitations in mainland China. However, there are uncertainties with respect to the Chinese legal system and there may be changes in laws, regulations and policies, including how those laws, regulations and policies will be interpreted or implemented. If in the future the Chinese government determines that our corporate structure does not comply with Chinese regulations, or if Chinese regulations change or are interpreted differently, the value of our securities may decline or become worthless.

In addition, pursuant to the PRC M&A Rules, an offshore special purpose vehicle formed for listing purposes and controlled directly or indirectly by Chinese companies or individuals is required to obtain the approval of the CSRC prior to the listing and trading of such SPV’s securities on an overseas stock exchange. However, the provisions of the M&A Rules remains unclear regarding the scope and applicability of the CSRC approval requirement. The CSRC has not issued any definitive rule or interpretations. Based on the current laws and regulations, our Chinese legal counsel has advised us that the M&A Rules and related regulations do not require the Company or its PRC subsidiaries to obtain prior approval from CSRC for the listing and trading of the Company’s shares on an overseas securities market, given that our wholly foreign-owned enterprise subsidiaries were established by direct investment, rather than by a merger with or an acquisition of any PRC domestic companies as defined under the M&A Rules. However, there are substantial uncertainties as to how the M&A Rules are interpreted or implemented in the context of an overseas offering and our PRC counsel’s opinions stated above are subject to further changes in PRC laws or implementations and interpretations of the M&A Rules, and there can be no assurance that the PRC governmental agencies will ultimately take a view that is consistent with our PRC counsel’s opinion stated above.

If the PRC regulatory authorities were to find our legal structure and operations in the PRC to be in violation of any PRC laws, administrative regulations or provisions, we are uncertain what impact of PRC regulatory authorities’ actions would have on us and our subsidiaries and we may lose our right to operate in China through our investment and ownership in our PRC subsidiaries. If the Chinese government determines that our corporate structure does not comply with Chinese regulations, or if Chinese regulations change or are interpreted differently in the future, Chinese regulatory authorities could disallow our current operating structure, which would likely result in a material change in our operations and/or a material change in the value of the securities we are registering for sale, including that it could cause the value of such securities to significantly decline or become worthless.

The Chinese government may intervene or influence our operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers, which could result in a material change in our operations and/or the value of the securities we are registering for sale.

The Chinese government has significant oversight and discretion over the conduct of our business and may intervene or influence our operations as the government deems appropriate to further regulatory, political and societal goals. The Chinese government has recently published new policies that significantly affected certain industries such as the education and internet industries, and we cannot rule out the possibility that it will in the future release regulations or policies regarding the food and beverage industry or the supply chain industry that could require us to seek permission from Chinese authorities to continue to operate our business, which may adversely affect our business, financial condition and results of operations. Furthermore, recent statements made by the Chinese government have indicated an intent to increase the government’s oversight and control over offerings of companies with significant operations in mainland China that are to be conducted in foreign markets, as well as foreign investment in China-based issuers like us. Any future action by the Chinese government expanding the categories of industries and companies whose foreign securities offerings are subject to government review could significantly limit or completely hinder our ability to offer or continue to offer securities to investors or could disallow our current operating structure, which would likely result in a material change in our operations and/or a material change in the value of our securities, including causing the value of such securities to significantly decline or become worthless.

On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws. Since this document is relatively new, uncertainties still exist in relation to how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on our future business combination with a company with major operation in China.

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Further, Chinese government continues to exert more oversight and control over Chinese technology firms. On July 2, 2021, Chinese cybersecurity regulator announced, that it had begun an investigation of Didi Global Inc. (NYSE: DIDI) and two days later ordered that the company’s application be removed from smartphone application stores. On July 5, 2021, the Chinese cybersecurity regulator launched the same investigation on two other Internet platforms, China’s Full Truck Alliance of Full Truck Alliance Co. Ltd. (NYSE: YMM) and Boss of KANZHUN LIMITED (Nasdaq: BZ).

On December 24, 2021, the CSRC issued the Administrative Provisions of the State Council Regarding the Overseas Issuance and Listing of Securities by Domestic Enterprises (the “Draft Administrative Provisions”) and the Measures for the Overseas Issuance of Securities and Listing Record-Filings by Domestic Enterprises (Draft for Comments) (the “Draft Filing Measures”), collectively, the Draft Overseas Listing Rules. On February 17, 2023, the CSRC issued the Trial Measures and five application guidelines, or the Overseas Listing Rules, which became effective on March 31, 2023. According to the Overseas Listing Rules, among other things, all China-based companies applying for overseas securities issuance, listing and post-listing capital operations shall be subject to statutory procedures, such as filing and information reporting requirement. After making initial applications with overseas stock markets for offerings or listings, all China-based companies shall file with the CSRC within three business days. In addition, overseas offerings and listings are prohibited for such China-based companies when any of the following applies: (a) where such securities offering and listing is explicitly prohibited by applicable PRC laws, administrative regulations and rules; (b) where a intended securities offering and listing may endanger national security as reviewed and determined by competent authorities under the State Council in accordance with law; (c) where a domestic company intending to make a securities offering and listing, or its controlling shareholder(s) or actual controlling person(s), have committed crimes, such as corruption, bribery, embezzlement, misappropriation of property or undermining the order of the socialist market economy, during the past three years; (d) where a domestic company intending to make a securities offering and listing is suspected of committing crimes or major violations of laws and regulations, and is under investigation according to law, and no conclusion has yet been made thereof; (e) where there are material ownership disputes over equity held by the domestic company’s controlling shareholder or by other shareholders that are controlled by the controlling shareholder and/or actual controller. The Overseas Listing Rules further provide that a fine between RMB 1 million and RMB 10 million may be imposed if a company fails to fulfill the filing requirements with the CSRC or conducts an overseas offering or listing in violation of the Overseas Listing Rules. Overseas issuance and listings subject to the Overseas Listing Rules include direct and indirect issuance and listings. According to the Notice on the Administrative Procedures for the Filing of Overseas Offerings and Listings by Domestic Companies published by the CSRC on February 17, 2023, existing listed companies are not required to make any filings until they conduct a new offering or financing transaction in the future. A company is regarded as an existing listed company if it (a) has already completed overseas listing or offering, or (b) has already obtained the approval for the offering or listing from overseas securities regulatory authorities or stock exchanges but has not completed such offering or listing before effective date of the Overseas Listing Rules and also completes the offering or listing before September 30, 2023. On the effective date of the Overseas Listing Rules, PRC companies that have already submitted offering and listing applications but have not yet obtained the approvals from overseas securities regulators or exchanges shall make filings with the CSRC at a reasonable time before the completion of the offerings or listings. We believe that this offering and the listing of our shares on Nasdaq Capital Market would be deemed an indirect overseas offering and listing under the Overseas Listing Rules and will be required to complete the filing procedures and submit the relevant information to CSRC. In addition, while we are required to complete the filing procedures, we would only need to submit the filing materials and no CSRC approval would be required under the rules. Because we are relying on an opinion of counsel, there is uncertainty inherent in relying on an opinion of counsel in connection with whether we are required to obtain permissions from a governmental agency that is required to approve of our operations and/or listings. In the event that a government approval is required, we cannot assure you that we will be able to receive clearance in a timely manner, or at all. Any failure of us to fully comply with new regulatory requirements may significantly limit or completely hinder our ability to offer or continue to offer our common stock, cause significant disruption to our business operations, severely damage our reputation, materially and adversely affect our financial condition and results of operations and cause our shares to significantly decline in value or become worthless.

China Securities Regulatory Commission and other Chinese government agencies may exert more oversight and control over offerings that are conducted overseas and foreign investment in China-based issuers, especially those in the technology filed. Additional compliance procedures may be required in connection with this offering and our business operations, and, if required, we cannot predict whether we will be able to obtain such approval. As a result, we face uncertainty about future actions by the PRC government that could significantly affect our ability to offer or continue to offer securities to investors and cause the value of our shares to significantly decline or be worthless.

We may be subject to PRC laws relating to the collection, use, sharing, retention, security, and transfer of confidential and private information, such as personal information and other data. These laws continue to develop, and the PRC government may adopt other rules and restrictions in the future. Non-compliance could result in penalties or other significant legal liabilities.

Any failure or perceived failure by our PRC subsidiaries to comply with the Anti-Monopoly Guidelines for Internet Platforms Economy Sector and other PRC anti-monopoly laws and regulations may result in governmental investigations or enforcement actions, litigation or claims against us and could have an adverse effect on our business, financial condition and results of operations.

The PRC anti-monopoly enforcement agencies have strengthened enforcement under the PRC Anti-Monopoly Law in the recent years. On December 28, 2018, the SAMR issued the Notice on Anti-monopoly Enforcement Authorization, pursuant to which its province-level branches are authorized to conduct anti-monopoly enforcement within their respective jurisdictions. On September 11, 2020, the Anti-Monopoly Commission of the State Council issued Anti-monopoly Compliance Guideline for Operators, which requires operators to establish anti-monopoly compliance management systems under the PRC Anti-Monopoly Law to manage anti-monopoly compliance risks. On February 7, 2021, the Anti-Monopoly Commission of the State Council published Anti-Monopoly Guidelines for the Internet Platform Economy Sector that specified circumstances under which an activity of an internet platform will be identified as monopolistic act as well as concentration filing procedures for business operators. According to the PRC Anti-Monopoly Law, if a business operator carries out a concentration in violation of the law, the relevant authority shall order the business operator to terminate the concentration, dispose of the shares or assets or transfer the business within a specified time limit, or take other measures to restore the pre-concentration status, and impose a fine of up to RMB500,000. On March 12, 2021, the SAMR published several administrative penalty cases in connection with concentration of business operators that violated PRC Anti-Monopoly Law in the internet sector.

On June 24, 2022, the Standing Committee of the National People’s Congress adopted the amended Anti-Monopoly Law, which increases the fines for illegal concentration of business operators to “no more than ten percent of its last year’s sales revenue if the concentration of business operator has or may have an effect of excluding or limiting competition; or a fine of up to RMB5 million if the concentration of business operator does not have an effect of excluding or limiting competition.” The amended Anti-Monopoly Law also empowers the relevant authority to investigate transaction where there is evidence that the concentration has or may have the effect of eliminating or restricting competition, even if such concentration does not reach the filing threshold. The amended Anti-Monopoly Law took effect on August 1, 2022. On December 24, 2021, nine government agencies, including the NDRC, jointly issued the Opinions on Promoting the Healthy and Sustainable Development of Platform Economy, which provides that, among others, monopolistic agreements, abuse of dominant market position and illegal concentration of business operators in the field of platform economy will be strictly investigated and punished in accordance with the relevant laws.

At the present time, we have a relatively small scale supply chain platform operations based on our market share in our product markets and other factors. We are not an operator with a dominant market position, and our operating activity cannot constitute an anti-monopoly behavior that abuses our dominant market position. We have not entered into monopoly agreements prohibited by the Anti-Monopoly Law with competing business operators. As of the date of the prospectus, we have not received a notification from the anti-monopoly regulatory authority requiring us to file the concentration of undertakings or received any related administrative penalties. We believe that we are in compliance with the currently effective PRC anti-monopoly laws in all material aspects. Nevertheless, if the PRC regulatory authorities identify any of our activities as monopolistic under the PRC Anti-Monopoly Law or the Anti-Monopoly Guidelines for the Internet Platform Economy Sector, we may be subject to investigations and administrative penalties, and therefore materially and adversely affect our financial conditions, operations and business prospects. If we are required to take any rectifying or remedial measures or are subject to any penalties, our reputation and business operations may be materially and adversely affected.

Trading in our securities may be prohibited under the Holding Foreign Companies Accountable Act if the PCAOB determines that it cannot inspect or investigate completely our auditors for two consecutive years.

In recent years, U.S. regulatory authorities have continued to express their concerns about challenges in their oversight of financial statement audits of U.S.-listed companies with significant operations in China. As part of a continued regulatory focus in the United States on access to audit and other information, the Holding Foreign Companies Accountable Act, or the HFCAA, was enacted on December 18, 2020. The HFCAA includes requirements for the SEC to identify issuers whose audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely because of a restriction imposed by a non-U.S. authority in the auditor’s local jurisdiction. The HFCAA also requires that, to the extent that the PCAOB has been unable to inspect an issuer’s auditor for three consecutive years since 2021, the SEC shall prohibit its securities registered in the United States from being traded on any national securities exchange or over-the-counter markets in the United States.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCAA. The interim final rule applies to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction that the PCAOB is unable to inspect or investigate completely because of a position taken by an authority in that jurisdiction. Consistent with the HFCAA, the interim final rule requires the submission of documentation to the SEC establishing that such a registrant is not owned or controlled by a government entity in that foreign jurisdiction and also requires disclosure in a foreign issuer’s annual report regarding the audit arrangements of, and government influence on, such registrants. On May 13, 2021, the PCAOB issued proposed PCAOB Rule 6100, Board Determinations Under the Holding Foreign Companies Accountable Act for public comment. The proposed rule provides a framework for making determinations as to whether PCAOB is unable to inspect an audit firm in a foreign jurisdiction, including the timing, factors, bases, publication and revocation or modification of such determinations, and such determinations will be made on a jurisdiction-wide basis in a consistent manner applicable to all firms headquartered in the jurisdiction. In November 2021, the SEC approved PCAOB Rule 6100.

On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions.

On December 16, 2021, the PCAOB announced the PCAOB Holding Foreign Companies Accountable Act determinations (the “PCAOB determinations”) relating to the PCAOB’s inability to inspect or investigate completely registered public accounting firms headquartered in mainland China of the PRC or Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in the PRC or Hong Kong.

On August 26, 2022, the PCAOB signed a SOP with the CSRC and the MOF of the PRC regarding cooperation in the oversight of PCAOB-registered public accounting firms in the PRC and Hong Kong which establishes a method for the PCAOB to conduct inspections of PCAOB-registered public accounting firms in the PRC and Hong Kong, as contemplated by the Sarbanes-Oxley Act. Under the agreement, (a) the PCAOB has sole discretion to select the firms, audit engagements and potential violations it inspects and investigates without consultation with, or input from, PRC authorities; (b) procedures are in place for PCAOB inspectors and investigators to view complete audit work papers with all information included and for the PCAOB to retain information as needed; (c) the PCAOB has direct access to interview and take testimony from all personnel associated with the audits the PCAOB inspects or investigates; and (d) the PCAOB shall have the unfettered ability to transfer information to the SEC in accordance with the Sarbanes-Oxley Act, and the SEC can use the information for all regulatory purposes, including administrative or civil enforcement actions. The PCAOB was required to reassess its determinations as to whether it is able to carry out inspections and investigations completely and without obstruction by the end of 2022. On December 15, 2022, the PCAOB determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and vacated its previous determinations. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB will consider the need to issue a new determination.

Congress passed fiscal year 2023 Omnibus spending legislation in December 2022, which contained provisions to accelerate the HFCAA timeline for implementation of trading prohibitions from three years to two years. As a result, the SEC is required to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections or complete investigations for two consecutive years.

Our current auditor, MaloneBailey, LLP, an independent registered public accounting firm that is headquartered in the United States with offices in Beijing and Shenzhen, is a firm registered with the PCAOB and is required by the laws of the U.S. to undergo regular inspections by the PCAOB to assess its compliance with the laws of the U.S. and professional standards. MaloneBailey, LLP has been subject to PCAOB inspections on a regular basis with the last inspection conducted in 2021 and is not among the PCAOB-registered public accounting firms headquartered in the PRC or Hong Kong that are subject to PCAOB’s determination.

Notwithstanding the foregoing, if it is later determined that the PCAOB is unable to inspect or investigate our auditor completely, or if there is any regulatory change or step taken by PRC regulators that does not permit MaloneBailey, LLP to provide audit documentations located in China or Hong Kong to the PCAOB for inspection or investigation, or the PCAOB expands the scope of the Determination so that we are subject to the HFCAA, as the same may be amended, we would fail to meet the PCAOB’s requirements. Any audit reports not issued by auditors that are completely inspected or investigated by the PCAOB, or a lack of PCAOB inspections or investigations of audit work undertaken in China that prevents the PCAOB from regularly evaluating our auditors’ audits and their quality control procedures, could result in a lack of assurance that our financial statements and disclosures are adequate and accurate.

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All of these developments have brought additional uncertainties to our offering and we cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements. It remains unclear what further actions the SEC, the PCAOB or Nasdaq will take to address these issues and what impact those actions will have on U.S. companies that have significant operations in the PRC and have securities listed on a U.S. stock exchange (including a national security exchange or over-the-counter stock market). In addition, any additional actions, proceedings, or new rules resulting from these efforts to increase U.S. regulatory access to audit information could create some uncertainty for investors, the market price of our shares could be adversely affected, and we could be delisted if we and our auditor are unable to meet the PCAOB inspection requirement or being required to engage a new audit firm, which would require significant expense and management time.

We may be exposed to liabilities under the Foreign Corrupt Practices Act, and any determination that we violated the foreign corrupt practices act could have a material adverse effect on our business.

We are subject to the Foreign Corrupt Practice Act, or FCPA, and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. persons and issuers as defined by the statute for the purpose of obtaining or retaining business. We will have operations, agreements with third parties and make sales in the PRC, which may experience corruption. Our proposed activities in the PRC create the risk of unauthorized payments or offers of payments by one of the employees, consultants, or sales agents of our Company, because these parties are not always subject to our control. It is our policy to implement safeguards to discourage these practices by our employees. Also, our existing safeguards and any future improvements may prove to be less than effective, and the employees, consultants, or sales agents of our Company may engage in conduct for which we might be held responsible. Violations of the FCPA may result in severe criminal or civil sanctions, and we may be subject to other liabilities, which could negatively affect our business, operating results and financial condition. In addition, the government may seek to hold our Company liable for successor liability FCPA violations committed by companies in which we invest or that we acquire.

You may have difficulty enforcing judgments against us.

We are a Nevada corporation but most of our assets are and will be located outside of the United States. Almost all our operations are conducted in the PRC. In addition, all our officers and directors are the nationals and residents of a country other than the United States. Almost all of their assets are located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon them. It may also be difficult for you to enforce in U.S. courts judgments on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors, since he or she is not a resident in the United States. In addition, there is uncertainty as to whether the courts of the PRC or other jurisdictions would recognize or enforce judgments of U.S. courts.

Chinese economic growth slowdown may have a negative effect on our business.

Since 2014, Chinese economic growth has been slowing down from double-digit GDP speed. The annual rate of growth declined from 7.3% in 2014 to 6.9% in 2015, to 6.7% in 2016, to 6.9% in 2017, to 6.6% in 2018, and to 6.1% in 2019. Due to the impact of COVID-19, China’s economic growth rate in 2020 has slowed to 2.3%, its lowest level in years. While technology-based financial services companies have not been affected by the pandemic on the same level as companies in certain other industries, nevertheless a slow economic growth could adversely affect many of our customers and partners, which in turn may materially adversely affect our financial condition and results of operations.

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Under the Enterprise Income Tax Law, we may be classified as a “Resident Enterprise” of China. Such classification will likely result in unfavorable tax consequences to us and our non-PRC stockholders.

China passed an Enterprise Income Tax Law (the “EIT Law”), as most recently amended and effective on December 29, 2018, and the related Implementation Regulations, as amended and effective on April 23 2019. Under the EIT Law, an enterprise established outside of China with “de facto management bodies” within China is considered a “resident enterprise,” meaning that it can be treated in a manner similar to a Chinese enterprise for enterprise income tax purposes. The implementing rules of the EIT Law define de facto management as “substantial and overall management and control over the production and operations, personnel, accounting, and properties” of the enterprise.

On April 22, 2009, the State Administration of Taxation of China issued the Notice Concerning Relevant Issues Regarding Cognizance of Chinese Investment Controlled Enterprises Incorporated Offshore as Resident Enterprises pursuant to Criteria of de facto Management Bodies, or the Notice, further interpreting the application of the EIT Law and its implementation to offshore entities controlled by a Chinese enterprise or group. Pursuant to the Notice, an enterprise incorporated in an offshore jurisdiction and controlled by a Chinese enterprise or group will be classified as a “non-domestically incorporated resident enterprise” if (i) its senior management in charge of daily operations reside or perform their duties mainly in China; (ii) its financial or personnel decisions are made or approved by bodies or persons in China; (iii) its substantial assets and properties, accounting books, corporate stamps, board and stockholder minutes are kept in China; and (iv) at least half of its directors with voting rights or senior management are often resident in China. A resident enterprise would be subject to an enterprise income tax rate of 25% on its worldwide income and must pay a withholding tax at a rate of 10% when paying dividends to its non-PRC stockholders.

FVTI does not have a PRC enterprise or enterprise group as its primary controlling shareholder and is therefore not a Chinese-controlled offshore incorporated enterprise within the meaning of the Notice, so we believe the Notice is not applicable to us. However, in the absence of guidance specifically applicable to us, we have applied the guidance set forth in the Notice to evaluate the tax residence status of FVTI.

We do not believe that we meet some of the conditions outlined. As a holding company, the key assets and records of FVTI including the resolutions and meeting minutes of our board of directors and the resolutions and meeting minutes of our shareholders, are located and maintained outside the PRC. In addition, we are not aware of any offshore holding companies with a corporate structure similar to ours that have been deemed a PRC “resident enterprise” by the PRC tax authorities. Accordingly, we believe that FVTI should not be treated as a “resident enterprise” for PRC tax purposes if the criteria for “de facto management body” as set forth in the Notice were deemed applicable to us. However, as the tax residency status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body” as applicable to our offshore entities, we will continue to monitor our tax status.

If the PRC tax authorities determine that we are a “resident enterprise” for PRC enterprise income tax purposes, a number of unfavorable PRC tax consequences could follow. First, we may be subject to the enterprise income tax at a rate of 25% on our worldwide taxable income as well as PRC enterprise income tax reporting obligations. In our case, this would mean that income such as non-China source income would be subject to PRC enterprise income tax at a rate of 25%. Currently, we do not have any non-China source income, so this would have minimal effect on us; however, if we develop non-China source income in the future, we could be adversely affected. Second, under the EIT Law and its implementing rules, dividends paid to us from our PRC subsidiaries would qualify as “tax-exempt income.” Finally, it is possible that future guidance issued with respect to the new “resident enterprise” classification could result in a situation in which a 10% withholding tax is imposed on dividends we pay to our non-PRC stockholders and with respect to gains derived by our non-PRC stockholders from transferring our shares. If we were treated as a “resident enterprise” by the PRC tax authorities, we would be subject to taxation in both the U.S. and China, but our PRC source income will not be taxed in the U.S. again because the U.S.-China tax treaty will avoid double taxation between these two nations.

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In addition, pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, or the Double Tax Avoidance Arrangement, the 10% withholding tax rate may be reduced to 5% if a Hong Kong resident enterprise owns no less than 25% of a PRC entity. However, the 5% withholding tax rate does not automatically apply and certain requirements must be satisfied, including, without limitation, that (a) the Hong Kong entity must be the beneficial owner of the relevant dividends; and (b) the Hong Kong entity must directly hold no less than 25% share ownership in the PRC entity during the 12 consecutive months preceding its receipt of the dividends. In practice, a Hong Kong entity must obtain a tax resident certificate from the Hong Kong tax authority to apply for the 5% lower PRC withholding tax rate. As the Hong Kong tax authority will issue such a tax resident certificate on a case-by-case basis, we cannot be certain that we will be able to obtain the tax resident certificate from the relevant Hong Kong tax authority and enjoy the preferential withholding tax rate of 5% under the Double Taxation Arrangement with respect to any dividends to be paid by our WFOE, QHDX, to our Hong Kong subsidiary, DILHK. QHDX currently does not have any plan to declare and pay dividends, and we have not applied for the tax resident certificate from the relevant Hong Kong tax authority. DILHK will apply for the tax resident certificate when QHDX plans to declare and pay dividends.

PRC regulation of loans and direct investment by offshore holding companies in PRC entities may delay or prevent us from using the proceeds of our securities offerings to make loans or additional capital contributions to our PRC operating subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

In the normal course of our business, we may make loans to our PRC subsidiaries or may make additional capital contributions to our PRC subsidiaries. Any loans to our wholly foreign-owned or holding subsidiaries in China, which are treated as foreign-invested enterprises (“FIEs”) under PRC law, are subject to PRC regulations and foreign exchange loan registrations. For example, loans by us to our FIE subsidiaries in China to finance their activities cannot exceed statutory limits and must be registered with SAFE or its local counterparts, or filed with SAFE in its information system. In addition, a foreign invested enterprise shall use its capital pursuant to the principle of authenticity and self-use within its business scope. The capital of a foreign invested enterprise shall not be used for the following purposes: (i) directly or indirectly used for payment beyond the business scope of the enterprises or the payment prohibited by relevant laws and regulations; (ii) directly or indirectly used for investment in securities or investments other than banks’ principal-secured products unless otherwise provided by relevant laws and regulations; (iii) granting of loans to non-affiliated enterprises, except where it is expressly permitted in the business license; and (iv) paying the expenses related to the purchase of real estate that is not for self-use (except for the foreign-invested real estate enterprises).

SAFE promulgated the Notice of the State Administration of Foreign Exchange on Reforming the Administration of Foreign Exchange Settlement of Capital of Foreign-invested Enterprises, or SAFE Circular 19, effective June 2015, in replacement of the Circular on the Relevant Operating Issues Concerning the Improvement of the Administration of the Payment and Settlement of Foreign Currency Capital of Foreign-Invested Enterprises, the Notice from the State Administration of Foreign Exchange on Relevant Issues Concerning Strengthening the Administration of Foreign Exchange Businesses, and the Circular on Further Clarification and Regulation of the Issues Concerning the Administration of Certain Capital Account Foreign Exchange Businesses. According to SAFE Circular 19, the flow and use of the RMB capital converted from foreign currency-denominated registered capital of a foreign-invested company is regulated such that RMB capital may not be used for the issuance of RMB entrusted loans, the repayment of inter-enterprise loans or the repayment of banks loans that have been transferred to a third party. Although SAFE Circular 19 allows RMB capital converted from foreign currency-denominated registered capital of a foreign-invested enterprise to be used for equity investments within China, it also reiterates the principle that RMB converted from the foreign currency-denominated capital of a foreign-invested company may not be directly or indirectly used for purposes beyond its business scope. SAFE promulgated the Notice of the State Administration of Foreign Exchange on Reforming and Standardizing the Foreign Exchange Settlement Management Policy of Capital Account, or SAFE Circular 16, effective on June 9, 2016, which reiterates some of the rules set forth in SAFE Circular 19, but changes the prohibition against using RMB capital converted from foreign currency-denominated registered capital of a foreign-invested company to issue RMB entrusted loans to a prohibition against using such capital to issue loans to non-associated enterprises. Violations of SAFE Circular 19 and SAFE Circular 16 could result in administrative penalties. SAFE Circular 19 and SAFE Circular 16 may significantly limit our ability to transfer any foreign currency we hold, including the net proceeds from this offering, to our PRC subsidiaries, which may adversely affect our liquidity and our ability to fund and expand our business in China. On October 23, 2019, the SAFE promulgated the Notice of the State Administration of Foreign Exchange on Further Promoting the Convenience of Cross-border Trade and Investment, or the SAFE Circular 28, which, among other things, allows all foreign-invested companies to use Renminbi converted from foreign currency-denominated capital for equity investments in China, as long as the equity investment is genuine, does not violate applicable laws, and complies with the negative list on foreign investment. However, since the SAFE Circular 28 is newly promulgated, it is unclear how SAFE and competent banks will implement the relevant rules in practice.

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In light of the various requirements imposed by PRC regulations on loans to and direct investment in PRC entities by offshore holding companies, we cannot be certain that we will be able to complete the necessary government registrations or obtain the necessary government approvals on a timely basis, if at all, with respect to future loans to our PRC subsidiaries or future capital contributions by us to our subsidiaries in China. As a result, uncertainties exist as to our ability to provide prompt funding to our PRC subsidiaries when needed. If we fail to complete such registrations or obtain such approvals, our ability to use the proceeds we expect to receive from this offering and to capitalize or otherwise fund our PRC operations may be negatively affected, which could materially and adversely affect our financial condition and operating results.

We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business.

We rely principally on dividends and other distributions on equity from our PRC subsidiaries for our cash requirements, including for services of any debt we may incur. Our PRC subsidiaries’ ability to distribute dividends is based upon their distributable earnings. Current PRC regulations permit our PRC subsidiaries to pay dividends to their respective shareholders only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, each of our PRC subsidiaries, as a Foreign Invested Enterprise, or FIE, are required to draw 10% of its after-tax profits each year, if any, to fund a statutory reserve, which may stop drawing its after-tax profits if the aggregate balance of the statutory reserve has already accounted for over 50 percent of its registered capital. These reserves are not distributable as cash dividends. If our PRC subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments to us. Any limitation on the ability of our PRC subsidiaries to distribute dividends or other payments to their respective shareholders could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends or otherwise fund and conduct our business.

In addition, the Enterprise Income Tax Law and its implementation rules provide that a withholding tax rate of up to 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises unless otherwise exempted or reduced according to treaties or arrangements between the PRC central government and governments of other countries or regions where the non-PRC resident enterprises are incorporated.

Governmental control of currency conversion may affect the value of your investment.

The PRC government imposes controls on the convertibility of the RMB into foreign currencies and, in certain cases, the remittance of currency out of China. We receive substantially all of our revenues in RMB. Under our current corporate structure, our income will currently only be derived from dividend payments from our PRC subsidiaries. Shortages in the availability of foreign currency may restrict the ability of our PRC subsidiaries to remit sufficient foreign currency to pay dividends or other payments to us, or otherwise satisfy their foreign currency denominated obligations. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from trade-related transactions can be made in foreign currencies without prior approval from SAFE by complying with certain procedural requirements. However, approval from appropriate government authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currency to satisfy our currency demands, we may not be able to pay dividends in foreign currencies to our security-holders or to fund our business activities outside of the PRC. In addition, there can be no assurance that the PRC government will not intervene or impose restrictions on our ability to transfer cash or assets within our organization or to foreign investors, which could result in an inability or prohibition on making transfers or distributions outside of PRC and may adversely affect our business, financial condition and results of operations.

To the extent cash or assets in the business is in the PRC or Hong Kong or a PRC or Hong Kong entity, such cash or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets.

The transfer of cash and assets among us, our Hong Kong and PRC subsidiaries is subject to restrictions. The PRC government imposes controls on the conversion of the RMB into foreign currencies and the remittance of currencies out of the PRC. In addition, the PRC Enterprise Income Tax Law and its implementation rules provide that a withholding tax at a rate of 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises, unless reduced under treaties or arrangements between the PRC central government and the governments of other countries or regions where the non-PRC resident enterprises are tax resident.

As of the date of this prospectus, there are no restrictions or limitations imposed by the Hong Kong government on the transfer of capital within, into and out of Hong Kong (including funds from Hong Kong to the PRC), except for the transfer of funds involving money laundering and criminal activities. However, there is no guarantee that the Hong Kong government will not promulgate new laws or regulations that may impose such restrictions in the future.

As a result of the foregoing PRC laws and regulations, to the extent cash or assets in the business is in the PRC or Hong Kong or a PRC or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets.

Fluctuations in exchange rates could adversely affect our business and the value of our securities.

Changes in the value of the RMB against the U.S. dollar, Euro and other foreign currencies are affected by, among other things, changes in China’s political and economic conditions. Any significant revaluation of the RMB may have a material adverse effect on our revenues and financial condition, and the value of, and any dividends payable on our shares in U.S. dollar terms. For example, to the extent that we need to convert U.S. dollars we receive from our securities offerings into RMB for our operations, appreciation of the RMB against the U.S. dollar would have an adverse effect on RMB amount we would receive from the conversion. Conversely, if we decide to convert our RMB into U.S. dollars for the purpose of paying dividends on our common stock or for other business purposes, appreciation of the U.S. dollar against the RMB would have a negative effect on the U.S. dollar amount available to us. In addition, fluctuations of the RMB against other currencies may increase or decrease the cost of imports and exports, and thus affect the price-competitiveness of our products against products of foreign manufacturers or products relying on foreign inputs.

Since July 2005, the RMB is no longer pegged to the U.S. dollar. Although the People’s Bank of China regularly intervenes in the foreign exchange market to prevent significant short-term fluctuations in the exchange rate, the RMB may appreciate or depreciate significantly in value against the U.S. dollar in the medium to long term. Moreover, it is possible that in the future PRC authorities may lift restrictions on fluctuations in the RMB exchange rate and lessen intervention in the foreign exchange market.

We reflect the impact of currency translation adjustments in our financial statements under the heading “accumulated other comprehensive income (loss).” For the years ended December 31, 2022 and 2021, we had foreign currency translation loss of $807,766 and gain of $269,234, respectively. Very limited hedging transactions are available in China to reduce our exposure to exchange rate fluctuations. To date, we have not entered into any hedging transactions. While we may enter into hedging transactions in the future, the availability and effectiveness of these transactions may be limited, and we may not be able to successfully hedge our exposure at all. In addition, our foreign currency exchange gains and losses may be magnified by PRC exchange control regulations that restrict our ability to convert RMB into foreign currencies.

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Failure to comply with the Individual Foreign Exchange Rules relating to the overseas direct investment or the engagement in the issuance or trading of securities overseas by our PRC resident stockholders may subject such stockholders to fines or other liabilities.

Our ability to conduct foreign exchange activities in the PRC may be subject to the interpretation and enforcement of the Implementation Rules of the Administrative Measures for Individual Foreign Exchange promulgated by SAFE in January 2007 (as amended and supplemented, the “Individual Foreign Exchange Rules”). Under the Individual Foreign Exchange Rules, any PRC individual seeking to make a direct investment overseas or engage in the issuance or trading of negotiable securities or derivatives overseas must make the appropriate registrations in accordance with SAFE provisions. PRC individuals who fail to make such registrations may be subject to warnings, fines or other liabilities.

SAFE promulgated the Notice on Relevant Issues Relating to Domestic Resident’s Investment and Financing and Roundtrip Investment through Special Purpose Vehicles, or Notice 37, in July 2014 that requires PRC residents or entities to register with SAFE or its local branch in connection with their establishment or control of an offshore entity established for the purpose of overseas investment or financing. In addition, such PRC residents or entities must update their SAFE registrations when the offshore special purpose vehicle undergoes material events relating to material change of capitalization or structure of the PRC resident itself (such as capital increase, capital reduction, share transfer or exchange, merger or spin off).

We may not be fully informed of the identities of all our beneficial owners who are PRC residents. For example, because the investment in or trading of our shares will happen in an overseas public or secondary market where shares are often held with brokers in brokerage accounts, it is unlikely that we will know the identity of all of our beneficial owners who are PRC residents. Furthermore, we have no control over any of our future beneficial owners and we cannot assure you that such PRC residents will be able to complete the necessary approval and registration procedures required by the Individual Foreign Exchange Rules.

To our knowledge, our beneficial owners, who are PRC residents, have not completed the Notice 37 registration. And we cannot guarantee that all or any of the shareholders will complete the Notice 37 registration prior to the closing of this Offering. Failure by any such shareholders or beneficial owners to comply with Notice 37 could restrict our overseas or cross-border investment activities, limit our PRC subsidiaries’ ability to make distributions or pay dividends or affect our ownership structure, which could adversely affect our business and prospects. In addition, the PRC resident shareholders who fail to complete Notice 37 registration may subject to fines less than RMB50,000.

As these foreign exchange and outbound investment related regulations are relatively new and their interpretation and implementation has been constantly evolving, it is unclear how these regulations, and any future regulation concerning offshore or cross-border investments and transactions, will be interpreted, amended and implemented by the relevant government authorities.

It is uncertain how the Individual Foreign Exchange Rules will be interpreted or enforced and whether such interpretation or enforcement will affect our ability to conduct foreign exchange transactions. Because of this uncertainty, we cannot be sure whether the failure by any of our PRC resident stockholders to make the required registration will subject our PRC subsidiaries to fines or legal sanctions on their operations, delay or restriction on repatriation of proceeds of our securities offerings into the PRC, restriction on remittance of dividends or other punitive actions that would have a material adverse effect on our business, results of operations and financial condition.

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There are uncertainties under the PRC laws relating to the procedures for U.S. regulators to investigate and collect evidence from companies located in the PRC.

Shareholder claims that are common in the U.S., including securities law class actions and fraud claims, among other matters, generally are difficult to pursue as a matter of law or practicality in China. For example, in China, there are significant legal and other obstacles to obtaining information needed for shareholder investigations or litigation outside China or otherwise with respect to foreign entities. Although the local authorities in China may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration, such regulatory cooperation with the securities regulatory authorities in the Unities States have not been efficient in the absence of mutual and practical cooperation mechanism. According to Article 177 of the PRC Securities Law, which became effective in March 2020, or Article 177, the securities regulatory authority of the State Council may collaborate with securities regulatory authorities of other countries or regions in order to monitor and oversee cross border securities activities. Article 177 further provides that overseas securities regulatory authorities are not permitted to carry out investigation and evidence collection directly within the territory of the PRC, and that any Chinese entities and individuals are not allowed to provide documents or materials related to securities business activities to overseas agencies without prior consent of the securities regulatory authority of the State Council and the competent departments of the State Council.

Our principal business operations are conducted in the PRC. In the event that the U.S. regulators carry out investigations with respect to our business and need to conduct investigation or collect evidence within the territory of the PRC, the U.S. regulators may not be able to carry out such investigation or evidence collection directly in the PRC under the PRC laws. The U.S. regulators may consider cross-border cooperation with securities regulatory authority of the PRC by way of judicial assistance, diplomatic channels or regulatory cooperation mechanism established with the securities regulatory authority of the PRC. However, there can be no assurance that the U.S. regulators could succeed in establishing such cross-border cooperation in a specific case or could establish the cooperation in a timely manner. If U.S. regulators are unable to conduct such investigations, such U.S. regulators may determine to suspend and ultimately delist our common stock from the Nasdaq Capital Market or choose to suspend or de-register our SEC registration.

Failure to comply with laws and regulations applicable to our business in China could subject us to fines and penalties and could also cause us to lose customers or otherwise harm our business.

Our business is subject to regulation by various governmental agencies in China, including agencies responsible for monitoring and enforcing compliance with various legal obligations, such as privacy and data protection-related laws and regulations, intellectual property laws, employment and labor laws, workplace safety, environmental laws, consumer protection laws, governmental trade laws, import and export controls, anti-corruption and anti-bribery laws, and tax laws and regulations. These laws and regulations impose added costs on our business. Noncompliance with applicable regulations or requirements could subject us to:

●	investigations, enforcement actions, and sanctions;
●	mandatory changes to our supply chain system and products;
●	disgorgement of profits, fines, and damages;
●	civil and criminal penalties or injunctions;
●	claims for damages by our customers or partners;
●	termination of contracts;
●	loss of intellectual property rights;
●	failure to obtain, maintain or renew certain licenses, approvals, permits, registrations or filings
●	necessary to conduct our operations; and
●	temporary or permanent debarment from sales to public service organizations.

If any governmental sanctions are imposed, or if we do not prevail in any possible civil or criminal litigation, our business, results of operations, and financial condition could be adversely affected. In addition, responding to any action will likely result in a significant diversion of our management’s attention and resources and an increase in professional fees. Enforcement actions and sanctions could materially harm our business, results of operations, and financial condition.

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We are exposed to the risk of misconduct, errors and failure to functions by our management, employees and parties that we collaborate with, who may from time to time be subject to litigation and regulatory investigations and proceedings or otherwise face potential liability and penalties in relation to noncompliance with applicable laws and regulations, which could harm our reputation and business.

Newly enacted Holding Foreign Companies Accountable Act, recent regulatory actions taken by the SEC and the Public Company Accounting Oversight Board, and proposed rule changes submitted by Nasdaq calling for additional and more stringent criteria to be applied to China-based public companies could add uncertainties to our capital raising activities and compliance costs.

U.S. public companies that have substantially all of their operations in China have been the subject of intense scrutiny, criticism and negative publicity by investors, financial commentators and regulatory agencies, such as the SEC. Much of the scrutiny, criticism and negative publicity has centered on financial and accounting irregularities and mistakes, a lack of effective internal controls over financial accounting, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud.

On December 7, 2018, the SEC and the PCAOB issued a joint statement highlighting continued challenges faced by the U.S. regulators in their oversight of financial statement audits of U.S.-listed companies with significant operations in China. On April 21, 2020, the SEC Chairman and PCAOB Chairman, along with other senior SEC staff, released a joint statement highlighting the risks associated with investing in companies based in or have substantial operations in emerging markets including China, reiterating past SEC and PCAOB statements on matters including the difficulty associated with inspecting accounting firms and audit work papers in China and higher risks of fraud in emerging markets and the difficulty of bringing and enforcing SEC, Department of Justice and other U.S. regulatory actions, including in instances of fraud, in emerging markets generally.

On May 18, 2020, NASDAQ filed three proposals with the SEC to (i) apply minimum offering size requirement for companies primarily operating in a “Restrictive Market”, (ii) prohibit Restrictive Market companies from directly listing on NASDAQ Capital Market, and only permit them to list on NASDAQ Global Select or NASDAQ Global Market in connection with a direct listing, and (iii) apply additional and more stringent criteria to an applicant or listed company based on the qualifications of the company’s auditors.

On May 20, 2020, the U.S. Senate passed the Holding Foreign Companies Accountable Act requiring a foreign company to certify it is not owned or controlled by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. If the PCAOB is unable to inspect the company’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a national exchange. On December 2, 2020, the U.S. House of Representatives passed the Holding Foreign Companies Accountable Act. On December 18, 2020, the Holding Foreign Companies Accountable Act was signed into law.

On March 24, 2021, the SEC adopted interim final amendments to implement congressionally mandated submission and disclosure requirements of the Act. The interim final amendments will apply to registrants that the SEC identifies as having filed an annual report on Forms 10-K, 20-F, 40-F or N-CSR with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB has determined it is unable to inspect or investigate completely because of a position taken by an authority in that jurisdiction. The SEC will implement a process for identifying such a registrant and any such identified registrant will be required to submit documentation to the SEC establishing that it is not owned or controlled by a governmental entity in that foreign jurisdiction, and will also require disclosure in the registrant’s annual report regarding the audit arrangements of, and governmental influence on, such a registrant.

On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the Holding Foreign Companies Accountable Act. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions.

On December 16, 2021, PCAOB announced the PCAOB Holding Foreign Companies Accountable Act determinations (the “PCAOB determinations”) relating to the PCAOB’s inability to inspect or investigate completely registered public accounting firms headquartered in mainland China of the PRC or Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in the PRC or Hong Kong.

On August 26, 2022, the PCAOB signed a SOP with the CSRC and the MOF of the PRC regarding cooperation in the oversight of PCAOB-registered public accounting firms in the PRC and Hong Kong. The SOP seeks to establish a method for the PCAOB to conduct inspections of PCAOB-registered public accounting firms in the PRC and Hong Kong. Under the agreement, (a) the PCAOB has sole discretion to select the firms, audit engagements and potential violations it inspects and investigates without consultation with, or input from, PRC authorities; (b) procedures are in place for PCAOB inspectors and investigators to view complete audit work papers with all information included and for the PCAOB to retain information as needed; (c) the PCAOB has direct access to interview and take testimony from all personnel associated with the audits the PCAOB inspects or investigates; and (d) the PCAOB shall have the unfettered ability to transfer information to the SEC in accordance with the Sarbanes-Oxley Act, and the SEC can use the information for all regulatory purposes, including administrative or civil enforcement actions. The PCAOB is required to reassess its determinations as to whether it is able to carry out inspections and investigations completely and without obstruction by the end of 2022.

On December 15, 2022, the PCAOB determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB will consider the need to issue a new determination.

In December 2022, Congress passed fiscal year 2023 Omnibus spending legislation, which contained provisions to accelerate the HFCAA timeline for implementation of trading prohibitions from three years to two years. As a result of the legislation, the SEC is required to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections or complete investigations for two consecutive years.

The recent regulatory developments would add uncertainties to our offering and we cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements. It remains unclear what further actions the SEC, the PCAOB or Nasdaq will take to address these issues and what impact those actions will have on U.S. companies that have significant operations in the PRC and have securities listed on a U.S. stock exchange (including a national security exchange or over-the-counter stock market). In addition, any additional actions, proceedings, or new rules resulting from these efforts to increase U.S. regulatory access to audit information could create some uncertainty for investors, the market price of our shares could be adversely affected, and we could be delisted if we and our auditor are unable to meet the PCAOB inspection requirement or being required to engage a new audit firm, which would require significant expense and management time.

As a result of these scrutiny, criticism and negative publicity, the publicly traded stock of many U.S. listed Chinese companies sharply decreased in value and, in some cases, has become virtually worthless. Many of these companies are now subject to shareholder lawsuits and SEC enforcement actions, and are conducting internal and external investigations into the allegations. It is not clear what effect this sector-wide scrutiny, criticism and negative publicity will have on us, our future securities offerings, business and our share price. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we will have to expend significant resources to investigate such allegations and defend our Company. Our management would have to divert valuable resources and attention away from our operations and may negatively impact our operations. If such allegations are not proven to be groundless, we and our business operations will be severely affected and you could sustain a significant decline in the value of our shares.

Additional factors outside of our control related to doing business in China could negatively affect our business.

Additional factors that could negatively affect our business include a potential significant revaluation of the Renminbi, which may result in an increase in the cost of commodity or products in the PRC supply chain industry, labor shortages and increases in labor costs in China as well as difficulties in moving products manufactured in China out of the country, whether due to infrastructure inadequacy, labor disputes, slowdowns, PRC regulations and/or other factors. Prolonged disputes or slowdowns can negatively impact both the time and cost of goods. Natural disasters or health pandemics impacting China can also have a significant negative impact on our business. Further, the imposition of trade sanctions or other regulations against products supplied or sold in the supply chain industry transactions for which we provide solutions or the loss of “normal trade relations” status with China could significantly affect our operating results and harm our business.

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Payment of dividends is subject to restrictions under Nevada and the PRC laws.

Under Nevada law, we may only pay dividends subject to our ability to service our debts as they become due and provided that our assets will exceed our liabilities after the payment of such dividends. Our ability to pay dividends will therefore depend on our ability to generate adequate profits. In addition, because of a variety of rules applicable to our operations in the PRC and the regulations on foreign investments as well as the applicable tax law, we may be subject to further limitations on our ability to declare and pay dividends to our shareholders.

As a holding company, we may rely on dividends and other distributions from our PRC subsidiaries and WFOEs for cash requirements. If a WFOE incurs any debts, the instruments governing such debts may restrict its ability to pay dividends to us. To the extent cash or assets in the business is in the PRC or a PRC subsidiary, the cash or assets may not be available to fund operations or for other use outside of the PRC due to interventions in or the imposition of restrictions and limitations on our or our subsidiaries’ ability by the PRC government to transfer cash or assets.

Current PRC regulations permit Chinese operating subsidiaries to pay dividends to foreign parent companies only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, each of our subsidiaries in China is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Each of our subsidiaries in China is also required to further set aside a portion of its after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at the discretion of its board of directors. While the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation.

Cash dividends, if any, on our common stock will be paid in U.S. dollars. The PRC government also imposes restrictions on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. As such, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if our subsidiaries in the PRC incur any debts, the existence of debts evidenced by the debt instruments may significantly limit their ability to pay dividends or make other payments. If we are unable to receive earnings distributions from our operating subsidiaries in China, we would be unable to pay dividends on our shares.

If we are deemed by the PRC tax authorities as a PRC tax resident enterprise for tax purposes, any dividends we pay to our non-PRC resident shareholders may be regarded as China-sourced income and as a result, may be subject to PRC withholding tax at a rate of up to 10.0%. Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, or the Double Tax Avoidance Arrangement, the 10% withholding tax rate may be reduced to 5% if a Hong Kong resident enterprise owns no less than 25% of a PRC entity. However, the 5% withholding tax rate does not automatically apply and certain requirements must be satisfied, including, without limitation, that (a) the Hong Kong entity must be the beneficial owner of the relevant dividends; and (b) the Hong Kong entity must directly hold no less than 25% share ownership in the PRC entity during the 12 consecutive months preceding its receipt of the dividends. In practice, a Hong Kong entity must obtain a tax resident certificate from the Hong Kong tax authority to apply for the 5% lower PRC withholding tax rate. As the Hong Kong tax authority will issue such a tax resident certificate on a case-by-case basis, we cannot be certain that we will be able to obtain the tax resident certificate from the relevant Hong Kong tax authority and enjoy the preferential withholding tax rate of 5% under the Double Taxation Arrangement with respect to any dividends to be paid by our WFOE, QHDX, to our Hong Kong subsidiary, DILHK. QHDX currently does not have any plan to declare and pay dividends, and we have not applied for the tax resident certificate from the relevant Hong Kong tax authority. DILHK will apply for the tax resident certificate when QHDX plans to declare and pay dividends.

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As of the date of this prospectus, we have not paid, and do not anticipate paying in the foreseeable future, dividends or other distributions to our shareholders. There have not been any dividends or other distributions from QHDX to DILHK. None of our PRC subsidiaries have ever paid any dividends or distributions outside of China. We presently intend to retain all earnings to fund our operations and business expansions.

We can give no assurance that we will declare dividends of any amounts, at any rate or at all in the future. The declaration of future dividends, if any, will be at the discretion of our board of directors and will depend upon our future operations and earnings, capital requirements, general financial conditions, legal and contractual restrictions and other factors that our board of directors may deem relevant.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing original actions in China against us or Hong Kong or other foreign laws.

On July 14, 2006, Hong Kong and the PRC entered into the Arrangement on Reciprocal Recognition and Enforcement of Judgments in Civil and Commercial Matters by the Courts of the PRC and of the Hong Kong Special Administrative Region Pursuant to Choice of Court Agreements Between Parties Concerned, or the 2006 Arrangement, pursuant to which a party with a final court judgment rendered by a Hong Kong court requiring payment of money in a civil and commercial case pursuant to a choice of court agreement in writing may apply for recognition and enforcement of the judgment in the PRC. Similarly, a party with a final judgment rendered by a PRC court requiring payment of money in a civil and commercial case pursuant to a choice of court agreement in writing may apply for recognition and enforcement of the judgment in Hong Kong. A choice of court agreement in writing is defined as any agreement in writing entered into between parties after the effective date of the 2006 Arrangement in which a Hong Kong court or a PRC court is expressly designated as the court having sole jurisdiction for the dispute. Therefore, it is not possible to enforce a judgment rendered by a Hong Kong court in the PRC if the parties in dispute have not agreed to enter into a choice of court agreement in writing. The 2006 Arrangement became effective on August 1, 2008.

Subsequently on January 18, 2019, Hong Kong and the PRC entered into the Arrangement on Reciprocal Recognition and Enforcement of Judgments in Civil and Commercial Matters between the Courts of the Mainland and of the Hong Kong Special Administrative Region, or the Arrangement, pursuant to which, among other things, the scope of application was widened to cover both monetary and non-monetary judgments in most civil and commercial matters, including effective judgments on civil compensation in criminal cases. In addition, the requirement of a choice of court agreement in writing has been removed. It is no longer necessary for parties to agree to enter into a choice of court agreement in writing, as long as it can be shown that there is a connection between the dispute and the requesting place, such as place of the defendant’s residence, place of the defendant’s business or place of performance of the contract or tort. The 2019 Arrangement shall apply to judgments in civil and commercial matters made on or after its effective date by the courts of both sides. The 2006 Arrangement shall be terminated on the same day when the 2019 Arrangement comes into effect. If a “written choice of court agreement” has been signed by parties according to the 2006 Arrangement prior to the effective date of the 2019 Arrangement, the 2006 Arrangement shall still apply.

The 2019 Arrangement will be implemented by local legislation in Hong Kong. The Legislative Council in Hong Kong has passed the Mainland Judgments in Civil and Commercial Matters (Reciprocal Enforcement) Ordinance on 26 October 2022. The Chief Judge of the Hong Kong High Court will make rules to provide for the relevant practice and procedures. In the PRC, the Supreme People’s Court will promulgate a judicial interpretation to implement the 2019 Arrangement. When the rules and the judicial interpretation have been prepared, the Department of Justice in Hong Kong will liaise with the PRC as to the date on which the 2019 Arrangement will take effect in both places simultaneously. The 2019 Arrangement will apply to judgments made on or after the commencement date of the 2019 Arrangement. Therefore, there are still uncertainties about the outcomes and effectiveness of enforcement or recognition of judgments under the 2019 Arrangement.

Risks Related to Business Operations in Hong Kong

Political risks associated with conducting business in Hong Kong.

We have two holding subsidiaries incorporated in Hong Kong, including DILHK and JJHK. Neither DILHK nor JJHK is currently engaged in any business operations in Hong Kong, and their only activities are limited to certain administrative functions and holding the equity interests in their respective PRC subsidiaries. Additionally, none of our customers purchasing our products via our Fugu Online platform or through our online stores at third party e-commerce websites is a Hong Kong resident individual or enterprise, nor have we generated revenue from the Hong Kong source. If however in the future our Hong Kong subsidiaries conduct business operations or our customer base expands into Hong Kong, our business operations and financial condition could be affected by the political and legal developments in Hong Kong. Any changes in the economic, social and/or political conditions, material social unrest, strike, riot, civil disturbance or disobedience, as well as significant natural disasters, may affect the market and the business operations of our Hong Kong subsidiaries if in the future our Hong Kong subsidiaries conduct operations. Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, namely, Hong Kong’s constitutional document, which provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems.” Nevertheless, we cannot ensure that there will not be any changes in the economic, political and legal environment in Hong Kong in the future.

Under the Basic Law, Hong Kong is exclusively in charge of its internal affairs and external relations, while the government of the PRC is responsible for its foreign affairs and defense. As a separate customs territory, Hong Kong maintains and develops relations with foreign states and regions. Based on certain recent development including the Law of the People’s Republic of China on Safeguarding National Security in the Hong Kong Special Administrative Region issued by the Standing Committee of the National People’s Congress of the PRC (“NPC”) in June 2020, the U.S. State Department has indicated that the United States no longer considers Hong Kong to have significant autonomy from China and President Trump signed an executive order and Hong Kong Autonomy Act, or HKAA, to remove Hong Kong’s preferential trade status and to authorize the U.S. administration to impose sanctions against foreign individuals and entities who are determined by the U.S. administration to have materially contributed to the failure to preserve Hong Kong’s autonomy. The United States may impose the same tariffs and other trade restrictions on exports from Hong Kong that it places on goods from mainland China. These and other recent actions may represent an escalation in political and trade tensions involving the U.S., China and Hong Kong, which could potentially harm our business if our operations expand into Hong Kong in the future. Given the relatively small geographical size of Hong Kong, any of such incidents could have a material effect on the future operations if we expand our business operations into Hong Kong, which could in turn materially affect our business, results of operations and financial condition. It is difficult to predict the full impact of the HKAA on Hong Kong and companies with operations in Hong Kong. Furthermore, legislative or administrative actions in respect of China-U.S. relations could cause investor uncertainty for affected issuers, including us, if in the future we conduct our business in Hong Kong and the market price of our common stock could be affected.

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You may incur additional costs and procedural obstacles in effecting service of legal process, enforcing foreign judgments or bringing actions in Hong Kong against us or our directors or officers named in the prospectus based on Hong Kong laws.

If you want to enforce a judgment of the United States in Hong Kong, it must be a final judgment conclusive upon the merits of the claim, for a definite sum of money in a civil matter and not in respect of taxes, fines, penalties, or similar charges, the proceedings in which the judgment was obtained were not contrary to natural justice, and the enforcement of the judgment is not contrary to public policy of Hong Kong. Such a judgment must be for a fixed sum and must also come from a competent court.

The effect of HKAA and other U.S. government policies in response to the enactment of Law of the PRC on Safeguarding National Security in the Hong Kong Special Administrative Region (the “Hong Kong National Security Law”) could impact our Hong Kong holding subsidiaries.

On June 30, 2020, the Standing Committee of the PRC NPC adopted the Hong Kong National Security Law. This law defines the duties and government bodies of the Hong Kong National Security Law for safeguarding national security and four categories of offences — secession, subversion, terrorist activities, and collusion with a foreign country or external elements to endanger national security — and their corresponding penalties. On July 14, 2020, the former U.S. President Donald Trump signed the HKAA into law, authorizing the U.S. administration to impose sanctions against foreign individuals and entities who are determined by the U.S. administration to have materially contributed to the failure to preserve Hong Kong’s autonomy. On August 7, 2020 the U.S. government imposed HKAA-authorized sanctions on eleven individuals, including Hong Kong’s then chief executive, Carrie Lam. On October 14, 2020, the U.S. State Department submitted to relevant committees of Congress the report required under HKAA, identifying persons materially contributing to “the failure of the Government of China to meet its obligations under the Joint Declaration or the Basic Law.” The HKAA further authorizes secondary sanctions, including the imposition of blocking sanctions, against foreign financial institutions that knowingly conduct a significant transaction with foreign persons sanctioned under this authority. The imposition of sanctions may directly affect the foreign financial institutions as well as any third parties or customers dealing with any foreign financial institution that is targeted. It is difficult to predict the full impact of the HKAA on Hong Kong and companies located in Hong Kong. If our Hong Kong subsidiaries conduct business operations in the future and were determined to be in violation of the Hong Kong National Security Law or the HKAA for some reasons, however unlikely, our business operations, financial position and results of operations could be materially and adversely affected.

The Hong Kong legal system embodies uncertainties which could limit the availability of legal protections.

Hong Kong is a Special Administrative Region of the PRC. Following British colonial rule from 1842 to 1997, China assumed sovereignty under the “one country, two systems” principle. The Hong Kong Special Administrative Region’s constitutional document, the Basic Law, ensures that the current political situation will remain in effect for 50 years. Hong Kong has enjoyed the freedom to function with a high degree of autonomy for its affairs, including currencies, immigration and customs operations, and its independent judiciary system and parliamentary system. On July 14, 2020, the United States signed an executive order to end the special status enjoyed by Hong Kong post-1997. Any compromise on the autonomy of Hong Kong could have an adverse effect in our business and operations in Hong Kong if and when we expand our business or customer base in Hong Kong in the future. We cannot predict the effect of future developments in the Hong Kong legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof.

Risks Related to our Common Stock

Our common stock may not develop an active trading market and the price and trading volume of our shares may fluctuate significantly.

Shares of common stock are currently quoted on the OTC marketplace and, following this offering, will be listed on the NASDAQ Capital Market. We cannot predict whether investor interest in us will lead to the development of an active and liquid trading market. In addition, no assurances can be given regarding when, and if, we will be able to list on a national exchange, including whether or not we will be able to meet applicable listing standards for any such exchange. If an active trading market does not develop, holders of our shares of common stock may have difficulty selling our shares that may now be owned or may be purchased later. In addition, until we are able to be listed on a national exchange, the number of investors willing to hold or acquire our shares may be reduced, we may receive decreased news and analyst coverage, and we may be limited in our ability to issue additional securities or obtain additional financing in the future on terms acceptable to us, or at all. Even if an active trading market develops for our shares, the market price of our shares may be highly volatile and could be subject to wide fluctuations. In addition, the trading volume of our shares may fluctuate and cause significant price variations to occur.

Certain recent initial public offerings of companies with relatively smaller public floats have experienced extreme volatility that was seemingly unrelated to the respective company’s underlying performance, and we may experience similar volatility, which may make it difficult for prospective investors to assess the value of our common stock.

Our common stock may be subject to rapid and substantial price volatility that may be unrelated to the underlying performance of our business. Recently a number of companies with relatively smaller public floats following their initial public offerings have experienced instances of extreme stock price run-ups followed by rapid price declines, and such stock price volatility was seemingly unrelated to the underlying performance of the respective companies. While the reasons for such volatility were unclear, we cannot be certain such price volatility will not occur to our common stock. Should our common stock experience similar substantial run-ups and declines that are seemingly unrelated to our actual or expected operating performance and financial condition or prospects, you may have difficulty assessing the rapidly changing value of our common stock. You may experience losses if the price of our common stock declines after this offering and such declines could cause you to lose all or part of your investment in our common stock since you may be unable to sell your shares at or above the price you have paid.

In case that our shares trade under $5.00 per share they will be considered penny stock. Trading in penny stocks has many restrictions and these restrictions could severely affect the price and liquidity of our common stock.

If our stock trades below $5.00 per share, our stock would be known as a “penny stock”, which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The U.S. Securities and Exchange Commission (the “SEC”) has adopted regulations which generally define a “penny stock” to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our Common Stock would be considered as a “penny stock”. A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established Members and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, he must receive the purchaser’s written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the “penny stock” rules may restrict the ability of broker/dealers to sell our securities and may negatively affect the ability of holders of shares of our Common Stock to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stocks is often volatile, and you may not be able to buy or sell the stock when you want to.

We do not anticipate paying cash dividends on our Common Stock in the foreseeable future.

We do not anticipate paying cash dividends in the foreseeable future. Presently, we intend to retain all our earnings, if any, to finance development and expansion of our business. Consequently, your only opportunity to achieve a positive return on your investment in us will be if the market price of our Common Stock appreciates.

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Our Chief Executive Officer, Mr. Yumin Lin, and our former Director and a major shareholder, Mr. Minghua Cheng, collectively own a majority of our outstanding shares of common stock and could significantly influence the outcome of our corporate matters.

Mr. Yumin Lin, our CEO, beneficially owns 41.53% of our outstanding shares of Common Stock, and Mr. Minghua Cheng, our former Director and a major shareholder, beneficially owns 30.03% of our outstanding shares of Common Stock. As a result, Messrs. Yumin Lin and Minghua Cheng are collectively able to exercise significant influence over all matters that require us to obtain shareholder approval, including the election of directors to our board and approval of significant corporate transactions that we may consider, such as a merger or sale of our company or its assets. This concentration of ownership in our shares by an executive officer and controlling shareholders will limit other shareholders’ ability to influence corporate matters and may have the effect of delaying or preventing a third party from acquiring control over us.

The price of our common stock may be volatile or may decline regardless of our operating performance, and stockholders may not be able to resell their shares.

The trading price for our common stock has fluctuated since our common stock was first quoted on the OTC marketplace. The market price of our stock may fluctuate significantly in response to numerous factors, many of which are beyond our control, including:

●	actual or anticipated fluctuations in our revenue and other operating results;

●	the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;

●	actions of securities analysts who initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our company, or our failure to meet these estimates or the expectations of investors;

●	announcements by us or our competitors of significant products, acquisitions, strategic partnerships, joint ventures, or capital commitments;

●	price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;

●	lawsuits threatened or filed against us; and

●	other events or factors, including those resulting from health pandemics, war or incidents of terrorism, or responses to these events.

In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of securities of many companies. Stock prices of many companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies.

Future sales of substantial amounts of the shares of our Common Stock by existing shareholders could adversely affect the price of our Common Stock.

If our existing shareholders sell substantial amounts of the shares, then the market price of our Common Stock could fall. Such sales by our existing shareholders might make it more difficult for us to issue new equity or equity-related securities in the future at a time and place we deem appropriate. If any existing shareholders sell substantial amounts of shares, the prevailing market price for our shares could be adversely affected.

In addition, rapid market sales or sales in significant volumes of up to 2,250,000 shares of Common Stock offered by the Resale Prospectus may significantly depress the market value of the Common Stocks held by investors in our underwritten primary offering.

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Risks Related to this Offering

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways with which you may not agree. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the proceeds will be invested or otherwise used in a way that does not yield a favorable, or any, return for our company. See the section entitled “Use of Proceeds” in this prospectus for a more detailed discussion of our expected use of the net proceeds from this offering.

If you purchase common stock in this offering, you will experience immediate dilution in the common stock included in the common stock you purchase. You will experience further dilution if we issue additional equity securities in future financing transactions.

Purchasers of common stock in this offering will pay a price per share of common stock included in the common stock you purchase that exceeds the net tangible book value per share of our common stock. Investors participating in this offering will incur immediate and substantial dilution. Giving effect to our receipt of approximately $4.72 million of estimated net proceeds, after deducting underwriting discounts and commissions and estimated offering expenses payable by us from our sale of common stock in this offering at an assumed public offering price of $4.00 per share, our pro forma as adjusted net tangible book value as of September 30, 2023 would have been $0.49 per share. This amount represents an immediate increase in net tangible book value of $0.25 per share of our common stock to existing stockholders and an immediate dilution in net tangible book value of $3.51 per share of our common stock to new investors purchasing in this offering. In addition, you could experience further dilution if the warrants issued in this offering are exercised. See the section entitled “Dilution” below for a more detailed illustration of the dilution you would incur if you purchase common stock in this offering.

If we issue additional common stock, or securities convertible into or exchangeable or exercisable for common stock, our stockholders, including investors who purchase shares of common stock in this offering, may experience additional dilution, and any such issuances may result in downward pressure on the price of our common stock. We also cannot assure you that we will be able to sell shares or other securities in any future offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders.

Upon the completion of this offering, we will be a “controlled company” within the meaning of Nasdaq Stock Market LLC listing rules and, as a result, can rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies.

Upon the completion of this offering, our controlling shareholders will continue to control a majority of the voting power of our issued outstanding shares. As a result, we will be a “controlled company” within the meaning of the Nasdaq Stock Market LLC listing rules. For so as we are a controlled company under that definition, we are permitted to elect to rely, and may rely, on certain exemptions from corporate governance rules, including:

● an exemption from the rule that a majority of our board of directors must be independent directors;

● an exemption from the rule that the compensation of our chief executive officer must be determined or recommended solely by independent directors; and

● an exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

As a result, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements. Although we do not intend to rely on the “controlled company” exemption under the NASDAQ listing rules for the foreseeable future following this public offering, we could elect to rely on this exemption in the future. If we elect to rely on the “controlled company” exemption, a majority of the members of our board of directors may not be independent directors, and our nominating and corporate governance and compensation committees may not consist entirely of independent directors.

You may experience future dilution as a result of future equity offerings.

To the extent that we raise additional funds through the sale of equity or convertible debt securities, the issuance of such securities will result in dilution to our stockholders. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The Information in this prospectus includes “forward-looking statements” under Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact included in this prospectus, regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this prospectus, the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements described under the heading “Risk Factors” included in this prospectus. These forward-looking statements are based on our current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Nevertheless, and despite the fact that management’s expectations and estimates are based on assumptions management believes to be reasonable and data management believes to be reliable, our actual results, performance or achievements are subject to future risks and uncertainties, any of which could materially affect our actual performance. These forward-looking statements include, but are not limited to, statements about our future financial performance, including the following:

●	our ability to generate revenue and profit;

●	our ability to expand our business model;

●	our ability to manage or expand operations;

●	our ability to maintain adequate control of our expenses as we seek to grow;

●	our ability to establish or protect our intellectual property;

●	the impact of significant government regulation in China;

●	our ability to implement marketing and sales strategies and adapt and modify them as needed; and

●	our implementation of required financial, accounting and disclosure controls and procedures and related corporate governance policies.

Although the forward-looking statements included herein, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including by the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

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USE OF PROCEEDS

After deducting the underwriting discounts and commissions and estimated expenses of this offering payable by us, we expect net proceeds from this offering of approximately $4.72 million based on an assumed offering price of $4.00 per share. If the underwriters fully exercise the over-allotment option, net proceeds from this offering of approximately $5.56 million. The net proceeds from this offering must be remitted to China before we will be able to use the funds to grow our business. The procedure to remit funds may take several months after completion of this offering, and we will be unable to use the offering proceeds in China until remittance is completed.

We intend to use the net proceeds of this offering as follows after we complete the remittance process:

●	Approximately 30% for marketing expenses;
●	Approximately 25% for information system upgrades;
●	Approximately 20% for hiring staffs for IT and International operation department;
●	Approximately 15% for costs associates with potential acquisitions; and
●	Approximately 10% for general working capital.

We have agreed with the underwriters in this offering to establish an escrow account in the United States and to fund such account with $300,000 from this offering that may be utilized by the underwriters to fund any bona fide indemnification claims of the underwriters arising during an 18-month period following the offering. The escrow account will be interest bearing, and we will be free to invest the escrow fund in securities. All funds that are not subject to an indemnification claim will be returned to us after the applicable period expires.

The precise amounts and percentage of proceeds we devote to particular categories of activity and their priority of use will depend on prevailing market and business conditions as well as on the nature of particular opportunities that may arise from time to time. Accordingly, we reserve the right to change the use of proceeds that we presently anticipate and describe herein. Pending remitting the offering proceeds to China, we intend to invest our net proceeds in short-term, interest bearing, and investment-grade obligations.

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DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We anticipate that we will retain any earnings to support operations and to finance the growth and development of our business. Therefore, we do not expect to pay cash dividends in the foreseeable future. Any future determination relating to our dividend policy will be made at the discretion of our board of directors and will depend on a number of factors, including future earnings, capital requirements, financial conditions and future prospects and other factors the board of directors may deem relevant.

We are a holding company incorporated in the State of Nevada. We may rely on dividends from our subsidiaries in China for our cash requirements, including any payment of dividends to our shareholders. PRC regulations may restrict the ability of our PRC subsidiaries to pay dividends to us. Our subsidiaries in China are required to set aside at least 10% of after-tax profits each year, if any, to fund statutory reserve funds until the accumulative amount of such statutory reserve funds reaches 50% of its registered capital. Upon contribution to the statutory reserve funds using its post-tax profits, a PRC company may also make further contribution to the discretionary reserve funds using its post-tax profits in accordance with a resolution of the shareholders meeting. Where the shareholders or the board of directors of a PRC company violates the provisions of the preceding paragraphs to distribute profits to the shareholders before making up for the losses and contributing to the statutory reserve funds, the shareholders are required to return such distributed profits to the company.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and total capitalization as of September 30, 2023:

●	on an actual basis; and

●	a pro forma basis giving effect to the sale of 1,500,000 shares of common stock in this offering at an assumed offering price of $4.00 per share, after deducting the commissions and discounts payable to the underwriter and estimated offering expenses payable by us.

The pro forma information below is illustrative only and our capitalization following the completion of this offering is subject to adjustment based on the offering price of our common stock and other terms of this offering determined at pricing. You should read this table in conjunction with our financial statements and notes thereto included in this prospectus, and the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	As of September 30, 2023
	Actual	Pro Forma Adjusted for this Offering
Cash and cash equivalents	$13,276	$4,737,530
Long-term debt	188,326	188,326
Stockholders’ equity:
Common Stock, $0.001 par value per share, 150,000,000 shares authorized; 15,655,038 issued and outstanding on an actual basis; 17,155,038 shares of common stock issued and outstanding on a pro forma basis	15,655	17,155
Additional paid-in capital	11,061,233	15,783,987
Accumulated deficit and statutory reserves	(6,088,707)	(6,088,707)
Accumulated other comprehensive loss	(545,059)	(545,059)
Total Fortune Valley Treasures, Inc. stockholders’ equity	4,443,122	9,167,376
Non-controlling interests	108,491	108,491
Total stockholders’ equity	4,334,631	9,058,885
Total capitalization	$4,522,957	$9,247,211

If the underwriters’ over-allotment option to purchase additional shares of common stock from us was exercised in full, pro forma (i) common stock would be 17,380,038 shares, (ii) additional paid-in capital would be $16,620,762, (iii) total stockholders’ equity would be $10,004,376 and (iv) total capitalization would be $10,084,211.

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DILUTION

The dilution in net tangible book value per share to new investors, represents the difference between the amount per share paid by in purchasers of shares this offering and the pro forma net tangible book value per share immediately after completion of this offering. After giving effect to the sale of the 1,500,000 shares being sold pursuant to this offering at an assumed public offering price of $4.00 per share (without over-allotment option) and after deducting the underwriting discount and commission payable by us in the amount of $420,000 and estimated offering expenses in the amount of approximately $855,746, our pro forma net tangible book value would be approximately $0.49 per share of common stock. This represents an immediate increase in net tangible book value of $0.25 per share to existing shareholders and an immediate and substantial dilution in net tangible book value of $3.51 per share to new investors purchasing shares in this offering.

If the underwriters exercise their over-allotment option in full, our pro forma net tangible book value would be approximately $0.53 per share of common stock, the increase in net tangible book value of $0.29 per share to existing shareholders and an immediate and substantial dilution in net tangible book value of $3.47 per share to new investors purchasing shares in this offering.

The following table sets forth the estimated net tangible book value per share of common stock after the offering and the dilution to persons purchasing common stock based on the foregoing offering assumptions.

	Offering without Over-allotment Option	Offering with Full Exercise of Over-allotment Option
Assumed public offering price per share	$4.00	$4.00
Net tangible book value per share as of September 30, 2023	$0.24	$0.24
Increase in pro forma net tangible book value per share attributable to price paid by new investors	$0.25	$0.29
Pro forma net tangible book value per share after this offering	$0.49	$0.53
Dilution in pro forma net tangible book value per share to new investors in this offering	$3.51	$3.47

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The following table sets forth, on an as adjusted basis as of September 30, 2023, the difference between the number of common stock purchased from us, the total consideration paid, and the average price per share paid by our existing shareholders and by new public investors before deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us, using an assumed public offering price of $4.00 per share:

	Shares Purchased		Total Consideration		Average Price Per
	Number	Percent	Amount	Percent	Share
Existing shareholders	15,655,038	91.26%	$11,076,888	64.86%	$0.71
New investors from public offering	1,500,000	8.74%	6,000,000	35.14%	4.00
Total	17,155,038	100%	$17,076,888	100%	$1.00

After giving effect to the sale of common stock in this offering by us, if the underwriters exercise in full their over-allotment option, our existing shareholders would own 90.07% and purchasers of common stock in this offering would own 9.93% of the total number of shares of common stock outstanding upon completion of this offering.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITIONS AND RESULTS OF

OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes included elsewhere in this prospectus. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. See “Disclosure Regarding Forward-Looking Statements” for a discussion of the uncertainties, risks and assumptions associated with these statements. Actual results and the timing of events could differ materially from those discussed in our forward-looking statements as a result of many factors, including those set forth under “Risk Factors” and elsewhere in this prospectus.

Overview and Recent Development

We conduct our business through our subsidiaries, which are a food and beverage supply chain company group based in Guangdong province, China. With the mission to improve people’s lives by offering safe and quality foods, we are committed to building a first class food supply chain business in China and in the global markets. Through quality control and sales of selected branded products, we provide a one-stop quality food purchase experience for both businesses and individual customers. In 2020, we introduced two new types of product, water and packaged staple foods, which significantly increased our revenue in the fiscal year of 2020. Mainly due to the acquisition of Xixingdao and the start of our online sales, we had a significant increase in our revenue for the years ended December 31, 2022 and 2021. We expect our business will continue to grow and our stock keeping unit (SKU) increasing.

We have signed new distributors and we also seek to expand our business into the international food supply chain markets and are in the process of establishing our online store on the Amazon platform targeting the food supply and distribution markets outside of China. We have started to operate online stores on major e-commerce platforms in China, including Meituan, Ele.me, Tao.1688.com and Pinduoduo. In the coming year, we plan to acquire selected quality food and beverage supply chain enterprises, vertically and horizontally, to further expand our business and operations.

Results of Operations

Three months ended September 30, 2023 and 2022

	Three months ended September 30,
	2023	2022	Change
Net revenues	$909,719	$2,915,303	$(2,005,584)
Cost of revenues	(593,294)	(1,400,522)	807,228
Gross profit	316,425	1,514,781	(1,198,356)
Operating expense	(1,538,265)	(487,640)	(1,050,625)
Other income	7,466	2,221	5,245
Interest income	14	114	(100)
Interest expense	(10,290)	(10,388)	98
Income taxes benefit (expense)	1,906	(108,353)	110,259
Net income (loss)	(1,222,744)	910,735	(2,133,479)
Net income (loss) attributable to noncontrolling interests	(114,085)	54,931	(169,016)
Net income (loss) attributable to Fortune Valley Treasures, Inc.	$(1,108,659)	$855,804	$(1,964,463)

Nine months ended September 30, 2023 and 2022

	Nine months ended September 30,
	2023	2022	Change
Net revenues	$3,817,605	$6,513,572	$(2,695,967)
Cost of revenues	(1,923,459)	(3,018,507)	1,095,048
Gross profit	1,894,146	3,495,065	(1,600,919)
Operating expense	(3,543,490)	(1,396,667)	(2,146,823)
Other income	15,676	10,423	5,253
Interest income	61	207	(146)
Interest expense	(28,546)	(21,077)	(7,469)
Income taxes expense	(94,596)	(212,274)	117,678
Net income (loss)	(1,756,749)	1,875,677	(3,632,426)
Net income (loss) attributable to noncontrolling interests	(172,446)	123,464	(295,910)
Net income (loss) attributable to Fortune Valley Treasures, Inc.	$(1,584,303)	$1,752,213	$(3,336,516)

Net Revenues

Net revenues were $909,719 for the three months ended September 30, 2023, reflecting a decrease of $2,005,584, or 69%, from $2,915,303 for the three months ended September 30, 2022. The decrease in net revenues was mainly due to the lower product sales volume than the same period of the prior year and to a lesser extent, the lower unit sales prices of wine products. The decrease in product sales was resulted from a decline in market demand resulting from the sluggish economic environment and slow recovery in China’s economy as compared to the same period of the prior year. And in order to attract new customers, the Company has lowered the unit sales prices of wine products beginning in April 2023.

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Net revenues were $3,817,605 for the nine months ended September 30, 2023, reflecting a decrease of $2,695,967, or 41%, from $6,513,572 for the nine months ended September 30, 2022. The decrease in net revenues was mainly due to the lower product sales volume than the same period of the prior year and to a lesser extent, the lower unit sales prices of wine products. The decrease in product sales reflected a decline in market demand resulting from the sluggish economic environment and slow recovery in China’s economy as compared to the same period of the prior year. And in order to attract new customers, the Company has lowered the unit sales prices of wine products since April 2023.

Cost of Revenues

Cost of revenues was $593,294 for the three months ended September 30, 2023, reflecting a decrease of $807,228, or 58%, from $1,400,522 for the three months ended September 30, 2022. The decrease in cost of revenues was mainly due to the lower product sales volume in line with our net revenues decrease and to a lesser extent, the lower unit sales prices of wine products, which led to a lesser decrease in cost of revenues comparing to net revenues.

Cost of revenues was $1,923,459 for the nine months ended September 30, 2023, reflecting a decrease of $1,095,048, or 36%, from $3,018,507 for the nine months ended September 30, 2022. The decrease in cost of revenues was due to the lower product sales volume in line with our net revenues decrease.

Gross Profit

Gross profit was $316,425 and $1,514,781 for the three months ended September 30, 2023 and 2022, respectively, reflecting a decrease of $1,198,356, or 79%. The decrease in gross profit was mainly due to the decrease in the net revenues.

Gross profit was $1,894,146 and $3,495,065 for the nine months ended September 30, 2023 and 2022, respectively, reflecting a decrease of $1,600,919, or 46%. The decrease in gross profit was mainly due to the decrease in the net revenues.

Operating Expenses

Operating expenses were $1,538,265 for the three months ended September 30, 2023, reflecting an increase of $1,050,625, or 215%, from $487,640 for the three months ended September 30, 2022. The increase in operating expenses was mainly due to the increase in professional service fees and credit loss expenses.

Operating expenses were $3,543,490 for the nine months ended September 30, 2023, reflecting an increase of $2,146,823, or 154%, from $1,396,667 for the nine months ended September 30, 2022. The increase in operating expenses was mainly due to the increase in professional service fees and credit loss expenses.

Net Income (Loss)

For the three months ended September 30, 2023, our net loss was $1,222,744, compared to a net income of $910,735 for the three months ended September 30, 2022. The decrease in net income was a result of the factors described above.

For the nine months ended September 30, 2023, our net loss was $1,756,749, compared to a net income of $1,875,677 for the nine months ended September 30, 2022. The decrease in net income was a result of the factors described above.

Net Income (Loss) Attributable to Noncontrolling Interests

The Company records net income (loss) attributable to noncontrolling interests in the unaudited condensed consolidated statements of operations for any noncontrolling interests of consolidated subsidiaries.

For the three months ended September 30, 2023 and 2022, the Company recorded a net loss attributable to noncontrolling interests of $114,085 and a net income attributable to noncontrolling interests of $54,931, respectively.

For the nine months ended September 30, 2023 and 2022, the Company recorded a net loss attributable to noncontrolling interests of $172,446 and a net income attributable to noncontrolling interests of $123,464, respectively.

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Comparison of Years ended December 31, 2022 and 2021

For the years ended December 31, 2022 and 2021, the Company conducted its business in generally one revenue stream: product sales – liquor, water purifier and other F&B products.

	Years Ended December 31,
	2022		2021		Change
Net revenues	$9,234,079	100%	$8,021,823	100%	$1,212,256	15%

Cost of revenues	(4,593,405)	(50)%	(3,659,805)	(46)%	(933,600)	26%
Gross profit	4,640,674	50%	4,362,018	54%	278,656	6%

Operating expense	(6,590,240)	(71)%	(2,184,904)	(27)%	(4,405,336)	202%
Other income	10,811	0%	53,008	1%	(42,197)	(80)%
Other expense	(31,444)	(0)%	(17,816)	(0)%	(13,628)	76%
Income taxes	(186,480)	(2)%	(248,837)	(3)%	62,357	(25)%
Net income (loss)	$(2,156,679)	(23)%	$1,963,469	24%	$(4,120,148)	210%
Net income (loss) attributable to noncontrolling interests	(213,956)	(2)%	183,733	2%	(397,689)	216%
Net income (loss) attributable to Fortune Valley Treasures, Inc.	$(1,942,723)	(21)%	$1,779,736	22%	$(3,722,459)	209%

Net Revenues

Net revenues totaled $9,234,079 for the year ended December 31, 2022, an increase of $1,212,256, or 15%, as compared to the revenue for the year ended December 31, 2021. The increase in net revenues was mainly due to an increase in sales of liquor and water purifier products as a result of the business expansion of the liquor and water purifier business departments.

Cost of Revenues

Cost of revenues totaled $4,593,405 for the year ended December 31, 2022, an increase of $933,600, or 26%, as compared to for the year ended December 31, 2021. The increase in cost of revenue was due to the higher product sales volume in line with our revenue increase.

Gross Profit

Gross profit was $4,640,674 and $4,362,018 for the years ended December 31, 2022 and 2021, respectively. Gross profit margin decreased to 50% for the year ended December 31, 2022 from 54% for the corresponding period in 2021 primarily due to the changing of customers’ preference from less popular brands to popular brand products. Popular brands products incurred higher costs of revenue and resulted in the decrease of gross profit.

Operating Expenses

General and administrative expenses totaled $6,590,240 for the year ended December 31, 2022, an increase of $4,405,336, or 202%, as compared to the year ended December 31, 2021. The increase was primarily due to the increase in professional expense incurred in 2022 in connection with the Company’s proposed Nasdaq listing and related securities offering transaction, bad debt expense incurred for allowance reserved for doubtful accounts, including prepayments and deposits paid, and impairment loss on intangible asset and goodwill recognized in 2022.

Net Loss

Net loss totaled $2,156,679 for the year ended December 31, 2022, an increase of $4,120,148, of 210%, as compared to the net income of $1,963,469 for the year ended December 31, 2021. The increase was primarily due to the allowance booked for doubtful accounts and impairment loss on intangible asset and goodwill, while net income was generated in 2021.

Off Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures, or capital resources that is material to investors.

Contractual Obligations

As of September 30, 2023, the Company has twenty-one separate operating lease agreements for three office spaces, one warehouse and seventeen stores in PRC with remaining lease terms of from 1 month to 43 months.

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Critical Accounting Policies and Estimates

Our accounting policies are discussed in detail in Note 2 to our audited consolidated financial statements included elsewhere in this prospectus. However, we consider our critical accounting policies to be those related to revenue recognition, allowance of doubtful accounts and impairment of intangible asset and goodwill.

Our critical estimates include estimates used to review the Company’s goodwill impairments and estimations of recoverability for intangible asset. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable in the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Liquidity and Capital Resources

Liquidity and Capital Resources

Working Capital

	September 30, 2023	December 31, 2022	Change
Total current assets	$5,743,429	$6,871,091	$(1,127,662)
Total current liabilities	2,671,621	2,484,582	187,039
Working capital	$3,071,808	$4,386,509	$(1,314,701)

As of September 30, 2023, we had working capital of $3,071,808, as compared to working capital of $4,386,509 as of December 31, 2022. We had total current assets of $5,743,429, consisting of cash and cash equivalents of $13,276, inventories of $59,239, prepayments and other current assets of $1,367,548, accounts receivable of $4,303,366 compared to total current assets of $6,871,091 as of December 31, 2022. The decrease in total current assets was mainly due to the decrease in accounts receivable, prepayments and other current assets, and cash and cash equivalents. We had current liabilities of $2,671,621, consisting of operating lease obligations - current of $109,191, accounts payable of $683,967, accrued liabilities of $625,189, bank and other borrowing - current of $451,119, customer advances of $71,315, income tax payable of $7,352 and due to related parties of $723,488. The increase in total current liabilities was mainly due to the increase in the accrued liabilities and the amount due to related parties, and offset by the decrease in customer advances and income tax payable.

Our cash and cash equivalents balance decreased to $13,276 as of September 30, 2023, from $165,685 as of December 31, 2022. We estimate the Company currently has sufficient working capital to support its daily operations for the next twelve months, without raising additional capital. The Company is continuing to look for different financing opportunities in order to increase working capital and improve liquidity.

Despite the positive working capital of the Company, no assurance can be given that any future financing, if needed, will be available or, if available, that it will be on terms that are satisfactory to the Company. Even if the Company is able to obtain additional financing, if needed, it may contain undue restrictions on its operations, in the case of debt financing, or cause substantial dilution for its shareholders, in the case of equity financing.

Cash Flows

	Nine months ended September 30,
	2023	2022	Change
Cash Flows provided by (used in) Operating Activities	$(272,944)	$48,444	$(321,388)
Cash Flows used in Investing Activities	(5,488)	-	(5,488)
Cash Flows provided by Financing Activities	161,355	108,002	53,353
Effect of exchange rate changes	(35,312)	(40,166)	4,854
Net Changes in Cash and Cash Equivalents	$(152,409)	$116,280	$(268,689)

Cash Flow from Operating Activities

Net cash used in operating activities for the nine months ended September 30, 2023 was $272,944, as compared to the amount of $48,444 provided by operating activities for the nine months ended September 30, 2022, reflecting a decrease of $321,388. The cash used in operating activities during the nine months ended September 30, 2023 was mainly resulted from the net loss of $1,756,749 and the increase in prepayments and other current assets of $838,488, offset by the allowance for credit losses of $2,175,928.

Cash Flow from Investing Activities

Net cash used in investing activities was $5,488 for the nine months ended September 30, 2023, compared to net cash used in investing activities of $nil for the nine months ended September 30, 2022. The cash used in investing activities during the nine months ended September 30, 2023 was mainly for the purchase of a vehicle in April 2023 for daily operating use.

Cash Flow from Financing Activities

Net cash provided by financing activities was $161,335 for the nine months ended September 30, 2023, compared to net cash provided by financing activities of $108,002 for the nine months ended September 30, 2022. The cash provided by financing activities for the nine months ended September 30, 2023 was mainly resulted from the net proceeds from revolving credit lines of $141,967.

Comparison of Years ended December 31, 2022 and 2021

Working Capital

	Years Ended December 31,
	2022	2021	Change
Total current assets	$6,871,091	$5,069,481	$1,801,610
Total current liabilities	2,484,582	1,717,519	767,063
Working capital	$4,386,509	$3,351,962	$1,034,547

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As of December 31, 2022, we had working capital of $4,386,509 as compared to working capital of $3,351,962 as of December 31, 2021. We had total current assets of $6,871,091 consisting of cash on hand of $165,685, accounts receivables of $4,797,564, inventory of $148,925, and prepayments and other current assets of $1,758,917, compared to total current assets of $5,069,481 as of December 31, 2021. The increase was mainly due to the increase in accounts receivable, resulting from an increase in sales and the extension of payment term in 2022. We had current liabilities of $2,484,582 consisting of operating lease obligation from non-related parties of $110,201, operating lease obligation from related parties of $16,629, accounts payable of $688,822, accrued liabilities of $502,389, current portion of bank and other borrowings of $422,653, income tax payable of $38,879, customer advance of $139,334 and amount due to related parties of $565,675 compared to total current liabilities of $1,717,519 as of December 31, 2021.

The Company’s net loss was $2,156,679 and net income $1,963,469 for the years ended December 31, 2022 and 2021, respectively.

Cash Flows

	Years Ended December 31,
	2022	2021	Change
Cash flows provided by (used in) operating activities	$6,927	$(457,142)	$464,069
Cash flows provided by (used in) investing activities	(10,110)	469,190	(479,300)
Cash flows provided by (used in) financing activities	66,120	(192,034)	258,154
Effect of exchange rate changes on cash and cash equivalents	(20,415)	53,312	(73,727)
Net changes in cash and cash equivalents	$42,522	$(126,674)	$169,196

Cash Flow from Operating Activities

Cash flow provided by operating activities for the year ended December 31, 2022 was $6,927 as compared to the amount of $457,142 used in operating activities for the year ended December 31, 2021, reflecting a increment of $464,069. The increase in net cash provided by operating activities was mainly due to the fact that the bad debt expense and impairment losses on intangible asset and goodwill have no impact on cash flows, offset by changes in accounts receivable and prepayments and other current assets, net.

Cash Flow from Investing Activities

Cash flow used in investing activities was $10,110 for the year ended December 31, 2022, compared to the cash flow provided by investing activities $469,190 for the year ended December 31, 2021. The increase in net cash flow used in investing activities was mainly due to the decrease in repayment of advance to related parties.

Cash Flow from Financing Activities

Cash flow provided by financing activities was $66,120 for the year ended December 31, 2022, compared to cash flow used in financing activities of $192,034 for the year ended December 31, 2021. The increase in net cash provided by used in financing activities was mainly due to the increase in net proceeds of bank and other borrowings.

Capital requirement for short term and long term

As of December 31, 2022, the Company financed capital requirement through trust and commercial banks in PRC for further expansion, details are as follows:

	December 31, 2022	December 31, 2021
Loan from a trust in PRC	$60,049	$67,438
China Construction Bank	276,447	143,192
WeBank	77,220	78,795
Guangdong Nanyue Bank	67,375	-
Aggregate outstanding principal balances	$481,091	$289,425
Less: current portion	422,653	101,207
Total non-current borrowings	$58,438	$188,218

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BUSINESS

Overview

We conduct our business through our PRC subsidiaries, which are a food and beverage supply chain company group based in Guangdong province, China. With the mission to improve people’s lives by offering safe and quality foods, we are committed to building a first class food supply chain business in China and in the global markets. Through quality control and sales of selected branded products, we provide a one-stop quality food purchase experience for both businesses and individual customers. Our products are well recognized among consumer groups in the Pearl River Delta region of China.

Our vision is “Safe Foods for the People.” We strive to improve the consumers’ food experience in respect of brand, quality, service and speed. Through online and offline channels, we deliver quality food products to consumers through sales targeting regional wholesalers, major food and beverage chains, supermarkets and other retailers.

We purchase, supply, distribute and sell alcohol and non-alcohol beverages, packaged staple foods, condiments and seasonings, and household drinking water related purification devices. Since our founding in 2011, we have primarily engaged in the wholesale distribution and retail sale of wine and liquor products in Southern China. In the recent years, we have expanded into the non-alcohol beverage and food markets through strategic acquisitions.

We currently mainly purchase and sell four categories of food and beverage and related products. Our offerings have evolved over our history of development. Our current core lines of products include the following four categories:

●	Alcohol beverage, including wine, liquor and spirits;
●	Non-alcohol beverage, primarily bottled drinking water;
●	Packaged food products, primarily including condiments and seasonings;
●	Drinking water purification products, such as whole house water filtration systems and purification solution products.

We manage the entire process of product procurement, warehousing, distribution, logistics, and delivery through our supply chain system. We cultivate long-term cooperation relationships with many high-quality upstream suppliers to secure the supply demand and stable product procurement. We continuously enhance food quality and safety standards through our quality control system and supplier development management system. Through continuous optimization and management of supply planning, logistics management and quality assurance, we have improved product procurement efficiency and order management capabilities.

We advertise and sell products using a hybrid marketing model through our supply chain platform, social media, primarily WeChat, distributor network, key customer channels, product displays at our stores, and community promotions. We promote direct sales to business and individual consumers on our e-commerce supply chain platform – “Fugu Online.” Further, we make online or offline bulk sales through our agents and independent distributors. Prior to the launching of our supply chain platform, the majority of our sales had been made through independent distributors. We believe our distribution network is still an important component of our hybrid sales model. The agent and distributor sales model helps enhance the brand awareness of our products among end customers. Furthermore, we have achieved a substantial portion of our sales through key customer channels. We have established long-term and stable cooperative relations with certain large enterprises. We hold periodic offline promotions, offline anniversary activities, and offer loyalty rewards to key customers. We initiate promotions to expand our customer base and build brand awareness. As we have multiple product lines, there are many opportunities for cross-selling across our platform as we seek to introduce customers to all product offerings. We also believe our strong reputation is a factor in retaining and attracting customers.

We are on path to build a closed-loop industry supply chain system for our products. Through connecting upstream suppliers and downstream enterprises, we have formed a supply chain network, broadened market penetration through the technology driven e-commerce platform and services, and aligned third-party production, supply and marketing with distribution and sale to achieve cost reduction and efficiency.

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With our deeply rooted brand image, fast and efficient multi-channel sales model, precise consumer positioning, superior service experience, and an online platform connecting suppliers, core enterprises, and customers in the food supply chain, today we are well positioned to become a competitive leader in the food supply chain market in China.

Corporate History

FVTI was incorporated under the laws of the State of Nevada on March 21, 2014 under the name Crypto-Services, Inc. The company was originally formed with the purpose of providing users with up-to-date information on digital currencies. On September 22, 2016, the company amended its articles of incorporation to change its name from “Crypto-Services, Inc.” to “Fortune Valley Treasures, Inc.”

On April 11, 2018, FVTI entered into a share exchange agreement with DaXingHuaShang Investment Group Limited, a company incorporated under the laws of the Republic of Seychelles (“DIGLS”), and its shareholders, Yumin Lin, Gaosheng Group Co., Ltd. and China Kaipeng Group Co., Ltd, pursuant to which FVTI issued 15,000,000 shares of common stock (split-adjusted) to the shareholders of DIGLS in exchange for 100% of the issued shares of DIGLS (the “Share Exchange”). Upon the consummation of the Share Exchange on April 19, 2018, DIGLS became our wholly owned subsidiary.

DIGLS is a holding company and owns all of the equity of DaXingHuaShang Investment (Hong Kong) Limited (“DILHK”), a private company limited by shares formed under the laws of Hong Kong. DILHK owns 100% of the equity of Qianhai DaXingHuaShang Investment (Shenzhen) Co., Ltd. (“QHDX”), a wholly foreign owned enterprise organized under the laws of China, which, in turn, owns 100% of the equity of FVT Supply Chain, an operating subsidiary.

On March 1, 2019, FVTI entered into a share purchase agreement to acquire 100% of the shares of Jiujiu Group Stock Co., Ltd. (“JJGS”), a company incorporated under the laws of the Republic of Seychelles, with the shareholders of JJGS in exchange for 5 shares of our common stock (split-adjusted). Following the closing of the acquisition on March 1, 2019, JJGS became our wholly owned subsidiary. JJGS owns all of the equity of Jiujiu (HK) Industry Limited (“JJHK”), a Hong Kong company limited by shares. JJHK owns 100% of the equity of Jiujiu (Shenzhen) Industry Co., Ltd. (“JJSZ”), a PRC operating company engaged in retail and wholesale distribution of alcohol beverage products.

On July 13, 2019, FVTI and QHDX entered into an equity interest transfer agreement, which was amended on September 12, 2019, with the controlling shareholder of Yunnan Makaweng Wine & Spirits Co., Ltd. (“Makaweng”), a PRC limited liability company engaged in the business of distribution of wine and beer. Pursuant to the agreement, QHDX would purchase 51% of Makaweng’s equity interest from the controlling shareholder of Makaweng in exchange for shares of FVTI common stock. On August 28, 2019, the registration of the transfer of the 51% of equity interest of Makaweng to QHDX with local government agencies was completed. On December 3, 2020, QHDX and the controlling shareholder of Makaweng entered into a share transfer agreement, pursuant to which the parties agreed that QHDX would transfer all of the 51% of Makaweng equity interest back to the controlling shareholder. Upon the effectiveness of the agreement, QHDX no longer owned an equity interest in Makaweng. FVTI has not issued any shares to the controlling shareholder and the control of Makaweng has never been transferred to QHDX. However, the registration of the transfer of the 51% interest by QHDX to the controlling shareholder has not been completed as of the date hereof.

On June 22, 2020, FVTI and QHDX entered into a share purchase agreement with Dongguan Xixingdao Technology Co., Ltd. (“Xixingdao”), a PRC company, and the two former shareholders of Xixingdao, who collectively owned all of the equity interest in Xixingdao. Xixingdao is engaged in the business of drinking water distribution and delivery in Dongguan City, Guangdong Province. Pursuant to the agreement, QHDX purchased 90% of Xixingdao’s equity interest from the sellers in exchange for 243,135 shares of FVTI’s common stock (split-adjusted). We obtained the control of Xixingdao and Xixingdao became our subsidiary on August 31, 2020. The shares were issued on December 28, 2020.

On September 28, 2021, FVTI effected a one-for-twenty reverse stock split (referred to herein as “reverse split”) of the issued and outstanding shares of common stock, $0.001 par value, by filing a Certificate of Change with the Secretary of State of the State of Nevada. The reverse split became effective with FINRA and in the OTC marketplace on October 21, 2021 when the common stock began trading on a split-adjusted basis. Prior to the reverse split, FVTI was authorized to issue 3,000,000,000 shares of common stock and there were 313,098,220 shares of common stock outstanding. As a result of the reverse split, FVTI is authorized to issue 150,000,000 shares of common stock, and there are currently 15,655,038 shares of common stock outstanding. Unless otherwise stated, all shares and per share amounts in this prospectus have been retroactively adjusted to give effect to this reverse stock split.

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Corporate Structure

The chart below depicts the corporate structure of the Company as of the date of this prospectus.

Business Plans and Recent Developments

Impact of the COVID-19 Pandemic

In December 2019, a novel strain of coronavirus (COVID-19) was first identified in China and has since spread rapidly globally. The outbreak of COVID-19 has resulted in quarantines, travel restrictions, and the temporary closure of stores and business facilities globally. In March 2020, the World Health Organization declared the COVID-19 a pandemic. In 2020, COVID-19 had a material impact on our business, financial condition, and results of operations. including, but not limited to, the following:

●	We temporally closed our offices in early 2020, as required by relevant PRC regulatory authorities. Our offices were subsequently reopened pursuant to local guidelines. In 2020, the pandemic caused disruptions in our operations and supply chains, which resulted in delays in the shipment of products to certain of our customers.

●	A large number of our employees were in mandatory self-quarantine and the entire business operations of the Company halted for over a month from February to March 2020.

●	Our customers were negatively impacted by the pandemic, which reduced the demand of our products. As a result, our revenue and income were negatively impacted in the first half of 2020.

After the second quarter of 2020, the COVID outbreak in China has gradually been controlled. Our business has also returned to normal operations, although management assessed that our results of operations had been negatively impacted for the 2021 and 2022 fiscal years.

In 2022, the sporadic outbreaks of COVID-19 had material impact on the industry in China. The government’s “zero-COVID” policy required, from time to time, quarantines, rolling lockdowns, office closures and travel restrictions to control outbreaks in affected local areas. As a result of the COVID control measures, we were unable to implement some of our business and marketing plans, and our operating results were negatively affected by the sporadic COVID outbreaks and strict government response measures. In December 2022, the PRC government ended the implementation of the “zero-COVID” policy and the overall market condition has shown improvement since then. However, COVID-19 could adversely affect our business and results of operations in the future if any COVID resurgence causes significant disruptions to our operations or the business of our supply chain, logistics and service providers. We cannot predict the severity and duration of the impact from such resurgence, if any. If any new outbreak of COVID-19 is not effectively and timely controlled, or if government responses to outbreaks or potential outbreaks are severe or long-lasting, our business operations and financial condition may be materially and adversely affected as a result of the deteriorating market outlook, the slowdown in regional and national economic growth, weakened liquidity and financial condition of our customers or other factors that we cannot foresee. Any of these factors and other factors beyond our control could have an adverse effect on the overall business environment, cause uncertainties in the regions where we conduct business, and could materially and adversely impact our business, financial condition and results of operations.

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Business Plans

One of our business development strategies is to extend our market share through acquiring quality businesses in the food and beverage industries, in order to increase our customer base and supply channels, as well as to acquire more skilled employees and business connections in the industries. During the 2021 fiscal year, we engaged an IT consulting company to assist us in further developing our online marketing platform and internal operation management system. In fiscal year 2020, we successfully acquired Xixingdao, a drinking water distribution business. We expect to continue to explore new opportunities to acquire additional quality and compatible businesses in our industries. Our management believes that successful acquisitions will bring synergies to our business and enhance our shareholders’ value.

We consider the following factors when evaluating quality acquisition targets: (i) costs involved in an acquisition; (ii) financial performance of the target; (iii) the reputation of the target in its industry; (iv) the target’s existing customer base; (v) the target’s supplier network; (vi) the expertise and experience of the target’s management and employees; and (vii) the inventory condition of the target.

Our Industry and Market

We obtained the industry and market data used throughout industry publications and research, studies and other similar third-party sources, as well as our estimates based on such data. All of the market data and estimates used in this prospectus involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such data and estimates. We believe that the data from these third-party sources is reliable; however, we have not independently verified the data, besides our business and the industry which we are operating is subject to a high degree of risk and uncertainties.

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Growth in food and beverage market in China

According to China Economic Vision, a research and consulting company with the research coverage mainly in China, the growth rate of food and beverage market in China reached 6.28% in 2018 and then declined to 4.40% in 2019. The decline was mainly due to the drop in demand of liquor products and dairy products. In 2020, the COVID-19 pandemic led to a sharp decrease in the growth rate of the industry, the market reached RMB4,590.2 billion, and a year-over-year (“YoY”) growth of 0.86%. The decrease in the growth rate was mainly due to the quarantine measures implemented in some areas, store and office closures, lockdown and social gatherings restrictions to control the COVID-19 outbreaks in China.

Food and Beverage Market Scale in China from 2016 to 2020

Source: China Economic Vision

China Economic Vision estimated that, with the orderly recovery of the overall economic and the upgrading of product consumption structure, the food and beverage industry will develop favorably in the future, but the growth rate will slow down. The food and beverage market in China is expected to reach RMB5608.8 billion by 2025, and a YoY growth of 3.45%.

Food and Beverage Market Forecast in China from 2021 to 2025

Source: China Economic Vision

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Growth of alcohol beverage market in China

In 2018, the growth rate of alcohol beverage market in China reached 10.68% driven by multiple factors, such as industrial restructure adjustment, consumption upgrading, and the rapidly growth of the Baijiu (Chinese alcohol beverage) industry. In 2019, the growth rate dropped to 2.21% because the market returned to rationality which caused the decrease of Baijiu sales; the downtrend of domestic wine production and sales; and the reduction of imported wines.

In 2020, the alcohol beverage products market scale in China reached RMB 859.6 billion, and the YoY negative growth of 0.22%. It was mainly due to the city lockdown order and the prohibition of social gatherings.

Alcohol Beverage Products Market in China from 2016 to 2020

Source: China Economic Vision

China Economic Vision estimated that, although the pandemic has brought uncertainties to the alcohol beverage products market, the trend of raising quality standard of production for the alcohol beverage products market has never changed. Alcohol consumption has gradually changed from basic consumption to personalized and diversified high-quality consumption. With the orderly recovery of the consumption in China, the market will continue to develop steadily in the future. The alcohol beverage products market in China is expected to reach 997.8 billion in RMB by 2025, and a YoY growth of 2.24%.

Alcohol Beverage Products Market Forecast in China from 2021 to 2025

Source: China Economic Vision

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Growth of bottled water market in China

The bottled water industry in China has a vigorous development in recent years. More household users have changed their drinking water habits and demanded for high-quality drinking water, especially natural mineral water, which has been the major driver for the growth in bottled water products (with natural mineral). The bottled water market in China reached RMB107.8 billion in 2019, with a YoY growth of 20.58%.

According to China Economic Vision, a large number of companies, which were the main consumers of the bottled water market, stopped the operation and production and reduced their use of bottled water the during the COVID-19 pandemic in 2020. In addition, to avoid the risk of spreading the COVID-19, people are recommended to use the bottled water only without returning buckets and promoted to use one-time disposable packaged water. These measures caused the decline in the demand for bottled water. The bottled water market in China reached RMB113.6 billion in 2020, and the YoY growth of 5.38%.

Bottled Water Market in China from 2016 to 2020

Source: China Economic Vision

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Compared with bottled water, disposable medium and large packaged water has better quality and consumption experience, and its cost is lower than the bottled water, which is suitable for the household consumption. Based on China Economic Vision’s estimate, even with the gradual replacement of disposable medium and large packaged water, it will have a limited impact on the bottled water market in the short term, but the growth rate of bottled water market will slow down in the long run. The bottled water market in China is expected to reach RMB223.7 billion by 2025, and the YoY growth was 14.13%.

Bottled Water Market Forecast in China from 2021 to 2025

Source: China Economic Vision

Our Supply Chain Operations

Our supply chain system manages the entire process of product procurement, warehousing, distribution, logistics and delivery. Through our digital management system, we can fully track our products from upstream suppliers to downstream end customers.

We emphasize to provide products with high standard of food safety and quality, therefore we carefully select high quality products. We conduct market research and supplier information review to select manufacturers and products, and carry out our own and third parties sample testing on their products to ensure the product with high quality and safety. When we completed the selection process with satisfactory results, we will sign a contact with the suppliers to purchase selected products from selected manufactures and seek to maintain a long-term cooperation relationship to secure stable supply and quality control. To maintain the standard of food safety and quality, we conduct sample checking on the products on a regular basis and evaluate the suppliers’ performance annually.

Our Products

We purchase, distribute and sell a wide range of beverage and foods through our supply chain online platform and offline sales channels. We also develop some of the water products we distribute. We have offered the following four categories of food and beverage products:

Product Category	Products	Number of brands offered	Product Sources
1. Alcohol beverage	Wine Liquor/Spirits	109	Europe South America China

2. Non-alcohol beverage	Bottled Water	48	China

3. Packaged staple foods	Edible Oil	11	China
	Condiments and seasonings

4. Household products	Water purification system	3	China
	Water filtration

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1. Wine and Liquor Products

We offer a variety of wine products including dry red wine, dry white wine, rose wine and sweet wine. Our liquor products include imported liquor and domestically produced spirits. We currently sell 109 different types of wine, liquor and spirits products.

We launched our brand “Falantu Art Winery,” with the goal to cultivate a wine-centered food and art culture, advocate healthy living, and bring romance to people’s lives. Our supply chain brings together high-quality wines from most major French producing regions and selected wine production countries. We forge alliance relationships with vineyards at French Burgundy (Bourgogne), Bordeaux (Bordeaux), Chile’s Central Valley, Spanish wineries and other high-quality wine makers. To increase our market share, we have set up multiple branches in Guangdong, China, to promote wine sale and wine culture to Chinese consumers.

The followings are some of the most popular wine and liquor products among customers.

Le Valentin Baptiete	Prince Louis	Chile The One
RMB260/$40	RMB300/$46	RMB898/$139

Deanston	Nobie Deer	Macallan
RMB350/$54	RMB1490/$230	RMB238/$37

Jiuzu Dukang	Xi Jiu	Wuliangchun
RMB2888/$445	RMB600 /$92	RMB328/$64

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2. Bottled Water and Soft Beverage Products

Our drinking water products we sell mainly include bottled water of different sizes. The sources of our bottled water are from tap water or extracted groundwater. In addition to selling on our supply chain platform, these different brands of bottled water are available at supermarkets, grocery stores, other E-commerce platforms, and through the manufacturer’s distributors.

We currently sell 48 different brands of bottled water products. In response to consumer preferences, our water products are packaged in individual containers of difference sizes, ranging from small single serving bottles of 380 milliliter to 750 milliliters, to medium-sized jugs of 1.5 to 5 liter and large 15 to 19 liter carboys. Below are some of branded bottled water products that have generated large sales volume on our supply chain platform.

Yi Bao brand	Nongfu Spring brand	Ding Hu Spring brand

3. Pre-packaged Foods

Pre-packaged foods have included various brands of edible oils, condiments and seasonings. We have selected to sell certain edible oil products based on their quality and popularity among the customers during 2021. We stopped selling edible oil in 2022 because edible oil sales results in 2021 did not meet the Company’s expectation

Fu Jia Kang soybean oil	Sui Fu Yuan vegetable oil

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We offer a variety of kitchen condiment products on the platform, and through multiple layers of screening, brands that are widely welcomed by consumers in the Pearl River Delta region are selected.

Fried chicken seasoning bag	Hot pot seasoning bag	Grilled fish seasoning bag

4. Household drinking water purification products

Xixingdao sells a series drinking household water treatment systems and devices that improve water quality and healthy lifestyle. They include whole house water purification systems and water filtration devices.

Household water filtration and purification system series	Household hot and cold water dispenser

New Products

We are continuously seeking new and suitable brands of products for sales to enrich our product varieties. We have recently added several new brands of wine and liquor products to our product portfolio. We aim to offer more high quality wine and liquor products for our customers. Providing a wide variety of wine and liquor products to the customers will continue to be our alcohol beverage segment operational strategies.

The followings are some of the new wine and liquor products:

Finca De Malpica	Errazuriz	Louis Neo

Louis Zorro Knight	Baron Pierre	Louis Low

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Our Customers

We have two major categories of customers: retailer customers and wholesale distributors. We also make direct sales to businesses and individual consumers through our supply chain platform, online stores at major e-commerce platforms and offline sales. For the year ended December 31, 2022 and 2021, no customer accounted for 10% or more of our total revenue. We have generated income from a wider range of customers for the years ended December 31, 2022 and 2021.

Competitive Strengths

Well recognized brand

We believe that our brand image and reputation give us a distinct competitive advantage among the food and beverage companies in Guangdong Province and the Pearl Delta Region. Since the launch of our wine distribution business in 2011, we have demonstrated a strong brand advantage in the food and beverage industry and become a well-recognized brand among consumers in the geographic areas in which we operate, especially in Guangdong Province. In recent years, our offline sales mainly in Dongguan City, and online sales have covered major online sales channels. With a greater brand influence and revenue growth, we are able to further strengthen our product procurement capacity. Our growing business scale, increasingly diversified sales channels and reliable product supplies have further promoted our company’s brand awareness and influence. The strength of our brands facilitates the organic growth of customer traffic on our platform, enhances buyer loyalty and attracts more sellers to our platform.

Diversified quality product portfolio

We have built a diversified product portfolio spanning primarily from alcohol beverage and drinking water, to pre-packaged staple foods, condiments, and household water purification devices and systems. A diversified product mix enables us to enhance our company’s sales volume and market influence. We strive to create a one-stop shopping experience and become one of the first places for food shopping for consumers.

We independently manage the core links of the food and beverage industry supply chain and achieve product quality control through supplier access, quality inspection and other measures. Leveraging our information technology capability, we utilize our information management platform to effectively control all links in the industry chain to achieve the full traceability of product quality.

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Efficient product supply chain system

We manage the entire process of product procurement, distribution, logistics, and delivery through our supply chain system. Our supply chain e-commerce platform is our central control hub that is facilitated by logistics management to ensure product supply and quality management to reinforce safety and quality assurance. We continuously strengthen cooperation with reputable suppliers to form a stable and long-term relationship and optimize procurement costs while ensuring product quality. On product source, our supply planning team, based on the sales history and trend forecasts of various channels, analyzes and forecasts sales and supply, formulate procurement plans, and improve procurement efficiency. We also formulate a complete product quality control system to enhance product quality assurance. Through continuous optimization and management of supply planning, logistics management and quality assurance, we have improved product procurement efficiency and order management capabilities while ensuring high product quality.

Multi-channel marketing and sales model

We have established a multi-channel marketing and sales model consisting of e-commerce supply chain platform, social media, primarily WeChat, distributor network, key customer channels, product displays at our brick and mortar stores, and community promotions. Our Fugu Online platform not only identifies potential customers and market products and services to targeted groups based on data collected through our information systems, it also serves as our O2O management platform, which can provide marketing services to traditional merchants. Our online and offline bulk sales through our agents and independent distributors help enhance the brand awareness of our products among end customers and collect feedback for us to improve our product selection and management. Our key customer and large enterprise sales channels, online and offline promotions, and community activities all offer loyalty rewards to key customers. Our brand reputation and cross-selling across our platform further strengthen our ability to retain customers and drive revenue growth.

Best in class customer services management

As a food industry enterprise, we have been focused on improving the consumer shopping experience since our establishment, have built a customer-oriented corporate culture and best in class customer service capabilities. Combining with our own brand positioning, we promote a corporate culture with a customer first mindset with the highest quality service as our purpose. We are committed to improving customer satisfaction and loyalty. We improve the pre-sales and after-sales service system to enhance consumer stickiness. Further, we have established a membership system to promote customer loyalty. We are able to conduct a more in-depth analysis of customer needs and historical buying habits through the purchase tracking, which provides us with valuable information related to future product procurement and marketing promotion.

Growth Strategy

Diversify our product portfolio and provide our customers with a wider range of choices

We believe continuous expansion of our existing product portfolio and accommodation of evolving demand and customers’ preferences will distinguish us from our competitors, while providing our customers with a wider range of choices will facilitate the broadening of our customer base as well as reinforcing our market presence in wine industry.

Continue to solidify our relationships with supply chain participants

We intend to continue solidifying our relationship with our existing suppliers as well as identifying new suppliers. We intend to increase our market share by diversifying our existing product portfolio and procuring products which we anticipate demand. We believe that our strategic diversification will further complement our existing product portfolio, enhance our product mix and strengthen our market position in the food and beverage industry in China.

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Strengthen our corporate image by increasing marketing and promotion efforts.

We believe our brands and reputation are critical to our business development. To further enhance customer awareness of our brands, we will continue our effective and targeted marketing efforts. This may include (i) placing mass media commercials, (ii) advertising in newspapers, magazines, the internet, billboards and banners, and (iii) sponsoring programs. We also utilize innovative multimedia promotional channels such as social media and mobile phone applications.

Attract, motivate and retain high-quality talent.

Our customer-oriented business philosophy emphases on delivering excellent customer service. We believe maintaining a positive working environment will encourage better staff relations and talent retention, as well as enhancing the quality of our customer service by motivating staff. In order to foster a work environment that attracts and inspires our people to achieve excellent performance, we seek to motivate and retain valuable and talented staff by aligning compensation and remuneration with performance. As part of our continuing efforts to enhance our customer service, we will also continue to enhance our employee training programs by developing our orientation program, coaching, on-the-job training to enhance individual staff skills and knowledge of sales and marketing techniques, customer services, product information, quality control and industry knowledge.

Seek opportunities to acquire quality companies in the food and beverage industry for further development of our company.

One of our key corporate strategies has been to expand our market share through acquiring quality businesses in the food and beverage industries, in order to increase our customer base and supply channels, as well as to acquire more skilled employees and business connections in the industries. We have previously successfully acquired Xixingdao, a drinking water distribution and delivery company. We expect to continue to explore new opportunities to acquire additional quality and compatible businesses in our industries. Our management believes that successful acquisitions will bring synergies to our business and increase long term value to our shareholders.

Expand and explore additional services and products to enrich our one-stop services to our customers.

We will continue to strive to provide our customers with the convenience of our one-stop shopping experience and a wide variety of unique, quality products at reasonable and competitive prices. We believe this is one of the keys to differentiating ourselves from our competitors in the food and beverage industry in China. To further strengthen our services, we will continue to refine our product related services to our customers by enhancing our product consultation services, sourcing services, delivery services, and post-sale evaluation with improved customer service and service options. With our continued expansion and dedication to exploring additional product related services to amplify our one-stop services to our customers, we believe we can strengthen and maintain our position in the food and beverage industry in China.

Permission Required from the PRC Authorities With Respect To Operations And Securities Listing And Issuance

Permission required for the Operations of Our PRC Subsidiaries

Our PRC subsidiaries are required to obtain certain permits and licenses from the PRC government agencies to operate our business in China, including: (a) business licenses, (b) food business licenses, and (c) Electronic Data Interchange License (“EDI”). In addition, one of our PRC subsidiaries is subject to certain certification and registration requirements in connection with limited product import and export operations.

We conduct our business in China through our PRC subsidiaries. All of our PRC subsidiaries are required to obtain, and have obtained, the required business licenses from the State Administration for Market Regulation (“SAMR”). The PRC Food Safety Law mandates a licensing system for food production and trade and requires vendors engaging in food production or sale or catering services to obtain a food business license in accordance with the applicable laws. Among our PRC subsidiaries, the following fourteen companies are required to obtain food business licenses and have received such licenses pursuant to the PRC Food Safety Law: FVT Supply Chain, Xixingdao, Dongguan City Fu La Tu Trade Co., Ltd. (“FLTT”), Dongguan City Fu Xin Gu Trade Co., Ltd. (“FXGT”), Dongguan City Fu Lai Food Co., Ltd. (“FLFL”), Dongguan City Fu Xin Technology Co., Ltd. (“FXTL”), Dongguan City Fu Xiang Technology Co., Ltd (“FGTL”), Dongguan City Fu Ji Food & Beverage Co., Ltd. (“FJFL”), Dongguan City Fu Yi Beverage Co., Ltd. (“FYBL”), Dongguan City Fu Jing Technology Co., Ltd. (“FJTL”), Dongguan City Fu Sheng Drinking Water Co. Ltd. (“FSWL”), Dongguan City Fu Jia Drinking Water Co., Ltd. (“FJWL”), Dongguan City Fu Xi Trading Co., Ltd. (“FXWL”) and Shenzhen Fu Jin Trading Technology Co., Ltd. (“FJSTL”). Therefore, these subsidiaries have the required government permits to engage in food purchase and sale activities. However, a food business license is not required for the sale of edible agricultural products and prepacked food. Companies engaged in the sale of prepacked food must report to the food safety regulatory agencies of the local government for recordation. Seven of our subsidiaries, Dongguan City Fu Zhi Gu Trade Co., Ltd. (“FZGT”), Dongguan City Chang Fu Trade Co., Ltd. (“CFT”), Dongguan City La Tong Trade Co., Ltd. (“LTT”), Dongguan City Kai Fu Trade Co., Ltd. (“KFT”), Dongguan City Fu Guan Healthy Industry Technology Co., Ltd. (“FGHL”), Dongguan City Fu Li Trading Co., Ltd. (“FLTL”) and Dongguan City Fu Gu Supply Chain Group Co., Ltd. (“FGGC” or “FG Supply Chain”), are subject to such reporting requirement and have completed the recordation procedure. However, Guangdong provincial government has not issued detailed implementation rules, and as such, changes in rules and regulations may impose additional requirements for our subsidiaries in China.

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The relevant PRC Telecommunications Regulations require a telecommunication service provider in China to obtain an operating license from the Ministry of Industry and Information Technology, or MIIT, or its provincial counterparts, prior to commencement of operations. Our subsidiary, FVT Supply Chain, engages in food, beverage and related product purchases and sales via its online platform. As a provider of online data processing and transaction processing services, FVT Supply Chain is required to obtain an Electronic Data Interchange (EDI) license and has obtained the EDI license. The relevant PRC regulations, including the Classification Catalogue of Telecommunications Services, are still evolving, and there have been limited guidance and interpretation with respect to the scope of various types of telecommunication services. We may be subject to additional license requirements if we further expand our online operations and services.

FVT Supply Chain is subject to certain certification and registration requirements in connection with its limited product import and export operations. FVT Supply Chain has applied and obtained the relevant certificates and government approvals, including the Record Registration Form for Foreign Trade Business Operators, Customs Declaration Entity Registration Certificate, and Filing Form for Enterprises Applying for Entry-Exit Inspection for the importing and exporting of certain categories of wines. If FVT Supply Chain is unable to obtain the requisite certificates and approvals, the PRC Customs would not perform the Customs declaration, acceptance and release procedures, and the limited product import and export operations conducted by FVT Supply Chain would be delayed, halted or otherwise materially adversely affected.

In addition, on November 14, 2021, the CAC published the Regulations of Network Data Security Management (Draft for Comments) (the “Draft Regulations on Network Data Security Management”), which further regulate the internet data processing activities and emphasize the supervision and management of network data security, and further stipulate the obligations of internet platform operators, such as us, to establish a system for disclosure of platform rules, privacy policies and algorithmic strategies related to data. The draft regulations require data processors to (i) adopt immediate remediation measures when finding that network products and services they use or provide have security defects and vulnerabilities, or threaten national security or endanger public interest, and (ii) follow a series of detailed requirements with respect to processing of personal information, management of important data and proposed overseas transfer of data. As of the date of this report, the draft regulations have not been adopted and the final provisions are subject to changes. If the above proposed regulations are adopted as proposed, based on our initial evaluation, while we have implemented some of the data security measures, we would not be in full compliance with the new draft regulations. We are also still evaluating any additional necessary actions we should take pursuant to the proposed regulations to satisfy the personal information protection and internet data security regulatory requirements. Failure to comply with the effective cybersecurity, data privacy and internet data security regulatory requirements in a timely manner may subject us to government enforcement actions and investigations, fines, penalties, suspension or disruption of our operations, among other things.

On December 28, 2021, the CAC, NDRC, and other government agencies jointly issued the final version of the Revised Measures for Cybersecurity Review, or the Revised Cybersecurity Measures, which took effect on February 15, 2022 and replaced the previously issued Revised Measures for Cybersecurity Review. Under the Revised Cybersecurity Measures, an “online platform operator” in possession of personal data of more than one million users must apply for a cybersecurity review if it intends to list its securities on a foreign stock exchange. The operators of critical information infrastructure purchasing network products and services, and the online platform operators (together with the operators of critical information infrastructure, the “Operators”) carrying out data processing activities that affect or may affect national security, shall conduct a cybersecurity review, and any online platform operator who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country. Pursuant to the Revised Cybersecurity Measures, we don’t believe we will be subject to the cybersecurity review by the CAC, given that (i) we possess personal information of a relatively small number of users in our business operations as of the date of this report, significantly less than the one million user threshold set for a data processing operator applying for listing on a foreign exchange that is required to pass such cybersecurity review; and (ii) data processed in our business does not have a bearing on national security and thus shall not be classified as core or important data by the authorities. We don’t believe that we are an Operator within the meaning of the Revised Cybersecurity Measures, nor do we control more than one million users’ personal information, and as such, we should not be required to apply for a cybersecurity review under the Revised Cybersecurity Measures. However, in view of the fact that the Revised Cybersecurity Measures was released recently and there is a general lack of guidance and substantial uncertainties exist with respect to their interpretation and implementation. For example, there is still no clear definition of “online platform operator.” Whether the data processing activities carried out by traditional enterprises (such as food, medicine, manufacturing, and merchandise sales enterprises) are subject to such review and the scope of the review remain to be further clarified by the regulatory authorities in the subsequent implementation process.

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With regard to the current effective data security management regulations, we don’t believe that we are required to conduct data security review for listing overseas. However, according to the Draft Regulations on Network Data Security Management, as an overseas listed company, we will be required to conduct an annual data security review and to comply with the relevant reporting obligations. We have been closely monitoring the development in the regulatory landscape in China, particularly regarding the requirement of approvals, including on a retrospective basis, from the CSRC, the CAC or other PRC authorities with respect to securities issuances or overseas listing, as well as regarding any annual data security review or other procedures that may be imposed on us. If any approval, review or other procedure is in fact required, we cannot assure you that we will be able to obtain such approval or complete such review or other procedure timely or at all. For any approval that we may be able to obtain, it could nevertheless be revoked and the terms of its issuance may impose restrictions on our operations and offerings relating to our securities. The regulatory requirements with respect to cybersecurity and data privacy are constantly evolving and can be subject to varying interpretations, and significant changes, resulting in uncertainties about the scope of our responsibilities in that regard. Failure to comply with the cybersecurity and data privacy requirements in a timely manner, or at all, may subject us to government enforcement actions and investigations, fines, penalties, suspension or disruption of our operations, among other things. See “Risk Factors — Risks Related to Our Business and Industry — We may be unable to obtain or renew required permits, licenses or approvals necessary for our business operations, and could be imposed with fines and penalties for any violations of the license requirements”; “Risk Factors — Risks Related to Doing Business in China — The Chinese government may intervene or influence the operations of our PRC subsidiaries and exercise significant oversight and discretion over the conduct of their business and may intervene in or influence their operations at any time, which could result in a material change in operations of our PRC subsidiaries and/or the value of our common stock”; and “Risk Factors — Recent regulatory developments in China, including greater oversight and control by the CAC over data security, may subject us to additional regulatory review, and any actions by the Chinese government to exert more oversight and control over foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.”

Permission Required With Respect To Securities Listing And Issuance

We are subject to PRC rules and regulations relating to overseas listing and securities offerings, and a substantial extension of the PRC government’s oversight over our business operations or overseas listings may hinder our ability to offer or continue to offer our securities. We believe that neither we nor our PRC subsidiaries are required to obtain any permission from the CSRC, the CAC, or any other PRC authorities for us to issue securities to investors or to list our securities on overseas stock exchanges, such as the Nasdaq. We have not submitted any application to the CSRC, the CAC or other PRC authorities for the approval of securities issuance, including this offering, or the Nasdaq listing. As of the date of this report, we and our PRC subsidiaries have not received any inquiry, notice, warning or objection in relation to our stock issuances or trading or Nasdaq listing from the CSRC, the CAC or any other PRC authorities. We have been closely monitoring regulatory developments in China regarding any necessary approvals from the CSRC, the CAC or other PRC governmental authorities required for securities offerings and overseas listings.

On August 8, 2006, six PRC regulatory agencies, including the Ministry of Commerce, the State-owned Assets Supervision and Administration Commission, the State Administration for Taxation, the State Administration for Industry and Commerce, CSRC and the State Administration for Foreign Exchange (“SAFE”), jointly issued the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “M&A Rule”), effective on September 8, 2006 and amended on June 22, 2009. The M&A Rule requires that an offshore special purpose vehicle (“SPV”) formed for listing purposes and controlled directly or indirectly by Chinese companies or individuals shall obtain the approval of the CSRC prior to the listing and trading of such SPV’s securities on an overseas stock exchange. On September 21, 2006, the CSRC published procedures specifying documents and materials required to be submitted to it by an SPV seeking CSRC approval of overseas listings. However, the provisions of the M&A Rule remain ambiguous as to the scope and applicability of the CSRC approval requirement. The CSRC has not issued any definitive rule or interpretations. Based on the current PRC law, rules and regulations, our Chinese legal counsel, Grandall Law Firm, is of the opinion that the M&A Rule and related regulations do not require the Company or PRC subsidiaries to obtain prior approval from CSRC for the listing and trading of our shares on an overseas securities market, given that our wholly foreign-owned enterprise subsidiaries were established by direct investment, rather than by a merger with or an acquisition of any PRC domestic companies as defined under the M&A Rule. However, there remains uncertainty as to how the M&A Rules will be interpreted or implemented, and the opinions of our PRC counsel are subject to any new laws, rules and regulations or detailed implementations and interpretations in any form relating to the M&A Rules. We cannot assure you that the relevant Chinese government agencies, including the CSRC, will reach the same conclusion.

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On July 6, 2021, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Severely Cracking Down on Illegal Securities Activities According to Law, or the Opinions. The Opinions emphasize the need to strengthen the administration over illegal securities activities and the supervision over overseas listings by Chinese companies. Effective measures, such as promoting the construction of relevant regulatory systems, will be taken to address risks and incidents of China-based companies that are listed overseas, cybersecurity issues, data privacy protection requirements and other similar matters. As of the date of this report, no official guidance or related implementation rules have been issued, and our PRC counsel is of the opinion that this offering does not constitute illegal securities activities under the Opinions. In addition, the Company has obtained all requisite licenses and operational permits and none of our permits has been denied. Notwithstanding the forgoing, there are still uncertainties as to how the Opinions will be interpreted and implemented by the relevant PRC governmental authorities.

In addition, on December 28, 2021, the CAC, the National Development and Reform Commission (“NDRC”), and several other governmental agencies jointly issued the Revised Cybersecurity Measures, which took effect on February 15, 2022. Under the Revised Cybersecurity Measures, an “online platform operator” in possession of personal data of more than one million users must apply for a cybersecurity review if it intends to list its securities on a foreign stock exchange. The operators of critical information infrastructure purchasing network products and services, and the online platform operators (together with the operators of critical information infrastructure, the “Operators”) carrying out data processing activities that affect or may affect national security, shall conduct a cybersecurity review, and any online platform operator who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country.

Further, the CAC released the Draft Regulations on Network Data Security Management in November 2021 for public comments, which among other things, stipulates that a data processor listed overseas must conduct an annual data security review by itself or by engaging a data security service provider and submit the annual data security review report for a given year to the municipal cybersecurity department before January 31 of the following year. If the Draft Regulations on Network Data Security Management are enacted in the current form, we, as an overseas listed company, would be required to carry out an annual data security review and comply with the relevant reporting obligations.

Under the data security regulations currently in effect, we don’t believe that we are required to conduct data security review for listing overseas. However, according to the Draft Regulations on Network Data Security Management, as an overseas listed company, we would be required to conduct an annual data security review and to comply with the relevant reporting obligations. We have been closely monitoring the development in the regulatory landscape in China, particularly regarding the requirement of approvals, including on a retrospective basis, from the CSRC, the CAC or other PRC authorities in relation to this offering, as well as regarding any annual data security review or other procedures that may be imposed on us. If any approval, review or other procedure is in fact required, we cannot assure you that we will be able to obtain such approval or complete such review or other procedure timely or at all. For any approval that we may be able to obtain, it could nevertheless be revoked and the terms of its issuance may impose restrictions on our operations and/or securities offerings. The PRC regulatory requirements with respect to cybersecurity and data security are constantly evolving and can be subject to varying interpretations and significant changes, resulting in uncertainties about the scope of our responsibilities in that regard. Failure to comply with these cybersecurity and data privacy requirements in a timely manner, or at all, may subject us to government enforcement actions and investigations, fines, penalties, suspension or disruption of our operations, among other things.

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On February 17, 2023, the CSRC issued the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Enterprises, or the Trial Measures, and five application guidelines (collectively, the “Overseas Listing Rules”), which became effective on March 31, 2023. According to the Overseas Listing Rules, among other things, after making initial applications with overseas stock markets for offerings or listings, all China-based companies shall file with the CSRC within three business days. Subsequent securities offerings of an issuer in the same overseas market where it has previously offered and listed securities shall be filed with the CSRC within three business days after the offering is completed. Subsequent securities offerings and listings of an issuer in other overseas markets than where it has offered and listed shall be filed with the CSRC within three business days after the applications are made. In addition, overseas offerings and listings are prohibited for such China-based companies when any of the following applies: (a) where such securities offering and listing is explicitly prohibited by provisions in PRC laws, administrative regulations and relevant state rules; (b) where the intended securities offering and listing may endanger national security as reviewed and determined by competent authorities under the State Council in accordance with law; (c) where the domestic company intending to make the securities offering and listing, or its controlling shareholders and the actual controller, have committed crimes such as corruption, bribery, embezzlement, misappropriation of property or undermining the order of the socialist market economy during the latest three years; (d) where the domestic company intending to make the securities offering and listing is suspected of committing crimes or major violations of laws and regulations, and is under investigation according to law, and no conclusion has yet been made thereof; (e) where there are material ownership disputes over equity held by the domestic company’s controlling shareholder or by other shareholders that are controlled by the controlling shareholder and/or actual controller. The Overseas Listing Rules further stipulate that a fine between RMB 1 million and RMB 10 million may be imposed if a company fails to fulfill the filing requirements with the CSRC or conducts an overseas offering or listing in violation of the Overseas Listing Rules.

Overseas offerings and listings subject to the Overseas Listing Rules include direct and indirect offerings and listings. Where an enterprise whose principal business activities are conducted in PRC seeks to issue and list its shares in the name of an overseas enterprise based on equity ownership, assets, income or other similar rights and interests of an PRC domestic enterprise, such activities are defined as an indirect overseas offering and listing under the Overseas Listing Rules.

According to the Notice on the Filing Management Arrangements for Overseas Offerings and Listings by Domestic Companies published by the CSRC on February 17, 2023, existing listed companies are not required to make any filings until they conduct a new offering or financing transaction in the future. A company is regarded as an existing listed company if it (a) has already completed overseas listing or offering, or (b) has already obtained the approval for the offering or listing from overseas securities regulatory authorities or stock exchanges but has not completed such offering or listing before the effective date of the Overseas Listing Rules and also completes the offering or listing before September 30, 2023. On the effective date of the Overseas Listing Rules, PRC companies that have already submitted offering and listing applications but have not yet obtained the approvals from overseas securities regulators or exchanges shall make filings with the CSRC at a reasonable time before the completion of the offerings or listings. For those that have already obtained CSRC’s approvals for overseas listings or offerings may continue their process without additional filings but shall make the filing pursuant to the Overseas Listing Rules if they cannot complete the offering or listing before the expiration of the original approval from CSRC.

As of the date of this report, the Overseas Listing Rules have not impacted our ability to conduct our business or trade our securities at an overseas securities market. The listing of our shares on the Nasdaq and related securities offering should be deemed as an indirect overseas offering and listing under the Overseas Listing Rules and therefore we are required to complete the filing procedures and submit the relevant information to CSRC but no CSRC approval is required under the rules. However, there is uncertainty with respect to whether we are required to obtain permissions from a governmental agency for our operations and/or listings.

If the CSRC, CAC or any other governmental agency requires that we obtain their respective approval(s) for our securities issuances or overseas listing, securities offerings would be delayed until we have obtained such approval. There is also the possibility that we may not be able to obtain or maintain such approval or that we inadvertently concluded that such approval was not required. If we do not receive or maintain required permissions or approvals, inadvertently conclude that such permissions or approvals are not required, or applicable laws, regulations, or interpretations change and we are required to obtain such permissions or approvals in the future, we may face regulatory actions, investigations, disruption of our subsidiaries’ operations, or other sanctions from the CSRC, CAC or other Chinese regulatory authorities. These authorities may impose fines and penalties upon our subsidiaries’ operations in China, limit our operating privileges in China, delay or restrict the repatriation of the proceeds from this offering into China, or take other actions that could have a material adverse effect upon our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our common stock. The CSRC, CAC or other Chinese regulatory agencies may also take actions requiring us, or making it advisable for us, to terminate this offering prior to closing. Any failure of us to fully comply with new or changed regulatory requirements may significantly limit or completely hinder our ability to offer or continue to offer the common stock, causing significant disruption to our business operations, severely damage our reputation, materially and adversely affect our financial condition and results of operations and cause the common stock to significantly decline in value or become worthless. See “Risk Factor — “The Chinese government may intervene or influence our operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers, which could result in a material change in our operations and/or the value of the securities we are registering for sale”; “Risk Factor — The Chinese government may intervene or influence the operations of our PRC subsidiaries and exercise significant oversight and discretion over the conduct of their business and may intervene in or influence their operations at any time, which could result in a material change in operations of our PRC subsidiaries and/or the value of our common stock”; and “Risk Factor — Recent regulatory developments in China, including greater oversight and control by the CAC over data security, may subject us to additional regulatory review, and any actions by the Chinese government to exert more oversight and control over foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.”

Our PRC subsidiaries are required to obtain the following permits and licenses from PRC government agencies to operate our business in China:

●	Business license

●	Food business license

●	EDI license

As the date of this prospectus, all of our PRC subsidiaries have obtained the required business licenses from the SAMR, and fourteen of our PRC subsidiaries are required to obtain food business licenses and have received such licenses pursuant to the PRC Food Safety Law. Therefore, these fourteen subsidiaries are qualified to engage in food purchase and sale activities. The Food Safety Law mandates a licensing system for food production and trade and requires vendors engaging in food production or sale or catering services to obtain a permit in accordance with the applicable laws. Since the Food Safety Law of the PRC came into effect and implemented on April 29, 2021, a permit is not required for the sale of edible agricultural products and prepacked food. Companies engaged in the sale of prepacked food must report to the food safety regulatory agencies of the local government for recordation. Seven of our subsidiaries are subject to such reporting requirements and have completed the recordation procedure. However, Guangdong provincial government has not issued detailed implementation rules, and as such, changes in rules and regulations may impose additional requirements for our subsidiaries in China.

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The relevant PRC Telecommunications Regulations require a telecommunication service provider in China to obtain an operating license from the Ministry of Industry and Information Technology, or MIIT, or its provincial counterparts, prior to commencement of operations. Our subsidiary, FVT Supply Chain, which operates our online platform, has obtained the EDI license for online data processing and transaction processing services. The relevant PRC regulations, including the Classification Catalogue of Telecommunications Services, are still evolving, and there have been limited guidance and interpretation with respect to the scope of various types of telecommunication services. We may be subject to additional license requirements if we further expand our online operations and services.

On August 8, 2006, six PRC regulatory agencies, including the Ministry of Commerce, the State-owned Assets Supervision and Administration Commission, the State Administration for Taxation, the State Administration for Industry and Commerce, CSRC and the State Administration for Foreign Exchange (“SAFE”), jointly issued the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “M&A Rule”), which became effective on September 8, 2006 and amended on June 22, 2009. The M&A Rule contains provisions that require that an offshore special purpose vehicle (“SPV”) formed for listing purposes and controlled directly or indirectly by Chinese companies or individuals shall obtain the approval of the CSRC prior to the listing and trading of such SPV’s securities on an overseas stock exchange. On September 21, 2006, the CSRC published procedures specifying documents and materials required to be submitted to it by an SPV seeking CSRC approval of overseas listings. However, the provisions of the M&A Rule remains unclear regarding the scope and applicability of the CSRC approval requirement. The CSRC has not issued any definitive rule or interpretations.

Based on the current PRC law, rules and regulations, our Chinese legal counsel, Grandall Law Firm, is of the opinion that the M&A Rule and related regulations do not require the Company or PRC subsidiaries to obtain prior approval from CSRC for the listing and trading of the Company’s shares on an overseas securities market, given that our wholly foreign-owned enterprise subsidiaries (referenced below) were originally established by direct investment, rather than by a merger with or an acquisition of any PRC domestic companies as defined under the M&A Rule. However, there are substantial uncertainties as to how the M&A Rules will be interpreted or implemented in the context of an overseas offering and our PRC counsel’s opinions stated above are subject to further changes in PRC laws or implementations and interpretations in any form relating to the M&A Rules, and there can be no assurance that the PRC governmental agencies will ultimately take a view that is consistent with our PRC counsel’s opinion stated above.

In addition, on November 14, 2021, the CAC published the Regulations of Internet Data Security Management (Draft for Comments) (the “Internet Data Security Regulations”), which further regulate the internet data processing activities and emphasize the supervision and management of network data security, and further stipulate the obligations of internet platform operators, such as to establish a system for disclosure of platform rules, privacy policies and algorithmic strategies related to data. The Internet Data Security Regulations require data processors to (i) adopt immediate remediation measures when finding that network products and services they use or provide have security defects and vulnerabilities, or threaten national security or endanger public interest, and (ii) follow a series of detailed requirements with respect to processing of personal information, management of important data and proposed overseas transfer of data. As of the date of this prospectus, the draft regulations have not been adopted and the final provisions are subject to changes. If the above proposed regulations are adopted as proposed, based on our initial evaluation, while we have implemented some of the data security measures, we would not be in full compliance with the Internet Data Security Regulations. We are also still evaluating any additional necessary actions we should take pursuant to the proposed regulations to satisfy the personal information protection and internet data security regulatory requirements. Failure to comply with the effective cybersecurity, data privacy and internet data security regulatory requirements in a timely manner may subject us to government enforcement actions and investigations, fines, penalties, suspension or disruption of our operations, among other things.

On December 28, 2021, the CAC, NDRC, and several other agencies jointly issued the final version of the Revised Measures for Cybersecurity Review, or the Revised Cybersecurity Measures, which took effect on February 15, 2022 and replaced the previously issued Revised Measures for Cybersecurity Review. Under the Revised Cybersecurity Measures, an “online platform operator” in possession of personal data of more than one million users must apply for a cybersecurity review if it intends to list its securities on a foreign stock exchange. The operators of critical information infrastructure purchasing network products and services, and the online platform operators (together with the operators of critical information infrastructure, the “Operators”) carrying out data processing activities that affect or may affect national security, shall conduct a cybersecurity review, and any online platform operator who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country. Pursuant to the Revised Cybersecurity Measures, we don’t believe we will be subject to the cybersecurity review by the CAC, given that (i) we possess personal information of a relatively small number of users in our business operations as of the date of this prospectus, significantly less than the one million user threshold set for a data processing operator applying for listing on a foreign exchange that is required to pass such cybersecurity review; and (ii) data processed in our business does not have a bearing on national security and thus shall not be classified as core or important data by the authorities. We don’t believe that we are an Operator within the meaning of the Revised Cybersecurity Measures, nor do we control more than one million users’ personal information, and as such, we should not be required to apply for a cybersecurity review under the Revised Cybersecurity Measures. However, in view of the fact that the Revised Cybersecurity Measures was released recently and there is a general lack of guidance and substantial uncertainties exist with respect to their interpretation and implementation. For example, there is still no clear definition of “online platform operator.” Whether the data processing activities carried out by traditional enterprises (such as food, medicine, manufacturing and merchandise sales enterprises) are subject to such review and the scope of the review remain to be further clarified by the regulatory authorities in the subsequent implementation process.

With regard to the current effective data security management regulations, we don’t believe that we are required to conduct data security review for listing overseas. However, according to the Regulations on Network Data Security Management (Draft for Comment), as an overseas listed company, we will be required to conduct an annual data security review and to comply with the relevant reporting obligations. We have been closely monitoring the development in the regulatory landscape in China, particularly regarding the requirement of approvals, including on a retrospective basis, from the CSRC, the CAC or other PRC authorities with respect to this offering, as well as regarding any annual data security review or other procedures that may be imposed on us. If any approval, review or other procedure is in fact required, we cannot assure you that we will be able to obtain such approval or complete such review or other procedure timely or at all. For any approval that we may be able to obtain, it could nevertheless be revoked and the terms of its issuance may impose restrictions on our operations and offerings relating to our securities. The regulatory requirements with respect to cybersecurity and data privacy are constantly evolving and can be subject to varying interpretations, and significant changes, resulting in uncertainties about the scope of our responsibilities in that regard. Failure to comply with the cybersecurity and data privacy requirements in a timely manner, or at all, may subject us to government enforcement actions and investigations, fines, penalties, suspension or disruption of our operations, among other things.

Marketing and Sales

China is a country with both an ancient wine tradition and a new and an emerging wine-consuming market. Wine production in China has thousands of years of history. Today, China is also an emerging wine-producing nation in its own right with brands such as Great Wall, Changyu and Dynasty. Local wines account for 80 percent of wine consumed in China. According to The International Wine and Spirit Record (the “IWSR”), China is one of the fastest-growing wine markets in the world, with rising personal incomes driving an enhancement of tastes and consumption levels. In 2017, the wine consumption per capita was only about 1.2 liters accounting for less than 1/3 of the global total as well as 1/10 of the U.S. consumption. Therefore, we believe there are great potential for growth in the Chinese wine market.

We use a hybrid marketing model through our supply chain platform, social media (primarily WeChat), distributor network, key customer channels, product displays at our physical stores, and community promotions.

We promote direct sales to businesses and individual consumers on our e-commerce supply chain platform, “Fugu Online”. Fugu Online platform identifies the customers’ consumption habits and present relevant products to targeted customers through the information system.

Fugu Online is also served as our O2O management platform, which can provide marketing services to traditional merchants such as supermarkets, retail stores, hotels and restaurants. Fugu Online provides weekly sales flyers, highlight our products offering and special deals.

Furthermore, Fugu Online platform enable the users to become our suppliers which encourage suppliers initiatively to join us and enlarge our supplier base. To ensure the safety and quality of food, we request the suppliers provide qualified certification for their products. We also have our own supply chain system and quality control to verify the safety of product for our customers. Through the operation of online platform, we diversify the product type on our platform and strengthen the customers’ confidence to our products.

We also maintain a “Fugu Online” WeChat mini-program through which we include mobile coupons and customized offers based on the user’s preferences. The WeChat platform serves a wide variety of business types of different sizes, such as B2C and B2B companies, in addition to individual consumers.

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The following showcases the programming interfaces of our Fugu Online WeChat mini-program:

We launched our Fugu Online on WeChat in April 2021. For the first five months from April to September 2021, we recorded 1,768 sales orders through the Fugu Online platform with an average sales amount of RMB8,465 per order. Although the Fugu Online platform is still being developed, the first five months’ sales amount already indicated a high revenue growth potential of the Fugu Online platform.

We make online or offline bulk sales through our agents and independent distributors. Prior to the launch of our supply chain platform, the majority of sales had been made through independent distributors. We believe our distribution network is an important component of our hybrid sales model because it utilizes the resources and personal connections among our independent distributors and their retail customers. Such a sales model helps to enhance the brand awareness of our products among end-customers and collect feedbacks to improve our merchandise selection process and management method.

Further, we have achieved a substantial portion of sales through key customer channels. We have established long-term and stable cooperative relations with certain large enterprises by carry out offline promotions, offline anniversary activities, and offer loyalty rewards to key customers. We initiate promotions to expand our customer base and build brand awareness. As we have multiple product lines, there are many opportunities for cross-selling across our platform as we seek to introduce customers to other offerings. We also believe our strong reputation is a factor in retaining and attracting customers.

We also seek to expand our sales into the international food supply chain markets and are in the process of establishing our online store on the Amazon platform targeting the food supply and distribution markets outside of China. We engaged a third party consultant to assist with marketing and sales strategies to further increase our sales. In addition to other online sales channels, we have also begun to promote our product sales on major e-commerce platforms in China, such as Tao.1688.com and Pinduoduo.

Competition

France still dominates the Chinese wine market with a share of 48 per cent according to Euromonitor International. The best sales in Chinese supermarkets are imported wines from RMB60-180, or approximately $9.00 - $27.00 per bottle. One major challenge is that Chinese consumers switch from one brand to another rather quickly, exhibiting little brand loyalty. Online sales particularly enable the consumers to source and purchase budget wines. Management believes that wineries will most benefit from growth in China will be those that demonstrate patience, professional service while building brand awareness and a long-term strategy to develop the market with their Chinese partners.

For our Company, there are two major competitors in our market, Aussino Liquor and ASC Fine Wines. These companies are well established, more recognized and well accepted by consumers in China.

Food and Beverage Supply Chains

We compete with two types of food supply chain companies, including those carrying all-inclusive food products and those focusing on certain categories of product offerings. Some of our major competitors in supply chain industry are ShuHai Supply Chain Solutions, Wujiu.com, Meicai.com, Kuailujinhuo and Shenzhen Farmgirl Supply Chain.

ShuHai Supply Chain Solutions provides comprehensive food supply chain services for food enterprises and retail customers. Shuhai has modern cooling logistics centers, food processing factories and other operation bases. With its strengths in the areas of clean vegetable production, research and development, and industry standardization, Shuhai is recognized by the industry and customers as a benchmark enterprise in the food supply chain industry.

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Wajiu.com is a subsidiary of Beijing Wajiu E-Commerce Co., Ltd., a cross-border B2B trading website for beverages. It operates a B2B platform for foreign wineries and China domestic wine distribution channels based on an “overseas direct procurement + cross-border supply chain + warehousing logistics” model. Its main business is to connect the upstream global winery suppliers with the downstream Chinese and foreign small and medium wholesalers and retailers.

Meicai.com is an F2B (farm-to-business) fresh produce supply chain company providing one-stop food ingredient procurement services to restaurants throughout China. Built on a self-serving model and a cooling logistics network, the company provides restaurants with an all-category raw material and ingredient procurement service. It shortens the circulation of agricultural products, reduces prices from the source to the end user, lower the supply chain costs of merchants, and reduces the risk of farmers’ losses.

Kuailujinhuo is a matching platform that provides catering merchants with the purchase service with regards to rice, noodles, grains, edible oils, tableware, tissues and other commodities. Kuailu cooperates with local warehousing companies to utilize their warehousing facilities. The suppliers deliver merchandise to the front-end warehouse, and after sorting and loading the order, they cooperate with local logistics or distribution service providers to deliver the orders to the restaurant.

Founded in December 2014, Shenzhen Farmgirl Supply Chain is a nationwide agricultural B2B trading platform. Mainly serving Shenzhen and Guangzhou, its main products include vegetables, fruits, meat, frozen products, aquatic seafood, dry foods and seasoning ingredients. It has production, management and marketing teams, and cooperates with food production bases and large wholesale markets to ensure the quality of the vegetables exported.

Intellectual Property

Protection of our intellectual property is a strategic priority for our business. We rely primarily on a combination of trademark, patent, copyright, computer software and trade secret laws to establish and protect our proprietary rights.

We currently have forty-eight registered trademarks in China as follows:

Trademark Number	Issue Date	Expiration Date	Trademark
9680266	August 21, 2012	August 20, 2032

9680456	August 21, 2012	August 20, 2032

11644487	March 28, 2014	March 27, 2024

49535965	June 7, 2021	June 7, 2031
9680892	August 14, 2012	August 13, 2032
9680140	August 14, 2012	August 13, 2032

37266704	December 21, 2019	December 20, 2029

37258329	December 21, 2019	December 20, 2029

56018617	November 28, 2021	November 27, 2031

56028957	January 28, 2022	January 27, 2032

49387234	April 21, 2021	April 20, 2031

54418661	October 7, 2021	October 6, 2031

54431753	October 7, 2021	October 6, 2031

59106330	February 28, 2022	February 27, 2032	水愉家

59116758	March 7, 2022	March 6, 2032	水裕家

59109733	March 7, 2022	March 6, 2032	水愉家

59114921	March 7, 2022	March 6, 2032	水裕家

59891751	March 28, 2022	March 27, 2032

59907306	March 28, 2022	March 27, 2032

59904340	March 28, 2022	March 27, 2032

59894875	March 28, 2022	March 27, 2032

59902356	March 28, 2022	March 27, 2032

59904355	March 28, 2022	March 27, 2032

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67354165	March 14, 2023	March 13, 2033

67353153	March 14, 2023	March 13, 2033

67351825	March 14, 2023	March 13, 2033

67374802	March 14, 2023	March 13, 2033

67364553	March 14, 2023	March 13, 2033

67365560	March 14, 2023	March 13, 2033

67375841	March 14, 2023	March 13, 2033

67369427	March 14, 2023	March 13, 2033

67369228	March 14, 2023	March 13, 2033

67370603	March 14, 2023	March 13, 2033

67354189	March 14, 2023	March 13, 2033

67358761	March 14, 2023	March 13, 2033

67372685	March 28, 2023	March 27, 2033

67375031	March 28, 2023	March 27, 2033

67370104	March 28, 2023	March 27, 2033

67377198	March 28, 2023	March 27, 2033

67370131	March 28, 2023	March 27, 2033

67360139	March 28, 2023	March 27, 2033

67358225	March 28, 2023	March 27, 2033

67374510	March 28, 2023	March 27, 2033

67375047	March 28, 2023	March 27, 2033

67356607	March 28, 2023	March 27, 2033

67351938	May 21, 2023	May 20, 2033

67363910	May 21, 2023	May 20, 2033

68826372	June 21, 2023	June 20, 2033

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Some of our products and services bear the registered trademarks of “水宜家” or “Shui Yi Jia.” This trademark is owned by Yuwen Li, one of our shareholders. Yuwen Li has issued a letter of authorization to authorize Xixingdao to use this trademark during the period from October 2019 to October 2029.

We currently have the following one registered patent in China:

Patent Number	Authorization Date	Expiration Date	Patent
CN201811179554.7	2020-10-13	2038-10-09	A logistics container that is easy to place and prevent damage to fragile items

We currently have the following four registered works copyrights in China:

Copyright Number	Registration Date
国作登字-2020-F-01147904	2020-11-03
国作登字-2020-F-00001673	2020-10-30
国作登字-2020-F-00001391	2020-10-29
国作登字-2021-F-00297018	2021-12-28

We currently have the following twenty registered software copyrights in China:

Copyright Number	First Issue Date	Registration Date	Copyright
2021SR0833407	2020-07-21	2021-06-04	Barreled water online distribution management system
2021SR0833438	2020-07-20	2021-06-04	Barreled water sales financial statement management system
2021SR0833409	2020-11-25	2021-06-04	Barreled water transportation service management system
2021SR0833441	2020-09-23	2021-06-04	Environmental monitoring and management system for barreled water storage
2021SR0833447	2020-12-21	2021-06-04	Dispatching management system for barreled water transport vehicles
2021SR0833448	2021-01-20	2021-06-04	Barreled water sales service management system
2021SR0833451	2020-07-24	2021-06-04	Barreled water sales customer management system
2021SR0833369	2020-07-13	2021-06-04	Statistical system of barreled water sales data
2021SR0833366	2020-08-27	2021-06-04	Barreled water storage service management system
2021SR0833450	2020-07-16	2021-06-04	Barreled water sales financial service management system
2021SR1675516	2019-07-22	2021-11-09	Wine trading internet platform system
2021SR1675492	2019-07-22	2021-11-09	Wine trading customer software
2021SR1675466	2019-10-18	2021-11-09	Food supermarket trading system
2021SR1684106	2019-02-10	2021-11-10	Origin tracking label identification system software
2021SR1684107	2019-08-29	2021-11-10	Food safety data tracking system
2021SR1671192	2019-08-20	2021-11-09	Wine e-commerce portal management platform
2021SR1671159	2019-06-17	2021-11-09	Wiine distributor management system
2021SR1671739	2019-04-23	2021-11-09	Wine product online sales promotion exchange platform

2022SR0044569	2019-11-11	2022-01-07	FVTI online Food Trading Information Checking Platform

2022SR0044643	2019-09-17	2022-01-07	FVTI Store Order Data Statistical Analysis System

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We currently have the following registered Internet domain names in China:

Internet domain names	Expiration Date
hsjt-fg.com	2023-12-27
富谷集团.cn	2024-09-23
富谷集团.com	2024-09-20
富谷在线.com	2024-09-23
富谷在线.cn	2024-09-23
富谷在线.online	2024-09-24
富谷在线.中国	2024-09-23
fvti.online	2025-02-10
fvti.show	2025-09-08
fvti.mobi	2024-09-23

Human Capital Resources

As of the date of the prospectus, the Company had 59 full-time employees and no part-time employees in the following functions:

Function	Number of Employees
Finance	16
Sales and marketing	20
E-Commerce and supply chain	2
Warehouse and delivery	5
General and administrative	16
Total	59

All of our employees are based in the cities of Shenzhen and Dongguan, where our operations are located.

As required by PRC regulations, we participate in various government statutory employee benefit plans, including social insurance funds, namely a pension contribution plan, a medical insurance plan, an unemployment insurance plan, a work-related injury insurance plan, a maternity insurance plan and a housing provident fund. We are required under PRC law to make contributions to employee benefit plans at specified percentages of the salaries, bonuses and certain allowances of our employees, up to a maximum amount specified by the local government from time to time. We have not made adequate employee benefit payments, and may be required to make up the contributions for these plans as well as to pay late fees and fines.

Employees’ voluntary waiver of social security and housing provident fund contributions will not have a material adverse effect on us. We believe that we maintain a good working relationship with our employees, and we have not experienced any major labor disputes.

Our board of directors provides oversight on certain human capital matters, including diversity, and our employee rewards and benefits program. Under the board’s oversight, the Company conducts employee retention reviews to attract, retain and develop a workforce that aligns with our values and strategies.

Corporate Culture and People Philosophy

We believe that employees with strong people philosophy and people-based corporate culture are likely to develop a strong sense of belonging in the organization. We care about employees’ interests and personal preferences and offer each employee with the best job suitable for their skillset and career interest. We support a transparent and accessible corporate culture to make management and team leaders accessible to employees. We value the benefits of two-ways communications (top-down and bottom-up) to hear the voices from the employees to promote the strong sense of belonging in our Company.

Employee Training and Talent Development

Training and self-development programs are provided to employees periodically which include customer service training, financial controller training, delivery procedures training, compliance training on industry related government rules and regulations, as well as informal training. Employees are encouraged to participate in different training programs to enhance their problem-solving skills, advancement and continuous self-development.

We support employee involvement and personal and professional development in our Company. We engage employees and offer continued opportunities for growth.

Diversity, Inclusion and Equal Opportunities

We are committed to gender equality by providing fair recruitment, training and promotion opportunities for all employees. At the year-end of 2021, female employees represented approximately 40% of the total workforce. We aim to invest in developing talented leaders across all management levels including increased women members of management at our company and subsidiaries.

In addition to gender equality, we also seek to hire employees from different educational background, profession, demographics and regions. We have hired employees from different ethnicities, backgrounds and regions all across mainland China. In order to retain the best available candidates, we evaluate the qualifications and experience of the employees through interviews and professional references to recruit the right persons from a wide range of sources. We aim to create an inclusive workplace, further promote a diverse workforce, and bring in new cultures and energy.

Employment Benefits

As required by PRC regulations, we participate in various government statutory employee benefit plans, including social insurance funds, namely a pension contribution plan, a medical insurance plan, an unemployment insurance plan, a work-related injury insurance plan, a maternity insurance plan and a housing provident fund. We are required under PRC law to make contributions to employee benefit plans at specified percentages of the salaries, bonuses and certain allowances of our employees, up to a maximum amount specified by the local government from time to time. We previously had not made all employee benefit payments, and may be required to make up the contributions for these plans as well as to pay late fees and fines.

We believe that we maintain a good working relationship with our employees, and we have not experienced any major labor disputes.

Property

Our principal executive offices are located at B1601-1609 Oriental Impression Building 2, No. 139 Liansheng Road, Humen Town, Dongguan, Guangdong, China 523900, with an aggregate leased space of 599 square meters. The current lease expires on May 6, 2026. The current monthly rental is RMB31,825 (approximately $4,651).

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Our wine and liquor product operations are based in Humen Town, Dongguan City. We have three retail stores for wine and liquor products. France Vin Tout leases a six-floor building with a total floor area of 1,200 square meters. The wine retail store is located on the first floor which we use exclusively as a retail store and for sample products display. We use the remaining five floors as the Company’s offices, conference room, and inventory storage spaces. Fu La Tu and Fu Xin Gu each has a lease space for a retail store.

Our management offices for water and other products are also located in Humen Town, Dongguan City. We lease a building which has over 1,300 square meters for use as Xixingdao’s office. In addition to offices for Xixingdao’s sales, customer service, warehouse, delivery and finance departments, the building also houses seven wholesales stores and a warehouse.

As of September 30, 2023, the Company has twenty-one separate operating lease agreements for three office spaces, one warehouse and seventeen stores in PRC with remaining lease terms of from 1 month to 43 months.

Legal Proceedings

We may from time to time be subject to legal and administrative proceedings and claims that arise in the ordinary course of business. We are not aware of any pending or threatened material legal or administrative proceedings against us. We do not believe that any claims exist where the outcome of such matters would have a material adverse effect on our consolidated financial position, operating results or cash flows. However, there can be no assurance such legal proceedings will not have a material impact on future results.

Regulation

We operate our business in China under a legal regime consisting of the National People’s Congress, which is the country’s highest legislative body; the State Council, which is the highest authority of the executive branch of the PRC central government; and several ministries and agencies under its authority, including the Ministry of Industry and Information Technology, State Administration for Industry & Commerce, State Administration of Taxation and their respective local offices. This section summarizes the principal PRC regulations related to our business.

Regulations Relating to Food Business Operations

The PRC laws and regulations governing food business activities and operations primarily consist of the Food Safety Law of the PRC, effective as of April 29, 2021 (the “Food Safety Law”); the Regulations on the Implementation of the Food Safety Law, effective as of December 1, 2019 (the “Food Safety Regulations”); the Product Quality Law, effective as of December 29, 2018; the Administrative Measures for Food Recalls, as amended in October 23, 2020; the Special Rules of the State Council on Strengthening the Supervision and Management of the Safety of Food and Other Products, effective as of July 26, 2007; the Administrative Measures for Food Distribution Licensing, effective as of November 17, 2017; and the Law of the People’s Republic of China on the Protection of Consumer Rights and Interests, effective as of November 17, 2017. Other laws and regulations relevant to our business include, among others, the E-Commerce Law of the People’s Republic of China, effective as of January 1, 2019; the Law of the People’s Republic of China on Import and Export Commodity Inspection, effective as of April 29, 2021; Foreign Trade Law of the People’s Republic of China, effective as of November 7, 2016; and Measures of the People’s Republic of China for the Administration of Safety of Imported and Exported Food, effective as of January 1, 2022.

The Food Safety Law of the People’s Republic of China, as most recently amended and effective on April 29, 2021, governs activities with respect to food manufacturing and processing (hereinafter referred to as “food manufacturing”) and circulation of foods and food and beverage services (hereinafter referred to as “food business operations”). the PRC adopts a system of supervision, monitoring and appraisal on the food safety risks, compulsory adoption of food safety standards. To engage in food production, sale or catering services, the business operators shall obtain a license in accordance with the laws and regulations. However, the sale of edible agricultural products and the sale of pre-packaged food only are not subject to a permit. The sale of prepacked food shall be reported to the food safety regulatory department of the local government at or above the county level for recordation. As the date of this prospectus, all of our PRC subsidiaries have obtained the required business licenses from the SAMR, and fourteen of our PRC subsidiaries are required to obtain food business licenses and have received such licenses pursuant to the Food Safety Law. Therefore, these subsidiaries are qualified to engage in food purchase and sale activities. Seven of our subsidiaries are subject to the reporting requirement but have not completed the required recordation procedure. We intend to fully comply with such recordation requirement as soon as practicable. Guangdong provincial government has not issued detailed implementation rules, and as such, changes in rules and regulations may impose additional requirements for our subsidiaries in China.

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Regulation on the Implementation of the Food Safety Law stipulate that, food manufacturers purchasing food ingredients, food additives and food-related products shall check the supplier’s license and product quality certificate; and inspect food ingredients without a product quality certificate pursuant to food safety standards; and shall not purchase or use food ingredients, food additives and food-related products which do not comply with food safety standards. In the contracts we signed with the suppliers, we require them to provide a laboratory qualification report on the products issued by authoritative institutions at the time when the product is delivered to certify product quality. The contract provides that the supplier shall bear the responsibility for product quality and safety. We strictly control the safety of the food purchased.

With a view to strengthening the administration of food production and operation, reducing and avoiding the harm of unsafe food so as to ensure the health and life safety of the general public, the Administrative Measures for Food Recalls are formulated according to the Food Safety Law of the People’s Republic of China and its implementation regulations. The food manufacturing is exposed to the foodstuffs recall system, food manufacturers shall, upon discovery that the foodstuffs manufactured do not comply with food safety standards or based on the evidence that the foodstuffs may endanger human health, forthwith cease manufacturing, recall foodstuffs from the market, notify the relevant food business operators and consumers, and record information of the recall and notification. Where the food manufacturer or business operator failed to recall foodstuffs or cease business operation pursuant to the provisions of this Article, the food safety supervision and administration department of the local government may order the food manufacturer or business operator to recall foods or cease business operations. We have not had an emergency food recall.

The Standing Committee of the National People’s Congress promulgated the Product Quality Law of the PRC, released and effective on December 29, 2018, which provides the producers and sellers should bear liability for product quality. Pursuant to the Regulations on the Implementation of the Food Safety Law, issued on October 11, 2019, and effective on December 1, 2019, as a food seller, we should abide by the Product Quality Law, which stipulates product quality liability and obligations of food sellers. Sellers shall adopt measures to maintain the quality of products sold, and shall not counterfeit or imitate quality marks such as certification marks, shall not adulterate or mix improper elements with the products, shall not use fake products as genuine products or products of poor quality as high quality products, shall not falsify the place of origin of products and shall not falsify or imitate the name or address of another factory, among other things.

If a product does not comply with the national or industry standards for the protection of health or personal safety or the safety of property, the product manufacturer or seller will be ordered to cease their production or sale. Products that have been illegally produced or sold shall be confiscated. A fine shall be imposed equal to an amount greater than the value of the products that have been illegally produced or sold (hereafter including products already sold and goods not yet sold) but less than three (3) times the value of the products; where there is illegal income, the illegal income shall be confiscated; where the circumstances are serious, the business license shall be revoked; where the case constitutes a crime, criminal liability shall be pursued in accordance with law.

In the case of damage to consumers due to defects in the product, the Product Quality Law of the PRC stipulates the corresponding responsible party. If a defect in a product causes physical injury or damage to third party property, the party which was injured or incurred damage may claim compensation against the producer or may claim compensation against the seller. If the producer of the product is liable and compensation is made by the seller of the product, the seller of the product shall have the right of recovery against the producer of the product; if the seller of the product is liable and compensation is made by the producer of the product, the producer of the product shall have the right of recovery against the seller of the product. Where a product is defective due to a mistake made by the seller and such defect causes physical injury or damage to third party property, the seller shall bear liability for compensation. If a seller is unable to identify the producer of a defective product and is also unable to identify the supplier thereof, the seller shall bear liability for compensation. All the products we sell are sourced from upstream suppliers. In the event that we are held liable for product defects as a seller, we have the right to recover compensation or damages paid to consumers from the supplier in accordance with applicable law.

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Special Rules of the State Council on Strengthening the Supervision and Management of the Safety of Food and Other Products were promulgated and came into force on July 26, 2007. The products as mentioned in these Rules shall include edible agricultural products, and other products related to the human health and life safety, in addition to food. A business operator shall be responsible for the safety of products sold by it, and shall not sell products that do not conform to the statutory requirements. A seller must establish and implement a product supply inspection and acceptance system, examine the business qualifications of suppliers, verify the certificates of qualified products and product labels, and establish a product supply account to truly record the names, specifications, quantities, suppliers and their contacts, time of supply of products. The product supply account and sale account shall be kept for at least two years. By the production lot of products, a seller shall ask for an inspection report issued by an inspection agency in conformity with the statutory conditions or a photocopy of an inspection report signed or sealed by the suppler from the supplier; and where such an inspection report or a photocopy of an inspection report cannot be provided, the products shall not be sold.

Measures for the Supervision and Administration of the Sanitation of Domestic Drinking Water shall apply to the supervision and administration of the sanitation of central water supply and secondary water supply entities and products involving the sanitation and safety of drinking water. The PRC adopts a sanitary licensing system for products involving the sanitation and safety of drinking water. The entities and individuals that produce products involving the sanitation and safety of drinking water shall apply for the sanitary licensing approval documents for their products to the competent departments of health and family planning of governments as required, and may not produce or sell those products until they have obtained the approval documents. No entity or individual may produce, sell or use the products as mentioned in the preceding paragraph without approval documents. Products involving the sanitation and safety of drinking water shall be subject to sanitation and safety evaluation in accordance with relevant provisions and shall conform to the requirements of sanitary standards and specifications. Products involving the sanitation and safety of drinking water that are produced by using new materials, new processes and new chemical substances shall obtain the sanitary licensing approval documents issued by the competent department of health and family planning of the State Council; and products involving the sanitation and safety of drinking water other than those produced by using new materials, new processes and new chemical substances shall obtain the sanitary licensing approval documents issued by the competent departments of health and family planning of the provincial people’s governments.

E-Commerce Law of the People’s Republic of China was promulgated on August 31, 2018 and came into force on January 1, 2019. “E-commerce businesses” means natural persons, legal persons or organizations without the status of legal person that engage in the business activities of selling commodities, or providing services, through the Internet or any other information network, including e-commerce platform businesses, in-platform businesses, and e-commerce businesses that sell commodities or provide services through a self-built website or any other network services. “E-commerce platform business” means a legal person, or an organization without the status of legal person, which, in e-commerce, provides both or multiple parties to trading with services We are both an e-commerce businesses and an e-commerce platform business. E-commerce business operators shall complete market entity registration formalities pursuant to the law, except for individuals selling self-produced agricultural products and home-made handicraft products, and individuals using their own skills to engage in convenient labor activities and sporadic small transactions for which licensing is not required, as well as e-commerce business operators who are not required to register pursuant to the laws and administrative regulations. The E-commerce platform businesses are required to develop commodities and service quality assurance mechanism favorable to e-commerce development and protection of consumer rights and interests. As an e-commerce business, we shall sell commodities or provide services meeting the requirements for guaranteeing personal and property safety and for environmental protection and shall not sell or provide commodities or services the trading of which is prohibited by any law or administrative regulation. As an e-commerce platform business, we shall request a business applying for selling commodities or providing services in our platform to submit authentic information including its identity, address, contact information, and administrative licensing, make verification and registration, establish a register, and make regular updates and verification, submit the identity information of in-platform businesses to the administrative authorities and taxation authorities, and remind a business that has not made market participant registration to make registration as legally required.

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The Consumer Rights and Interests Protection Law of the PRC, or the Consumer Protection Law, promulgated on October 31, 1993 and most recently amended on October 25, 2013 (effective as of March 15, 2014), provides that consumers shall be entitled to the protection of their personal safety and property security at the time of purchase and use of goods and receipt of services. Consumers shall have the right to require that the goods and services provided by business operators satisfy the requirements for protection of consumers’ personal safety and property security. Consumers shall be entitled to the knowledge of actual information of the goods they purchase or use and the services they receive. Consumers shall have the right to require business operators to provide, based on different situations of the goods or services, the relevant information pertaining to the price, place of manufacturing, manufacturer, purpose, function, specifications, grade, main ingredients, manufacturing date, shelf life, inspection certificate, user manual, after-sale services of goods or the contents, specifications and fees and charges of services, etc. In the sales contract, we guarantee the specifications, quality and safety, origin and price of the products consistent with the contract.

The Law sets out the obligations of business operators and the rights and interests of the customers. For example, business operators must guarantee the quality, function, usage, term of validity, personal or property safety requirement of the goods and services and provide customers with authentic information about the goods and services. Consumer whose legitimate rights and interests are harmed in the purchase of goods or receipt of services rendered through an online trading platform may seek compensation from the seller or the service provider.

Additionally, Internet information service providers, under the Civil Code of the PRC, which became effective on January 1, 2021, shall bear tortious liabilities in the event they infringe upon other person’s rights and interests due to providing false or inaccurate content through the internet. Where an internet service provider conducts tortious acts through internet services, the infringed person has the right to request the internet service provider take necessary actions such as deleting contents, screening and de-linking. Failing to take necessary actions after being informed, the internet service provider will be subject to its liabilities with regard to the additional damages incurred. Where an internet service provider knows that an internet user is infringing upon other persons’ rights and interests through its internet service but fails to take necessary actions, it is jointly and severally liable with the internet user.

Regulations Relating to M&A Rules and Overseas Listings

On August 8, 2006, six PRC regulatory agencies, including the China Securities Regulatory Commission, or the CSRC, adopted the Regulations on Mergers of Domestic Enterprises by Foreign Investors, or the M&A Rules, which became effective on September 8, 2006 and was amended on June 22, 2009. Foreign investors shall comply with the M&A Rules when they purchase equity interests of a domestic company or subscribe the increased capital of a domestic company, thus changing the nature of the domestic company into a foreign-invested enterprise; or when the foreign investors establish a foreign-invested enterprise in the PRC, purchase the assets of a domestic company and operate the assets; or when the foreign investors purchase the asset of a domestic company, establish a foreign-invested enterprise by injecting such assets and operate the assets. The M&A Rules purport, among other things, to require offshore special purpose vehicles formed for overseas listing purposes through acquisitions of PRC domestic companies and controlled by PRC companies or individuals, to obtain the approval of the CSRC prior to publicly listing their securities on an overseas stock exchange.

According to the Anti-Monopoly Law which took effect as at August 1, 2008, where the concentration of business operators reaches the filing thresholds stipulated by the State Council, business operators shall file a declaration with the SAMR, and no concentration shall be implemented until the SAMR clears the anti-monopoly filing. Pursuant to the Notice of the General Office of the State Council on the Establishment of the Security Review System for Mergers and Acquisitions of Domestic Enterprises by Foreign Investors and the Security Review Rules issued by the General Office of the State Council on February 3, 2011 and became effective on March 3, 2011, mergers and acquisitions by foreign investors that raise “national defense and security” concerns, and mergers and acquisitions through which foreign investors may acquire de facto control over domestic enterprises that raise “national security” concerns, are subject to strict review by the PRC government authorities. On August 25, 2011, the MOFCOM issued the Provisions of the Ministry of Commerce for the Implementation of the Security Review System for Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, which provides that if a foreign investor’s merger or acquisition of a domestic enterprise falls within the scope of security review specified in the Notice of the General Office of the State Council on the Establishment of the Security Review System for Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, the foreign investor shall file an application with MOFCOM for security review. Whether a foreign investor’s merger or acquisition of a domestic enterprise falls within the scope of security review or not shall be determined based on the substance and actual influence of the merger or acquisition transaction. No foreign investor is allowed to substantially avoid the security review in any way, including but not limited to, holding shares on behalf of others, trust arrangements, multi-level reinvestment, leasing, loans, contractual control, or overseas transactions.

On February 17, 2023, the CSRC issued the Trial Measures and five application guidelines, or the Overseas Listing Rules, which became effective on March 31, 2023. According to the Overseas Listing Rules, among other things, after making initial applications with overseas stock markets for offerings or listings, all China-based companies shall file with the CSRC within three business days. Subsequent securities offerings of an issuer in the same overseas market where it has previously offered and listed securities shall be filed with the CSRC within three business days after the offering is completed. Subsequent securities offerings and listings of an issuer in other overseas markets than where it has offered and listed shall be filed with the CSRC within three business days after the applications are made. In addition, overseas offerings and listings are prohibited for such China-based companies when any of the following applies: (a) where such securities offering and listing is explicitly prohibited by provisions in PRC laws, administrative regulations and relevant state rules; (b) where the intended securities offering and listing may endanger national security as reviewed and determined by competent authorities under the State Council in accordance with law; (c) where the domestic company intending to make the securities offering and listing, or its controlling shareholders and the actual controller, have committed crimes such as corruption, bribery, embezzlement, misappropriation of property or undermining the order of the socialist market economy during the latest three years; (d) where the domestic company intending to make the securities offering and listing is suspected of committing crimes or major violations of laws and regulations, and is under investigation according to law, and no conclusion has yet been made thereof; (e) where there are material ownership disputes over equity held by the domestic company’s controlling shareholder or by other shareholders that are controlled by the controlling shareholder and/or actual controller. The Overseas Listing Rules further stipulate that a fine between RMB 1 million and RMB 10 million may be imposed if a company fails to fulfill the filing requirements with the CSRC or conducts an overseas offering or listing in violation of the Overseas Listing Rules. According to the Notice on the Filing Management Arrangements for Overseas Offerings and Listings by Domestic Companies published by the CSRC on February 17, 2023, existing listed companies are not required to make any filings until they conduct a new offering or financing transaction in the future. A company is regarded as an existing listed company if it (a) has already completed overseas listing or offering, or (b) has already obtained the approval for the offering or listing from overseas securities regulatory authorities or stock exchanges but has not completed such offering or listing before the effective date of the Overseas Listing Rules and also completes the offering or listing before September 30, 2023. On the effective date of the Overseas Listing Rules, PRC companies that have already submitted offering and listing applications but have not yet obtained the approvals from overseas securities regulators or exchanges shall make filings with the CSRC at a reasonable time before the completion of the offerings or listings. For those that have already obtained CSRC’s approvals for overseas listings or offerings may continue their process without additional filings but shall make the filing pursuant to the Overseas Listing Rules if they cannot complete the offering or listing before the expiration of the original approval from CSRC.

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Regulations Relating to Foreign Investment

Investment activities in the PRC by foreign investors are principally governed by the Industry Guidelines of Encouraged Foreign Investment, or the Industry Guidelines, effective on January 27, 2021, and the Special Administrative Measures for Entrance of Foreign Investment (Negative List), or the Negative List, most recently amended on December 27, 2021 and effective on January 1, 2022, and together with the PRC Foreign Investment Law, which took effect on January 1, 2020, and its respective implementation rules and ancillary regulations. The Industry Guidelines and the Negative List lay out the basic framework for foreign investments in China, classifying businesses into three categories with regard to foreign investments: “encouraged”, “restricted” and “prohibited”. Industries not listed in the Industry Guidelines or the Negative List are generally deemed as falling into a fourth category “permitted” unless specifically restricted by other PRC laws. The Negative List specifies that Investment in Internet news service, Internet publishing service, Internet audio-visual program service, cyber culture operation (except for music) and Internet information dissemination service (except for contents opened up in China’s WTO commitments) shall be prohibited.

According to the PRC Foreign Investment Law, foreign investments shall enjoy pre-entry national treatment, except for those foreign-invested entities that operate in industries deemed to be either “restricted” or “prohibited” in the “negative list.” While foreign investors shall refrain from investing in any of the foreign “prohibited” industries, foreign-invested entities operating in foreign “restricted” industries shall require market entry clearance and other approvals from relevant PRC governmental authorities. Furthermore, the PRC Foreign Investment Law provides that foreign-invested enterprises that have been established before the implementation of PRC Foreign Investment Law according to the then existing laws regulating foreign investments may maintain their structure and corporate governance within five years after the implementation of the PRC Foreign Investment Law.

On December 19, 2020, MOFCOM and NDRC released the Measures for the Security Review of Foreign Investments, which took effect on January 18, 2021. For foreign investments within the following scope, foreign investors or the relevant parties in China (hereinafter referred to collectively as the “parties concerned”) shall take the initiative to declare to the office of the working mechanism prior to implementation of the investments:…(II) investments in important agricultural products, important energy and resources, important equipment manufacturing, important infrastructure, important transport services, important cultural products and services, important information technology and Internet products and services, important financial services, key technologies and other important fields relating to national security, and obtaining the actual controlling stake in the investee enterprise. Prior to a decision made by the office of the working mechanism, the parties concerned shall not make the investment. The parties concerned shall not make the investment unless the office of the working mechanism decides that security review is not required. Where the declared foreign investment affects national security, a decision on prohibiting the investment shall be made. Foreign-invested entities of the group have businesses that conduct Internet services, but not related to national security within the scope of the regulations above.

On December 26, 2019, the State Council promulgated the Regulations for Implementing the PRC Foreign Investment Law, which took effect on January 1, 2020. The implementation regulations further clarified that the State encourages and promotes foreign investments, protects the lawful rights and interests of foreign investors, regulates foreign investment administration, continues to optimize foreign investment environment, and advances a higher-level opening.

On December 30, 2019, MOFCOM and SAMR jointly promulgated the Measures for Information Reporting on Foreign Investment, which became effective on January 1, 2020. Pursuant to the Measures for Information Reporting on Foreign Investment, where a foreign investor carries out investment activities in China directly or indirectly, the foreign investor or the foreign-invested enterprise shall submit the investment information to the competent commerce department.

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Regulations relating to Anti-Monopoly and Competition

On September 11, 2020, the Anti-Monopoly Commission of the State Council issued Anti-Monopoly Compliance Guideline for Business Operators, which requires business operators to establish anti-monopoly compliance management systems under the PRC Anti-Monopoly Law to manage anti-monopoly compliance risks.

On August 17, 2021, the State Administration for Market Regulation, or the SAMR, issued a discussion draft of Provisions on the Prohibition of Unfair Competition on the Internet, under which business operators should not use data or algorithms to hijack traffic or influence users’ choices, or use technical means to illegally capture or use other business operators’ data. Furthermore, business operators are not allowed to (i) fabricate or spread misleading information to damage the reputation of competitors, or (ii) employ marketing practices such as fake reviews or use coupons or “red envelopes” to entice positive ratings.

On February 7, 2021, the Anti-Monopoly Commission of the State Council published Anti-Monopoly Guidelines for the Internet Platform Economy Sector that specified circumstances where an activity of an internet platform will be identified as monopolistic act as well as concentration filing procedures for business operators. According to the PRC Anti-Monopoly Law, if a business operator carries out a concentration in violation of the law, the relevant authority shall order the business operator to terminate the concentration, dispose of the shares or assets or transfer the business within a specified time limit, or take other measures to restore the pre-concentration status, and impose a fine of up to RMB500,000.

On June 24, 2022, the Standing Committee of the National People’s Congress adopted the amended Anti-Monopoly Law, which increases the fines for illegal concentration of business operators to no more than ten percent of its last year’s sales revenue if the concentration of business operator has or may have an effect of excluding or limiting competitions, or a fine of up to RMB5 million if the concentration of business operator does not have an effect of excluding or limiting competition. The amended Anti-Monopoly Law also empowers the relevant authority to investigate a transaction where there is any evidence that the concentration has or may have the effect of eliminating or restricting competitions, even if such concentration does not reach the filing threshold.

Regulations Relating to Value-added Telecommunications Services

Pursuant to the Provisions on Administration of Foreign-Invested Telecommunications Enterprises which was promulgated by the State Council on December 11, 2001 and amended on February 6, 2016, or the 2016 FITE Regulations, and the Telecommunications Regulations of the PRC, or the Telecom Regulations, promulgated by the PRC State Council on September 25, 2000 and most recently amended on February 6, 2016, telecom operators shall apply for a telecommunications business permit pursuant to the provisions of these Regulations. No organization or individual shall engage in telecommunications business without obtaining a telecommunications business permit. In addition, the ultimate foreign equity ownership in a value-added telecommunications services provider shall not exceed 50%. Moreover, for a foreign investor to acquire any equity interest in value-added telecommunication business in China, it must satisfy a number of stringent performance and operational experience requirements, including demonstrating good track records and experience in operating value-added telecommunication business overseas. The Decision of the State Council on Revising or Abolishing Some Administrative Regulations, issued by the State Council on March 29, 2022 and effective on May 1, 2022 (the “2022 Decision”), made certain significant changes to the 2016 FITE Regulations. Under the 2016 FITE Regulations, foreign investors were not allowed to hold more than 50% of the equity interests in a company providing value-added telecommunications services. In addition, a foreign investor who invests in a value-added telecommunications business in the PRC must possess prior experience in and a proven track record of operating value-added telecommunications businesses overseas (the “Qualification Requirements”), while the 2022 Decision repeals the Qualification Requirements. As such the restrictions of Qualification Requirements no longer apply to foreign investors, and foreign investors may be allowed to hold no more than 50% of the equity interests of a company providing value-added telecommunications services. However, as of the date of this prospectus, no applicable PRC laws, regulations or rules have provided clear guidance or interpretation on the 2022 Decision. It remains uncertain as to the interpretation and enforcement of the 2022 Decision in practice and relevant regulations by government authorities.

On June 19, 2015, the Ministry of Industry and Information Technology, or the MIIT, issued the Circular on Removing the Restrictions on Equity Ratio Held by Foreign Investors in Online Data Processing and Transaction Processing (Operating E-Commerce) Business, allowing foreign investors to own 100% of equity interest in an operator of “operating e-commerce” business. The latest Negative List further provides that foreign investors are allowed to hold more than 50% equity interests in a value-added telecommunications service provider engaging in e-commerce, domestic multiparty communication, storage-and-forward and call center businesses, while other requirements with respect to track record and experience provided by the FITE Regulations shall still apply and foreign investors are still prohibited from holding more than 50% of equity interest in a provider of other subcategories of value-added telecommunications services.

Regulations Relating to Cybersecurity and Privacy Protection

The PRC Constitution states that PRC law protects the freedom and privacy of communications of citizens and prohibits infringement of these rights. In recent years, PRC government authorities have enacted legislation on the Internet use to protect personal information from any unauthorized disclosure. Under the Several Provisions on Regulating the Market Order of Internet Information Services which was promulgated by MIIT on December 29, 2011, an Internet content service operator may not collect any user personal information or provide any such information to third parties without the consent of a user, unless otherwise stipulated by laws and administrative regulations. An Internet content service operator must expressly inform the users of the method, content and purpose of the collection and processing of such user personal information and may only collect such information necessary for the provision of its services. An Internet content service operator is also required to properly keep the user personal information, and in case of any leak or likely leak of the user personal information, the Internet content service operator must take immediate remedial measures and, in severe circumstances, to make an immediate report to the telecommunication regulatory authority.

In addition, the Decision on Strengthening Network Information Protection, which was promulgated by the Standing Committee of NPC on December 28, 2012, provides that electronic information that is able to identify personal identities of citizens or is concerned with personal privacy of citizens is protected by law and shall not be unlawfully obtained or provided. Internet content service operators collecting or using personal electronic information of citizens shall specify purposes, manners and scopes of information collection and use, obtain the consent of citizens concerned, and strictly keep confidential personal information collected. Internet content service operators are prohibited from disclosing, tampering with, damaging, selling or illegally providing others with personal information collected. Technical and other measures are required to be taken by Internet content service operators to prevent personal information collected from unauthorized disclosure, damage or being lost. Internet content service operators are subject to legal liability, including warnings, fines, confiscation of illegal gains, revocation of licenses or filings, closing of websites concerned, public security administration punishment, criminal liabilities, or civil liabilities, if they violate relevant provisions on Internet privacy.

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Pursuant to the Order for the Protection of Telecommunication and Internet User Personal Information which was promulgated by MIIT on July 16, 2013, any collection and use of users’ personal information must be subject to the consent of the users, abide by the principles of legality, rationality and necessity and be within the specified purposes, methods and scopes. Pursuant to the Ninth Amendment to the Criminal Law which was issued by the Standing Committee of NPC on August 29, 2015 and became effective on November 1, 2015, any Internet service provider that fails to fulfill obligations to manage information and network security as required by applicable laws and refuses to rectify upon orders from government authorities, will be subject to the criminal penalty if such failure (i) causes dissemination of illegal information in large scale; (ii) causes user information leaks resulting in severe consequences; (iii) causes serious loss of evidence to criminal investigations; or (iv) implicates other severe circumstances. Moreover, any individual or entity that (i) sells or provides personal information to others in violation of applicable laws, or (ii) steals or illegally obtains any personal information, in either case implicating severe circumstances, will be subject to the criminal penalty. The PRC government, however, has the power and authority to order Internet content service operators to turn over personal information if an Internet user posts any prohibited content or engages in illegal activities on the Internet.

To further regulate cybersecurity and privacy protection, the PRC Cybersecurity Law which was promulgated by the Standing Committee of NPC on November 7, 2016 and took effect on June 1, 2017, provides that: subject to certain exceptions, (i) to collect and use personal information, network operators must follow the principles of legitimacy, rightfulness, and necessity, disclose their rules of data collection and use, clearly express the purposes, means, and scope of collecting and using the information, and obtain the consent of the persons whose data is gathered; (ii) network operators can neither gather personal information unrelated to the services they provide, nor gather or use personal information in violation of the provisions of laws and administrative regulations or the scopes of consent given by the persons whose data is gathered, and must dispose of personal information they have saved in accordance with the provisions of laws and administrative regulations and agreements reached with users; (iii) network operators cannot divulge, tamper with, or damage the personal information they have collected, and cannot provide the personal information to others without the consent of persons whose data is collected. According to the PRC Cybersecurity Law, personal information refers to all kinds of information that are recorded electronically or that can otherwise be used to independently identify or be combined with other information to identify natural persons’ personal information, including but not limited to natural persons’ names, dates of birth, identification numbers, biologically identified personal information, addresses, and telephone numbers. Any Internet information services provider that violates these privacy protection requirements under the PRC Cybersecurity Law and related laws and regulations may be ordered to turn in illegal gains generated from unlawful operations and pay a fine of no less than one but no more than ten times of the illegal gains and may be ordered to cease the relevant business operations when the violation is serious.

On June 28, 2016, the CAC issued the Administrative Provisions on Mobile Internet Applications Information Services, which became effective on August 1, 2016, to further strengthen the regulation of the mobile app information services. Pursuant to these provisions, owners or operators of mobile apps that provide information services are required to be responsible for information security management, establish and improve the protective mechanism for user information, observe the principles of legality, rightfulness and necessity, and expressly state the purpose, method and scope of, and obtain user consent to, the collection and use of users’ personal information.

On May 8, 2017, the Supreme People’s Court and the Supreme People’s Procuratorate issued the Interpretations of the Supreme People’s Court and the Supreme People’s Procuratorate on Several Issues Concerning the Application of Law in the Handling of Criminal Cases Involving Infringement of Citizens’ Personal Information, or the Personal Information Interpretations, which became effective on June 1, 2017. The Personal Information Interpretations provides more practical conviction and sentencing criteria for the infringement of citizens’ personal information.

On January 23, 2019, the PRC Office of the Central Cyberspace Affairs Commission and other three authorities jointly issued the Circular on the Special Campaign of Correcting Unlawful Collection and Usage of Personal Information via Apps. Pursuant to this circular, (i) app operators are prohibited from collecting any personal information irrelevant to their services; (ii) information collection and usage policy should be presented in a simple and clear way, and such policy should be consented by the users voluntarily, and; (iii) authorization from users should not be obtained by coercing users with default or bundling clauses or making consent a condition of service. App operators violating these rules can be ordered by authorities to correct their noncompliance within a given period of time, be publicly reported, or ordered to quit its operation or cancel its business license or operational permits.

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On April 10, 2019, the Ministry of Public Security promulgated the Guidelines for Internet Personal Information Security Protection, which establishes the management mechanism, security technical measures and business workflows for personal information security protection. On August 22, 2019, the CAC promulgated the Provisions on the Cyber Protection of Children’s Personal Information which requires, among others, that network operators who collect, store, use, transfer and disclose personal information of children under the age of 14 shall establish special rules and user agreements for the protection of children’s personal information, inform the children’s guardians in a noticeable and clear manner, and shall obtain the consent of the children’s guardians.

On November 28, 2019, the CAC, MIIT, the Ministry of Public Security and SAMR jointly promulgated the Measures for the Determination of the Collection and Use of Personal Information by Apps in Violation of Laws and Regulations, which provides guidance for the regulatory authorities to identify the illegal collection and use of personal information through mobile apps, and for the app operators to conduct self-examination and self-correction and social supervision by citizens.

On May 28, 2020, the NPC approved the Civil Code of the PRC or the Civil Code, which came into effect on January 1, 2021. Pursuant to the Civil Code, the personal information of a natural person shall be protected by the law. Any organization or individual that needs to obtain personal information of others shall obtain such information legally and ensure the safety of such information, and shall not illegally collect, use, process or transmit personal information of others, or illegally purchase or sell, provide or make public personal information of others. Furthermore, information processors shall not divulge or tamper with personal information collected or stored by them; without the consent of a natural person, information processors shall not illegally provide personal information of such person to others, except for information that has been processed so that specific persons cannot be identified and that cannot be restored. In addition, an information processor shall take technical measures and other necessary measures to ensure the security of the personal information that is collected and stored and to prevent the information from being divulged, tampered with or lost; where personal information has been or may be divulged, tampered with or lost, the information processor shall take remedial measures in a timely manner, inform the natural person concerned in accordance with the provisions and report the case to the relevant competent department.

On August 20, 2021, the SCNPC adopted the Personal Information Security Law, which took effect on November 1, 2021. The Personal Information Protection Law includes the basic rules for personal information processing, the rules for cross-border provision of personal information, the rights of individuals in personal information processing activities, the obligations of personal information processors, and the legal responsibilities for illegal collection, processing, and use of personal information. As the first systematic and comprehensive law specifically for the protection of personal information in the PRC, the Personal Information Protection Law provides, among others, that (i) an individual’s consent shall be obtained to use sensitive personal information, such as biometric characteristics and individual location tracking, (ii) personal information operators using sensitive personal information shall notify individuals of the necessity of such use and impact on the individual’s rights, and (iii) where personal information operators reject an individual’s request to exercise his or her rights, the individual may file a lawsuit with a People’s Court.

On November 14, 2021, the CAC published the Regulations of Internet Data Security Management (Draft for Comments), which further regulate the internet data processing activities and emphasize the supervision and management of network data security, and further stipulate the obligations of internet platform operators, such as to establish a system for disclosure of platform rules, privacy policies and algorithmic strategies related to data. Specifically, the draft regulations require data processors to, among others, (i) adopt immediate remediation measures when finding that network products and services they use or provide have security defects and vulnerabilities, or threaten national security or endanger public interest, and (ii) follow a series of detailed requirements with respect to processing of personal information, management of important data and proposed overseas transfer of data. In addition, the draft regulations require data processors handling important data or the data processors to be listed overseas to complete an annual data security assessment and file a data security assessment report to applicable regulators. Such annual assessment, as required by the draft regulations, would encompass areas including, but not limited to, the status of important data processing, data security risks identified and the measures adopted, the effectiveness of data protection measures, the implementation of national data security laws and regulations, data security incidents that occurred and their handling, and a security assessment with respect to sharing and provision of important data overseas. As of the date of this prospectus, the draft regulations have been released for public comment only and have not been formally adopted. The final provisions and the timeline for its adoption are subject to changes and uncertainties.

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We currently operate an online trading platform, primarily engaged in sales of products to our customers in China, where our customers can register as members first, and then search for, purchase or sell any desired food and beverage products. Our online platform collects and transmits product, supplier and customer information and data. Since our online trading platform has only been in operation for seven months, we are in the process of studying the newly issued rules and regulations governing cybersecurity and data protection and the industry best practice, as well as assessing the extent to which our information and data system is not in full compliance with the various requirements under the newly proposed regulations.

We are committed to taking the necessary actions to satisfy the effective personal information protection and internet data security regulatory requirements. We have designed a user information protection mechanism, which includes the following measures: (i) adopt data security technical measures by the introduction of an extended verification (EV) SSL certificate at the user information security technology implementation level, offering strong encryption technology and extended verification function, and providing security guarantee for online transactions; (ii) improve the technical level protection and the monitoring mechanism for data use, and for the data modules related to user information in the e-commerce platform system, use MD5 irreversible encryption for storage and display of information security sensitive fields; (iii) develop a complete personal information operation process and system, and designate responsible personnel system for information security work; (iv) develop a user information collection, storage and user rules and privacy agreement, following the “inform + express consent” model, informing users of the purpose, method and scope of information collection and use, as well as the channels for inquiring and correcting inaccuracies in information and data; (v) conduct assessments on technology, operational risks and system common issues, and data security governance; (vi) voluntarily engage a data security service organization to conduct an annual data security assessment and fulfil reporting obligations if required by applicable rules and regulations; (vii) establish an emergency plan for personal information security incidents, which includes, among other things, an emergency response mechanism for security incidents, incident impact assessment and mitigation measures, and emergency response training and drills; (viii) provide training to employees; and (ix) promote consumer data protection awareness and education engagement. We have implemented most of above measures and plan to put in place the remaining measures by mid-2022. We are committed to taking the necessary actions to satisfy the effective personal information protection and internet data security regulatory requirements in accordance with the applicable laws.

Regulations Relating to Intellectual Property Rights

Patent

Patents in the PRC are principally protected under the Patent Law of the PRC. The duration of a patent right is either 10 years or 15 year or 20 years from the date of application, depending on the type of patent right. The Patent Law of the PRC and its implementation rules provide for three types of patents, namely, “invention”, “utility model” and “design”. Invention patents are valid for twenty years, utility model patents are valid for fifteen years, while design patents are valid for ten years, from the date of application. The Chinese patent system adopts a “first-to-file” principle, which means that where more than one person files a patent application for the same invention, a patent will be granted to the person who files the application first. To be patentable, invention or utility models must meet three criteria: novelty, inventiveness and practicability. A third party must obtain consent or a proper license from the patent owner to use the patent. Otherwise, the use constitutes an infringement of the patent rights.

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Copyright

Copyright in the PRC, including copyrighted software, is principally protected under the Copyright Law of the PRC and related rules and regulations. Under the Copyright Law, promulgated in September 1990, implemented in June 1991, amended in October 2001, February 2010 and November 2020, and effective on June 1, 2021 the term of protection for copyrighted software is 50 years. The Regulation on the Protection of the Right to Communicate Works to the Public over Information Networks, as most recently amended on January 30, 2013, provides specific rules on fair use, statutory license, and a safe harbor for use of copyrights and copyright management technology and specifies the liabilities of various entities for violations, including copyright holders, libraries and Internet service providers.

Trademark

Registered Trademarks are protected by the PRC Trademark Law which was adopted by the Standing Committee of NPC on August 23, 1982 and most recently amended on April 23, 2019 as well as the Implementation Regulation of the PRC Trademark Law which was adopted by the State Council on August 3, 2002 and amended on April 29, 2014. The Trademark Office of the National Intellectual Property Administration under SAMR handles trademark registrations and grants a term of ten years to registered trademarks which may be renewed for consecutive ten-year periods upon request by the trademark owner. For licensed use of a registered trademark, the licensor shall file record of the licensing of the said trademark with the Trademark Office, otherwise it may not defend against a bona fide third party. The PRC Trademark Law has adopted a “first-to-file” principle with respect to trademark registration. Where a trademark for which a registration has been made is identical or similar to another trademark which has already been registered or been subject to a preliminary examination and approval for use on the same kind of or similar commodities or services, the application for registration of such trademark may be rejected. Any person applying for the registration of a trademark may not prejudice the existing right first obtained by others, nor may any person register in advance a trademark that has already been used by another party and has already gained a “sufficient degree of reputation” through such party’s use.

Under PRC law, any of the following acts will be deemed as an infringement to the exclusive right to use a registered trademark: (i) use of a trademark that is the same as or similar to a registered trademark for identical or similar goods without the permission of the trademark registrant; (ii) sale of any goods that have infringed the exclusive right to use any registered trademark; (iii) counterfeit or unauthorized production of the label of another’s registered trademark, or sale of any such label that is counterfeited or produced without authorization; (iv) change of any trademark of a registrant without the registrant’s consent, and selling goods bearing such replaced trademark on the market; or (v) other acts that have caused any other damage to another’s exclusive right to use a registered trademark.

According to the PRC Trademark Law, in the event of any of the foregoing acts, the infringing party will be ordered to stop the infringement immediately and may be imposed a fine; the counterfeit goods will be confiscated. The infringing party may also be held liable for the right holder’s damages, which will be equal to the losses suffered by the right holder as a result of the infringement, including reasonable expenses incurred by the right holder for stopping the infringement, or the gains obtained by the infringing party if the losses are difficult to be ascertained. If both gains and losses are difficult to be ascertained, the damages may be determined by referring to the amount of royalties for the license of such trademarks, which will be one to five times of the royalties in the case of any serious infringement with malicious intent. If the gains, losses and royalties are all difficult to be ascertained, the court may render a judgment awarding damages no more than RMB5 million. Notwithstanding the above, if a distributor does not know that the goods it sells infringe another’s registered trademark, it will not be liable for infringement provided that the seller shall prove that the goods are lawfully obtained and identify its supplier.

Domain Name

Domain names are protected under the Administrative Measures on Internet Domain Names promulgated by the MIIT on August 24, 2017 and effective as of November 1, 2017. Domain name registrations are handled through domain name service agencies established under the relevant regulations, and applicants become domain name holders upon successful registration.

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Regulations Relating to Foreign Exchange

Regulations on Foreign Currency Exchange

The principal regulations governing foreign currency exchange in China are the Foreign Exchange Administration Regulations, most recently amended on August 5, 2008. Under PRC foreign exchange regulations, payments of current account items, such as profit distributions, interest payments and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from the State Administration of Foreign Exchange, or SAFE, by complying with certain procedural requirements. By contrast, approval from or registration with appropriate government authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital account items, such as direct investments, repayment of foreign currency-denominated loans, repatriation of investments and investments in securities outside of China.

On November 19, 2012, SAFE promulgated the Circular of Further Improving and Adjusting Foreign Exchange Administration Policies on Foreign Direct Investment, or Circular 59, which substantially amends and simplifies the current foreign exchange procedure. Pursuant to Circular 59, the opening of various special purpose foreign exchange accounts, such as pre-establishment expenses accounts, foreign exchange capital accounts and guarantee accounts, the reinvestment of RMB proceeds derived by foreign investors in the PRC, and remittance of foreign exchange profits and dividends by a foreign-invested enterprise to its foreign shareholders no longer require the approval or verification of SAFE, and multiple capital accounts for the same entity may be opened in different provinces, which was not possible previously. In 2013, SAFE specified that the administration by SAFE or its local branches over direct investment by foreign investors in the PRC must be conducted by way of registration and banks must process foreign exchange business relating to the direct investment in the PRC based on the registration information provided by SAFE and its branches. In February 2015, SAFE promulgated the Notice on Further Simplifying and Improving the Administration of the Foreign Exchange Concerning Direct Investment, or SAFE Notice 13. Instead of applying for approvals regarding foreign exchange registrations of foreign direct investment and overseas direct investment from SAFE, entities and individuals may apply for such foreign exchange registrations from qualified banks. The qualified banks, under the supervision of SAFE, may directly review the applications and conduct the registration.

In March 2015, SAFE promulgated the Circular of the SAFE on Reforming the Management Approach regarding the Settlement of Foreign Capital of Foreign-invested Enterprise, or Circular 19, which expands a pilot reform of the administration of the settlement of the foreign exchange capitals of foreign-invested enterprises nationwide. Circular 19 replaced both the Circular of the SAFE on Issues Relating to the Improvement of Business Operations with Respect to the Administration of Foreign Exchange Capital Payment and Settlement of Foreign-invested Enterprises, or Circular 142, and the Circular of the SAFE on Issues concerning the Pilot Reform of the Administrative Approach Regarding the Settlement of the Foreign Exchange Capitals of Foreign-invested Enterprises in Certain Areas, or Circular 36. Circular 19 allows all foreign-invested enterprises established in the PRC to settle their foreign exchange capital on a discretionary basis according to the actual needs of their business operation, provides the procedures for foreign invested companies to use Renminbi converted from foreign currency-denominated capital for equity investments and removes certain other restrictions that had been provided in Circular 142. However, Circular 19 continues to prohibit foreign-invested enterprises from, among other things, using RMB funds converted from their foreign exchange capital for expenditure beyond their business scope and providing entrusted loans or repaying loans between non-financial enterprises. SAFE promulgated the Notice of the State Administration of Foreign Exchange on Reforming and Standardizing the Foreign Exchange Settlement Management Policy of Capital Account, or Circular 16, effective June 2016, which reiterates some of the rules set forth in Circular 19. Circular 16 provides that discretionary foreign exchange settlement applies to foreign exchange capital, foreign debt offering proceeds and remitted foreign listing proceeds, and the corresponding RMB capital converted from foreign exchange may be used to extend loans to related parties or repay inter-company loans (including advances by third parties). However, there are substantial uncertainties with respect to Circular 16’s interpretation and implementation in practice. Circular 19 or Circular 16 may delay or limit us from using the proceeds of offshore offerings to make additional capital contributions to our PRC subsidiaries and any violations of these circulars could result in severe monetary or other penalties.

In January 2017, SAFE promulgated the Circular on Further Improving Reform of Foreign Exchange Administration and Optimizing Genuineness and Compliance Verification, or Circular 3, which stipulates several capital control measures with respect to the outbound remittance of profits from domestic entities to offshore entities, including (i) banks must check whether the transaction is genuine by reviewing board resolutions regarding profit distribution, original copies of tax filing records and audited financial statements, and (ii) domestic entities must retain income to account for previous years’ losses before remitting any profits. Moreover, pursuant to Circular 3, domestic entities must explain in detail the sources of capital and how the capital will be used, and provide board resolutions, contracts and other proof as a part of the registration procedure for outbound investment.

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On October 23, 2019, SAFE issued Circular of the State Administration of Foreign Exchange on Further Promoting the Facilitation of Cross-border Trade and Investment, or the Circular 28, which took effect on the same day. Circular 28 allows non-investment foreign-invested enterprises to use their capital funds to make equity investments in China, provided that such investments do not violate the effective special entry management measures for foreign investment (negative list) and the target investment projects are genuine and in compliance with laws.

Regulation on Foreign Debt

A loan made by a foreign entity as direct or indirect shareholder in a FIE is considered to be foreign debt in China and is regulated by various laws and regulations, including the Regulation of the People’s Republic of China on Foreign Exchange Administration, the Interim Provisions on the Management of Foreign Debts, the Statistical Monitoring of Foreign Debts Tentative Provisions, the Detailed Rules for the Implementation of Provisional Regulations on Statistics and Supervision of External Debt, and the Administrative Measures for Registration of Foreign Debts. Under these rules and regulations, a shareholder loan in the form of foreign debt made to a PRC entity does not require the prior approval of SAFE. However, such foreign debt must be registered with and recorded by SAFE or its local branches within fifteen (15) business days after entering into the foreign debt contract. Pursuant to these rules and regulations, the maximum amount of the aggregate of (i) the outstanding balance of foreign debts with a term not longer than one year, and (ii) the accumulated amount of foreign debts with a term longer than one year, of a FIE shall not exceed the difference between its registered total investment and its registered capital, or Total Investment and Registered Capital Balance.

On January 12, 2017, the People’s Bank of China, or PBOC, promulgated the Notice of the People’s Bank of China on Matters concerning the Macro-Prudential Management of Full-Covered Cross-Border Financing, or PBOC Circular 9, which sets forth an upper limit for PRC entities, including FIEs and domestic enterprises, regarding their foreign debts. Pursuant to PBOC Circular 9, the outstanding cross-border financing of an enterprise (the outstanding balance drawn, here and below) shall be calculated using a risk-weighted approach, or Risk-Weighted Approach, and shall not exceed the specified upper limit, namely: risk-weighted outstanding cross-border financing £ the upper limit of risk-weighted outstanding cross-border financing. Risk-weighted outstanding cross-border financing =∑ outstanding amount of RMB and foreign currency denominated cross-border financing * maturity risk conversion factor * type risk conversion factor +∑ outstanding foreign currency denominated cross-border financing * exchange rate risk conversion factor. Maturity risk conversion factor shall be 1 for medium- and long-term cross-border financing with a term of more than one year and 1.5 for short-term cross-border financing with a term of one year or less than one year. Type risk conversion factor shall be 1 for on-balance-sheet financing and 1 for off-balance-sheet financing (contingent liabilities) for the time being. Exchange rate risk conversion factor shall be 0.5. The PBOC Circular 9 further provides that the upper limit of risk-weighted outstanding cross-border financing for enterprises, or Net Asset Limits, shall be 200% of its net assets. The PBOC Circular 9 does not supersede the Interim Provisions on the Management of Foreign Debts, but rather serves as a supplement to it. PBOC Circular 9 provided for a one-year transitional period, or the Transitional Period, from its promulgation date for FIEs, during which period FIEs could choose to calculate their maximum amount of foreign debt based on either (i) the Total Investment and Registered Capital Balance, or (ii) the Risk-Weighted Approach and the Net Asset Limits. Under the PBOC Circular 9, after the Transitional Period ends on January 11, 2018, the PBOC and SAFE will determine the cross-border financing administration mechanism for the foreign-invested enterprises after evaluating the overall implementation of PBOC Circular 9. In addition, according to PBOC Circular 9, a foreign loan must be filed with SAFE through the online filing system of SAFE after the loan agreement is signed and at least three business days prior to the borrower withdraws any amount from such foreign loan.

Regulation on Foreign Exchange Registration of Overseas Investment by PRC Residents

On July 4, 2014, SAFE issued Circular on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Offshore Investment and Financing and Roundtrip Investment Through Special Purpose Vehicles, or SAFE Circular 37, that requires PRC residents, including PRC resident natural persons or PRC entities, to register with SAFE or its local branch in connection with their establishment or control of an offshore entity established for the purpose of overseas investment or financing. The term “control” under SAFE Circular 37 is broadly defined as the operation rights, beneficiary rights or decision-making rights acquired by the PRC residents in the offshore special purpose vehicles by such means as acquisition, trust, proxy, voting rights, repurchase, convertible bonds or other arrangements. In addition, such PRC residents must update their SAFE registrations when the offshore special purpose vehicle undergoes material events relating to any change of basic information (including change of such PRC citizens or residents, name and operation term), increases or decreases in investment amount, transfers or exchanges of shares, or mergers or divisions. SAFE further enacted the Notice on Further Simplifying and Improving Foreign Exchange Administration Policy on Direct Investment, or SAFE Notice 13, which allows PRC residents to register with qualified banks in connection with their establishment or control of an offshore entity established for the purpose of overseas investment or financing. However, remedial registration applications made by PRC residents that previously failed to comply with the SAFE Circular 37 continue to fall under the jurisdiction of the relevant local branch of SAFE. Few remedial registration applications have in fact been approved by the SAFE or its local branch.

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In the event that a PRC resident holding interests in a special purpose vehicle fails to fulfill the required SAFE registration, the PRC subsidiaries of that special purpose vehicle may be prohibited from distributing profits to the offshore parent and from carrying out subsequent cross-border foreign exchange activities, and the special purpose vehicle may be restricted in its ability to contribute additional capital into its PRC subsidiary. Moreover, failure to comply with the various SAFE registration requirements described above could result in liability under PRC law for evasion of foreign exchange controls.

Regulations Relating to Employment, Social Insurance and housing fund

The Labor Law and The Labor Contract Law provide requirements concerning employment contracts between an employer and its employees. If an employer fails to enter into a written employment contract with an employee within one year from the date on which the employment relationship is established, the employer must rectify the situation by entering into a written employment contract with the employee and pay the employee twice the employee’s salary for the period from the day following the lapse of one month from the date of establishment of the employment relationship to the day prior to the execution of the written employment contract. All employers must comply with local minimum wage standards. The Labor Contract Law and its implementation rules also require compensation to be paid upon certain terminations, which significantly affects the cost of reducing workforce for employers. In addition, if an employer intends to enforce a non-compete provision with an employee in an employment contract or non-competition agreement, it has to compensate the employee on a monthly basis during the term of the restriction period after the termination or ending of the labor contract. Employers in most cases are also required to provide a severance payment to their employees after their employment relationship are terminated. Violations of the PRC Labor Contract Law and the PRC Labor Law may result in the imposition of fines and other administrative and criminal liability in the case of serious violations.

Enterprises in China are required by PRC laws and regulations to participate in certain employee benefit plans, including social insurance funds, namely a pension plan, a medical insurance plan, an unemployment insurance plan, a work-related injury insurance plan and a maternity insurance plan, and a housing provident fund, and contribute to the plans or funds in amounts equal to certain percentages of salaries, including bonuses and allowances, of the employees as specified by the local government from time to time at locations where they operate their businesses or where they are located. According to the Social Insurance Law, an employer that fails to make social insurance contributions may be ordered to pay the required contributions within a stipulated deadline and be subject to a late fee. If the employer still fails to rectify the failure to make social insurance contributions within the stipulated deadline, it may be subject to a fine ranging from one to three times the amount overdue. According to the Regulations on Management of Housing Fund, an enterprise that fails to make housing fund contributions may be ordered to rectify the noncompliance and pay the required contributions within a stipulated deadline; otherwise, an application may be made to a local court for compulsory enforcement.

Regulations on Taxes

Enterprise Income Tax

Under the Enterprise Income Tax Law of the PRC, or the EIT Law, which became effective on January 1, 2008 and was subsequently amended on February 24, 2017 and December 29, 2018, and its implementing rules, enterprises are classified as resident enterprises and non-resident enterprises. PRC resident enterprises typically pay an enterprise income tax at the rate of 25% while non-PRC resident enterprises without any branches in the PRC should pay an enterprise income tax in connection with their income from the PRC at the tax rate of 10%. An enterprise established outside of the PRC with its “de facto management bodies” located within the PRC is considered a “resident enterprise,” meaning that it can be treated in a manner similar to a PRC domestic enterprise for enterprise income tax purposes. The implementing rules of the EIT Law define a de facto management body as a managing body that in practice exercises “substantial and overall management and control over the production and operations, personnel, accounting, and properties” of the enterprise. Enterprises qualified as “High and New Technology Enterprises” are entitled to a 15% enterprise income tax rate rather than the 25% uniform statutory tax rate. The preferential tax treatment continues as long as an enterprise can retain its “High and New Technology Enterprise” status.

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The EIT Law and the implementation rules provide that an income tax rate of 10% should normally be applicable to dividends payable to investors that are “non-resident enterprises,” and gains derived by such investors, which (a) do not have an establishment or place of business in the PRC or (b) have an establishment or place of business in the PRC, but the relevant income is not effectively connected with the establishment or place of business to the extent such dividends and gains are derived from sources within the PRC. Such income tax on the dividends may be reduced pursuant to a tax treaty between China and other jurisdictions. Pursuant to the Arrangement Between the Mainland of China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation on Income, or the Double Tax Avoidance Arrangement, and other applicable PRC laws, if a Hong Kong resident enterprise is determined by the competent PRC tax authority to have satisfied the relevant conditions and requirements under such Double Tax Avoidance Arrangement and other applicable laws, the 10% withholding tax on the dividends the Hong Kong resident enterprise receives from a PRC resident enterprise may be reduced to 5% upon receiving approval from in-charge tax authority. However, based on the Notice on Certain Issues with Respect to the Enforcement of Dividend Provisions in Tax Treaties issued on February 20, 2009 by the SAT, if the relevant PRC tax authorities determine, in their discretion, that a company benefits from such reduced income tax rate due to a structure or arrangement that is primarily tax-driven, such PRC tax authorities may adjust the preferential tax treatment; and based on the Announcement on Relevant Issues Concerning the “Beneficial Owners” in Tax Treaties issued on February 3, 2018 by the SAT and effective from April 1, 2018, which replaces the Notice on the Interpretation and Recognition of Beneficial Owners in Tax Treaties and the Announcement on the Recognition of Beneficial Owners in Tax Treaties by the SAT, comprehensive analysis based on the stipulated factor therein and actual circumstances shall be adopted when recognizing the “beneficial owner” and agents and designated wire beneficiaries are specifically excluded from being recognized as “beneficial owners.”

On January 17, 2019, the State Taxation Administration issued the notice on the scope of small-scale and low-profit corporate income tax preferential policies of the Ministry of Finance and the State Administration of Taxation (“MOF and SAT”), [2019] No. 13 for small-scale and low-profit enterprises whose annual taxable income is less than RMB1,000,000 (including RMB1,000,000), approximately $142,209, their income is reduced by 25% to the taxable income, and enterprise income tax is paid at 20% tax rate, which is essentially resulting in a favorable income tax rate of 5%. While for the portion of annual taxable income exceeding RMB1,000,000, approximately $142,209, but not more than RMB3,000,000, approximately $426,627, the income is reduced by 50% to the taxable income, and enterprise income tax is paid at 20% tax rate, which is essentially resulting in a favorable income tax rate of 10%. MOF and SAT [2021] No.12 provides an enterprise income tax rate of 2.5% on a small-scale and low-profit enterprises whose annual taxable income less than RMB1,000,000, approximately $142,209, from January 1, 2021 to December 31, 2022. MOF and SAT [2022] No.13 also provides an enterprise income tax rate of 5% on a small-scale and low-profit enterprises whose annual taxable income more than RMB1,000,000, approximately $142,209, but not more than RMB3,000,000, approximately $426,627, from January 1, 2022 to December 31, 2024. The qualifications of small-scale and low-profit enterprises were examined annually by the Tax Bureau. Most of the Company’s PRC subsidiaries met the criteria of small-scale and low-profit enterprises.

Value-added Tax

Pursuant to applicable PRC tax regulations, any entity or individual conducting business in the service industry used to be generally required to pay a business tax at the rate of 5% on the revenues generated from providing such services. However, if the services provided are related to technology development and transfer, such business tax may be exempted subject to approval by the relevant tax authorities. Whereas, pursuant to the Provisional Regulations on Value-Added Tax of the PRC and its implementation regulations, unless otherwise specified by relevant laws and regulations, any entity or individual engaged in the sales of goods, provision of processing, repairs and replacement services and importation of goods into China is generally required to pay a value-added tax, or VAT, for revenues generated from sales of products, while qualified input VAT paid on taxable purchase can be offset against such output VAT.

In November 2011, the Ministry of Finance and the State Administration of Taxation promulgated the Pilot Plan for Imposition of Value-Added Tax to Replace Business Tax. In March 2016, the Ministry of Finance and the State Administration of Taxation further promulgated the Notice on Fully Promoting the Pilot Plan for Replacing Business Tax by Value-Added Tax, which became effective on May 1, 2016. Pursuant to the pilot plan and relevant notices, VAT is generally imposed in lieu of business tax in the modern service industries, including the VATS, on a nationwide basis. VAT of a rate of 6% applies to revenue derived from the provision of some modern services. Certain small taxpayers under PRC law are subject to reduced value-added tax at a rate of 3%. Unlike business tax, a taxpayer is allowed to offset the qualified input VAT paid on taxable purchases against the output VAT chargeable on the modern services provided.

On April 4, 2018, the Ministry of Finance and the State Administration of Taxation issued the Notice on Adjustment of VAT Rates, which came into effect on May 1, 2018. According to the abovementioned notice, the taxable goods previously subject to VAT rates of 17% and 11%, respectively, become subject to lower VAT rates of 16% and 10%, respectively, starting from May 1, 2018. Furthermore, according to the Announcement on Relevant Policies for Deepening Value-added Tax Reform jointly promulgated by the Ministry of Finance, the State Administration of Taxation and the General Administration of Customs, which became effective on April 1, 2019, the taxable goods previously subject to VAT rates of 16% and 10%, respectively, become subject to lower VAT rates of 13% and 9%, respectively, starting from April 1, 2019. Under Provisional Regulations of the People’s Republic of China on Value-added Tax, amended and effective on November 19, 2017, for entities that are VAT small taxpayers, VAT is levied at a levy rate of 3%. On February 29, 2020, the State Administration of Taxation issued the Announcement on Taxation Matters to Support Individual Businesses in Resumption of Business, during the COVID-19, the small taxpayers are allowed to enjoy the preferred tax policy, tax rate from 3% to 1% for the period from March 1, 2020 to December 31, 2021.

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Regulations related to Business Operations in Hong Kong

Personal Data (Privacy) Ordinance

The Personal Data (Privacy) Ordinance (Cap. 486, Laws of Hong Kong) (the “PDPO”) passed in 1995 and took effect from December 1996 (except certain provisions). The PDPO underwent major amendments in 2012, the most significant of which being the introduction of direct marketing provisions and other additional protection to cope with new privacy challenges and address public concerns. In 2021, the PDPO underwent another major amendments. The amendments aim to combat doxxing acts that are intrusive to personal data privacy, through the criminalisation of doxxing acts, and conferring on the Privacy Commissioner for Personal Data statutory powers to issue cessation notices demanding the cessation or restriction of disclosure of doxxing content. The amendments also confer on the Privacy Commissioner power to conduct criminal investigation and institute prosecution for doxxing cases, so as to strengthen enforcement against doxxing cases.

The PDPO is applicable to both the private and the public sectors. It is technology-neutral and principle-based. The Data Protection Principles (“DPPs” or “DPP”), which are contained in Schedule 1 to the PDPO, outline how data users should collect, handle and use personal data, complemented by other provisions imposing further compliance requirements. The collective objective of DPPs is to ensure that personal data is collected on a fully-informed basis and in a fair manner, with due consideration towards minimising the amount of personal data collected. Once collected, the personal data should be processed in a secure manner and should only be kept for as long as necessary for the fulfillment of the purposes of using the data. Use of the data should be limited to or related to the original collection purpose. Data subjects are given the right to access and make correction to their data.

DPP1 Purpose and Manner of Collection.

DPP1 provides that personal data shall only be collected for a lawful purpose directly related to a function or activity of the data user. The data collected should be necessary and adequate but not excessive for such purpose. The means of collection should be lawful and fair. If we collect personal data from data subjects directly, we should inform the data subjects whether it is obligatory or voluntary to supply the data, the purpose of using their data and the classes of person to whom their data may be transferred. We should also inform them of the right and means to request access to and correction of their data.

DPP2 Accuracy and Duration of Retention.

DPP2 requires data users to take all practicable steps to ensure that personal data is accurate and is not kept longer than is necessary for the fulfillment of the purpose for which the data is used. If we engage a data processor for handling personal data of other persons, we should adopt contractual or other means to ensure that the data processor comply with the mentioned retention requirement. Section 26 of PDPO requires data users to take all practicable steps to erase personal data that is no longer required for the purpose for which the data is used, unless erasure is prohibited by law or is not in the public interest. Section 26 could be engaged when a data user fails to respond to a complaint or request from a data subject for erasure of personal data. This situation attracts a heavier criminal gravity than just keeping the data longer than is necessary under DPP2. Contravention of the requirement under section 26 is an offence, punishable by a fine of up to HK$10,000.

DPP3 Use of Data.

DPP3 prohibits the use of personal data for any new purpose which is not or is unrelated to the original purpose when collecting the data, unless with the data subject’s express and voluntary consent. A data subject can withdraw his/her consent previously given by written notice. Regarding restrictions on use of personal data, Part 6A of the PDPO further requires that data users must obtain informed consent before using a data subject’s personal data for direct marketing or transferring the data to a third party for direct marketing. The consent must be an explicit indication by the data subject and broadly covers an indication of no objection. In other words, silence cannot constitute consent. Besides, the consent must be an informed one. The data user must inform the data subject of the intention to use his/her personal data for direct marketing, the fact that the data user cannot so use the data unless with consent of the data subject, the kinds of personal data to be used, the classes of marketing subjects to be involved. The data user must also notify the data subject of the right to opt out. If the data user intends to transfer the data to a third party for direct marketing, he/she should inform the data subject of such intention, the classes of transferees, the classes of marketing subjects to be involved and the fact that the transfer is for a gain, etc.

DPP4 Data Security.

DPP4 requires that data users take all practicable steps to protect the personal data they hold against unauthorised or accidental access, processing, erasure, loss or use. Data users should have particular regard to the nature of the data, the potential harm if those events happen, measures taken for ensuring the integrity, prudence and competence of persons having access to the data, etc. If we engage a data processor to process the personal data held, we must adopt contractual or other means to ensure that the data processor comply with the mentioned data security requirement.

DPP5 Openness and Transparency.

DPP5 obliges data users to take all practicable steps to ensure openness of their personal data policies and practices, the kind of personal data held and the main purposes for holding it.

DPP 6 Access and Correction.

DPP6 provides data subjects with the right to request access to and correction of their own personal data. A data user should give reasons when refusing a data subject’s request to access to or correction of his/her personal data. DPP6 is supplemented by detailed provisions in Part 5 of the PDPO which cover the manner and timeframe for compliance with data access requests and data correction requests, the circumstances in which a data user may refuse such requests, etc. Data users are also required to maintain a log book to record all refusals made.

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Enforcement.

The Office of the Privacy Commissioner for Personal Data (“the Commissioner”) was established under PDPO as the dedicated data privacy regulator. When the Commissioner receives a complaint or has reasonable grounds to believe there may be a contravention of PDPO, the Commissioner may conduct an investigation of the suspected contravention and publish a report setting out the investigation results and recommendations if it is in the public interest to do so. If, upon completion of an investigation, it is found that the relevant data user is contravening or has contravened PDPO, the Commissioner may issue an enforcement notice to the data user directing remedial and/or preventive steps to be taken.

Contravention of a DPP is not an offence. However, contravention of certain provisions of PDPO is an offence. The Commissioner may carry out criminal investigation and institute prosecution for offences under section 64 of the PDPO regarding doxxing-related offences and the direct marketing provisions etc, as well as certain relevant offences. Depending on the severity of the cases, the Commissioner will decide whether to exercise the prosecution power in his or her own name, or refer cases involving suspected commission of other offences to the Police or the Department of Justice for following up.

Data subjects may also seek compensation by civil action from data users for damage caused by a contravention of the PDPO. The Commissioner may provide legal assistance to the aggrieved data subjects if the Commissioner thinks fit to do so. In addition, the Commissioner may proactively carry out an inspection of a personal data system of a data user or a class of data users for the purpose of making recommendations on how compliance may be enhanced by the data user(s). The Commissioner is also empowered to issue codes of practices to provide practical guidance on how to comply with the requirements under PDPO. Non-compliance with a code of practice itself is not an offence but can be a proof of contravention of the relevant requirement under PDPO.

Exemptions

PDPO provides a number of exemptions from some compliance requirements under particular circumstances. Examples include crime prevention or prosecution, security and defence, statistics and research, news activity, protecting a data subject’s health etc. There is also an exemption if the use of personal data is required or authorised by law or court order or is required for exercising or defending legal rights in Hong Kong. An exemption is a defence for a data user to avoid liability when he/she fails to comply with certain compliance requirements under PDPO.

Laws/regulations in Hong Kong that may result in oversight over data security

The Organized and Serious Crime Ordinance (“OSCO”) is one of the major statutory exceptions to the duty of confidentiality over data security. A person is required under OSCO to make a disclosure to authorised officers (eg, police officers) where that person knows or suspects that any property, among others, in whole or in part directly or indirectly represents the proceeds of an indictable offence. In the context of the Company’s business and the offering, this may require the disclosure to an authorised officer of information subject to the duty of confidentiality.

Persons who come into possession of official information relating to security or intelligence services, defence, international relations or criminal investigations are, under certain circumstances, prohibited under the Official Secrets Ordinance from disclosing such information. The Official Secrets Ordinance is unlikely to be relevant to an investigation unless the person being investigated has a relationship with a government that would put that person in a position such that it is likely to receive such information.

Under the Hong Kong National Security Law, it is an offence to unlawfully provide state secrets or intelligence concerning national security to a foreign country or an institution, organisation or individual outside the mainland, Hong Kong and Macao of the People’s Republic of China. For this purpose, state secrets and intelligence concerning national security are to be defined and determined under PRC law.

Competition Ordinance

The Competition Ordinance (Cap. 619, Laws of Hong Kong) (“Competition Ordinance”) is to prohibit conduct that prevents, restricts or distorts competition in Hong Kong. It also aims to prohibit mergers that substantially lessen competition in Hong Kong and to provide for incidental and connected matters.

The Competition Ordinance includes:

● The First Conduct Rule, which prohibits undertakings from making or giving effect to agreements or engaging in a concerted practice, or, as a member of an association of undertakings, make or give effect to a decision of the association, if the object or effect of the agreement, concerted practice or decision is to prevent, restrict or distort competition in Hong Kong;

● The Second Conduct rule, which prohibits undertakings which have a substantial degree of market power in a market to abuse that power by engaging in conduct that has as its object or effect the prevention, restriction or distortion of competition in Hong Kong; and

● The Merger Rule, which prohibits undertakings to directly or indirectly carry out a merger that has, or is likely to have, the effect of substantially lessening competition in Hong Kong.

Upon breach, the Competition Tribunal may impose pecuniary penalty, director disqualifications, and prohibition, damage and other orders on offenders. For pecuniary penalty, section 93 of the Competition Ordinance enables the Competition Tribunal to award a penalty up to 10% of the turnover of the undertakings involved for up to three years in which the contravention occurs.

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MANAGEMENT

The following table sets forth information regarding our executive officers and directors as of the date of this prospectus.

Name	Age	Position with the Company
Yumin Lin	54	Chairman of the Board, Chief Executive Officer, President and Secretary
Kaihong Lin	50	Chief Financial Officer, Treasurer and Director
Bin Li (2)(3)	56	Independent Director
Jianwei Lin (1)(2)(3)	40	Independent Director
Anthony S. Chan (1)(2)	59	Independent Director
Chaoping Chen (3)	53	Independent Director
Louis, Ramesh Ruben (1)	46	Independent Director

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Nominating and Corporate Governance Committee.

Yumin Lin has been the Chief Executive Officer, President and a Director of the Company since December 2016. Mr. Lin has over 30 years of experience in business management. From July 1987 to April 1992, Mr. Lin was a manager at LuChengXinChao Furniture Factory. From April 1992 to April 1999, he was a manager at Shangying Business Development Company in Guangdong. From April 1993 to April 1999, he established and served as the operations manager of Huizhou Branch of Shangying Business Development Company in Guangdong. From April 1999 to May 2011, he was the general manager of the Dongguan Saite Building Material Company. Mr. Lin has served as chairman of Dongguan France Vin Tout Co., Ltd. Since May 2011. Additionally, from November 2015 to the present, he has served as chairman at the Shenzhen DaxingHuashang Liquor Culture Company in the Nanshan District, Shenzhen, China.

Kaihong Lin has served as the Chief Financial Officer, Treasurer and a Director of the Company since December 2019. In addition, he has been the head of the finance department of QHDX since March 2019. Prior to that, he was the head of the finance department of Guangdong Minche New Energy Automobile Co., Ltd., a new energy automobile company, from June 2018 to March 2019. He served as financial director in Guangdong Duncheng Environmental Protection Technology Co., Ltd., an environmental engineering company in China, from June 2017 to May 2018. From October 2015 to May 2017, Mr. Lin was the head of the finance department and a member of the board of Guangzhou Jingcheng Inspection Technology Co., Ltd., a company specialized in testing and assessment across various industries, including environment, construction, electronics, food safety and so on. From January 1997 to October 2015, he was the head of the finance department of Guangdong Provincial Expressway Development Co., Ltd. (SHE: 000429), a construction and maintenance company for highways and bridges. Mr. Lin received a bachelor’s degree in human resources from Peking University, a bachelor’s degree in accounting from Jinan University, and a master’s degree in software engineering with a concentration in financial informatics from Tianjin University.

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Bin Li was appointed as an Independent Director on April 9, 2021. Dr. Li is a director and the general manager of Shenzhen Xiejin Education Technology Co., Ltd. where he is responsible for all aspects of the company’s corporate strategic planning and management and has held that position since October 2018. From July 2015 to October 2018, Dr. Li served as the president of Shenzhen Qianhai Daoyi Investment Management Co., Ltd. Dr. Li is a member of the China New Economic and Cultural Commission. Dr. Li received the bachelor’s degree in engineering from Wuhan University in 1987, the EMBA from Cheung Kong Graduate School of Business, Beijing in 2007 and the Doctorate in business administration from the University of Nice, France in 2018.

Jianwei Lin was appointed as an Independent Director on April 9, 2021. Mr. Lin is a member of the Australia Financial Complaint Authority (AFCA) and the Financial Broker Association of Australia (FBAA). Mr. Lin has over 10 years of experience in finance, accounting, marketing and management. He started his career at Investnet Australia Pty Ltd in 2009, a leading building material supplier in Australia, first as a marketing manager and later as vice general manager. Mr. Lin established his own financial mortgage business company, Evergrand Finance, in 2016 that provides financing consulting services for businesses and individuals. Mr. Lin graduated from Swinburne University of Technology, Australia, with a bachelor’s degree in business in 2008 and a master’s degree in accounting in 2009.

Anthony S. Chan was appointed as an Independent Director on October 26, 2021. Mr. Chan is a certified public accountant registered with the State of New York and a seasoned executive with over 30 years of professional experience in auditing, financial reporting and business advisory. Currently, Mr. Chan is the Chief Operating Officer of Alset Inc. (Nasdaq: AEI), Chief Financial Officer of Sharing Services Global Corporation (OTC: SHRG) and President of CA Global Consulting Inc., a company he co-founded in February 2014. Since February 2020, he has been serving as the Director of Assurance and Advisory Services at Wei, Wei & Co., LLP., a full-service CPA firm registered with the PCAOB. From July 2019 to January 2020, Mr. Chan served as the Chief Financial Officer of SPI Energy Co. Ltd (Nasdaq: SPI), a Nasdaq-listed green energy solutions company. From October 2017 to March 2019, Mr. Chan served as the Chief Financial Officer of Helo Corp. (OTC Pink: HLOC), a wellness technology company. From September 2013 to November 2015, Mr. Chan served as an Executive Vice President, Director and Acting CFO of Sino-Global Shipping America, Ltd. (Nasdaq: SINO), a logistics and shipping company with operations in China, Australia and Hong Kong. From February 2005 to August 2013, Mr. Chan was a partner at three full-service CPA firms in New York, including UHY LLP (from September 2012 to August 2013), Friedman LLP (from September 2011 to July 2012) and Berdon LLP (from February 2005 to August 2011). Prior to that, he had held executive and professional positions at various U.S.-based companies including Primedia Inc, National Broadcasting Company, Arthur Anderson, KPMG, and PwC. Mr. Chan holds an MBA in Finance and Investments from Baruch College of the City University of New York, and a Bachelor of Arts in Accounting and Economics from Queens College of the City University of New York.

Chaoping Chen was appointed as an Independent Director on April 9, 2021. Ms. Chen has served as the general secretary of the Guangdong Wine and Spirits Industry Association, Wine Division since February 2010 and manages all aspects of the day-to-day operations of the association. Ms. Chen is a member of the China National Wine Technical Committee and the Global Wine China Tasting System Committee. She has extensive experience in food and beverage industry administration and governance. Ms. Chen received the MBA from Sun Yat-Sen University School of Management in Guangzhou, China in 2008. Ms. Chen also received a wine certificate at the Culinary Institute of America in 2016.

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Ramesh Ruben Louis was appointed as an Independent Director on April 9, 2021. Mr. Louis has over 20 years of experience in accounting, auditing and risk management ranging from large public listed companies to multinational corporations, government agencies as well as SMEs in a spectrum of industries including plantation, property development, manufacturing, trading, IT, shipping and retailing, among others. Mr. Louis has served as the Principal Trainer at My Learning Training Resources since 2010 where he provides training on financial reporting and auditing to companies. Mr. Louis started his career at Arthur Andersen from December 1996 to 1997, and subsequently moved to BDO from April 2000 to 2004 and from 2005 to 2006, respectively. Mr. Louis also has experience in corporate finance with Southern Investment Bank Berhad for a year from 2004 to 2005. Mr. Louis has hands-on experience on other corporate exercises such as due diligence, IPOs, debt issuances, corporate and debt restructuring and investigative audits. His training and advisory experience includes topics on Internal & Statutory Auditing, Public Sector/Government Audits, Value-for-Money Audits, ISQC 1, Risk Management & Internal Controls, Review and Assurance Engagements such as Financial Due Diligence, Forecasts & Projections, Forensic & Fraud Accounting/Auditing, as well as practical application of International Financial Reporting Standards (“IFRS”), Reporting Standards for SMEs (MPERS/PERS) and public sector accounting (MPSAS). He has facilitated training and provided advisory for public accountants across the Asia Pacific region, and multinationals and public sector institutions. Mr. Louis is a certified trainer by the Human Resource Development Fund (HRDF), Ministry of Human Resources Malaysia. Mr. Louis serves as an independent director of Greenpro Capital Corp. (NASDAQ: GRNQ). Mr. Louis received the bachelor’s degree of accounting from National University of Malaysia in 2000 and the MBA from University of Strathclyde, UK in 2012. Mr. Louis is a fellow member of the Association of Chartered Certified Accountants (ACCA), a chartered accountant of the Malaysian Institute of Accountants (MIA), a fellow member of Association of Chartered Certified Accountants (FCCA) and a chartered member of the Institute of Internal Auditors, as well as a Certified Financial Planner.

Family Relationships

There are no family relationships, or other arrangements or understandings between or among any of the directors or executive officer.

Board of Directors

All directors hold office until the next annual meeting of shareholders and until their successors have been duly elected and qualified. Directors are elected at the annual meetings to serve for one-year terms. Officers are elected by, and serve at the discretion of, the board of directors. Our board of directors shall hold meetings on at least a quarterly basis.

The board of directors has determined to comply with the NASDAQ Listing Rules with respect to certain corporate governance matters. As a smaller reporting company, under the NASDAQ rules we are only required to maintain a board of directors composed of at least 50% independent directors, and an audit committee of at least two members, composed solely of independent directors who also meet the requirements of Rule 10A-3 under the Securities Exchange Act of 1934.

Director Independence

The board of directors has reviewed the independence of our directors, applying the NASDAQ independence standards. Based on this review, the board of directors determined that each of Chaoping Chen, Bin Lin, Anthony S. Chan, Ramesh Ruben Louis and Jianwei Lin are independent within the meaning of the NASDAQ rules. In making this determination, our board of directors considered the relationships that each of these non-employee directors has with us and all other facts and circumstances our board of directors deemed relevant in determining their independence. As required under applicable NASDAQ rules, we anticipate that our independent directors will meet on a regular basis as often as necessary to fulfill their responsibilities, including at least annually in executive session without the presence of non-independent directors and management.

Board Committees

Our board of directors has established standing committees in connection with the discharge of its responsibilities. These committees include an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Our board of directors has adopted written charters for each of these committees. Our board of directors may establish other committees as it deems necessary or appropriate from time to time.

Audit Committee

Our Audit Committee was established on April 9, 2021 and is composed of three of our independent directors: Anthony S. Chan (Chairman), Ramesh Ruben Louis and Jianwei Lin. Anthony S. Chan qualifies as the Audit Committee financial expert as defined in Item 407(d)(5) of Regulation S-K promulgated under the Securities Act.

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According to its charter, the Audit Committee consists of at least three members, each of whom shall be a non-employee director who has been determined by the Board to meet the independence requirements of NASDAQ, and also Rule 10A-3(b)(1) of the SEC, subject to the exemptions provided in Rule 10A-3(c). We do not have a website containing a copy of the Audit Committee Charter. The Audit Committee Charter describes the primary functions of the Audit Committee, including the following:

●	Oversee the Company’s accounting and the financial reporting processes;
●	Oversee audits of the Company’s financial statements;
●	Review and discuss with management the Company’s audited financial statements and review with management and the Company’s independent registered public accounting firm the Company’s financial statements prior to the filing with the SEC of any report containing such financial statements.
●	Discuss policies with respect to risk assessment and risk management, and discuss the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures;
●	Review major changes to the Company’s auditing and accounting principles and practices as suggested by the Company’s independent registered public accounting firm, internal auditors or management; and
●	Take, or recommend that the board take, appropriate action to oversee and ensure the independence of the Company’s independent registered public accounting firm.

Compensation Committee

Our Compensation Committee was established on April 9, 2021 and is composed of three independent directors: Jianwei Lin (Chairman), Anthony S. Chan and Bin Li. The Compensation Committee will be responsible for, among other matters:

●	reviewing and approving employment agreements and other similar arrangements between us and our executive officers;
●	reviewing and approving, or recommending to the board of directors to approve the compensation of our CEO and other executive officers and directors reviewing key employee compensation goals, policies, plans and programs; and
●	appointing and overseeing any compensation consultants or advisors.

Corporate Governance and Nominating Committee

Our Corporate Governance and Nominating Committee was established on April 9, 2021 and is composed of three of our independent directors: Bin Li.(Chairman), Jianwei Lin and Chaoping Chen. The Compensation Committee Corporate Governance and Nominating Committee will be responsible for, among other matters:

●	reviewing and making recommendations regarding the structure and composition of our board and the board committees;
●	evaluating the independence of directors and director nominees;
●	developing and recommending to the board corporate governance principles and practices;
●	reviewing and monitoring the Company’s Code of Business Conduct and Ethics; and
●	overseeing the evaluation of the Company’s management.

Code of Ethics

We have adopted a code of ethics that applies to all of our executive officers, directors and employees. The code of ethics codifies the business and ethical principles that govern all aspects of our business. A copy of the code of ethics is available on our website at http://www.fvti.show/.

Involvement in Certain Legal Proceedings

To our knowledge, there are no material proceedings to which any of our directors, officers or affiliates of the Company is a party adverse to the Company or has a material interest adverse to the Company.

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EXECUTIVE COMPENSATION

The following table sets forth the compensation paid or accrued by us to our Chief Executive Officer and Chief Financial Officer for the years ended December 31, 2022 and 2021.

Name and principal position	Year	Salary ($)	Bonus ($)	Stock awards ($)	Option awards ($)	Nonequity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Yumin Lin	2022	26,858	-	-	-	-	-	-	26,858
Chairman of the Board, Chief Executive Officer, President and Secretary	2021	23,248	-	-	-	-	-	-	23,248

Kaihong Lin	2022	32,221	-	-	-	-	-	-	32,221
Chief Financial Officer, Treasurer and Director	2021	33,442	-	-		-	-	-	33,442

Employment Agreements with Named Executive Officers

On December 20, 2019, the Company and Mr. Kaihong Lin entered into an employment agreement (the “Employment Agreement”) setting forth the terms and conditions of Mr. Lin’s employment as Chief Financial Officer and Treasurer. Pursuant to the Employment Agreement, Mr. Lin will serve as the Chief Financial Officer and Treasurer for a term of one year, subject to automatic renewal for successive one-year terms, unless either party gives 60-day prior notice of non-renewal. Mr. Lin is entitled to an annual base salary of $25,676 for his services and participation in all compensation and employee benefit plans. Should Mr. Lin be terminated for cause, or by reason of death or disability, or resign without good reason (as such terms are defined in the Employment Agreement), Mr. Lin shall be entitled to receive his base salary and benefits through the end of his employment and such other compensation and benefits as may be provided in applicable plans and programs of the Company. In the case of termination by death, Mr. Lin is entitled to receive the portion of stock option to the extent vested prior to the end of his employment. Should Mr. Lin be terminated without cause (other than due to death or disability) or resign for good reason, he shall be entitled to receive any accrued and unpaid base salary, benefits and the stock option to the extent vested through the end of his employment, as well as continuation of his base salary for three months following of the end of his employment.

Outstanding Equity Awards

There were no outstanding equity awards, as of December 31, 2022.

Equity Compensation Plan Information

We currently do not have an equity compensation plan.

Director Compensation

Directors’ compensation of $119,682 was paid for directors’ services during the years ended December 31, 2022 and $84,587 was paid during the year ended December 31, 2021.

Compensation Committee Interlocks and Insider Participation

None of our executive officers currently serves, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity (other than a subsidiary or consolidated affiliate of the Company) that has one or more executive officers serving as a member of our Board or Compensation Committee.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

As of September 30, 2023 and December 31, 2022, the Company had accounts receivable from related parties in the amounts of $69,746 and $146,087, prepayments to related parties in the amounts of $966,676 and $1,102,861, deposits to related parties in the amounts of $523,296 and $758,445, and accounts payable to related parties in amounts of $124,987 and $80,426, respectively.

As of September 30, 2023 and December 31, 2022, the Company had outstanding payables due to its related parties in the amounts of $723,488 and $565,675, respectively, which mainly consisted of borrowings for working capital purpose. The balances were unsecured, non-interest bearing and due on demand.

During the nine months ended September 30, 2023 and 2022, the Company sold products to its related parties in the amounts of $87,168 and $120,632, respectively, purchased goods from its related parties in the amounts of $497,964 and $769,387, and incurred the costs of revenues from related parties in the amounts of $493,096 and $763,663, respectively.

During the nine months ended September 30, 2023 and 2022, the rental expenses to related parties were $14,046 and $16,132, respectively.

Our related parties are primarily those who are significantly influenced by the Company based on our common business relationships. Refer to Note 7 to the unaudited condensed consolidated financial statements for additional details regarding the related party transactions.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of the date of this prospectus, there are 15,655,038 shares of common stock outstanding. The following table sets forth certain information known to us with respect to the beneficial ownership of common stock as of that date by (i) each of our directors, (ii) each of our executive officers, (iii) all of our directors and executive officers as a group, and (iv) each person, or group of affiliated persons, whom we know to beneficially own more than 5% of our common stock.

We have determined beneficial ownership in accordance with the rules of the SEC, which generally define beneficial ownership to include any shares over which a person exercises sole or shared voting or investment power. Such determination is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated, we believe, based on the information furnished to us, that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them. None of the stockholders listed in the table are a broker-dealer or an affiliate of a broker dealer. Applicable percentage ownership prior to the offering is based on 15,655,038 shares of common stock outstanding as of the date of this prospectus. The table also lists the percentage ownership after this offering based on 17,155,038 shares of common stock outstanding immediately after the completion of this offering, assuming no exercise of the underwriters’ over-allotment option to purchase additional shares of common stock from us in this offering.

	Prior to Offering		After Offering
Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Approximate Percentage of Outstanding Shares(3)	Amount and Nature of Beneficial Ownership(2)	Approximate Percentage of Outstanding Shares(4)
Directors and Officers
Yumin Lin(5)	6,501,708	41.53%	6,501,708	37.90%
Kaihong Lin	3,588	*	3,588	*
Anthony S. Chan	-	-	-	-
Jianwei Lin	-	-	-	-
Bin Li	-	-	-	-
Chaoping Chen	-	-	-	-
Ramesh Ruben Louis	-	-	-	-
All officers and directors as a group (eight persons)	6,505,296	41.55%	6,505,296	37.92%

5% Shareholders
China Kaipeng Group Co., Ltd.(6)	5,400,000	34.49%	5,400,000	31.48%
Minghua Cheng(7)	4,700,912	30.03%	4,700,912	27.40%
Gaosheng Group Co., Ltd.(8)	4,362,616	27.87%	4,362,616	25.43%

* Less than one percent.

(1)	Unless otherwise indicated, the business address of each of the individuals is B1601 Oriental Impression Building 2, No. 139 Liansheng Road, Humen Town, Dongguan, Guangdong, China 523900.
(2)	All shares are adjusted to give effect to the reverse stock split effected with FINRA and in the Marketplace on October 21, 2021.
(3)	Based on 15,655,038 shares issued and outstanding as of the date of this prospectus.
(4)	Based on 17,155,038 shares issued and outstanding immediately after this offering.
(5)	Consists of (i) 900,000 shares of the Company’s common stock Mr. Yumin Lin holds directly, which shares were issued to Mr. Lin in our acquisition of DIGLS on April 23, 2018, (ii) approximately 4,362,616 shares held by Gaosheng Group Co., Ltd., which is solely owned by Mr. Lin who may be deemed to have the voting and dispositive power of such shares, (iii) 1,214,820 shares held by China Kaipeng Group Co., Ltd, a company Mr. Lin owns approximately 22.5% of the equity, who may be deemed to have the voting and dispositive power of such shares, and (iv) approximately 24,272 shares issued to him on December 16, 2020 in lieu of the full payment of the working capital advances and loans he made to the Company.
(6)	Minghua Cheng and Yumin Lin hold approximately 77.5% and 22.5% of China Kaipeng Group Co., Ltd, respectively, and are deemed to hold the voting and dispositive power over the Company’s common stock held by China Kaipeng Group Co., Ltd. The business address of this company is Second Floor, Capital City Independence Avenue Mahe Victoria, Seychelles.
(7)	Consists of (i) 515,732 shares of the Company’s common stock Mr. Minghua Cheng holds directly, of which approximately 487,431 shares were issued to Mr. Cheng on June 28, 2018 in a private placement, 27,800 shares were issued on April 3, 2019 in a private placement, and 500 shares were issued on August 10, 2016 in a private placement and (ii) 4,185,180 shares held through China Kaipeng Group Co., Ltd, a company Mr. Cheng owns approximately 77.5% of the equity, who may be deemed to have the voting and dispositive power of such shares.
(8)	Yumin Lin is a 100% shareholder of Gaosheng Group Co., Ltd. and is deemed to hold the voting and dispositive power over the Company’s common stock held by Gaosheng Group Co., Ltd. The business address of this company is Second Floor, Capital City Independence Avenue Mahe Victoria, Seychelles.

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DESCRIPTION OF SECURITIES

The following description summarizes important terms of our securities. For a complete description, you should refer to our certificate of incorporation and bylaws, forms of which are incorporated by reference to the exhibits to the registration statement of which this prospectus is a part, as well as the relevant portions of the Nevada law. References to our certificate of incorporation and bylaws are to our certificate of incorporation and our bylaws, respectively, each of which will become effective upon completion of this offering.

General

As of the date of this prospectus, we are authorized to issue 150,000,000 shares of common stock, par value $0.001 per share. As of the date of this prospectus, 15,655,038 shares of common stock were issued and outstanding.

Common Stock

Each share of our common stock is entitled to one vote on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law, the holders of common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority of the votes entitled to be cast by all shares of common stock that are present in person or represented by proxy. Holders of common stock representing a majority of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. Our Articles of Incorporation do not provide for cumulative voting in the election of directors. Holders of common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights; meaning that the holders of 50.1% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Cash Dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Exchange Listing

We have applied to list our common stock on the NASDAQ Capital Market under the trading symbol “FVTI.” This offering will occur only if our listing application is approved.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is TranShare Corporation, with an address at Bayside Center 1, 17755 North US Highway 19 Suite 140, Clearwater, FL 33764, telephone number is (303) 662-1112.

Indemnification of Officers and Directors

Pursuant to our Articles of Incorporation as amended, and Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interest, provided, however, that (i) we will not indemnify such person against expenses incurred in connection with an action if he is threatened but does not become a party unless the incurring of such expenses was authorized by the board of directors and (ii) we will not indemnify against any amount paid in settlement unless our board of directors has consented to such settlement.

An officer or director is not entitled to indemnification against costs or expenses incurred in connection with any action, commenced by such person against us or any person who is or was a director, officer, fiduciary, employee or agent of our company unless and to the extent that the officer or directors is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or directors is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is currently trading on the OTC Pink Open Market under the symbol “FVTI.” We have applied to list our common stock on the NASDAQ Capital Market under the trading symbol “FVTI.”

Holders

As of the date of this prospectus, there are 405 holders of record of our common stock.

Dividends

We do not expect to pay cash dividends or make any other distributions in the foreseeable future.

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SHARES ELIGIBLE FOR FUTURE SALE

Our common stock is currently quoted on the OTC Pink Open Market under the symbol “FVTI.” We have applied to list our common stock on the NASDAQ Capital Market under the trading symbol “FVTI.” We make no prediction as to the effect, if any, that market sales of our common stock or the availability of our common stock for sale will have on the market price of common stock prevailing from time to time. Nevertheless, sales of substantial amounts of our common stock in the public market, or the perception that such sales could occur, could adversely affect the market price of our common stock and could impair our future ability to raise capital through the sale of equity securities.

Upon the completion of this offering, we will have an aggregate of 17,155,038 shares of common stock outstanding, assuming no exercise of the underwriter’s over-allotment option. Of the outstanding common stock, all of the shares of common stock sold in this offering will be freely tradable, except that any common stock purchased by “affiliates” (as that term is defined in Rule 144 under the Securities Act), may only be sold in compliance with the limitations described below. After this offering, 15,067,435 shares of common stock will be deemed “restricted securities” as defined in Rule 144. Restricted securities may be sold in the public market only if registered or if they qualify for an exemption from registration under Rule 144 or Rule 701, promulgated under the Securities Act, which rules are summarized below.

As a result of the contractual restrictions described below and the provisions of Rule 144 and Rule 701, the restricted shares will be available for sale in the public market as follows: 4,700,912 shares of common stock will be eligible for sale upon the expiration of the lock-up agreements, described below, beginning 180 days after the completion of the offering subject to extension in certain circumstances.

Lock-up Agreements

We have agreed not to, for a period of 12 months from the closing of the offering, offer, issue, sell, contract to sell, encumber, grant any option for the sale of, or otherwise dispose of, except in this offering, any of our common stock or securities that are substantially similar to our common stock, including but not limited to any options or warrants to purchase our common stock, or any securities that are convertible into or exchangeable for, or that represent the right to receive, our common stock or any such substantially similar securities (other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date such lock-up agreement was executed), without the prior written consent of the representative.

Furthermore, each of our directors, and executive officers have agreed, subject to some exceptions, not to sell, transfer or dispose of, directly or indirectly, any of our common stock, or any securities convertible into or exchangeable or exercisable for our common stock, for a period of 12 months after the completion of the offering. Each of certain other existing shareholders holding in the aggregate 5% of our outstanding common stock have agreed, subject to some exceptions, not to sell, transfer or dispose of, directly or indirectly, any of our common stock, or any securities convertible into or exchangeable or exercisable for our common stock, for a period of 180 days after the completion of the offering. After the expiration of the 12-month or 180-day period, our common stock held by our directors, executive officers or our other existing shareholders may be sold subject to the restrictions under Rule 144 under the Securities Act or other exemptions from registration with the SEC or by means of SEC-registered public offerings.

Rule 144

In general, under Rule 144 as currently in effect, once we have been subject to public company reporting requirements for at least 90 days, a person who is not deemed to have been one of our affiliates for purposes of the Securities Act at any time during 90 days preceding a sale and who has beneficially owned the shares proposed to be sold for at least six months, including the holding period of any prior owner other than our affiliates, is entitled to sell such shares without complying with the manner of sale, volume limitation or notice provisions of Rule 144, subject to compliance with the public information requirements of Rule 144. If such a person has beneficially owned the shares proposed to be sold for at least one year, including the holding period of any prior owner other than our affiliates, then such person is entitled to sell such shares without complying with any of the requirements of Rule 144.

In general, under Rule 144, as currently in effect, our affiliates or persons selling shares on behalf of our affiliates are entitled to sell upon expiration of the lock-up agreements described above, within any three-month period beginning 90 days after the date of this prospectus, a number of shares that does not exceed the greater of:

●	1% of the number of shares of common stock then outstanding, which will equal approximately 171,550 shares immediately after this offering; or

●	the average weekly trading volume of our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

Rule 701

In general, under Rule 701, any of our employees, directors, officers, consultants or advisors who purchase shares from us in connection with a compensatory stock or option plan or other written agreement before the effective date of this offering are entitled to resell such shares 90 days after the effective date of this offering in reliance on Rule 144, without having to comply with the holding period requirements or other restrictions contained in Rule 701.

The SEC has indicated that Rule 701 will apply to typical stock options granted by an issuer before it becomes subject to the reporting requirements of the Exchange Act, along with the shares acquired upon exercise of such options, including exercises after the date of this prospectus. Securities issued in reliance on Rule 701 are restricted securities and, subject to the contractual restrictions described above, beginning 90 days after the date of this prospectus, may be sold by persons other than affiliates, subject only to the manner of sale provisions of Rule 144 and by affiliates under Rule 144 without compliance with its one-year minimum holding period requirement.

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UNDERWRITING

We have entered into an underwriting agreement with Joseph Stone Capital, LLC to act as representative for the underwriters named below. Subject to the terms and conditions of the underwriting agreement, the underwriters named below have agreed to purchase, and we have agreed to sell to them, the number of our common stock at the public offering price, less the underwriting discounts and commissions, as set forth on the cover page of this prospectus and as indicated below:

Underwriter	Number of Common stock
Joseph Stone Capital, LLC

The underwriters are obligated to take and pay for all of the common stock offered by this prospectus if any such shares are taken.

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect thereof.

Underwriting Commissions and Discounts and Expenses

The following table shows the per unit and total underwriting discounts and commissions we will pay to Joseph Stone Capital. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional securities.

Total
	Per Share(1)	Without Over-Allotment	With Over-Allotment
Public offering price
Underwriting discounts and commissions (7%)(1)
Non-accountable expense allowance (1.5%)
Proceeds, before expenses, to us

(1)	We and the underwriters have agreed to a commission rate of 7.0%.

We have agreed to pay a non-accountable expense allowance to the Underwriters of 1.5% of the gross proceeds of the offering, including proceeds from the sale of over-allotment shares. In addition, we have agreed to pay up to $145,000 for accountable expenses incurred by the underwriters in connection with the offering including reasonable, out-of-pocket expenses (including, but not limited to, travel, communication, third party and legal counsel expenses), as provided in the underwriting agreement, to the underwriters, of which $115,000 has been paid as of the date of this prospectus. Any expense deposits will be returned to us to the extent the underwriters’ out-of-pocket accountable expenses are not actually incurred in accordance with FINRA Rule 5110(g)(4)(A).

We shall also be responsible for all expenses relating to the offering, including, without limitation, (a) all filing fees and communication and printing expenses relating to the registration of the shares to be sold in the offering with the SEC and the filing of the offering materials with the Financial Industry Regulatory Authority, Inc., or FINRA; (b) costs of preparing, printing and delivering exhibits to the registration statement; (c) fees of our counsel and accountants, including fees associated with “blue sky” filings; (d) fees for due diligence purposes; and (e) reasonable costs for road show meetings.

In addition, we have agreed to issue warrants to the representative of the underwriters and its affiliates or employees to purchase a number of shares of common stock equal to 3.5% of the total number of shares of common stock sold in this offering at an exercise price equal to 125% of the offering price of the common stock sold in this offering. The underwriter warrants are exercisable commencing six months following the date of commencement of sales of the public offering, and will be exercisable until such warrants expire five years after the date of commencement of sales of the public offering. The underwriter warrants and the shares underlying the warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to FINRA Rule 5110(e)(1). The representative and its affiliates or employees (or permitted assignees under FINRA Rule 5110(e)(1)) may not sell, transfer, assign, pledge, or hypothecate the underwriter warrants or the shares underlying the underwriter warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the underwriter warrants or the underlying shares for a period of 180 days following the date of commencement of sales of the public offering except as permitted by FINRA Rule 5110(e)(2). The representative and its affiliates or employees will also be entitled to one demand registration of the sale of the shares underlying the underwriter warrants at our expense, an additional demand registration at the underwriter warrants holder’s expense, each such demand registration to be made any time after one year from the date of effectiveness of the registration statement but no later than five years after the date of commencement of sales of the offering, and unlimited “piggyback” registration rights for a period of five years after the date of commencement of sales of the offering. The underwriter warrants will provide for adjustment in the number and price of such warrants and the shares underlying such warrants in the event of recapitalization, merger, or other structural transaction to prevent mechanical dilution.

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Over-Allotment Option

We have granted to the Representative an option, exercisable not later than 45 days after the date of this prospectus, to purchase up to 225,000 additional shares of common stock at a price per share equal to the public offering price, less the underwriting discount. The Representative may exercise the option solely to cover over-allotments, if any, made in connection with this offering. If any additional shares of common stock are purchased pursuant to the over-allotment option, the underwriters will offer these shares of common stock on the same terms as those on which the other securities are being offered hereby.

Indemnification; Indemnification Escrow

We have agreed to indemnify the underwriters against certain liabilities, including certain liabilities arising under the Securities Act, or to contribute to payments that the underwriters may be required to make for these liabilities.

Concurrently with the execution and delivery of the underwriting agreement, we will set up an escrow account with a third-party escrow agent in the United States and will fund such account with $300,000 from this offering that may be utilized by the underwriters to fund any bona fide indemnification claims of the underwriters arising during an 18-month period following the offering. The escrow account will be interest bearing, and we will be free to invest the escrow fund in securities. All funds that are not subject to an indemnification claim will be returned to us after the applicable period expires. We will pay the reasonable fees and expenses of the escrow agent.

Lock-Up Agreements

We have agreed not to, for a period of 12 months from the closing of the offering, offer, issue, sell, contract to sell, encumber, grant any option for the sale of, or otherwise dispose of, except in this offering, any of our common stock or securities that are substantially similar to our common stock, including but not limited to any options or warrants to purchase our common stock, or any securities that are convertible into or exchangeable for, or that represent the right to receive, our common stock or any such substantially similar securities (other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date such lock-up agreement was executed), without the prior written consent of the representative.

Furthermore, each of our directors, and executive officers have agreed, subject to some exceptions, not to sell, transfer or dispose of, directly or indirectly, any of our common stock, or any securities convertible into or exchangeable or exercisable for our common stock, for a period of 12 months after the completion of the offering. Each of certain other existing shareholders holding in the aggregate 5% of our outstanding common stock have agreed, subject to some exceptions, not to sell, transfer or dispose of, directly or indirectly, any of our common stock, or any securities convertible into or exchangeable or exercisable for our common stock, for a period of 180 days after the completion of the offering. The representative may, in its sole discretion and at any time or from time to time before the termination of the lock-up period, without notice, release all or any portion of the securities subject to lock-up agreements.

Electronic Offer, Sale and Distribution of Securities

A prospectus in electronic format may be made available on the websites maintained by the underwriters or selling group members, if any, participating in this offering and the underwriters may distribute prospectuses electronically. The underwriters may agree to allocate a number of common stock to selling group members for sale to their online brokerage account holders. The common stock to be sold pursuant to Internet distributions will be allocated on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or the underwriters, and should not be relied upon by investors.

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Price Stabilization, Short Positions and Penalty Bids

In connection with this offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock. Specifically, the underwriters may sell more shares than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of shares available for purchase by the underwriters under option to purchase additional shares. The underwriters can close out a covered short sale by exercising the option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out a covered short sale, the underwriters will consider, among other things, the open market price of shares compared to the price available under the option to purchase additional shares. The underwriters may also sell shares in excess of the option to purchase additional shares, creating a naked short position. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter or dealer repays selling concessions allowed to it for distributing our common stock in this offering because the underwriter repurchases those shares in stabilizing or short covering transactions.

The underwriters may bid for, and purchase, our common stock in market making transactions, including “passive” market making transactions as described below.

These activities may stabilize or maintain the market price of our common stock at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriters are not required to engage in these activities, and may discontinue any of these activities at any time without notice. These transactions may be effected on the NASDAQ Capital Market, in the over-the-counter market, or otherwise.

Passive Market Making

In connection with this offering, the underwriters may engage in passive market making transactions in our common stock on the NASDAQ Capital Market in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the shares and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, then that bid must then be lowered when specified purchase limits are exceeded.

Offer restrictions outside the United States

Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons who come into possession of this prospectus are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia. This document has not been lodged with the Australian Securities & Investments Commission and is only directed to certain categories of exempt persons. Accordingly, if you receive this document in Australia:

(a) you confirm and warrant that you are either:

(i) “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act 2001 (Cth) of Australia, or the Corporations Act;

(ii) “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to the company which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

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(iii) person associated with the company under section 708(12) of the Corporations Act; or

(iv) “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act;

and to the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act, any offer made to you under this document is void and incapable of acceptance; and

(b) you warrant and agree that you will not offer any of the Common stock issued to you pursuant to this document for resale in Australia within 12 months of those Common stock being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

Canada. The Common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted customers, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Cayman Islands. This prospectus does not constitute an invitation or offer to the public in the Cayman Islands of the Common stock, whether by way of sale or subscription. The underwriters have not offered or sold, and will not offer or sell, directly or indirectly, any Common stock in the Cayman Islands.

European Economic Area. In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any shares which are the subject of the offering contemplated by this prospectus may not be made in that Relevant Member State unless the prospectus has been approved by the competent authority in such Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that an offer to the public in that Relevant Member State of any shares may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

●	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

●	to any legal entity which has two or more of (i) an average of at least 250 employees during the last financial year; (ii) a total balance sheet of more than €43,000,000 and (iii) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

●	by the underwriters to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than “qualified investors” as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives for any such offer; or

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●	in any other circumstances falling within Article 3(2) of the Prospectus Directive; provided that no such offer of shares shall result in a requirement for the publication by us or any representative of a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

Any person making or intending to make any offer of shares within the EEA should only do so in circumstances in which no obligation arises for us or the underwriters to produce a prospectus for such offer. Neither we nor the underwriters has authorized, nor do they authorize, the making of any offer of shares through any financial intermediary, other than offers made by the underwriters which constitute the final offering of shares contemplated in this prospectus.

For the purposes of this provision, and your representation below, the expression an “offer to the public” in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase any shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Each person in a Relevant Member State who receives any communication in respect of, or who acquires any shares under, the offer of shares contemplated by this prospectus will be deemed to have represented, warranted and agreed to and with us and the underwriters that:

●	it is a “qualified investor” within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive; and

●	in the case of any shares acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, (i) the shares acquired by it in the offering have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than “qualified investors” (as defined in the Prospectus Directive), or in circumstances in which the prior consent of the representatives has been given to the offer or resale; or (ii) where shares have been acquired by it on behalf of persons in any Relevant Member State other than qualified investors, the offer of those shares to it is not treated under the Prospectus Directive as having been made to such persons.

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Order, and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.

Hong Kong. The Common stock may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Common stock may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder.

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Malaysia. The shares have not been and may not be approved by the securities commission Malaysia, or SC, and this document has not been and will not be registered as a prospectus with the SC under the Malaysian capital markets and services act of 2007, or CMSA. Accordingly, no securities or offer for subscription or purchase of securities or invitation to subscribe for or purchase securities are being made to any person in or from within Malaysia under this document except to persons falling within any of paragraphs 2(g)(i) to (xi) of schedule 5 of the CMSA and distributed only by a holder of a capital markets services license who carries on the business of dealing in securities and subject to the issuer having lodged this prospectus with the SC within seven days from the date of the distribution of this prospectus in Malaysia. The distribution in Malaysia of this document is subject to Malaysian laws. Save as aforementioned, no action has been taken in Malaysia under its securities laws in respect of this document. This document does not constitute and may not be used for the purpose of a public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any securities requiring the approval of the SC or the registration of a prospectus with the SC under the CMSA.

Japan. The Common stock have not been and will not be registered under the Financial Instruments and Exchange Law of Japan, and Common stock will not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to any exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

People’s Republic of China. This prospectus has not been and will not be circulated or distributed in the PRC, and Common stock may not be offered or sold, and will not be offered or sold to any person for re-offering or resale, directly or indirectly, to any resident of the PRC except pursuant to applicable laws and regulations of the PRC.

Singapore. This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of our Common stock may not be circulated or distributed, nor may our Common stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or SFA, (ii) to a relevant person or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where our Common stock are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor as defined in Section 4A of the SFA) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor; shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Common stock under Section 275 of the SFA, except: (1) to an institutional investor (for corporations under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is or will be given for the transfer; or (3) where the transfer is by operation of law.

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Taiwan The Common stock have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that require a registration, filing, or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the Common stock in Taiwan.

United Kingdom. An offer of the Common stock may not be made to the public in the United Kingdom within the meaning of Section 102B of the Financial Services and Markets Act 2000, as amended, or the FSMA, except to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities or otherwise in circumstances that do not require the publication by the company of a prospectus pursuant to the Prospectus Rules of the Financial Services Authority, or the FSA.

An invitation or inducement to engage in investment activity (within the meaning of Section 21 of FSMA) may only be communicated to persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or in circumstances in which Section 21 of FSMA does not apply to the company.

All applicable provisions of the FSMA with respect to anything done by the underwriters in relation to the shares must be complied with in, from or otherwise involving the United Kingdom.

LEGAL MATTERS

 Kaufman & Canoles, P.C., Richmond, Virginia, as our counsel, will pass upon the validity of the issuance of the shares of our common stock being offered by this prospectus. VCL Law LLP, is acting as counsel for the underwriter with respect to certain legal matters as to United States federal securities and New York State law. Certain legal matters as to PRC law will be passed upon for us by Grandall Law Firm and for the underwriters by Jincheng Tongda & Neal Law Firm. Certain legal matters as to Hong Kong law will be passed upon for us by Angela Ho & Associates, our counsel as to Hong Kong law. Kaufman & Canoles, P.C. may rely upon Grandall Law Firm with respect to matters governed by PRC law and Angela Ho & Associates with respect to matters governed by Hong Kong law.

EXPERTS

The consolidated balance sheets of Fortune Valley Treasures, Inc. as of December 31, 2022 and 2021 and the related consolidated statements of operations and comprehensive income (loss), stockholders’ equity and cash flows for the years then ended appearing in this registration statement of which this prospectus forms a part have been so included in reliance on the report of MaloneBailey, LLP, an independent registered public accounting firm, appearing elsewhere in this prospectus, given the authority of such firm as experts in accounting and auditing.

ENFORCEABILITY OF CIVIL LIABILITIES

We are organized under the laws of the state of Nevada. Substantially all of our assets are located outside the United States. In addition, most of our directors and officers are nationals or residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce judgments obtained in U.S. courts against us or them, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors.

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We have appointed Nevada Agency and Transfer Company as our agent to receive service of process in any action against us in any U.S. federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering. The address of our agent is 50 West Liberty Street, Suite 880, Reno, NV 89501.

Grandall Law Firm, our counsel as to Chinese law, have advised us that there is uncertainty as to whether Chinese courts would (1) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (2) entertain original actions brought in China against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States. Furthermore, Grandall Law Firm have advised us that, as of the date of this prospectus, no treaty or other form of reciprocity exists between the United States and China governing the recognition and enforcement of judgments.

Grandall Law Firm has advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedure Law. Chinese courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedure Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. Grandall Law Firm has advised us further that under Chinese law, courts in China will not recognize or enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of Chinese law or national sovereignty, security or social public interest. As there exists no treaty or other form of reciprocity between China and the United States governing the recognition and enforcement of judgments as of the date of this prospectus, including those predicated upon the liability provisions of the United States federal securities laws, there is uncertainty whether and on what basis a Chinese court would enforce judgments rendered by United States courts.

Angela Ho & Associates, our counsel as to Hong Kong law, has further advised us that foreign judgments of United States courts will not be directly enforced in Hong Kong as there are currently no treaties or other arrangements providing for reciprocal enforcement of foreign judgments between Hong Kong and the United States. However, the common law permits an action to be brought upon a foreign judgment. That is to say, a foreign judgment itself may form the basis of a cause of action since the judgment may be regarded as creating a debt between the parties to it. In a common law action for enforcement of a foreign judgment in Hong Kong, the enforcement is subject to various conditions, including but not limited to, the judgment is for a definite sum of money in a civil matter and not in respect of taxes, fines, penalties, or similar charges, the judgment is a final and conclusive and has not been stayed or satisfied in full, the judgment is from a competent court, the judgment was not obtained by fraud, misrepresentation or mistake nor obtained in proceedings which contravenes the rules of natural justice and the enforcement of the judgment is not contrary to public policy in Hong Kong, Hong Kong courts may accept such judgment obtained from a United States court as a debt due under the rules of common law. However, a separate legal action for debt must be commenced in Hong Kong in order to recover such debt from the judgment debtor.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 (including the exhibits, schedules and amendments to the registration statement) under the Securities Act with respect to the shares of our common stock offered by this prospectus. This prospectus does not contain all the information set forth in the registration statement. For further information with respect to us and the shares of our common stock to be sold in this offering, we refer you to the registration statement. Statements contained in this prospectus as to the contents of any contract, agreement or other documents to which we make reference are not necessarily complete. In each instance, we refer you to the copy of such contract, agreement or other document filed as an exhibit to the registration statement.

We file annual, quarterly and current reports, and other information with the SEC. Our filings with the SEC are available to the public on the SEC’s website at http://www.sec.gov. The information we file with the SEC or contained on or accessible through our corporate web site or any other web site that we may maintain is not part of this prospectus or the registration statement of which this prospectus is a part. You may read and copy this information at the Public Reference Room of the SEC located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The SEC maintains an internet site that contains periodic and current reports, information statements and other information regarding issuers that file electronically with the SEC. The address of the SEC’s website is http://www.sec.gov.

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INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Contents	Page

Report of Independent Registered Public Accounting Firm (PCAOB ID 206)	F-2

Consolidated Balance Sheets as of December 31, 2022 and 2021	F-3

Consolidated Statements of Operations and Comprehensive Income (Loss) for the Years Ended December 31, 2022 and 2021	F-4

Consolidated Statements of Stockholders’ Equity for the Years Ended December 31, 2022 and 2021	F-5

Consolidated Statements of Cash Flows for the Years Ended December 31, 2022 and 2021	F-6

Notes to Consolidated Financial Statements for the Years Ended December 31, 2022 and 2021	F-7 to F-19

Condensed Consolidated Balance Sheets as of September 30, 2023 (Unaudited) and December 31, 2022	F-20

Condensed Consolidated Statements of Operations and Comprehensive Income (Loss) for the Three and Nine Months Ended September 30, 2023 and 2022 (Unaudited)	F-21

Condensed Consolidated Statements of Changes in Stockholders’ Equity for the Three and Nine Months Ended September 30, 2023 and 2022 (Unaudited)	F-22

Condensed Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 2023 and 2022 (Unaudited)	F-23

Notes to Condensed Consolidated Financial Statements for the Three and Nine Months Ended September 30, 2023 and 2022 (Unaudited)	F-24 to F-33

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

Fortune Valley Treasures, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Fortune Valley Treasures, Inc. and its subsidiaries (the “Company”) as of December 31, 2022 and 2021, and the related consolidated statements of operations and comprehensive income (loss), stockholders’ equity, and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current period audit of the financial statements that was communicated or required to be communicated to the audit committee and that: (1) relates to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matter does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing a separate opinion on the critical audit matter or on the accounts or disclosures to which it relates.

Impairment of Intangible Asset and Goodwill

Description of the Matter

As discussed in Note 2 to the consolidated financial statements, the Company reviews its long-lived assets for impairment and performs a goodwill impairment assessment on an annual basis or more frequently whenever events or changes in circumstances indicate that an impairment may exist. The Company had a goodwill balance of $1.4 million and an intangible asset balance, in the form of distribution channel, of $2.3 million as of December 31, 2021 related to the acquisition of 90% equity interest of Dongguan Xixingdao Technology Co., Ltd. (“Xixingdao”) in 2020. During the year ended December 31, 2022, the Company recognized a non-cash impairment loss of $1.0 million on distribution channel and a non-cash impairment loss of $0.9 million on goodwill.

The evaluation of the intangible asset and goodwill involves the comparison of the fair values of the distribution channel and the reporting unit, respectively, to their carrying values. The fair values were calculated based upon valuation techniques under income approach with the assistance of a specialist engaged by the Company, which required management to make significant estimates and assumptions related to forecasted revenues and cash flows, and the discount rates.

We identified the evaluation of the intangible asset and goodwill impairment analysis as a critical audit matter. A high degree of subjective auditor judgment was required in performing procedures and evaluating audit evidence relating to the valuation techniques and significant assumptions used by management in determining the fair values.

How We Addressed the Matter in Our Audit

Our audit procedures related to the intangible asset and goodwill impairment analysis included the following, among others: 1) We obtained an understanding of the work of the Company’s specialist and the management’s controls over the intangible asset and goodwill impairment assessment process; 2) We compared management’s forecasted revenues and cash flows to the actual results; 3) We tested the completeness, accuracy and relevance of the underlying data used in the valuation models; 4) With the assistance of valuation professionals with specialized skills and knowledge, we evaluated the appropriateness of the valuation methods, the reasonableness of significant inputs and assumptions used; and 5) We evaluated the adequacy of the Company’s disclosures related to the intangible asset and goodwill impairment.

/s/ MaloneBailey, LLP

www.malonebailey.com

We have served as the Company’s auditor since 2021.

Shenzhen, China

March 31, 2023

F-2

Fortune Valley Treasures, Inc.

Consolidated Balance Sheets

As of December 31, 2022 and 2021

	2022	2021
Assets
Current assets
Cash and cash equivalents	$165,685	$123,163
Accounts receivable (including $146,087 and $57,609 from related parties as of December 31, 2022 and 2021, respectively)	4,797,564	2,662,168
Inventories	148,925	81,073
Prepayments and other current assets, net (including $1,102,861 and $1,813,904 to related parties as of December 31, 2022 and 2021, respectively)	1,758,917	2,176,713
Due from related party	-	26,364
Total current assets	6,871,091	5,069,481

Non-current assets
Deposits paid, net (including $758,445 and $1,596,075 to related parties as of December 31, 2022 and 2021, respectively)	1,121,302	2,306,160
Property and equipment, net	97,890	140,394
Operating lease right-of-use assets	297,232	385,896
Operating lease right-of-use assets, related parties	75,300	98,626
Intangible assets, net	370,926	2,281,790
Goodwill	454,201	1,406,289
Total Assets	$9,287,942	$11,688,636

Liabilities and Stockholders’ Equity
Current liabilities
Operating lease obligations - current	$110,201	$133,586
Operating lease obligations, related parties - current	16,629	22,666
Accounts payable (including $80,426 and $17,789 to related parties as of December 31, 2022 and 2021, respectively)	688,822	239,492
Accrued liabilities	502,389	128,343
Bank and other borrowings - current	422,653	101,207
Income tax payable	38,879	25,726
Customer advances	139,334	382,518
Due to related parties	565,675	683,981
Total current liabilities	2,484,582	1,717,519

Non-current liabilities
Operating lease obligations – non-current	189,957	240,611
Operating lease obligations, related parties – non-current	55,056	77,934
Bank and other borrowings	58,438	188,218
Total Liabilities	2,788,033	2,224,282

Stockholders’ Equity
Common stock (150,000,000 shares authorized, 15,655,038 shares issued and outstanding as of December 31, 2022 and 2021)	15,655	15,655
Additional paid-in capital	11,061,233	11,061,233
Accumulated deficit and statutory reserves	(4,504,404)	(2,561,681)
Accumulated other comprehensive income (loss)	(180,826)	544,305
Total Fortune Valley Treasures, Inc. stockholders’ equity	6,391,658	9,059,512
Noncontrolling interests	108,251	404,842
Total Stockholders’ Equity	6,499,909	9,464,354

Total Liabilities and Stockholders’ Equity	$9,287,942	$11,688,636

See accompanying notes to the consolidated financial statements

F-3

Fortune Valley Treasures, Inc.

Consolidated Statements of Operations and Comprehensive Income (Loss)

For the Years ended December 31, 2022 and 2021

	2022	2021

Net revenues (including $238,824 and $684,862 from related parties for the years ended December 31, 2022 and 2021, respectively)	$9,234,079	$8,021,823
Cost of revenues (including $1,302,498 and $707,322 from related parties for the years ended December 31, 2022 and 2021, respectively)	4,593,405	3,659,805
Gross profit	4,640,674	4,362,018

Operating expenses:
Selling and distribution expenses	61,047	89,416
General and administrative expenses	4,685,932	2,095,488
Impairment loss on intangible asset	979,428	-
Impairment loss on goodwill	863,833	-

Operating income (loss)	(1,949,566)	2,177,114

Other income (expense):
Other income	10,551	52,025
Interest income	260	983
Interest expense	(31,444)	(17,816)
Other income (expense), net	(20,633)	35,192

Income (loss) before income tax	(1,970,199)	2,212,306

Income tax expense	186,480	248,837

Net income (loss)	$(2,156,679)	$1,963,469
Less: Net income (loss) attributable to noncontrolling interests	(213,956)	183,733
Net income (loss) attributable to Fortune Valley Treasures, Inc.	(1,942,723)	1,779,736

Other comprehensive income (loss):
Foreign currency translation gain (loss)	(807,766)	269,234

Total comprehensive income (loss)	(2,964,445)	2,232,703
Less: comprehensive income (loss) attributable to noncontrolling interests	(296,591)	208,927
Comprehensive income (loss) attributable to Fortune Valley Treasures, Inc.	$(2,667,854)	$2,023,776

Earnings (loss) per share
Basic and diluted earnings (loss) per share*	$(0.12)	$0.11
Basic and diluted weighted average shares outstanding*	15,655,038	15,655,038

*	Given effect of the Reverse Stock Split, see Note 11

See accompanying notes to the consolidated financial statements

F-4

Fortune Valley Treasures, Inc.

Consolidated Statements of Stockholders’ Equity

For the Years ended December 31, 2022 and 2021

	No. of	Common	Additional Paid-in	Accumulated Deficit and Statutory	Accumulated Other Comprehensive	Non controlling	Total Stockholders’
	Shares*	Stock*	Capital*	Reserves	Income (Loss)	Interests	Equity
Balance as of December 31, 2020*	15,655,038	$15,655	$11,061,233	$(4,341,417)	$300,265	$195,915	$7,231,651
Foreign currency translation adjustment	-	-	-	-	244,040	25,194	269,234
Net income	-	-	-	1,779,736	-	183,733	1,963,469
Balance as of December 31, 2021	15,655,038	$15,655	$11,061,233	$(2,561,681)	$544,305	$404,842	$9,464,354
Foreign currency translation adjustment	-	-	-	-	(725,131)	(82,635)	(807,766)
Net loss	-	-	-	(1,942,723)	-	(213,956)	(2,156,679)
Balance as of December 31, 2022	15,655,038	$15,655	$11,061,233	$(4,504,404)	$(180,826)	$108,251	$6,499,909

*	Given effect of the Reverse Stock Split, see Note 11

See accompanying notes to the consolidated financial statements

F-5

Fortune Valley Treasures, Inc.

Consolidated Statements of Cash Flows

For the Years ended December 31, 2022 and 2021

	2022	2021
Cash flows from operating activities
Net income (loss)	$(2,156,679)	$1,963,469
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization expense	852,883	869,407
Non-cash lease expense	172,314	117,824
Allowance for doubtful accounts	2,564,686	-
Impairment loss on intangible asset	979,428	-
Impairment loss on goodwill	863,833	-
Changes in operating assets and liabilities
Accounts receivable	(2,417,438)	(124,843)
Inventories	(76,524)	66,424
Prepayments and other current assets, net	(1,033,644)	(1,755,603)
Due from related parties	24,958	356,225
Deposits paid, net	(251,545)	(1,591,577)
Accounts payable	482,213	(18,632)
Due to related parties	(162,018)	118,009
Customer advances	(218,717)	(210,259)
Accrued liabilities	531,332	189,812
Income tax payable	15,660	(300,140)
Operating lease obligations	(163,815)	(137,258)
Cash provided by (used in) operating activities	6,927	(457,142)

Cash flows from investing activities
Acquisition of intangible asset	(7,511)	(28,008)
Repayment of advance to related parties	-	614,275
Purchase of property and equipment	(2,599)	(117,077)
Net cash provided by (used in) investing activities	(10,110)	469,190

Cash flows from financing activities
Borrowings from related parties	-	464,958
Borrowings from a revolving credit line	148,606	-
Borrowings from bank loans	135,499	77,609
Borrowings from a third party	80,338	-
Repayments to related parties	(154,510)	(684,784)
Repayments to bank loans	(61,184)	-
Repayments to a third party	(82,629)	(49,817)
Net cash provided by (used in) financing activities	66,120	(192,034)

Effect of exchange rate changes on cash and cash equivalents	(20,415)	53,312
Net changes in cash and cash equivalents	42,522	(126,674)
Cash and cash equivalents–beginning of the year	123,163	249,837

Cash and cash equivalents–end of the year	$165,685	$123,163

Supplementary cash flow information:
Interest paid	$31,444	$17,816
Income taxes paid	$166,516	$444,376

Non-cash investing and financing activities
Expenses paid by related parties on behalf of the Company	$135,774	$344,218
Remeasurement of the operating lease obligation and right-of-use asset due to lease modification	$-	$41,010
Operating lease right-of-use assets obtained in exchange for operating lease obligations	$94,285	$319,092

See accompanying notes to the consolidated financial statements

F-6

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Fortune Valley Treasures, Inc. (formerly Crypto-Services, Inc.) (“FVTI” or the “Company”) was incorporated in the State of Nevada on March 21, 2014. The Company’s primary business operations of wholesale distribution and retail sales of alcoholic beverages of wine and distilled liquors, and drinking water distribution and delivery are conducted through its subsidiaries in the People’s Republic of China (“PRC”).

On April 11, 2018, the Company entered into a share exchange agreement by and among DaXingHuaShang Investment Group Limited (“DIGLS”) and its shareholders: 1.) Yumin Lin, 2.) Gaosheng Group Co., Ltd. and 3.) China Kaipeng Group Co., Ltd. whereby the Company newly issued 15,000,000 shares (given effect of the Reverse Stock Split, see Note 11) of its common stock in exchange for all the outstanding shares in DIGLS. This transaction has been accounted for as a reverse takeover transaction and a recapitalization of the Company whereby the Company, the legal acquirer, is the accounting acquiree, and DIGLS, the legal acquiree, is the accounting acquirer; accordingly, the Company’s historical statement of stockholders’ equity has been retroactively restated to the first period presented.

On March 1, 2019, the Company entered into a sale and purchase agreement (the “SP Agreement”) to acquire 100% of the shares of Jiujiu Group Stock Co., Ltd. (“JJGS”), a company incorporated under the laws of the Republic of Seychelles. The transaction closed on March 1, 2019. Pursuant to the SP Agreement, the Company issued 5 shares (given effect of the Reverse Stock Split, see Note 11) of its common stock to JJGS to acquire 100% of the shares of JJGS for a cost of $150. After the closing, JJGS became the Company’s wholly owned subsidiary. JJGS owns all of the equity interest of Jiujiu (HK) Industry Limited (“JJHK”) and Jiujiu (Shenzhen) Industry Co., Ltd. (“JJSZ”). JJGS, JJHK and JJSZ did not have any material assets or liabilities as of December 31, 2019, and they did not have any substantial operations or active business during the year ended December 31, 2019.

On June 22, 2020, the Company entered into a sale and purchase agreement along with Qianhai DaXingHuaShang Investment (Shenzhen) Co., Ltd., a company incorporated in China and a wholly-owned subsidiary of FVTI (“QHDX”), to acquire 90% of the shares of Dongguan Xixingdao Technology Co., Ltd. (“Xixingdao”), a company incorporated in the PRC, from certain shareholders of Xixingdao in exchange for 243,134 shares (given effect of the Reserve Stock Split, see Note 11) of the Company’s common stock. The Company obtained the control of Xixingdao on August 31, 2020, the shares were issued on December 28, 2020. Xixingdao became the Company’s subsidiary since August 31, 2020.

On January 6, 2021, FVTI, JJGS, Valley Holding Limited (“Valley Holdings”) and Angel International Investment Holdings Limited (the “Valley Holdings Seller”) signed a termination agreement, pursuant to which the parties mutually agreed to terminate the original equity interest transfer agreement signed on March 16, 2020. On the same date, FVTI, DILHK, Valley Holdings and the Valley Holdings Seller entered into a new equity interest transfer agreement, pursuant to which DILHK agreed to purchase 70% of Valley Holdings’ equity interest from the Valley Holdings seller (the “Valley Holdings Agreement”). On July 8, 2022, FVTI, DILHK, Valley Holdings and the Valley Holdings Seller signed a termination agreement, pursuant to which the parties mutually agreed to terminate the Valley Holdings Agreement signed on March 16, 2020. The Valley Holdings Agreement was terminated effective July 8, 2022 and the parties have no further rights or obligations under the Valley Holdings Agreement. The parties further agreed to waive their rights to any claims that may arise under the Valley Holdings Agreement. As of the date of the termination agreement, no equity interest of Valley Holdings had been transferred to FVTI, DILHK or Valley Holdings.

On February 28, 2021, FVTI, QHDX and the original shareholders of Foshan BaiTaFeng Beverage Development Co., Ltd. (“BTF”) signed a termination agreement, pursuant to which the parties mutually agreed to terminate the original equity interest transfer agreement signed on December 31, 2019 (“BTF Agreement”). The BTF Agreement was terminated effective February 28, 2021 and the parties have no further rights or obligations under the BTF Agreement. The parties further agreed to waive their rights to any claims that may arise under the BTF Agreement. As of the date of the termination agreement, no equity interest of BTF had been transferred to QHDX.

F-7

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

These consolidated financial statements, accompanying notes, and related disclosures have been prepared pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”). These financial statements have been prepared using the accrual basis of accounting in accordance with the generally accepted accounting principles in the United States (“U.S. GAAP”). The Company’s fiscal year end is December 31. The Company’s financial statements are presented in U.S. dollars.

Basis of consolidation

The consolidated financial statements include the accounts of the Company and its subsidiaries. All intercompany accounts and transactions have been eliminated. The results of subsidiaries acquired during the respective periods are included in the consolidated statements of operations from the effective date of acquisition or up to the effective date of disposal, as appropriate. The portion of the income or loss applicable to noncontrolling interests in subsidiaries is reflected in the consolidated statements of operations.

As of December 31, 2022, details of the Company’s major subsidiaries were as follows:

Entity Name	Date of Incorporation	Parent Entity	Nature of Operation	Place of Incorporation
DIGLS	July 4, 2016	FVTI	Investment holding	Republic of Seychelles
DILHK	June 22, 2016	DIGLS	Investment holding	Hong Kong, PRC
QHDX	November 3, 2016	DILHK	Investment holding	PRC
FVTL	May 31, 2011	QHDX	Trading of food and platform	PRC
JJGS	August 17, 2017	FVTI	Investment holding	Republic of Seychelles
JJHK	August 24, 2017	JJGS	Investment holding	Hong Kong, PRC
JJSZ	November 16, 2018	JJHK	Trading of food	PRC
Xixingdao	August 28, 2019	QHDX	Drinking water distribution and delivery	PRC
Dongguan City Fu La Tu Trade Ltd (“FLTT”)	September 27, 2020	FVTL	Trading of alcoholic beverages	PRC
Dongguan City Fu Xin Gu Trade Ltd (“FXGT”)	December 2, 2020	FVTL	Trading of alcoholic beverages	PRC
Dongguan City Fu Xin Technology Ltd (“FXTL”)	November 12, 2020	Xixingdao	Drinking water distribution and delivery	PRC
Dongguan City Fu Guan Healthy Industry Technology Ltd (“FGHL”)	December 21, 2020	Xixingdao	Drinking water distribution and delivery	PRC
Dongguan City Fu Jing Technology Ltd (“FJTL”)	November 17, 2020	Xixingdao	Drinking water distribution and delivery	PRC
Dongguan City Fu Xiang Technology Ltd (“FGTL”)	November 16, 2020	Xixingdao	Drinking water distribution and delivery	PRC
Dongguan City Fu Ji Food & Beverage Ltd (“FJFL”)	November 9, 2020	Xixingdao	Drinking water distribution and delivery	PRC
Dongguan City Fu Lai Food Ltd (“FLFL”)	September 27, 2020	Xixingdao	Drinking water distribution and delivery	PRC
Dongguan City Fu Yi Beverage Ltd (“FYBL”)	November 12, 2020	Xixingdao	Drinking water distribution and delivery	PRC
Dongguan City Fu Xi Drinking Water Company Ltd (“FXWL”)	March 17, 2021	Xixingdao	Drinking water distribution and delivery, sales of alcoholic beverages and water purifier	PRC
Dongguan City Fu Jia Drinking Water Company Ltd (“FJWL”)	March 29, 2021	Xixingdao	Drinking water distribution and delivery, sales of water purifier	PRC
Dongguan City Fu Sheng Drinking Water Company Ltd (“FSWL”)	March 29, 2021	Xixingdao	Drinking water distribution and delivery, sales of water purifier	PRC
Shenzhen Fu Jin Trading Technology Company Ltd (“FJSTL”)	June 7, 2021	Xixingdao	Drinking water distribution and delivery, sales of water purifier	PRC
Dongguan City Fu Li Trading Ltd (“FLTL”)	September 10, 2021	Xixingdao	Drinking water distribution and delivery, sales of water purifier	PRC
Dongguan City Fu Gu Supply Chain Group Ltd (“FGGC”)	September 13, 2021	QHDX	Sales of alcoholic beverages	PRC
Dongguan City Fu Zhi Gu Trading Ltd (“FZGTL”)	September 9, 2022	FVTL	Trading of alcoholic beverages	PRC
Dongguan City Chang Fu Trading Ltd (“CFTL”)	September 9, 2022	FVTL	Trading of alcoholic beverages	PRC
Dongguan City La Tong Trading Ltd (“LTTL”)	August 8, 2022	FVTL	Trading of alcoholic beverages	PRC
Dongguan City Kai Fu Trading Ltd (“KFTL”)	September 8, 2022	FVTL	Trading of alcoholic beverages	PRC

F-8

Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Significant accounting estimates include certain assumptions related to going concern, allowance of doubtful accounts, allowance of deferred tax asset and uncertain tax position, implicit interest rate of operating leases, useful lives and impairment of long-lived assets, and impairment of goodwill. Actual results may differ from these estimates.

Reclassification

Certain prior year amounts have been reclassified to conform to the current period presentation. These reclassifications had no impact on net earnings and financial position.

Foreign currency translation and re-measurement

The Company translates its foreign operations to the U.S. dollar in accordance with ASC 830, “Foreign Currency Matters”.

The reporting currency for the Company and its subsidiaries is the U.S. dollar. The Company, DIGLS, DILHK, JJGS and JJHK’s functional currency is the U.S. dollar; QHDX, JJSZ and their subsidiaries which are incorporated in PRC use the Chinese Renminbi (“RMB”) as their functional currency.

The Company’s subsidiaries, whose records are not maintained in that company’s functional currency, re-measure their records into their functional currency as follows:

●	Monetary assets and liabilities at exchange rates in effect at the end of each period
●	Nonmonetary assets and liabilities at historical rates
●	Revenue and expense items at the average rate of exchange prevailing during the period

Gains and losses from these re-measurements were not significant and have been included in the Company’s results of operations.

The Company’s subsidiaries, whose functional currency is not the U.S. dollar, translate their records into the U.S. dollar as follows:

●	Assets and liabilities at the rate of exchange in effect at the balance sheet date
●	Equities at the historical rate
●	Revenue and expense items at the average rate of exchange prevailing during the period

Translation of amounts from the local currencies of the Company into US$ has been made at the following exchange rates for the respective periods:

	As of and for the year ended December 31,
	2022	2021
Period-end RMB:US$1 exchange rate	0.14474	0.15735
Period-average RMB:US$1 exchange rate	0.14896	0.15499

F-9

The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into U.S. dollars at the rates used in translation.

Cash and cash equivalents

Cash and cash equivalents consist of cash on hand, demand deposits placed with banks or other financial institutions and have original maturities of less than three months. The Company’s primary bank deposits are located in the PRC.

Accounts receivable and allowance for doubtful accounts

Accounts receivable are stated at the customer obligations due under normal trade terms net of allowance for doubtful accounts.

The Company maintains an allowance for doubtful accounts which reflects its best estimate of amounts that potentially will not be collected. The Company determines the allowance for doubtful accounts taking into consideration various factors including but not limited to historical collection experience and credit-worthiness of the customers as well as the age of the individual receivables balance. Additionally, the Company makes specific bad debt provisions based on any specific knowledge the Company has acquired that might indicate that an account is uncollectible. The facts and circumstances of each account may require the Company to use substantial judgment in assessing its collectability.

As of December 31, 2022 and 2021, the Company has no allowance for doubtful accounts. There are no activities in the allowance for doubtful accounts for the year ended December 31, 2022 and 2021.

Inventories

Inventories consisting of finished goods are stated at the lower of cost or market value. The Company used the weighted average cost method of accounting for inventory. Inventories on hand are evaluated on an on-going basis to determine if any items are obsolete, spoiled, or in excess of future demand. The Company provides impairment that is charged directly to cost of revenues when it has been determined the product is obsolete, spoiled, and the Company will not be able to sell it at a normal profit above its carrying cost. The Company’s primary products are alcoholic beverages and water. The selling price of alcoholic beverages tends to increase over time, however, there are circumstances where alcoholic beverages may be subject to spoilage if stored for prolong periods of time.

Property and equipment, net

Property and equipment is carried at cost less accumulated depreciation. Depreciation is provided over their estimated useful lives, using the straight-line method. Estimated useful lives of the property and equipment are as follows:

Categories	Estimated useful life
Office equipment	3-20 years
Leasehold improvements	3 years

The cost of maintenance and repairs is charged to expenses as incurred, whereas significant renewals and betterments are capitalized.

Intangible assets, net

Intangible assets with definite lives are stated at cost less accumulated amortization and impairment, and consist mainly of distribution channel that was acquired in the acquisition of Xixingdao.

Amortization is calculated on the straight-line basis over the following estimated useful lives:

Categories	Estimated useful life
Distribution channel	4 years
Others	5 years

Operating leases

The Company recognizes its leases in accordance with ASC 842 - Leases. Under ASC 842, operating lease right-of-use (“ROU”) assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. ROU assets represent our right to use an underlying asset for the lease term and lease liabilities represent our obligation to make lease payments arising from the lease. The initial lease liability is equal to the future fixed minimum lease payments discounted using the Company’s incremental borrowing rate, on a secured basis. The lease term includes option renewal periods and early termination payments when it is reasonably certain that the Company will exercise those rights. The initial measurement of the ROU asset is equal to the initial lease liability plus any initial direct costs and prepayments, less any lease incentives. The Company elected the short-term lease exemption for contracts with lease terms of 12 months or less. The Company accounts for the lease and non-lease components of its leases as a single lease component. Lease expense is recognized on a straight-line basis over the lease term.

Impairment of long-lived assets other than goodwill

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. Impairment may be the result of becoming obsolete from a change in the industry or new technologies. Impairment is present if the carrying amount of an asset is less than its undiscounted cash flows to be generated.

F-10

If an asset is considered impaired, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the asset. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

The Company did not recognize any impairment of long-lived assets during the year ended December 31, 2021. During the year ended December 31, 2022, the Company recognized an impairment loss on an intangible asset, distribution channel, in the amount of $979,428 related to Xixingdao in view of its inability to generate sufficient operating cash flows as expected. The Company used the income approach with the multi-period excess earnings valuation method with the assistance of a third-party valuation appraiser to estimate fair value, which requires management to make significant estimates and assumptions related to forecasted revenues and cash flows and the discount rate.

Goodwill

Goodwill represents the excess of the purchase price over the fair value of the net identifiable assets acquired in a business combination. In accordance with FASB ASC Topic 350, “Intangibles-Goodwill and Others”, goodwill is subject to at least an annual assessment for impairment or more frequently if events or changes in circumstances indicate that an impairment may exist, applying a fair-value based test. Fair value is generally determined using a discounted cash flow analysis. The Company would recognize an impairment charge for the amount by which the carrying amount of a reporting unit exceeds its fair value up to the amount of goodwill allocated to that reporting unit.

During the year ended December 31, 2022, the Company directly performed a quantitative assessment for goodwill impairment by comparing the fair value of Xixingdao to its carrying value, taking into account of the impairment of intangible asset as a triggering event. The Company used the income approach with the discounted cash flow valuation method with the assistance of a third-party valuation appraiser to estimate fair value, which requires management to make significant estimates and assumptions related to forecasted revenues and cash flows and the discount rate. As a result, the impairment loss on goodwill of $863,833 was recognized during the year ended December 31, 2022. As of December 31, 2022, the balance of goodwill is $454,201.

Revenue recognition

The Company follows the guidance of ASC 606, revenue from contracts with customers is recognized using the following five steps:

1.	Identify the contract(s) with a customer;
2.	Identify the performance obligations in the contract;
3.	Determine the transaction price;
4.	Allocate the transaction price to the performance obligations in the contract; and
5.	Recognize revenue when (or as) the entity satisfies a performance obligation.

Under Topic 606, revenues are recognized when the promised products have been confirmed of delivery or services have been transferred to the consumers in amounts that reflect the consideration the customer expects to be entitled to in exchange for those services. The Company presents value added taxes (“VAT”) as reductions of revenues. The Company recognizes revenues net of value added taxes (“VAT”) and relevant charges.

We generate revenue primarily from the sales of liquor, water, water purifier and other products directly to agents, wholesalers and end users, with majority of sales transactions were conducted offline. We recognize product revenue at a point in time when the control of the products has been transferred to customers. The transfer of control is considered complete when products have been picked up by or delivered to our customers. We account for shipping and handling fees as a fulfillment cost.

F-11

The following table provides information about disaggregated revenue based on revenue by product types:

	For the year ended December 31,
	2022	2021
Sales of liquor	$3,875,500	$3,098,070
Sales of water	3,743,146	3,653,171
Sales of water purifier	1,197,942	673,536
Others	417,491	597,046
Total	$9,234,079	$8,021,823

Contract liabilities

Contract liabilities consist mainly of customer advances. On certain occasions, the Company may receive prepayments from downstream retailers or wholesales customers for wines, water and other products prior to them taking possession of the Company’s products. The Company records these receipts as customer advances until the control of the products has been transferred the customers. As of December 31, 2022 and December 31, 2021, the Company had customer advances of $139,334 and $382,518, respectively. During the years ended December 31, 2022 and 2021, the Company recognized $332,806 and $580,151, respectively, of customer advances in the opening balance.

Sales and distribution expenses

Sales and distribution expenses amounted to $61,047 and $89,416 for the years ended December 31, 2022 and 2021, respectively. Selling and distribution costs are expensed as incurred and included in selling expenses.

General and administrative expenses

General and administrative expenses consist primarily of salary and welfare for general and administrative personnel, rental expenses, entertainment expenses, general office expenses and professional service fees.

Value-added taxes

Revenue is recognized net of value-added taxes (“VAT”). The VAT is based on gross sales price and VAT rates applicable to the Company is 13%. Entities that are VAT general taxpayers are allowed to offset qualified input VAT paid to suppliers against their output VAT liabilities. Net VAT balance between input VAT and output VAT is recorded as VAT payable if output VAT is larger than input VAT and is recorded as VAT recoverable if input VAT is larger than output VAT. For entities that are qualified for VAT small taxpayers, entities are allowed to enjoy preferential tax rate from 3% to 1% for the period from January 1, 2022 to March 31, 2022 and preferential tax rate from 3% to 0% for the period from April 1, 2022 to December 31, 2022. All of the VAT returns filed by the Company’s subsidiaries in the PRC, have been and remain subject to examination by the PRC tax authorities for five years from the date of filing. VAT payables are included in accrued liabilities.

Income taxes

The Company followed the liability method of accounting for income taxes in accordance with ASC 740, Income Taxes, or ASC 740. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the period in which the differences are expected to reverse. The Company recorded a valuation allowance to offset deferred tax assets if based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rate is recognized in tax expense in the period that includes the enactment date of the change in tax rate.

The Company accounted for uncertainties in income taxes in accordance with ASC 740. Interest and penalties related to unrecognizable tax benefit recognized in accordance with ASC 740 are classified in the consolidated statements of comprehensive income as income tax expense.

Statutory reserves

Statutory reserves are referring to the amount appropriated from the net income in accordance with laws or regulations, which can be used to recover losses and increase capital, as approved, and are to be used to expand production or operations. PRC laws prescribe that an enterprise operating at a profit must appropriate and reserve, on an annual basis, an amount equal to 10% of its profit. Such an appropriation is necessary until the reserve reaches a maximum that is equal to 50% of the enterprise’s PRC registered capital. The Company had $1,047,959 and $636,898 to statutory reserves as of December 31, 2022 and 2021, respectively, which were included in accumulated deficit and statutory reserves in the Company’s consolidated balance sheets.

Earnings (loss) per share

The Company computes earnings (loss) per share (“EPS”) in accordance with ASC Topic 260, “Earnings per share”. Basic EPS is measured as the income or loss available to common shareholders divided by the weighted average common shares outstanding for the period. Diluted EPS is similar to basic EPS but presents the dilutive effect on a per share basis of potential common shares (e.g., convertible securities, options, and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential common shares that have an anti-dilutive effect (i.e. those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS.

Financial instruments

The Company accounts for financial instruments in accordance to ASC Topic 820, “Fair Value Measurements and Disclosures,” which requires disclosure of the fair value of financial instruments held by the Company and ASC Topic 825, “Financial Instruments,” which defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The carrying amounts reported in the consolidated balance sheets for financial assets and liabilities, which primarily consist of cash and cash equivalents, accounts receivable, inventories, prepayments and other current assets, accounts payable, accrued liabilities, income tax payable, customer advances, are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

● Level 1 inputs to the valuation methodology are quoted prices for identical assets or liabilities in active markets.

● Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

● Level 3 inputs to the valuation methodology are unobservable and significant to the fair value measurement.

F-12

Commitments and contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

Comprehensive income (loss)

Comprehensive income (loss) is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, all items that are required to be recognized under current accounting standards as components of comprehensive income (loss) are required to be reported in a financial statement that is presented with the same prominence as other financial statements. The Company’s current component of other comprehensive income (loss) includes the foreign currency translation adjustment.

Segment reporting

The Company reports each material operating segment in accordance with ASC 280, “Segment Reporting”. Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. The Company’s chief operating decision maker is the chief executive officer. The Company has determined that it has only one operating segment.

Significant risk

Currency risk

A majority of the Company’s expense transactions are denominated in RMB and a significant portion of the Company and its subsidiaries’ assets and liabilities are denominated in RMB. RMB is not freely convertible into foreign currencies. In the PRC, certain foreign exchange transactions are required by law to be transacted only by authorized financial institutions at exchange rates set by the People’s Bank of China (“PBOC”). Remittances in currencies other than RMB by the Company in the PRC must be processed through the PBOC or other Company foreign exchange regulatory bodies which require certain supporting documentation in order to affect the remittance.

The Company maintains certain bank accounts in the PRC. On May 1, 2015, the PRC’s new Deposit Insurance Regulation came into effect, pursuant to which banking financial institutions, such as commercial banks, established in the PRC are required to purchase deposit insurance for deposits in RMB and in foreign currency placed with them. Such Deposit Insurance Regulation would not be effective in providing complete protection for the Company’s accounts, as its aggregate deposits are much higher than the compensation limit, which is RMB500,000 for one bank. However, the Company believes that the risk of failure of any of these Chinese banks is remote. Bank failure is uncommon in the PRC and the Company believes that those Chinese banks that hold the Company’s cash and cash equivalents are financially sound based on public available information.

Other than the deposit insurance mechanism in the PRC mentioned above, the Company’s bank accounts are not insured by Federal Deposit Insurance Corporation insurance or other insurance.

Concentration and credit risk

Financial instruments that potentially subject the Company to the concentration of credit risks consist of cash and short-term investments. The maximum exposures of such assets to credit risk are their carrying amounts as of the balance sheet dates. The Company deposits its cash and cash equivalents with financial institutions located in jurisdictions where the subsidiaries are located. The Company believes that no significant credit risk exists as these financial institutions have high credit quality.

The Company also exposures to credit risk associated with its trading and other activities is measured on an individual counterparty basis, as well as by group of counterparties that share similar attributes. Concentrations of credit risk can be affected by changes in political, industry, or economic factors. To reduce the potential for risk concentration, the Company generally requires payment after delivery of the goods within 90 to 120 days. Credit limits are established and exposure is monitored in light of changing counterparty and market conditions. For the years ended December 31, 2022 and 2021, no customer accounted for more than 10% of the Company’s total revenues or accounts receivable. For the year ended December 31, 2022, the Company had two suppliers that accounted for more than 10% of the Company’s accounts payable and no supplier that accounted for more than 10% of the Company’s total purchases. For the year ended December 31, 2021, the Company had one supplier that accounted for more than 10% of the Company’s total purchases and accounts payable and other two suppliers accounted for more than 10% of the Company’s accounts payable.

Interest rate risk

Fluctuations in market interest rates may negatively affect our financial condition and results of operations. The Company is exposed to floating interest rate risk on cash deposit and floating rate borrowings, and the risks due to changes in interest rates is not material. The Company has not used any derivative financial instruments to manage our interest risk exposure.

Related party transaction

A related party is generally defined as (i) any person that holds 10% or more of the Company’s securities and their immediate families, (ii) the Company’s management, (iii) someone that directly or indirectly controls, is controlled by or is under common control with the Company, or (iv) anyone who can significantly influence the financial and operating decisions of the Company. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties.

Transactions involving related parties cannot be presumed to be carried out on an arm’s-length basis, as the requisite conditions of competitive, free market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm’s-length transactions unless such representations can be substantiated.

Recent Accounting Pronouncement

In June 2016, the FASB issued Accounting Standards Update (“ASU”) No. 2016-13, Financial Instruments – Credit Losses (Topic 326), Measurement of Credit Losses on Financial Instruments. ASU No. 2016-13 was further amended in November 2020 by ASU No. 2020-10, Financial Instruments – Credit Losses (Topic 326), Derivatives and Hedging (Topic 815), and Leases (Topic 842). As a result, ASC Topic 326, Financial Instruments – Credit Losses is effective for smaller reporting companies for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. The Company adopted ASU No. 2016-13 on January 1, 2023 and the adoption did not have a material impact on the Company’s consolidated financial statements.

NOTE 3 – PREPAYMENTS AND OTHER CURRENT ASSETS, NET

Prepayments and other current assets consisted of the following as of December 31, 2022 and 2021:

	2022	2021
Prepayments (including $2,255,288 and $1,813,904 to related parties as of December 31, 2022 and 2021, respectively)	$3,001,866	$2,169,095
Other current assets	4,631	7,618
Total prepayments and other current assets	3,006,497	2,176,713
Less: Allowance for doubtful accounts (including $1,152,427 and $nil to related parties as of December 31, 2022 and 2021, respectively)	(1,247,580)	-
Prepayments and other current assets, net	$1,758,917	$2,176,713

Balance of prepayments represented the advanced payments to suppliers including related party suppliers.

Allowance for doubtful accounts movement is as follows:

	2022	2021
Beginning balance	$-	$-
Additions to allowance	1,284,005	-
Foreign currency translation adjustment	(36,425)	-
Ending balance	$1,247,580	$-

NOTE 4 – DEPOSITS PAID, NET

Deposits paid consisted of the following as of December 31, 2022 and 2021:

	2022	2021
Deposits paid (including $1,628,511 and $1,596,075 to related parties as of December 31, 2022 and 2021, respectively)	$2,365,652	$2,306,160
Less: Allowance for doubtful accounts (including $870,066 and $nil to related parties as of December 31, 2022 and 2021, respectively)	(1,244,350)	-
Deposits paid, net	$1,121,302	$2,306,160

Allowance for doubtful accounts movement is as follows:

	2022	2021
Beginning balance	$-	$-
Additions to allowance	1,280,681	-
Foreign currency translation adjustment	(36,331)	-
Ending balance	$1,244,350	$-

NOTE 5 – PROPERTY AND EQUIPMENT, NET

Property and equipment consisted of the following as of December 31, 2022 and 2021:

	2022	2021
Office equipment	$116,520	$113,995
Leasehold improvement	126,386	126,386
Property and equipment	242,906	240,381
Less: Accumulated depreciation	(145,016)	(99,987)
Property and equipment, net	$97,890	$140,394

Depreciation expense, which was included in general and administrative expenses, for the years ended December 31, 2022 and 2021 was $46,344 and $24,500, respectively.

F-13

NOTE 6 – INTANGIBLE ASSETS

Intangible assets and related accumulated amortization were as follows:

	2022	2021
Distributor channel	$3,117,635	$3,389,404
Others	27,809	22,299
Total intangible assets	3,145,444	3,411,703
Less: Accumulated amortization	(1,822,875)	(1,129,913)
Less: Impairment loss	(951,643)	-
Total	$370,926	$2,281,790

Amortization expense for the years ended December 31, 2022 and 2021 was $806,539 and $844,907, respectively, included in cost of revenues and general and administrative expenses. During the years ended December 31, 2022 and 2021, the Company recognized impairment loss of $979,428 and $nil, respectively.

As of December 31, 2022, the future estimated amortization costs for intangible assets are as follows:

2023	$213,983
2024	144,510
2025	5,562
2026	5,562
Thereafter	1,309
Total	$370,926

NOTE 7 - INCOME TAXES

United States of America

The Company is registered in the State of Nevada and is subject to United States of America tax law. The U.S. federal income tax rate is 21%.

Seychelles

Under the current laws of the Seychelles, DIGLS and JJGS are registered as an international business company which governed by the International Business Companies Act of Seychelles and there is no income tax charged in Seychelles.

Hong Kong

From year of assessment of 2018/2019 onwards, Hong Kong profit tax rates are 8.25% on assessable profits up to HK$2,000,000 (approximately $289,855), and 16.5% on any part of assessable profits over HK$2,000,000. For the years ended December 31, 2022 and 2021, the Company did not have any assessable profits arising in or derived from Hong Kong, therefore no provision for Hong Kong profits tax was made in the year.

The PRC

The Company’s subsidiaries are incorporated in the PRC, and are subject to the PRC Enterprise Income Tax Laws (“EIT Laws”) with the statutory income tax rate of 25% with the following exceptions.

F-14

On January 17, 2019, the State Taxation Administration issued the notice on the scope of small-scale and low-profit corporate income tax preferential policies of the Ministry of Finance and the State Administration of Taxation, [2019] No.13 for small-scale and low-profit enterprises whose annual taxable income is less than RMB1,000,000 (including RMB1,000,000), approximately $142,209, their income is reduced by 25% to the taxable income, and enterprise income tax is paid at 20% tax rate, which is essentially resulting in a favorable income tax rate of 5%. While for the portion of annual taxable income exceeding RMB1,000,000, approximately $142,209, but not more than RMB3,000,000, approximately $426,627, the income is reduced by 50% to the taxable income, and enterprise income tax is paid at 20% tax rate, which is essentially resulting in a favorable income tax rate of 10%. MOF and SAT [2021] No.12 provides an enterprise income tax rate of 2.5% on small-scale and low-profit enterprises whose annual taxable income is less than RMB1,000,000, approximately $142,209, from January 1, 2021 to December 31, 2022. MOF and SAT [2022] No.13 also provides an enterprise income tax rate of 5% on small-scale and low-profit enterprises whose annual taxable income is more than RMB1,000,000, approximately $142,209, but less than RMB3,000,000, approximately $426,627, from January 1, 2022 to December 31, 2024. The qualifications of small-scale and low-profit enterprises were examined annually by the Tax Bureau. All of the Company’s PRC subsidiaries met the criteria of small-scale and low-profit enterprises, except for Xixingdao, FVT Supply Chain and FLTT.

The components of the income tax provision are as follows:

	2022	2021
Current:
– United States of America	$(41,444)	$20,071
– Seychelles	-	-
– Hong Kong	-	-
– The PRC	227,924	228,766
Deferred
– United States of America	-	-
– Seychelles		-
– Hong Kong		-
– The PRC		-
Total	$186,480	$248,837

A summary of United States and foreign income (loss) before income taxes was composed of the following:

	2022	2021
Income (loss) attributed to PRC operations	$(766,083)	$3,109,080
Loss attributed to Seychelles and Hong Kong	(19)	(444)
Loss attributed to U.S.	(1,204,097)	(896,330)
Income (loss) before tax	$(1,970,199)	$2,212,306

The difference between the U.S. federal statutory income tax rate and the Company’s effective tax rate was as follows for the years ended December 31, 2022 and 2021:

	2022	2021
U.S. federal statutory income tax rate	21.0%	21.0%
Income tax difference under different tax jurisdictions	-9.3%	7.2%
PRC tax exemption for qualified small-scale and low-profit enterprises	52.5%	-36.8%
Valuation allowance on deferred income tax assets	-3.1%	2.5%
Amortization and impairment loss not deductible for tax purposes	-28.2%	7.9%
Expenses not deductible for tax purpose	-27.3%	-%
Impact of GILTI	-10.7%	9.4%
Others	-4.4%	-%
The Company’s effective tax rate	-9.5%	11.2%

The effective tax rate in the years presented is the result of the mix of income and loss recognized in various tax jurisdictions that apply a broad range of income tax rates.

The significant components of deferred taxes of the Company are as follows:

	As of
	December 31, 2022	December 31, 2021
Deferred tax assets:
Net operating loss carry forwards	$-	$-
-United States	-	-
-Hong Kong	-	-
-PRC	61,762	55,457
Gross deferred tax assets	61,762	55,457
Less: valuation allowance	(61,762)	(55,457)
Total deferred tax assets, net	$-	$-

F-15

NOTE 8 - RELATED PARTY TRANSACTIONS

Amounts due from related parties as of December 31, 2022 and 2021 are as follows:

		2022	2021
Mr. Deqin Ke	Manager of a subsidiary	$-	$26,364
		$-	$26,364

Amounts due to related parties as of December 31, 2022 and 2021 are as follows:

		2022	2021
Mr. Yumin Lin	President, Chief Executive Officer, Secretary, Director and majority shareholder	$389,051	$344,218
Ms. Xiulan Zhou	Manager of a subsidiary	508	1,157
Mr. Huagen Li	Manager of a subsidiary	2,316	2,518
Mr. Guodong Jia	Manager of a subsidiary	2,342	944
Mr. Minghua Cheng	Former director and majority shareholder	-	157,353
Mr. Hongwei Ye	Manager of a subsidiary, Shareholder	16	17
Mr. Anping Chen	Manager of a subsidiary	1,290	6,924
Mr. Jiangwei Jia	Manager of a subsidiary	3,678	787
Ms. Xiuyun Wang	Manager of a subsidiary	-	6,020
Mr. Yuwen Li	Vice President	64,924	70,745
Shenzhen DaXingHuaShang Industry Development Ltd.	Mr. Yumin Lin is the supervisor of Shenzhen DaXingHuaShang Industry Development Ltd.	86,842	93,298
Ms. Chunxiang Zhang	Manager of a subsidiary	998	-
Mr. Meng Xue	Manager of a subsidiary	5,449	-
Ms. Shuqin Chen	Manager of a subsidiary	1,358	-
Mr. Zhipeng Zuo	Manager of a subsidiary	59	-
Mr. Deqin Ke	Manager of a subsidiary	724	-
Mr. Aisheng Zhang	Manager of a subsidiary	2,320	-
Mr. Zhihua Liao	Manager of a subsidiary	3,800	-
		$565,675	$683,981

Revenues generated from related parties during the years ended December 31, 2022 and 2021 are as follows:

		2022	2021
Mr. Kaihong Lin	Chief Financial Officer and Treasurer	$777	$407
Mr. Yumin Lin	President, Chief Executive Officer, Secretary, Director and majority shareholder	492	389
Ms. Xiulan Zhou	Manager of a subsidiary, Mr. Yumin Lin’s wife	133	63
Mr. Zihao Ye	Manager of a subsidiary	658	108
Mr. Naiyong Luo	Manager of a subsidiary	-	5,759
Mr. Hongwei Ye	Manager of a subsidiary, Shareholder	-	6,820
Mr. Jianglong Xiong	Manager of a subsidiary	18	-
Ms. Shuiyan Li	Shareholder	-	13,178
Dongguan Humen Shuiyan Drinking Water Store	Ms. Shuiyan Li, a shareholder of the Company, is the controlling shareholder of Dongguan Humen Shuiyan Drinking Water Store	139,172	176,354
Guangdong Shuiyijia Distribution Co., Ltd.	Ms. Lihua Li, Mr. Yuwen Li’s wife, is the supervisor of Guangdong Shuiyijia Distribution Co., Ltd.	-	19,619
Dongguan Chashan Pingfeng Cigarette and Wine Co., Ltd.	Mr. Taiping Deng, a manager of a subsidiary, is the controlling shareholder of Dongguan ChaShan Pingfeng Cigarette and Wine Co. Ltd.	-	99,119
Dongguan Huanhai Trading Co., Ltd.	Mr. Weihong Ye, a manager of a subsidiary, is the controlling shareholder of Dongguan Huanhai Trading Co., Ltd.	27,522	104,663
Dongguan Hualianguan Chemical Co., Ltd.	Mr. Weihong Ye, a manager of a subsidiary, is the controlling shareholder of Dongguan Hualian Guanhua Gong Co., Ltd.	56,920	57,671
Dongguan Daying Internet Technology Co., Ltd.	Mr. Minghua Cheng, a former director of the Company, is the controlling shareholder of Dongguan Daying Internet Technology Co., Ltd.	-	132,737
Dongguan Zhengui Reality Co., Ltd.	Mr. Naiyong Luo, a manager of a subsidiary, is the controlling shareholder of Dongguan Zhengui Reality Co., Ltd.	-	54,730
Guangdong Yuexin Jiaotong Construction Co., Ltd.	Mr. Naiyong Luo, a manager of a subsidiary, is the controlling shareholder of Guangdong Yuexin Jiaotong Construction Co., Ltd.	13,132	-
Dongguan Tailai Trading Co., Ltd.	Significantly influenced by the Company	-	13,245
		$238,824	$684,862

F-16

Cost of revenues from related parties during the years ended December 31, 2022 and 2021 is as follows:

		2022	2021
Dongguan Anxiang Technology Co., Ltd.	Significant influenced by the Company	$225,721	$56,598
Guangdong Jiaduonuo Shengshi Trading Co., Ltd.	Significant influenced by the Company	305,645	109,936
Dongguan Baxi Food Distribution Co., Ltd.	Significant influenced by the Company	40,931	124,896
Dongguan Dalingshan Xinwenhua Drinking Water Store	Significant influenced by the Company	120,654	99,502
Dongguan Pengqin Drinking Water Co., Ltd.	Significant influenced by the Company	124,502	89,475
Dongguan Tailai Trading Co., Ltd.	Significant influenced by the Company	142,331	113,893
Dongguan Dalingshan Runxin Drinking Water Store	Significant influenced by the Company	52,825	69,676
Dongguan Dengqinghu Drinking Water Store	Significant influenced by the Company	2,799	-
Dongguan City Yijia Trading Co., Ltd.	Mr. Yongming Li, a shareholder of the Company, is the controlling shareholder of Dongguan City Yijia Trading Co., Ltd.	287,090	43,346
		$1,302,498	$707,322

Purchases from related parties during the years ended December 31, 2022 and 2021 are as follows:

		2022	2021
Dongguan Anxiang Technology Co., Ltd.	Significant influenced by the Company	$211,191	$184,099
Guangdong Jiaduonuo Shengshi Tradong Co., Ltd.	Significant influenced by the Company	317,023	168,066
Dongguan Baxi Food Distribution Co., Ltd.	Significant influenced by the Company	44,312	79,685
Dongguan Dalingshan Xinwenhua Drinking Water Store	Significant influenced by the Company	134,021	63,483
Dongguan Pengqin Drinking Water Co., Ltd.	Significant influenced by the Company	128,317	57,086
Dongguan Tailai Trading Co., Ltd.	Significant influenced by the Company	144,264	72,664
Dongguan Dengqinghu Drinking Water Store	Significantly influenced by the Company	3,000	9,483
Dongguan Dalingshan Runxin Drinking Water Store	Significant influenced by the Company	53,782	44,454
Dongguan City Yijia Trading Limited	Mr. Yongming Li, a shareholder of the Company, is the controlling shareholder of Dongguan City Yijia Trading Co., Ltd.	273,639	52,295
		$1,309,549	$731,315

Due from related party mainly consists of funds advanced to related parties as borrowings or funds advanced to pay off the Company’s expenses. The balances are unsecured, non-interest bearing.

Due to related parties mainly consists of borrowings for working capital purpose, the balances are unsecured, non-interest bearing and due on demand.

In addition, during the years ended December 31, 2022 and 2021, these related parties paid expenses on the Company’s behalf in an amount of $135,774 and $344,218, respectively.

Mr. Yuwen Li, the Vice President of the Company, authorized the Company to use trademarks that were owned by him for ten years from October 5, 2019 to October 4, 2029 at no cost.

Also see Note 3, 4, 9 and 10 for more transactions with related parties.

F-17

NOTE 9 – OPERATING LEASES

As of December 31, 2022, the Company has twenty separate operating lease agreements for three office spaces, one warehouse and sixteen stores in PRC with remaining lease terms of from 3 months to 52 months.

Two of the leases described above were entered with related parties. The operating lease entered with Ms. Qingmei Lin, a related party, is for the premises in Dongguan City, PRC. The agreement covers the period from January 1, 2019 to April 30, 2027 with the monthly rent expense of RMB10,000 (approximately $1,490). The operating lease agreement entered with Mr. Hongwei Ye, another related party, is for the premises in Dongguan City, PRC. The agreement covers the period from September 27, 2020 to September 30, 2023 with the monthly rent expense of RMB960 (approximately $143).

The components of lease expense and supplemental cash flow information related to leases for the years ended December 31, 2022 and 2021 are as follows:

Operating lease cost (included in general and administrative expenses in the Company’s consolidated statements of operations) for the years ended	December 31, 2022	December 31, 2021

Related parties	$20,736	$32,677
Non-related parties	150,804	118,315

Other information for the years ended	December 31, 2022	December 31, 2021
Cash paid for amounts included in the measurement of lease obligations	$172,425	$151,586
Weighted average remaining lease term (in years)	3.11	3.82
Weighted average discount rate	3.23%	3.23%

Maturities of the Company’s lease obligations as of December 31, 2022 are as follows:

Year ending December 31,
2023	$139,875
2024	110,420
2025	95,408
2026	42,703
2027	5,789
Thereafter	-
Total lease payment	394,195
Less: Imputed interest	(22,352)
Operating lease obligations	$371,843

Lease expenses were $171,540 and $150,992 for the years ended December 31, 2022 and 2021, respectively.

F-18

NOTE 10 – BANK AND OTHER BORROWINGS

In August 2020, the Company obtained a revolving credit line in the principal amount of RMB910,000 (approximately $139,000 when borrowed) from China Construction Bank, which bears interest at 4.10%. The credit line is guaranteed by Xiulan Zhou, a related party, and pledged by her property. The maturity date is on August 7, 2023.

In December 2020, the Company obtained a loan in the principal amount of RMB750,000 (approximately $115,000 when borrowed) from Huaneng Guicheng Trust Co., Ltd. (“Huaneng Guicheng”), a financial institution in PRC, which bears interest at the base Loan Prime Rate of 3.85% plus 8.75%. The loan is guaranteed by Yumin Lin. The maturity date is on December 21, 2022. The loan was fully repaid in June 2022.

In November 2021, the Company obtained a bank loan in the principal amount of RMB500,000 (approximately $79,000 when borrowed) from Shenzhen Qianhai Webank Co., Ltd. (“WeBank”), which bears interest at 3.6%. The maturity date is on December 11, 2021. On December 11, 2021, the Company and WeBank agreed to extend the maturity date of the loan to December 21, 2023 and increase the principal amount to RMB500,750 (approximately $79,000 when borrowed) reflecting the accrued interest. The loan is guaranteed by Yumin Lin and bears interest at 10.71%.

In May 2022, the Company obtained a revolving credit line in the principal amount of RMB1,000,000 (approximately $149,000 when borrowed) from China Construction Bank, which bears interest at 4.45%. The credit line is guaranteed by Xiulan Zhou, a related party. The maturity date is on May 26, 2023.

In May 2022, the Company obtained a loan in the principal amount of RMB161,000 (approximately $24,000 when borrowed) from Huaneng Guicheng, which bears interest at 11.34%. The loan is guaranteed by Yumin Lin. The maturity date is on May 21, 2024.

In May 2022, the Company obtained a bank loan in the principal amount of RMB69,000 (approximately $10,000 when borrowed) from WeBank, which bears interest at 11.34%. The loan is guaranteed by Yumin Lin. The maturity date is on May 21, 2024.

In July 2022, the Company obtained two loans in the principal amount of RMB99,000 (approximately $15,000 when borrowed) and RMB231,000 (approximately $34,000 when borrowed) from WeBank and Guangdong Nanyue Bank Co., Ltd. (“Nanyue Bank”), respectively, which bear interest at 14.4%. The loans are guaranteed by Kaihong Lin. The maturity date is on July 8, 2024.

In July 2022, the Company obtained two loans in the principal amount of RMB153,000 (approximately $23,000 when borrowed) and RMB357,000 (approximately $53,000 when borrowed) from WeBank and Nanyue Bank, respectively, which bear interest at 14.4%. The loans are guaranteed by Falan Zhou, a manager of subsidiaries. The maturity date is on July 13, 2024.

On July 21, 2022, the Company obtained a loan in the principal amount of RMB380,000 (approximately $57,000 when borrowed) from Huaneng Guicheng, which bears interest at 12.6%. The loan is guaranteed by Yumin Lin. The maturity date is on July 21, 2024.

The balance of the loans borrowed as of December 31, 2022 and 2021 was as follows:

	December 31, 2022	December 31, 2021
Bank loan from the trust in PRC	$60,049	$67,438
China Construction Bank	276,447	143,192
Guangdong NanYue Bank	67,375	-
WeBank	77,220	78,795
Aggregate outstanding principal balances	481,091	289,425
Less: current portion	422,653	101,207
Non-current portion	$58,438	$188,218

The total interest expense was $31,444 and $17,816 for the years ended December 31, 2022 and 2021, respectively.

Future minimum loan payments as of December 31, 2022 are as follows:

Year ending December 31,
2023	$422,653
2024	58,438
Thereafter	-
Total	$481,091

NOTE 11 – COMMON STOCK

Effective on October 21, 2021, the Company has approved a reverse stock split of the Company’s authorized and issued and outstanding shares of common stock, par value $0.001 per share, at a ratio of 1-for-20 (the “Reverse Stock Split”). As a result of the Reverse Stock Split, the Company’s authorized shares of common stock became 150,000,000 shares. As of September 30, 2020 and immediately prior to the Reverse Stock Split, there were 313,098,220 shares of common stock issued and outstanding. As a result of the Reverse Stock Split, the Company has 15,655,038 shares of common stock issued and outstanding. The par value remains unchanged at $0.001 per share, which resulted in a reclassification of capital from par value to additional paid-in capital in excess of par value. All share and per share amount in the accompanying financial statement for the prior period have been retroactively adjusted to reflect the Reverse Stock Split.

NOTE 12 - SUBSEQUENT EVENTS

In February 2023, the Company obtained a revolving credit line in the principal amount of RMB465,000 (approximately $67,000 when borrowed) from China Construction Bank, which bears interest at 4.00%. The maturity date is on February 11, 2024.

F-19

FORTUNE VALLEY TREASURES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF SEPTEMBER 30, 2023 AND DECEMBER 31, 2022

	September 30, 2023	December 31, 2022
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$13,276	$165,685
Accounts receivable, net (including $69,746 and $146,087 from related parties as of September 30, 2023 and December 31, 2022, respectively)	4,303,366	4,797,564
Inventories	59,239	148,925
Prepayments and other current assets, net (including $966,676 and $1,102,861 to related parties as of September 30, 2023 and December 31, 2022, respectively)	1,367,548	1,758,917
Total current assets	5,743,429	6,871,091

Non-current assets
Deposits paid, net (including $523,296 and $758,445 to related parties as of September 30, 2023 and December 31, 2022, respectively)	605,609	1,121,302
Property and equipment, net	104,225	97,890
Operating lease right-of-use assets	229,526	297,232
Operating lease right-of-use assets, related parties	60,928	75,300
Intangible assets, net	198,806	370,926
Goodwill	431,323	454,201
Total Assets	$7,373,846	$9,287,942

Liabilities and Stockholders’ Equity
Current liabilities
Operating lease obligations – current	$98,336	$110,201
Operating lease obligations, related parties - current	10,855	16,629
Accounts payable (including $124,987 and $80,426 to related parties as of September 30, 2023 and December 31, 2022, respectively)	683,967	688,822
Accrued liabilities	625,189	502,389
Bank and other borrowings - current	451,119	422,653
Income tax payable	7,352	38,879
Customer advances	71,315	139,334
Due to related parties	723,488	565,675
Total current liabilities	2,671,621	2,484,582

Non-current liabilities
Operating lease obligations – non-current	138,263	189,957
Operating lease obligations, related parties – non-current	41,005	55,056
Bank and other borrowings	188,326	58,438
Total Liabilities	3,039,215	2,788,033

Stockholders’ Equity
Common stock (150,000,000 shares authorized, 15,655,038 shares issued and outstanding as of September 30, 2023 and December 31, 2022)	15,655	15,655
Additional paid-in capital	11,061,233	11,061,233
Accumulated deficit and statutory reserves	(6,088,707)	(4,504,404)
Accumulated other comprehensive loss	(545,059)	(180,826)
Total Fortune Valley Treasures, Inc. stockholders’ equity	4,443,122	6,391,658
Noncontrolling interests	(108,491)	108,251
Total Stockholders’ Equity	4,334,631	6,499,909

Total Liabilities and Stockholders’ Equity	$7,373,846	$9,287,942

See accompanying notes to the unaudited condensed consolidated financial statements.

F-20

FORTUNE VALLEY TREASURES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE INCOME (LOSS)

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2023 AND 2022

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022

Net revenues (including $17,570 and $79,137 from related parties for the three months ended September 30, 2023 and 2022, respectively; $87,168 and $120,632 from related parties for the nine months ended September 30, 2023 and 2022, respectively)	$909,719	$2,915,303	$3,817,605	$6,513,572

Cost of revenues (including $131,000 and $377,283 from related parties for the three months ended September 30, 2023 and 2022, respectively; $493,096 and $763,663 from related parties for the nine months ended September 30, 2023 and 2022, respectively)	593,294	1,400,522	1,923,459	3,018,507
Gross profit	316,425	1,514,781	1,894,146	3,495,065

Operating expenses:
Selling and distribution expenses	14,667	15,509	40,925	49,593
General and administrative expenses	1,523,598	472,131	3,502,565	1,347,074

Operating income (loss)	(1,221,840)	1,027,141	(1,649,344)	2,098,398

Other income (expense):
Other income	7,466	2,221	15,676	10,423
Interest income	14	114	61	207
Interest expense	(10,290)	(10,388)	(28,546)	(21,077)
Other expense, net	(2,810)	(8,053)	(12,809)	(10,447)

Income (loss) before income tax	(1,224,650)	1,019,088	(1,662,153)	2,087,951

Income tax expense (benefit)	(1,906)	108,353	94,596	212,274

Net income (loss)	$(1,222,744)	$910,735	$(1,756,749)	$1,875,677
Less: Net income (loss) attributable to noncontrolling interests	(114,085)	54,931	(172,446)	123,464
Net income (loss) attributable to Fortune Valley Treasures, Inc.	(1,108,659)	855,804	(1,584,303)	1,752,213

Other comprehensive income:
Foreign currency translation loss	(31,568)	(719,949)	(408,529)	(1,311,550)

Total comprehensive income (loss)	(1,254,312)	190,786	(2,165,278)	564,127
Less: Comprehensive income (loss) attributable to noncontrolling interests	(117,184)	10,749	(216,742)	35,475
Comprehensive income (loss) attributable to Fortune Valley Treasures, Inc.	$(1,137,128)	$180,037	$(1,948,536)	$528,652

Earnings (loss) per share
Basic and diluted earnings (loss) per share	$(0.07)	$0.05	$(0.10)	$0.11
Basic and diluted weighted average shares outstanding	$15,655,038	$15,655,038	$15,655,038	$15,655,038

See accompanying notes to the unaudited condensed consolidated financial statements.

F-21

FORTUNE VALLEY TREASURES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2023 AND 2022

(Unaudited)

	Common Stock		Additional	Accumulated Other	Accumulated Deficit and	Non	Total
	Number of shares	Amount	Paid-in Capital	Comprehensive Loss	Statutory Reserves	controlling Interests	Stockholders’ Equity
Balance as of December 31, 2022	15,655,038	$15,655	$11,061,233	$(180,826)	$(4,504,404)	$108,251	$6,499,909
Net loss	-	-	-	-	(88,819)	(357)	(89,176)
Foreign currency translation adjustment	-	-	-	45,290	-	182	45,472
Balance as of March 31, 2023	15,655,038	$15,655	$11,061,233	$(135,536)	$(4,593,223)	$108,076	$6,456,205
Net loss	-	-	-	-	(386,825)	(58,004)	(444,829)
Foreign currency translation adjustment	-	-	-	(381,054)	-	(41,379)	(422,433)
Balance as of June 30, 2023	15,655,038	$15,655	$11,061,233	$(516,590)	$(4,980,048)	$8,693	$5,588,943
Net loss	-	-	-	-	(1,108,659)	(114,085)	(1,222,744)
Foreign currency translation adjustment	-	-	-	(28,469)	-	(3,099)	(31,568)
Balance as of September 30, 2023	15,655,038	$15,655	$11,061,233	$(545,059)	$(6,088,707)	$(108,491)	$4,334,631

	Common Stock		Additional	Accumulated Other	Accumulated Deficit and	Non	Total
	Number of shares	Amount	Paid-in Capital	Comprehensive Income (Loss)	Statutory Reserves	controlling Interests	Stockholders’ Equity
Balance as of December 31, 2021	15,655,038	$15,655	$11,061,233	$544,305	$(2,561,681)	$404,842	$9,464,354
Net income	-	-	-	-	148,676	27,283	175,959
Foreign currency translation adjustment	-	-	-	8,972	-	1,748	10,720
Balance as of March 31, 2022	15,655,038	$15,655	$11,061,233	$553,277	$(2,413,005)	$433,873	$9,651,033
Net income	-	-	-	-	747,733	41,250	788,983
Foreign currency translation adjustment	-	-	-	(556,766)	-	(45,555)	(602,321)
Balance as of June 30, 2022	15,655,038	$15,655	$11,061,233	$(3,489)	$(1,665,272)	$429,568	$9,837,695
Net income	-	-	-	-	855,804	54,931	910,735
Foreign currency translation adjustment	-	-	-	(675,767)	-	(44,182)	(719,949)
Balance as of September 30, 2022	15,655,038	$15,655	$11,061,233	$(679,256)	$(809,468)	$440,317	$10,028,481

See accompanying notes to the unaudited condensed consolidated financial statements.

F-22

FORTUNE VALLEY TREASURES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2023 AND 2022

(Unaudited)

	Nine months ended September 30,
	2023	2022
Cash flows from operating activities
Net income (loss)	$(1,756,749)	$1,875,677
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization expense	183,809	648,740
Non-cash lease expense	103,902	122,069
Allowance for credit losses	2,175,928	-
Loss on disposal of intangible asset	1,999	-
Changes in operating assets and liabilities
Accounts receivable, net	(274,184)	(1,374,495)
Inventories	85,143	(80,648)
Prepayments and other current assets, net	(838,488)	(608,448)
Due from related parties	-	25,423
Deposits paid, net	(12,147)	(277,134)
Accounts payable	30,908	(63,540)
Due to related parties	72,627	(177,253)
Customer advances	(63,197)	(178,597)
Accrued liabilities	153,430	153,158
Income tax payable	(30,633)	95,197
Operating lease obligations	(105,292)	(111,705)
Net cash provided by (used in) operating activities	(272,944)	48,444

Cash flows from investing activities
Acquisition of property and equipment	(4,786)	-
Acquisition of intangible asset	(702)	-
Net cash used in investing activities	(5,488)	-

Cash flows from financing activities
Borrowings from and repayments to revolving credit lines, net	141,967	148,606
Borrowings from bank loans	138,834	135,499
Borrowings from a third party	-	80,338
Repayments to related parties	-	(154,510)
Repayments of bank loans	(90,578)	(28,053)
Repayments to a third party	(28,888)	(73,878)
Net cash provided by financing activities	161,335	108,002

Effect of exchange rate changes on cash and cash equivalents	(35,312)	(40,166)
Net changes in cash and cash equivalents	(152,409)	116,280
Cash and cash equivalents–beginning of the period	165,685	123,163

Cash and cash equivalents–end of the period	$13,276	$239,443

Supplementary cash flow information:
Interest paid	$28,546	$21,077
Income taxes paid	$171,532	$126,858

Non-cash investing and financing activities
Expenses paid by related parties on behalf of the Company	$-	$135,081
Operating lease right-of-use assets obtained in exchange for operating lease obligations	$58,249	$74,588
Remeasurement of operating lease liabilities and right-of-use assets due to lease modifications	$22,035	$-
Liabilities assumed in connection with purchase of property and equipment	$28,234	$-

See accompanying notes to the unaudited condensed consolidated financial statements.

F-23

FORTUNE VALLEY TREASURES, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2023 AND 2022

(Unaudited)

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Fortune Valley Treasures, Inc. (formerly Crypto-Services, Inc.) (“FVTI” or the “Company”) was incorporated in the State of Nevada on March 21, 2014. The Company’s current primary business operations of wholesale distribution and retail sales of alcoholic beverages of wine and distilled liquors, and drinking water distribution and delivery are conducted through its subsidiaries in the People’s Republic of China (“PRC”).

On April 11, 2018, the Company entered into a share exchange agreement by and among DaXingHuaShang Investment Group Limited (“DIGLS”) and its shareholders: 1.) Yumin Lin, 2.) Gaosheng Group Co., Ltd. and 3.) China Kaipeng Group Co., Ltd. whereby the Company newly issued 15,000,000 shares of its common stock in exchange for all the outstanding shares in DIGLS. This transaction has been accounted for as a reverse takeover transaction and a recapitalization of the Company whereby the Company, the legal acquirer, is the accounting acquiree, and DIGLS, the legal acquiree, is the accounting acquirer; accordingly, the Company’s historical statement of stockholders’ equity has been retroactively restated to the first period presented.

On March 1, 2019, the Company entered into a sale and purchase agreement (the “SP Agreement”) to acquire 100% of the shares of Jiujiu Group Stock Co., Ltd. (“JJGS”), a company incorporated under the laws of the Republic of Seychelles. The transaction closed on March 1, 2019. Pursuant to the SP Agreement, the Company issued 5 shares of its common stock to JJGS to acquire 100% of the shares of JJGS for a cost of $150. After the closing, JJGS became the Company’s wholly owned subsidiary. JJGS owns all of the equity interest of Jiujiu (HK) Industry Limited (“JJHK”) and Jiujiu (Shenzhen) Industry Co., Ltd. (“JJSZ”). JJGS, JJHK and JJSZ did not have any material assets or liabilities as of December 31, 2019, and they did not have any substantial operations or active business during the year ended December 31, 2019.

On June 22, 2020, the Company entered into a sale and purchase agreement along with Qianhai DaXingHuaShang Investment (Shenzhen) Co., Ltd., a company incorporated in China and a wholly-owned subsidiary of FVTI (“QHDX”), to acquire 90% of the shares of Dongguan Xixingdao Technology Co., Ltd. (“Xixingdao”), a company incorporated in the PRC, from certain shareholders of Xixingdao in exchange for 243,134 shares of the Company’s common stock. The Company obtained the control of Xixingdao on August 31, 2020, the shares were issued on December 28, 2020. Xixingdao became the Company’s subsidiary since August 31, 2020.

Basis of presentation

The accompanying unaudited condensed consolidated financial statements as of September 30, 2023 and for the three and nine months ended September 30, 2023 and 2022, have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”) that permit reduced disclosure for interim periods. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) have been condensed or omitted. In the opinion of management, all adjustments consisting of normal recurring entries considered necessary for a fair presentation have been included. The results of operations for these periods are not necessarily comparable to, or indicative of, results of any other interim period or for the fiscal year taken as a whole. The condensed consolidated balance sheet information as of December 31, 2022 was derived from the Company’s audited consolidated financial statements included in the Company’s Annual Report on Form 10-K, for the year ended December 31, 2022, filed with the SEC on March 31, 2023 (the “report”). These unaudited condensed consolidated financial statements should be read in conjunction with the report.

Basis of consolidation

The unaudited condensed consolidated financial statements include the accounts of the Company and its subsidiaries. All intercompany accounts and transactions have been eliminated. The results of subsidiaries acquired during the respective periods are included in the consolidated statements of operations from the effective date of acquisition or up to the effective date of disposal, as appropriate. The portion of the income or loss applicable to noncontrolling interests in subsidiaries is reflected in the unaudited condensed consolidated statements of operations.

F-24

As of September 30, 2023, details of the Company’s major subsidiaries were as follows:

Entity Name	Date of Incorporation	Parent Entity	Nature of Operation	Place of Incorporation
DIGLS	July 4, 2016	FVTI	Investment holding	Republic of Seychelles
DILHK	June 22, 2016	DIGLS	Investment holding	Hong Kong, PRC
QHDX	November 3, 2016	DILHK	Investment holding	PRC
FVTL	May 31, 2011	QHDX	Trading of food and platform	PRC
JJGS	August 17, 2017	FVTI	Investment holding	Republic of Seychelles
JJHK	August 24, 2017	JJGS	Investment holding	Hong Kong, PRC
JJSZ	November 16, 2018	JJHK	Trading of food	PRC
Xixingdao	August 28, 2019	QHDX	Drinking water distribution and delivery	PRC
Dongguan City Fu La Tu Trade Ltd (“FLTT”)	September 27, 2020	FVTL	Trading of alcoholic beverages	PRC
Dongguan City Fu Xin Gu Trade Ltd (“FXGT”)	December 2, 2020	FVTL	Trading of alcoholic beverages	PRC
Dongguan City Fu Xin Technology Ltd (“FXTL”)	November 12, 2020	Xixingdao	Drinking water distribution and delivery	PRC
Dongguan City Fu Guan Healthy Industry Technology Ltd (“FGHL”)	December 21, 2020	Xixingdao	Drinking water distribution and delivery	PRC
Dongguan City Fu Jing Technology Ltd (“FJTL”)	November 17, 2020	Xixingdao	Drinking water distribution and delivery	PRC
Dongguan City Fu Xiang Technology Ltd (“FGTL”)	November 16, 2020	Xixingdao	Drinking water distribution and delivery	PRC
Dongguan City Fu Ji Food & Beverage Ltd (“FJFL”)	November 9, 2020	Xixingdao	Drinking water distribution and delivery	PRC
Dongguan City Fu Lai Food Ltd (“FLFL”)	September 27, 2020	Xixingdao	Drinking water distribution and delivery	PRC
Dongguan City Fu Yi Beverage Ltd (“FYBL”)	November 12, 2020	Xixingdao	Drinking water distribution and delivery	PRC
Dongguan City Fu Xi Drinking Water Company Ltd (“FXWL”)	March 17, 2021	Xixingdao	Drinking water distribution and delivery, sales of alcoholic beverages and water purifier	PRC
Dongguan City Fu Jia Drinking Water Company Ltd (“FJWL”)	March 29, 2021	Xixingdao	Drinking water distribution and delivery, sales of water purifier	PRC
Dongguan City Fu Sheng Drinking Water Company Ltd (“FSWL”)	March 29, 2021	Xixingdao	Drinking water distribution and delivery, sales of water purifier	PRC
Shenzhen Fu Jin Trading Technology Company Ltd (“FJSTL”)	June 7, 2021	Xixingdao	Drinking water distribution and delivery, sales of water purifier	PRC
Dongguan City Fu Li Trading Ltd (“FLTL”)	September 10, 2021	Xixingdao	Drinking water distribution and delivery, sales of water purifier	PRC
Guangdong Fu Gu Supply Chain Group Ltd (“FGGC”)	September 13, 2021	QHDX	Trading of alcoholic beverages	PRC
Dongguan City Fu Zhi Gu Trading Ltd (“FZGTL”)	September 9, 2022	FVTL	Trading of alcoholic beverages	PRC
Dongguan City Chang Fu Trading Ltd (“CFTL”)	September 9, 2022	FVTL	Trading of alcoholic beverages	PRC
Dongguan City La Tong Trading Ltd (“LTTL”)	August 8, 2022	FVTL	Trading of alcoholic beverages	PRC
Dongguan City Kai Fu Trading Ltd (“KFTL”)	September 8, 2022	FVTL	Trading of alcoholic beverages	PRC

F-25

Going concern

The accompanying unaudited condensed consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and fulfillment of obligations in the normal course of business. The realization of assets and fulfillment of obligations in the normal course of business is dependent on, among other things, the Company’s ability to generate sufficient cash flows from operations, and the Company’s ability to arrange adequate financing arrangements. As of September 30, 2023, the Company had a working capital of $3,071,808, including cash and cash equivalents of $13,276, and accumulated deficit and statutory reserves of $6,088,707. For the nine months ended September 30, 2023, the Company incurred net loss of $1,756,749 and had net cash outflows of $272,944 from operating activities.

The Company may need additional capital in the future to fund the continued operations of the Company. If the Company is unable to obtain additional equity or debt financing as required, the business operations and prospects of the Company may suffer.

Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Significant accounting estimates include certain assumptions related to going concern, allowance of credit losses, allowance of deferred tax asset and uncertain tax position, implicit interest rate of operating leases, useful lives and impairment of long-lived assets, and impairment of goodwill. Actual results may differ from these estimates.

Foreign currency translation and re-measurement

The Company translates its foreign operations to the U.S. dollar in accordance with ASC 830, “Foreign Currency Matters”.

The reporting currency for the Company and its subsidiaries is the U.S. dollar. The Company, DIGLS, DILHK, JJGS and JJHK’s functional currency is the U.S. dollar; QHDX, JJSZ and their subsidiaries which are incorporated in PRC use the Chinese Renminbi (“RMB”) as their functional currency.

The Company’s subsidiaries, whose records are not maintained in that company’s functional currency, re-measure their records into their functional currency as follows:

●	Monetary assets and liabilities at exchange rates in effect at the end of each period
●	Nonmonetary assets and liabilities at historical rates
●	Revenue and expense items at the average rate of exchange prevailing during the period

Gains and losses from these re-measurements were not significant and have been included in the Company’s results of operations.

The Company’s subsidiaries, whose functional currency is not the U.S. dollar, translate their records into the U.S. dollar as follows:

●	Assets and liabilities at the rate of exchange in effect at the balance sheet date
●	Equities at the historical rate
●	Revenue and expense items at the average rate of exchange prevailing during the period

Translation of amounts from the local currencies of the Company into US$ has been made at the following exchange rates for the respective periods:

	As of and for the nine months ended September 30,
	2023	2022
Period-end RMB:US$1 exchange rate	0.13745	0.14053
Period-average RMB:US$1 exchange rate	0.14239	0.15174

The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into U.S. dollars at the rates used in translation.

Impairment of long-lived assets other than goodwill

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. Impairment may be the result of becoming obsolete from a change in the industry or new technologies. Impairment is present if the carrying amount of an asset is less than its undiscounted cash flows to be generated.

If an asset is considered impaired, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the asset. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

The Company did not recognize any impairment of long-lived assets during the nine months ended September 30, 2023 and 2022.

Goodwill

Goodwill represents the excess of the purchase price over the fair value of the net identifiable assets acquired in a business combination. In accordance with FASB ASC Topic 350, “Intangibles-Goodwill and Others”, goodwill is subject to at least an annual assessment for impairment or more frequently if events or changes in circumstances indicate that an impairment may exist, applying a fair-value based test. Fair value is generally determined using a discounted cash flow analysis. The Company would recognize an impairment charge for the amount by which the carrying amount of a reporting unit exceeds its fair value up to the amount of goodwill allocated to that reporting unit.

During the nine months ended September 30, 2023 and 2022, the Company did not record any impairment of goodwill.

F-26

Revenue recognition

The Company follows the guidance of ASC 606, revenue from contracts with customers is recognized using the following five steps:

1.	Identify the contract(s) with a customer;
2.	Identify the performance obligations in the contract;
3.	Determine the transaction price;
4.	Allocate the transaction price to the performance obligations in the contract; and
5.	Recognize revenue when (or as) the entity satisfies a performance obligation.

Under Topic 606, revenues are recognized when the promised products have been confirmed of delivery or services have been transferred to the consumers in amounts that reflect the consideration the customer expects to be entitled to in exchange for those services. The Company presents value added taxes (“VAT”) as reductions of revenues. The Company recognizes revenues net of value added taxes (“VAT”) and relevant charges.

We generate revenue primarily from the sales of liquor, water, water purifier and other products directly to agents, wholesalers and end users, with majority of sales transactions were conducted offline. We recognize product revenue at a point in time when the control of the products has been transferred to customers. The transfer of control is considered complete when products have been picked up by or delivered to our customers. We account for shipping and handling fees as a fulfillment cost.

The following table provides information about disaggregated revenue based on revenue by product types:

	Three months ended September 30,		Nine months ended September 30,
	2023	2022	2023	2022
Sales of liquor	$664,492	$1,582,829	$2,447,164	$3,416,775
Sales of water	160,260	1,005,738	793,462	2,343,830
Sales of water purifier	62,016	245,581	429,853	641,129
Others	22,951	81,155	147,126	111,838
Total	$909,719	$2,915,303	$3,817,605	$6,513,572

Contract liabilities

Contract liabilities consist mainly of customer advances. On certain occasions, the Company may receive prepayments from downstream retailers or wholesales customers for liquors, water and other products prior to them taking possession of the Company’s products. The Company records these receipts as customer advances until the control of the products has been transferred the customers. As of September 30, 2023 and December 31, 2022, the Company had customer advances of $71,315 and $139,334, respectively. During the nine months ended September 30, 2023, the Company recognized $68,717 of customer advances in the opening balance.

Related party transaction

Transactions involving related parties cannot be presumed to be carried out on an arm’s-length basis, as the requisite conditions of competitive, free market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm’s-length transactions unless such representations can be substantiated.

Recently adopted accounting pronouncements

In June 2016, the FASB issued Accounting Standards Update (“ASU”) No. 2016-13, Financial Instruments – Credit Losses (Topic 326), Measurement of Credit Losses on Financial Instruments. ASU No. 2016-13 was further amended in November 2020 by ASU No. 2020-10, Financial Instruments – Credit Losses (Topic 326), Derivatives and Hedging (Topic 815), and Leases (Topic 842). As a result, ASC Topic 326, Financial Instruments – Credit Losses is effective for smaller reporting companies for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. The Company adopted ASU No. 2016-13 on January 1, 2023 and the adoption did not have a material impact on the Company’s unaudited condensed consolidated financial statements.

In October 2021, the FASB issued ASU No. 2021-08, Business Combinations (Topic 805), Accounting for Contract Assets and Contract Liabilities from Contracts with Customers. This ASU clarifies that an acquirer of a business should recognize and measure contract assets and contract liabilities in a business combination in accordance with ASC Topic 606, “Revenue from Contracts with Customers”. This ASU is expected to improve comparability for both the recognition and measurement of acquired revenue contracts with customers at the date of and after a business combination. The new guidance is effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. The Company adopted ASU No. 2021-08 on January 1, 2023 and the adoption did not have a material impact on the Company’s unaudited condensed consolidated financial statements.

F-27

NOTE 2 – ACCOUNTS RECEIVABLE, NET

Accounts receivable consisted of the following as of September 30, 2023 and December 31, 2022:

	September 30, 2023	December 31, 2022
Accounts receivable (including $70,777 and $146,087 from related parties as of September 30, 2023 and December 31, 2022, respectively)	$4,820,610	$4,797,564
Less: Doubtful allowance (including $1,031 and $nil from related parties as of September 30, 2023 and December 31, 2022, respectively)	(517,244)	-
Accounts receivable, net	$4,303,366	$4,797,564

Allowance for doubtful accounts movement is as follows:

	September 30, 2023	December 31, 2022
Beginning balance	$-	$-
Additions to allowance	535,862	-
Foreign currency translation adjustment	(18,618)	-
Ending balance	$517,244	$-

NOTE 3 – PREPAYMENTS AND OTHER CURRENT ASSETS, NET

Prepayments and other current assets consisted of the following as of September 30, 2023 and December 31, 2022:

	September 30, 2023	December 31, 2022
Prepayments (including $2,749,621 and $2,255,288 to related parties as of September 30, 2023 and December 31, 2022, respectively)	$3,657,518	$3,001,866
Other current assets	6,919	4,631
Total prepayments and other current assets	3,664,437	3,006,497
Less: Allowance for doubtful accounts (including $1,782,945 and $1,152,427 to related parties as of September 30, 2023 and December 31, 2022, respectively)	(2,296,889)	(1,247,580)
Prepayments and other current assets, net	$1,367,548	$1,758,917

Balance of prepayments represented the advanced payments to suppliers including related party suppliers.

Allowance for doubtful accounts movement is as follows:

	September 30, 2023	December 31, 2022
Beginning balance	$1,247,580	$-
Additions to allowance	1,152,172	1,284,005
Foreign currency translation adjustment	(102,863)	(36,425)
Ending balance	$2,296,889	$1,247,580

NOTE 4 – DEPOSITS PAID, NET

Deposits paid consisted of the following as of September 30, 2023 and December 31, 2022:

	September 30, 2023	December 31, 2022
Deposits paid (including $1,557,900 and $1,628,511 to related parties as of September 30, 2023 and December 31, 2022, respectively)	$2,258,234	$2,365,652
Less: Allowance for doubtful accounts (including $1,034,604 and $870,066 to related parties as of September 30, 2023 and December 31, 2022, respectively)	(1,652,625)	(1,244,350)
Deposits paid, net	$605,609	$1,121,302

Allowance for doubtful accounts movement is as follows:

	September 30, 2023	December 31, 2022
Beginning balance	$1,244,350	$-
Additions to allowance	487,894	1,280,681
Foreign currency translation adjustment	(79,619)	(36,331)
Ending balance	$1,652,625	$1,244,350

F-28

NOTE 5 – PROPERTY AND EQUIPMENT, NET

Property and equipment consisted of the following as of September 30, 2023 and December 31, 2022:

	September 30, 2023	December 31, 2022
Office equipment	$116,520	$116,520
Leasehold improvement	126,386	126,386
Vehicle	31,599	-
Property and equipment	274,505	242,906
Less: Accumulated depreciation	(170,280)	(145,016)
Property and equipment, net	$104,225	$97,890

Depreciation expense, which was included in general and administrative expenses, for the nine months ended September 30, 2023 and 2022 was $26,168 and $32,829, respectively.

NOTE 6 – INTANGIBLE ASSETS, NET

Intangible assets and related accumulated amortization were as follows:

	September 30, 2023	December 31, 2022
Distribution channel	$2,960,608	$3,117,635
Others	25,138	27,809
Total intangible assets	2,985,746	3,145,444
Less: Accumulated amortization	(1,883,226)	(1,822,875)
Less: Accumulated impairment	(903,714)	(951,643)
Intangible assets, net	$198,806	$370,926

Amortization expense for the nine months ended September 30, 2023 and 2022 was $157,641 and $615,911, respectively, included in cost of revenues and general and administrative expenses.

As of September 30, 2023, the future estimated amortization costs for intangible assets are as follows:

Year ending December 31,
2023 (remaining)	$50,886
2024	136,911
2025	4,962
2026	4,962
2027	1,085
Total	$198,806

NOTE 7 - RELATED PARTY TRANSACTIONS

Amounts due to related parties as of September 30, 2023 and December 31, 2022 are as follows:

		September 30, 2023	December 31, 2022
Mr. Yumin Lin	President, Chief Executive Officer, Secretary, Director and majority shareholder	$454,645	$389,051
Ms. Xiulan Zhou	Manager of a subsidiary, Mr. Yumin Lin’s wife	1,670	508
Mr. Huagen Li	Manager of a subsidiary	2,199	2,316
Mr. Guodong Jia	Manager of a subsidiary	5,900	2,342
Mr. Hongwei Ye	Manager of a subsidiary, Shareholder	15	16
Mr. Anping Chen	Manager of a subsidiary	9,442	1,290
Mr. Jiangwei Jia	Manager of a subsidiary	7,977	3,678
Mr. Yuwen Li	Vice President	100,416	64,924
Ms. Lihua Li	Manager of a subsidiary	7,082	-
Shenzhen DaXingHuaShang Industrial Group Ltd. (fka Shenzhen DaXingHuaShang Industry Development Ltd.)	Mr. Yumin Lin is the supervisor of Shenzhen DaXingHuaShang Industrial Group Ltd.	82,468	86,842
Ms. Chunxiang Zhang	Manager of a subsidiary	4,294	998
Mr. Meng Xue	Manager of a subsidiary	7,398	5,449
Ms. Shuqin Chen	Manager of a subsidiary	8,949	1,358
Mr. Zhipeng Zuo	Manager of a subsidiary	459	59
Mr. Deqin Ke	Manager of a subsidiary	-	724
Mr. Aisheng Zhang	Manager of a subsidiary	23,633	2,320
Mr. Zhihua Liao	Manager of a subsidiary	6,941	3,800
		$723,488	$565,675

F-29

Revenues generated from related parties during the nine months ended September 30, 2023 and 2022 are as follows:

		Nine months ended September 30,
		2023	2022
Mr. Kaihong Lin	Chief Financial Officer and Treasurer	$342	$697
Mr. Yumin Lin	President, Chief Executive Officer, Secretary, Director and majority shareholder	-	438
Mr. Zihao Ye	Manager of a subsidiary	-	262
Ms. Xiulan Zhou	Manager of a subsidiary, Mr. Yumin Lin’s wife	14	-
Dongguan Huanhai Trading Co., Ltd.	Mr. Hongwei Ye, a shareholder of the Company and a manager of a subsidiary, is the controlling shareholder of Dongguan Huanhai Trading Co., Ltd.	21,644	49,676
Guangdong Yuexin Jiaotong Construction Co., Ltd.	Mr. Naiyong Luo, a manager of a subsidiary, is the controlling shareholder of Guangdong Yuexin Jiaotong Construction Co., Ltd.	14,420	12,639
Dongguan City Hualianguan Chemical Co., Ltd.	Mr. Hongwei Ye, a shareholder of the Company and a manager of a subsidiary, is the controlling shareholder of Dongguan City Hualianguan Chemical Co., Ltd.	14,808	56,920
Dongguan Humen Shuiyan Drinking Water Store	Ms. Shuiyan Li, a shareholder of the Company, is the controlling shareholder of Dongguan Humen Shuiyan Drinking Water Store	35,619	-
Mr. Yuwen Li	Vice President	321	-
		$87,168	$120,632

Cost of revenues from related parties during the nine months ended September 30, 2023 and 2022 is as follows:

		Nine months ended September 30,
		2023	2022
Dongguan Baxi Food Distribution Co., Ltd.	Significantly influenced by the Company	$83,891	$27,916
Dongguan Dalingshan Xinwenhua Drinking Water Store	Significantly influenced by the Company	27,658	78,474
Dongguan Pengqin Drinking Water Co., Ltd.	Significantly influenced by the Company	24,481	63,429
Dongguan Dengqinghu Drinking Water Store	Significantly influenced by the Company	2,934	2,043
Dongguan Tailai Trading Co., Ltd.	Significantly influenced by the Company	76,224	60,614
Dongguan Anxiang Technology Co., Ltd.	Significantly influenced by the Company	63,754	95,045
Guangdong Jiaduonuo Shengshi Trading Co., Ltd.	Significantly influenced by the Company	112,233	112,598
Dongguan Dalingshan Runxin Drinking Water Store	Significantly influenced by the Company	12,386	26,174
Dongguan City Yijia Trading Co., Ltd.	Mr. Yongming Li, a shareholder of the Company, is the controlling shareholder of Dongguan City Yijia Trading Co., Ltd.	89,535	297,370
		$493,096	$763,663

Purchases from related parties during the nine months ended September 30, 2023 and 2022 are as follows:

		Nine months ended September 30,
		2023	2022
Dongguan Baxi Food Distribution Co., Ltd.	Significantly influenced by the Company	$85,268	$31,360
Dongguan Dalingshan Xinwenhua Drinking Water Store	Significantly influenced by the Company	28,869	90,930
Dongguan Pengqin Drinking Water Co., Ltd.	Significantly influenced by the Company	26,317	66,659
Dongguan Dengqinghu Drinking Water Store	Significantly influenced by the Company	3,124	2,217
Dongguan Tailai Trading Co., Ltd.	Significantly influenced by the Company	77,746	59,449
Dongguan Anxiang Technology Co., Ltd.	Significantly influenced by the Company	63,654	96,341
Guangdong Jiaduonuo Shengshi Trading Co., Ltd.	Significantly influenced by the Company	112,306	117,062
Dongguan Dalingshan Runxin Drinking Water Store	Significantly influenced by the Company	13,329	26,122
Dongguan City Yijia Trading Co., Ltd.	Mr. Yongming Li, a shareholder of the Company, is the controlling shareholder of Dongguan City Yijia Trading Co., Ltd.	87,351	279,247
		$497,964	$769,387

Due to related parties mainly consists of borrowings for working capital purpose, the balances are unsecured, non-interest bearing and due on demand.

Mr. Yuwen Li, the Vice President of the Company, authorized the Company to use trademarks that were owned by him for ten years from October 5, 2019 to October 4, 2029 at no cost.

Also see Note 2, 3, 4, 9 and 10 for more transactions with related parties.

F-30

NOTE 8 - INCOME TAXES

United States of America

The Company is registered in the State of Nevada and is subject to United States of America tax law. The U.S. federal income tax rate is 21%.

Seychelles

Under the current laws of the Seychelles, DIGLS and JJGS are registered as an international business company governed by the International Business Companies Act of Seychelles and there is no income tax charged in Seychelles.

Hong Kong

From year of assessment of 2018/2019 onwards, Hong Kong profit tax rates are 8.25% on assessable profits up to HK$2,000,000 (approximately $255,112), and 16.5% on any part of assessable profits over HK$2,000,000. For the nine months ended September 30, 2023 and 2022, the Company did not have any assessable profits arising in or derived from Hong Kong, therefore no provision for Hong Kong profits tax was made in the periods reported.

The PRC

The Company’s subsidiaries are incorporated in the PRC, and are subject to the PRC Enterprise Income Tax Laws (“EIT Laws”) with the statutory income tax rate of 25% with the following exceptions.

On April 2, 2021, the State Taxation Administration issued the notice of the Ministry of Finance and the State Administration of Taxation (“MOF and SAT”) [2021] No.12 to provide an enterprise income tax rate of 2.5% on small-scale and low-profit enterprises whose annual taxable income is less than RMB1,000,000, approximately $142,209, from January 1, 2021 to December 31, 2022. MOF and SAT [2022] No.13 also provides an enterprise income tax rate of 5% on small-scale and low-profit enterprises whose annual taxable income is more than RMB1,000,000, approximately $144,482, but less than RMB3,000,000, approximately $433,445, from January 1, 2022 to December 31, 2024. The qualifications of small-scale and low-profit enterprises were examined annually by the Tax Bureau. All of the Company’s PRC subsidiaries met the criteria of small-scale and low-profit enterprises, except for Xixingdao, FVT Supply Chain and FLTT.

The components of the income tax provision are as follows:

	Nine months ended September 30,
	2023	2022
Current:
– United States of America	$31,761	$105,074
– Seychelles	-	-
– Hong Kong	-	-
– The PRC	62,835	107,200

Deferred
– United States of America	-	-
– Seychelles	-	-
– Hong Kong	-	-
– The PRC	-	-

Total	$94,596	$212,274

The effective tax rate was -5.7% and 10.2% for the nine months ended September 30, 2023 and 2022, respectively.

F-31

NOTE 9 - OPERATING LEASES

As of September 30, 2023, the Company has twenty-one separate operating lease agreements for three office spaces, one warehouse and seventeen stores in PRC with remaining lease terms of from 1 month to 43 months.

Two of the leases described above were entered with related parties. The operating lease entered with Ms. Qingmei Lin, a related party, is for the premises in Dongguan City, PRC. The agreement covers the period from January 1, 2019 to April 30, 2027 with the monthly rent expense of RMB10,000 (approximately $1,424). The operating lease agreement entered with Mr. Hongwei Ye, another related party, is for the premises in Dongguan City, PRC. The agreement covers the period from September 27, 2020 to September 30, 2023 with the monthly rent expense of RMB960 (approximately $138). The lease term has been extended to September 30, 2026 with all other terms unchanged.

The components of lease expense and supplemental cash flow information related to leases for the nine months ended September 30, 2023 and 2022 are as follows:

Operating lease cost (included in general and administrative expenses in the Company’s unaudited condensed consolidated statements of operations)	Nine months ended September 30,
	2023	2022

Related parties	$14,046	$16,132
Non-related parties	97,288	109,050
Total	$111,334	$125,182

Other information for the nine months ended	September 30, 2023	September 30, 2022
Cash paid for amounts included in the measurement of lease obligations	$116,743	$110,768
Weighted average remaining lease term (in years)	2.61	3.31
Weighted average discount rate	3.23%	3.23%

Maturities of the Company’s lease obligations as of September 30, 2023 are as follows:

Year ending December 31,
2023 (remaining)	$27,008
2024	118,512
2025	105,405
2026	47,012
2027	5,498
Total lease payment	303,435
Less: Imputed interest	(14,976)
Operating lease obligations	$288,459

NOTE 10 – BANK AND OTHER BORROWINGS

In August 2020, the Company obtained a revolving credit line in the principal amount of RMB910,000 (approximately $139,000 when borrowed) from China Construction Bank, which bears interest at 4.10%. The credit line is guaranteed by Xiulan Zhou, a related party, and pledged with her property. The credit line was fully repaid on the maturity date of August 7, 2023.

In November 2021, the Company obtained a bank loan in the principal amount of RMB500,000 (approximately $79,000 when borrowed) from Shenzhen Qianhai Webank Co., Ltd. (“WeBank”), which bears interest at 3.6%. The maturity date is on December 11, 2021. On December 11, 2021, the Company and WeBank agreed to extend the maturity date of the loan to December 21, 2023 and increase the principal amount to RMB500,750 (approximately $79,000 when borrowed) reflecting the accrued interest. The loan is guaranteed by Yumin Lin and bears interest at 10.71%.

In May 2022, the Company obtained a revolving credit line in the principal amount of RMB1,000,000 (approximately $149,000 when borrowed) from China Construction Bank, which bears interest at 4.45%. The credit line is guaranteed by Xiulan Zhou, a related party. The credit line was fully repaid on the maturity date of May 26, 2023.

F-32

In May 2022, the Company obtained a loan in the principal amount of RMB161,000 (approximately $24,000 when borrowed) from Huaneng Guicheng Trust Co., Ltd. (“Huaneng Guicheng”), which bears interest at 11.34%. The loan is guaranteed by Yumin Lin. The maturity date is on May 21, 2024.

In May 2022, the Company obtained a bank loan in the principal amount of RMB69,000 (approximately $10,000 when borrowed) from WeBank, which bears interest at 11.34%. The loan is guaranteed by Yumin Lin. The maturity date is on May 21, 2024.

In July 2022, the Company obtained two loans in the principal amount of RMB99,000 (approximately $15,000 when borrowed) and RMB231,000 (approximately $34,000 when borrowed) from WeBank and Guangdong Nanyue Bank Co., Ltd. (“Nanyue Bank”), respectively, which bear interest at 14.4%. The loans are guaranteed by Kaihong Lin. The maturity date is on July 8, 2024.

In July 2022, the Company obtained two loans in the principal amount of RMB153,000 (approximately $23,000 when borrowed) and RMB357,000 (approximately $53,000 when borrowed) from WeBank and Nanyue Bank, respectively, which bear interest at 14.4%. The loans are guaranteed by Falan Zhou, a manager of subsidiaries. The maturity date is on July 13, 2024.

In July 2022, the Company obtained a loan in the principal amount of RMB380,000 (approximately $57,000 when borrowed) from Huaneng Guicheng, which bears interest at 12.6%. The loan is guaranteed by Yumin Lin. The maturity date is on July 21, 2024.

In February 2023, the Company obtained a revolving credit line in the principal amount of RMB465,000 (approximately $68,000 when borrowed) from China Construction Bank, which bears interest at 4.00%. The loan is guaranteed by Shuqin Chen, a related party. The maturity date is on February 11, 2024.

In April 2023, the Company obtained two bank loans in the principal amount of RMB224,000 (approximately $31,000 when borrowed) and RMB96,000 (approximately $13,000 when borrowed) from Bank of Ningbo and WeBank, respectively, which bear interest at 12.24%. The loans are guaranteed by Falan Zhou, a manager of subsidiaries. The maturity date is on April 7, 2025.

In April 2023, the Company obtained a mortgage loan in the principal amount of RMB195,415 (approximately $27,000 when borrowed) from WeBank, which bears interest at 6.54%. The loan is pledged with a vehicle of the Company. The maturity date is on April 10, 2028.

In May 2023, the Company obtained a revolving credit line in the principal amount of RMB1,050,000 (approximately $146,000 when borrowed), with Yumin Lin as a co-borrower, from China Construction Bank, which bears interest at 4.20%. The maturity date is on May 26, 2024.

In July 2023, the Company obtained two bank loans in the principal amount of RMB57,000 (approximately $8,000 when borrowed) and RMB133,000 (approximately $18,000 when borrowed) from WeBank and Nanyue Bank, respectively, which bear interest at 10.44%. The loans are guaranteed by Falan Zhou, a manager of subsidiaries. The maturity date is on July 13, 2025.

In July 2023, the Company obtained a revolving credit line in the principal amount of RMB1,040,000 (approximately $143,000 when borrowed) from China Construction Bank, which bears interest at 3.70%. The credit line is guaranteed by Xiulan Zhou, a related party, and pledged with her property. The maturity date is on July 17, 2026.

In July 2023, the Company obtained a revolving credit line in the principal amount of RMB817,000 (approximately $114,000 when borrowed), with Yumin Lin as a co-borrower from China Construction Bank, which bears interest at 3.85%. The maturity date is on July 22, 2024.

The balance of the loans borrowed as of September 30, 2023 and December 31, 2022 were as follows:

	September 30, 2023	December 31, 2022
Loans from a trust in PRC	$29,139	$60,049
China Construction Bank	463,471	276,447
WeBank	70,508	77,220
Guangdong Nanyue Bank	51,954	67,375
Bank of Ningbo	24,373	-
Aggregate outstanding principal balances	639,445	481,091
Less: current portion	451,119	422,653
Non-current portion	$188,326	$58,438

The total interest expense was $28,546 and $21,077 for the nine months ended September 30, 2023 and 2022, respectively.

Future minimum loan payments as of September 30, 2023 are as follows:

Year ending December 31,
2023 (remaining)	$44,254
2024	418,306
2025	21,406
2026	148,317
2027	5,372
Thereafter	1,790
Total	$639,445

F-33

1,500,000 Shares of Common Stock

PROSPECTUS

Joseph Stone Capital, LLC

Dated                 , 2023

ALTERNATE PAGES FOR RESALE PROSPECTUS

The information in this prospectus is not complete and may be changed. The selling stockholders named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated November 21, 2023

Fortune Valley Treasures, Inc.

2,250,000 Shares of Common Stock

This prospectus relates to 2,250,000 shares of common stock, par value $0.001 per share, of Fortune Valley Treasures, Inc. that may be sold from time to time by the selling stockholders named in this prospectus. By separate prospectus (the “Public Offering Prospectus”), we have registered an aggregate of 1,500,000 shares of common stock, which we are offering for sale to the public through our underwriters, excluding any shares issuable upon the underwriters’ over-allotment option. We have applied to list our common stock on the Nasdaq Capital Market under the symbol “FVTI.” If our application is not approved by Nasdaq and if we do not consummate the offering in the Public Offering Prospectus, we will not continue this offering.

The selling stockholders may offer and sell the common stock being offered by this prospectus (the “Resale Prospectus”) from time to time in public or private transactions, or both. Sales will occur at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices. The selling stockholders may sell shares to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholders, the purchasers of the shares, or both. Any participating broker-dealers and any selling stockholders who are affiliates of broker-dealers may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, and any commissions or discounts given to any such broker-dealer or affiliates of a broker-dealer may be regarded as underwriting commissions or discounts under the Securities Act of 1933, as amended. See “Plan of Distribution” for a more complete description of the ways in which the shares may be sold.

We will not receive any proceeds from the sale of the shares by the selling stockholders. We will bear all expenses of registration incurred in connection with this offering, but all selling and other expenses incurred by the selling stockholders will be borne by the selling stockholders.

An investment in our common stock may be considered speculative and involves a high degree of risk, including the risk of a substantial loss of your investment. See “Risk Factors” beginning on page 13 of the Public Offering Prospectus to read about the risks you should consider before buying shares of our common stock. An investment in our common stock is not suitable for all investors. Sales of the securities being registered in this prospectus and the Public Offering Prospectus may result in two offerings taking place concurrently which might affect price, demand, and liquidity of our common stock.

You should rely only on the information contained in this prospectus and any prospectus supplement or amendment. We have not authorized anyone to provide you with different information. This prospectus may only be used where it is legal to sell these securities. The information in this prospectus is only accurate on the date of this prospectus, regardless of the time of any sale of securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is         , 2023

EXPLANATORY NOTE

Concurrent with this offering, the Company is registering 1,500,000 shares of common stock in connection with a public offering through the underwriters (excluding shares of common stock which may be sold upon exercise of the underwriters’ over-allotment option). The consummation of this offering by the selling stockholders is contingent upon approval of our shares being listed on the Nasdaq Capital Market and the consummation of our public offering through the underwriters. Sales by stockholders that purchased securities from the underwritten public offering may reduce the price of our common stock, demand for our shares and, as a result, the liquidity of your investment.

THE OFFERING

Securities Offered	2,250,000 shares of common stock

Selling Stockholders	The selling stockholders may, from time to time, sell any or all of their Resale Securities on any stock exchange, market or trading facility on which the shares are traded or in private transactions.

Use of Proceeds	We will not receive any proceeds from the sales of the Resale Securities by the selling stockholders.

Risk Factors	Investing our securities involves a high degree of risk. (See “Risk Factors.”)

Stock Exchange Symbol	We have applied to list our common stock on the Nasdaq Capital Market under the proposed symbol “FVTI.” No assurance can be given that our application will be approved. If it is not approved, this offering will not proceed.

USE OF PROCEEDS

We are registering the shares of common stock for the benefit of the selling stockholders. We are not selling any securities under this prospectus and we will not receive any of the proceeds from the sale or other disposition by the selling stockholders or their transferees of the shares of common stock covered hereby.

We will pay all costs, expenses and fees relating to registering the shares of our common stock referenced in this prospectus. The selling stockholders will pay any underwriting discounts and commissions and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of the shares.

See “Selling Stockholders” and “Plan of Distribution” described below.

SELLING STOCKHOLDERS

This prospectus relates to the resale from time to time by the selling stockholders identified herein of up to an aggregate of 2,250,000 shares of our common stock (the “Resale Securities”).

The transaction by which the selling stockholders acquired their securities from us was exempt from the registration provisions of the Securities Act.

The Resale Securities referred to above are being registered to permit public sales of the Resale Securities and the selling stockholders may offer the shares for resale from time to time pursuant to this prospectus. The selling stockholders may also sell, transfer, or otherwise dispose of all or a portion of their shares in transactions exempt from the registration requirements of the Securities Act or pursuant to another effective registration statement covering those shares.

The table below sets forth certain information regarding the selling stockholders and the Resale Securities offered in this prospectus. There are no agreements between the Company and any selling stockholder pursuant to which the shares subject to this registration statement were issued. None of the selling stockholders has ever been an executive officer or director of the Company. The selling stockholders have had no material relationship with us within the past three years  other than as described in the footnotes to the table below or as a result of their acquisition of our shares or other securities.

Beneficial ownership is determined in accordance with the rules of the SEC. The selling stockholders’ percentage of ownership of our outstanding shares in the table below is based upon 17,155,038 shares of common stock issued and outstanding, which includes 1,500,000 shares of common stock sold in our public offering pursuant to the Public Offering Prospectus, as of the date of this prospectus.

Name of Selling Stockholder	Shares of Common Stock Beneficially Owned Before this Offering (1)	Percentage of Common Stock Beneficially Owned Before this Offering	Shares of Common Stock Offered in this Offering	Shares of Common Stock Beneficially Owned After this Offering (2)	Percentage of Common Stock Beneficially Owned After this Offering (2)
Wealth Street Group Co., Ltd (3)	750,000	4.37%	750,000	0	0%
Prospa Group Co., Ltd (4)	750,000	4.37%	750,000	0	0%
Bluestone Group Co., Ltd (5)	750,000	4.37%	750,000	0	0%

(1)	Under applicable SEC rules, a person is deemed to beneficially own securities which the person has the right to acquire within 60 days through the exercise of any option or warrant or through the conversion of a convertible security. Also under applicable SEC rules, a person is deemed to be the “beneficial owner” of a security with regard to which the person directly or indirectly, has or shares (a) voting power, which includes the power to vote or direct the voting of the security, or (b) investment power, which includes the power to dispose, or direct the disposition, of the security, in each case, irrespective of the person’s economic interest in the security. To our knowledge, each person named in the table has sole voting and investment power with respect to the shares of common stock shown as beneficially owned by such selling stockholders .
(2)	Represents the number of shares that will be held by the selling stockholder after completion of this offering based on the assumptions that (a) all Resale Securities registered for sale by the registration statement of which this prospectus is part will be sold and (b) no other shares of our common stock are acquired or sold by the selling stockholders prior to completion of this offering. However, the selling stockholders may sell all, some, or none of the Resale Securities offered pursuant to this prospectus and may sell other shares of our common stock that they may own, if any, pursuant to another registration statement under the Securities Act or sell some or all of their shares pursuant to an exemption from the registration provisions of the Securities Act.
(3)	The beneficial owner of the shares of common stock held by Wealth Street Group Co., Ltd is Qiue Cheng. Qiue Cheng is the adult daughter of Minghua Cheng, a former director and a major shareholder. Qiue Cheng is not a member of Minghua Cheng’s household.
(4)	The beneficial owner of the shares of common stock held by Prospa Group Co., Ltd is Xuejun Cheng. Xuejun Cheng is an adult son of Minghua Cheng, a former director and a major shareholder. Xuejun Cheng is not a member of Minghua Cheng’s household.
(5)	The beneficial owner of the shares of common stock held by Bluestone Group Co., Ltd is Yijun Cheng. Yijun Cheng is an adult son of Minghua Cheng, a former director and a major shareholder. Yijun Cheng is not a member of Minghua Cheng’s household.

PLAN OF DISTRIBUTION

The selling stockholders may, from time to time, sell any or all of their Resale Securities on any stock exchange, market, or trading facility on which the shares are traded or in private transactions. If the Resale Securities are sold through underwriters, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The sale of the Resale Securities pursuant to this offering is contingent upon the approval of our shares being listed on the Nasdaq Capital Market and the consummation of our public offering. Once our shares are listed on the Nasdaq Capital Market, the Resale Securities may be sold at prevailing market prices or privately negotiated prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

●	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The selling stockholders may also engage in short sales against the box, puts and calls, and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the Resale Securities by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions, and similar selling expenses, if any, attributable to the sale of the Resale Securities will be borne by a selling stockholder. The selling stockholders may agree to indemnify any agent, dealer, or broker-dealer that participates in transactions involving sales of the Resale Securities if liabilities are imposed on that person under the Securities Act.

In connection with the sale of the Resale Securities, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of our common stock in the course of hedging in positions they assume. The selling stockholders may also sell Resale Securities short and deliver shares of our common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge the Resale Securities to broker-dealers that in turn may sell such shares.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the Resale Securities owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Resale Securities from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee, or other successors in interest as selling stockholders under this prospectus.

The selling stockholders may also transfer the Resale Securities in other circumstances, in which case the transferees, pledgees, or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the Resale Securities from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgees, transferees, or other successors in interest as selling stockholders under this prospectus. The selling stockholders may also transfer and donate the Resale Securities in other circumstances in which case the transferees, donees, pledgees, or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealers or agents that are involved in selling the Resale Securities may be deemed to be an “Underwriter” within the meaning of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, such broker-dealers or agents and any profit realized on the Resale Securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the Resale Securities is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of Resale Securities being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions, and other terms constituting compensation from the selling stockholders and any discounts, commissions, or concessions allowed or re-allowed or paid to broker-dealers. Under the securities laws of some states, the Resale Securities may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the Resale Securities may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. There can be no assurance that the selling stockholders will sell any or all of the Resale Securities registered pursuant to the registration statement of which this prospectus forms a part.

The selling stockholders have informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute the Resale Securities.

We are required to pay all fees and expenses incident to the registration of the Resale Securities. Except as provided for indemnification of the selling stockholders, we are not obligated to pay any of the expenses of any attorney or other advisor engaged by a selling stockholders.

If we are notified by the selling stockholders that any material arrangement has been entered into with a broker-dealer for the sale of the Resale Securities, we will file a post-effective amendment to the registration statement. If the selling stockholders use this prospectus for any sale of the Resale Securities, they will be subject to the prospectus delivery requirements of the Securities Act.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of the Resale Securities and activities of the selling stockholders, which may limit the timing of purchases and sales of any of the Resale Securities by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the Resale Securities to engage in passive market-making activities with respect to the Resale Securities. Passive market making involves transactions in which a market maker acts as both our underwriter and as a purchaser of our common stock in the secondary market. All of the foregoing may affect the marketability of the Resale Securities and the ability of any person or entity to engage in market-making activities with respect to the Resale Securities.

Once sold under the registration statement of which this prospectus forms a part, the Resale Securities will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

Certain legal matters with respect to the validity of the securities being offered by this prospectus will be passed upon by Kaufman & Canoles, P.C., Richmond, Virginia.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than underwriting commissions and the underwriter’s unaccountable expense allowance, to be paid in connection with the sale of the shares of common stock being registered, all of which we will pay. All amounts, other than the SEC registration fee, and the FINRA filing fee are estimates.

SEC registration fee	$2,386
Printing/EDGAR expenses	$4,995
FINRA filing fee	$4,250
Legal fees and expenses	$387,115
Accounting fees and expenses	$310,000
Transfer agent and warrant agent fees	$2,000
Miscellaneous	$145,000
Total	$855,746

Item 14. Indemnification of Directors and Officers

Nevada Law

Section 78.7502 of the Nevada Revised Statutes provides that a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he is not liable under Section 78.138 of the Nevada Revised Statutes for breach of his or her fiduciary duties to the corporation or he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 78.7502 further provides a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he is not liable under Section 78.138 of the Nevada Revised Statutes for breach of his or her fiduciary duties to the corporation or he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any non-derivative proceeding or any derivative proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense.

Further, Nevada law permits a Nevada corporation to purchase and maintain insurance or to make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him or her and liability and expenses incurred by him or her in his or her capacity as a director, officer, employee or agent, or arising out of his or her status as such, whether or not the corporation has the authority to indemnify him or her against such liability and expenses.

Charter Provisions

Pursuant to our Articles of Incorporation and Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interest, provided, however, that (i) we will not indemnify such person against expenses incurred in connection with an action if he is threatened but does not become a party unless the incurring of such expenses was authorized by the board of directors and (ii) we will not indemnify against any amount paid in settlement unless our board of directors has consented to such settlement.

An officer or director is not entitled to indemnification against costs or expenses incurred in connection with any action, commenced by such person against us or any person who is or was a director, officer, fiduciary, employee or agent of our company unless and to the extent that the officer or directors is successful on the merits in any such proceeding as to which such person is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or directors is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

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Item 15. Recent Sales of Unregistered Securities

On June 22, 2020, we, along with QHDX, entered into an equity interest transfer agreement with Xixingdao and its two former shareholders to acquire 90% of the equity of Xixingdao in exchange for 243,135 shares of our common stock (split-adjusted). The acquisition was closed on August 31, 2020 and Xixingdao became a 90% owned subsidiary of our Company. The shares were issued to the two former shareholders of Xixingdao on December 28, 2020.

In 2019, we incurred expenses in the U.S. in the amount of $205,004.67, consisting of audit and review fees of $28,307, legal and professional fees of $72,720.67 and other expenses of $103,977. In 2020, we incurred expenses of $198,799.04, including audit and review fees of $72,200, legal and professional fees of $114,758.16 and other expenses of $11,840.88. All of the above fees and expenses were paid on our behalf by our CEO, Mr. Yumin Lin, from his personal overseas bank account pursuant to a loan agreement we entered into with Mr. Lin on October 15, 2016. As of December 16, 2020, the aggregate principal amount due Mr. Lin from us was RMB5,203,596 (approximately $796,119.47). On December 16, 2020, we issued an aggregate of 24,272 shares of common stock (split-adjusted) to Mr. Lin in lieu of the full payment of the loan balance in cash.

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Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this Registration Statement.

Exhibit Number	Description
1.1	Form of Underwriting Agreement***
2.1	Share Exchange Agreement dated April 6, 2018 (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 20, 2018)
3.1	Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 as amended filed with the SEC on December 5, 2014)
3.2	Certificate of Change (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 21, 2021)
3.3	Bylaws (incorporated by reference to Exhibit 3.2 the Company’s Registration Statement on Form S-1 as amended filed with the SEC on December 5, 2014)
4.1	Form of Underwriter’s Warrant***
4.2	Description of Securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended***
5.1	Opinion of Kaufman & Canoles, P.C.**
5.2	Opinion of Grandall Law Firm***
5.3	Opinion of Angela Ho & Associates***
10.1	Employment Agreement, dated as of December 20, 2019, by and between Fortune Valley Treasures, Inc. and Kaihong Lin (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 20, 2019)
10.2	English translation of Agreement to Equity Interest Transfer Agreement, dated January 6, 2021, by and among DaXingHuaShang Investment (Hong Kong) Ltd, Valley Holdings Limited, Angel International Investment Holdings Limited and Fortune Valley Treasures, Inc.***
10.3	Form of Indemnification Escrow Agreement***
14.1	Code of Ethics (incorporated by reference to Exhibit 14.1 to the Company’s Annual Report on Form 10-K filed with the SEC on April 26, 2021)
21.1	List of Subsidiaries***
23.1	Consent of MaloneBailey, LLP*
23.3	Consent of Grandall Law Firm (included in the opinion filed as Exhibit 5.2)
23.4	Consent of Kaufman & Canoles, P.C. (included in the opinion filed as Exhibit 5.1)
23.5	Consent of Angela Ho & Associates (included in the opinion filed as Exhibit 5.3)
24.1	Power of Attorney (contained on signature page)

101.INS	XBRL Instance Document
101.SCH	XBRL Taxonomy Extension Schema Document
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	XBRL Extension Definition Linkbase Document
101.LAB	XBRL Taxonomy Extension Label Linkbase Document
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document
107	Filing Fee Exhibit*

* Filed herewith

** To be filed by Amendment to this Registration Statement

*** Previously filed

(b) Financial Statement Schedules

Item 17. Undertakings

The Registrant hereby undertakes:

(a) That, for purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this Registration Statement as of the time it was declared effective;

(b) That, for the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dongguan, China, on November 21, 2023.

FORTUNE VALLEY TREASURES, INC.

By:	/s/ Yumin Lin

Yumin Lin
Chief Executive Officer
(Principal Executive Officer)

POWERS OF ATTORNEY

Each of the undersigned officers and directors of Fortune Valley Treasures, Inc., a Nevada corporation, hereby constitutes and appoints Yumin Lin and Kaihong Lin and each of them, severally, as his or her attorney-in-fact and agent, with full power of substitution and resubstitution, in his or her name and on his or her behalf, to sign in any and all capacities this registration statement and any and all amendments (including post-effective amendments) and exhibits to this registration statement and any and all applications and other documents relating thereto, with the Securities and Exchange Commission, with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Yumin Lin	Chairman of the Board and	November 21, 2023
Yumin Lin	Chief Executive Officer (Principal Executive Officer)

/s/ Kaihong Lin*	Chief Financial Officer and Director	November 21, 2023
Kaihong Lin	(Principal Financial and Accounting Officer)

/s/ Bin Li*	Director	November 21, 2023
Bin Li

/s/ Jianwei Lin*	Director	November 21, 2023
Jianwei Lin

/s/ Anthony S. Chan*	Director	November 21, 2023
Anthony S. Chan

/s/ Chaoping Chen*	Director	November 21, 2023
Chaoping Chen

/s/ Ramesh Ruben Louis*	Director	November 21, 2023
Ramesh Ruben Louis

*By:	/s/ Yumin Lin
Yumin Lin,
Attorney-in-Fact

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